UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

TIMBER PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
(Name(s) of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☒	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED SEPTEMBER 1, 2023

TIMBER PHARMACEUTICALS, INC.

3 Mountainview Road, Suite 100,

Warren, NJ 07059

[●], 2023

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Timber Pharmaceuticals, Inc. (“Timber”), which will be held virtually via the Internet at https://viewproxy.com/tmbrsm/2023/ on October 16, 2023, beginning at 12:00 p.m., Eastern Time (the “Special Meeting”).

At the Special Meeting, you will be asked to consider and vote upon the adoption of the Agreement and Plan of Merger, dated August 20, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Timber, LEO US Holding, Inc., LEO Spiny Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent and LEO Pharma A/S, a Danish Aktieselskab, which provides for the merger of Merger Sub with and into Timber, with Timber surviving as a wholly-owned subsidiary of Parent (the “Merger”). If the Merger is completed, you will be entitled to receive for each outstanding share of Timber common stock (the “Shares”) that you own (i) an upfront payment in cash equal to (A) $14 million less the payments for certain outstanding Company Warrants (as defined below) that contain a Black Scholes cash payout value in connection with the Merger plus the aggregate exercise price of all the In-the-Money Company Stock Options (as defined below) divided by (B) the aggregate number of Shares, In-the-Money Company Stock Options and Company RSUs (as defined in the Merger Agreement) issued and outstanding immediately prior to the Effective Time, net of applicable tax withholding, without interest, and (ii) one contingent value right, pursuant to the Contingent Value Rights Agreement described herein. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

After careful consideration, Timber’s board of directors, (i) determined that the terms and provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of Timber and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and (iii) resolved to recommend the adoption of the Merger Agreement by the stockholders of Timber. Accordingly, the board of directors recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.

The proxy statement attached to this letter provides you with information about the proposed Merger and the Special Meeting. I encourage you to read the entire proxy statement carefully. You may also obtain additional information about Timber from documents filed with the U.S. Securities and Exchange Commission (the “SEC”), including Timber’s financial statements for the year ended December 31, 2022, and the quarters ended March 31, 2023 and June 30, 2023. See “Incorporation by Reference” beginning on page 74 of this proxy statement.

Only stockholders of record at the close of business on September 7, 2023, the record date for determining the stockholders entitled to notice of and to vote at the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

Your vote is very important. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the shares of outstanding stock of Timber entitled to vote thereon. Failing to vote on the Merger Agreement or to instruct your broker or other nominee on how to vote, will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

Whether or not you are able to attend the Special Meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible, or follow the instructions provided for submitting a proxy by telephone or the Internet. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or other nominee. These actions will not limit your right to vote in person if you wish to attend the Special Meeting and vote in person.

Thank you for your cooperation and your continued support of Timber.

Sincerely,

/s/ John Koconis
John Koconis, Chief Executive Officer and Chairman of the Board

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated [●], 2023 and is first being mailed to stockholders on or about [●], 2023.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED SEPTEMBER 1, 2023

TIMBER PHARMACEUTICALS, INC.

3 Mountainview Road, Suite 100,

Warren, NJ 07059

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 16, 2023

To the Stockholders of Timber Pharmaceuticals, Inc.:

A Special Meeting of stockholders of Timber Pharmaceuticals, Inc., a Delaware corporation, held virtually via the Internet at https://viewproxy.com/tmbrsm/2023/ on October 16, 2023, beginning at 12:00 p.m., Eastern Time, for the following purposes:

(1) to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of August 20, 2023, by and among Timber, LEO US Holding, Inc. (“Parent”), LEO Spiny Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Parent (“Merger Sub”) and LEO Pharma A/S, a Danish Aktieselskab (“Guarantor” or “LEO”), as it may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”);

(2) to consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to Timber’s named executive officers in connection with, or following the consummation of, the Merger (the “Compensation Proposal”); and

(3) to consider and vote on a proposal to adjourn the Special Meeting, if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting or any adjournment or postponement thereof (the “Adjournment Proposal”).

Accordingly, Timber’s board of directors (the “Board”) recommends a vote “FOR” the proposal to adopt the Merger Agreement and “FOR” each of the other proposals to be voted on at the Special Meeting.

Only stockholders of record of our common stock as of the close of business on September 7, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting and any adjournment of the Special Meeting. If you hold shares through a broker or other nominee, you must follow the procedures provided by your broker or other nominee in order to vote your shares at the Special Meeting.

Your vote is important, regardless of the number of shares of our common stock you own. The Merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of the holders of a majority of the outstanding shares of stock of Timber entitled to vote thereon.

The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote thereon and the approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes properly cast on such proposal, in each case, assuming a quorum is present.

Failing to vote your shares, or to instruct your broker or other nominee on how to vote, will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement, but will have no effect on the outcome of any vote on the Compensation Proposal or the Adjournment Proposal, assuming a quorum is present.

Even if you plan to attend the meeting in person, we request that you complete, sign, date and return the enclosed proxy, or follow the instructions provided for submitting a proxy by telephone or the Internet, and thus ensure that your shares will be represented at the meeting if you are unable to attend. If you are a stockholder of record and attend the meeting and wish to vote in person, you may revoke your proxy and vote in person. If you hold shares through a broker or other nominee, you should follow the procedures provided by your broker or other nominee.

If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the adoption of the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

You may submit a proxy for your shares electronically on the Internet, by telephone or by signing, dating and returning the enclosed proxy card. If your shares are held of record by a broker or other nominee, and you wish to vote at the Special Meeting, you must follow the procedures provided by that record holder.

If you have any questions or need assistance submitting your proxy to vote your shares of our common stock, please contact Alliance Advisors LLC, our proxy solicitor, by calling toll-free at 833-501-4821.

By Order of the Board of Directors

/s/ John Koconis
John Koconis, Chief Executive Officer and Chairman of the Board

Warren, New Jersey

[●], 2023

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR SUBMIT YOUR PROXY PROMPTLY VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS. GIVING YOUR PROXY NOW WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER OR OTHER NOMINEE, YOU MUST FOLLOW THE PROCEDURES PROVIDED BY THAT RECORD HOLDER.

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SUMMARY

This summary highlights selected information from this proxy statement. It does not contain all of the information that is important to you. Accordingly, we urge you to read carefully this entire proxy statement and the annexes attached to this proxy statement.

The Parties to the Merger

Timber

Timber Pharmaceuticals, Inc.

3 Mountainview Road, Suite 100,

Warren, NJ 07059

Timber Pharmaceuticals, Inc. (Timber Pharmaceuticals, Inc. and its consolidated subsidiaries are referred to herein as “Timber,” “we,” “us,” and “our,” unless the context indicates otherwise), a Delaware corporation, is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. Timber’s investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. Timber is focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (“CI”), including X-linked recessive CI and autosomal recessive CI and other sclerotic skin diseases. Our lead late-stage program is TMB-001. TMB-003 is our earliest stage program. Our common stock is listed on the NYSE American, LLC (“NYSE American”) under the symbol “TMBR.”

Parent

LEO US Holding, Inc.

c/o LEO Pharma A/S

Industriparken 5

DK-2750 Ballerup

Denmark

Parent is a wholly-owned subsidiary of LEO Pharma A/S. The Parent’s purpose is to be the holding company for the LEO Pharma group’s business activities in the United States.

Merger Sub

LEO Spiny Merger Sub, Inc.

c/o LEO Pharma A/S

Industriparken 5

DK-2750 Ballerup

Denmark

Merger Sub is a wholly-owned subsidiary of Parent and has not engaged in any material business activities other than in connection with the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

Guarantor

LEO Pharma A/S

Industriparken 5

DK-2750 Ballerup

Denmark

LEO Pharma is a global company dedicated to advancing the standard of care for the benefit of people with skin conditions, their families and society. Founded in 1908 and majority owned by the LEO Foundation, LEO Pharma has devoted decades of research and development to advance the science of dermatology, and today, the company offers a wide range of therapies for all disease severities. LEO Pharma is headquartered in Denmark with a global team of 4,700 people, serving millions of patients across the world. In 2022, LEO Pharma generated net sales of DKK 10.6 billion.

The Merger

The Merger Agreement provides that Merger Sub will merge with and into Timber (the “Surviving Corporation”), and each share (a “Share”) of common stock (the “Common Stock”) of Timber, par value $0.001 per Share (other than Shares held by a person who is entitled to demand and properly demands appraisal for such Shares under Section 262 of the General Corporation Law of the State of Delaware (such Shares, the “Dissenting Shares”)), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) shall be automatically converted into the right to receive (i) an upfront payment in cash (the “Upfront Consideration”) equal to (A) $14 million less the payments for certain outstanding Company Warrants (as defined below) that contain a Black Scholes cash payout value (the “Black Scholes Value Payments”) in connection with the Merger plus the aggregate exercise price of all the In-the-Money Company Stock Options (as defined below) divided by (B) the aggregate number of Shares, In-the-Money Company Stock Options and Company RSUs issued and outstanding immediately prior to the Effective Time, net of applicable tax withholding, without interest, and (ii) one contingent value right (“CVR”), pursuant to the CVR Agreement described below (the CVR, together with the Upfront Consideration, the “Merger Consideration”), payable to the holder thereof upon surrender of such Shares in the manner provided in the Merger Agreement.

The amount of the Upfront Consideration will be impacted by the value of the Black Scholes Value Payments based on certain variables, including the VWAP and volatility of the Common Stock prior to closing of the Merger. For example, based on the $3.02 closing price of the Common Stock on the NYSE American on August 30, 2023, the calculation of the Black Scholes Value Payments owed pursuant to the Company Warrants would have been $5,455,927. Accordingly, the Upfront Consideration as of such date would be calculated as follows: $14 million (a) minus (i) $5,455,927 million plus (ii) $253,302 divided by (b) 3,451,830 Shares, In-the-Money Company Stock Options and Company RSUs outstanding as of August 30, 2023, or $2.55 per Share. For illustrative purposes only, set forth below is (x) an estimated range of Black Scholes Value Payments payable to the Company Warrant holders based on different trading variables contained in the formula for determining the Black Scholes Value Payments contained in the Company Warrants and (y) the Upfront Consideration per Share (rounded down to the nearest hundredth) to be received by the Timber stockholders (based on 3,451,830 Shares, In-the-Money Company Stock Options and Company RSUs outstanding as of August 30, 2023):

Timber Stock Price as of Black Scholes Value Payment Calculation*	Total Black Scholes Value Payment**	Net Initial Price Per Share for Common Stockholders and Equity Holders***
$4.13	$7.7 million	$1.90
$4.00	$7.4 million	$1.98
$3.50	$6.4 million	$2.27
$3.00	$5.4 million	$2.56
$2.50	$4.4 million	$2.84
$2.00	$3.5 million	$3.12
$1.90	$3.3 million	$3.18

*

The Black Scholes Value Payments for certain Company Warrants are calculated as of the day immediately following the public announcement of the Merger and for other Company Warrants are calculated as of the closing of the Merger. The amount of the Black Scholes Value Payments for certain Company Warrants that are calculated as of the day immediately following the public announcement of the Merger is $241,317.

**

The Black Scholes Value Payments will be derived via the Bloomberg Option Pricing function for each respective series of Company Warrants and will not be finalized until the closing of the Merger and this value is subject to increase or decrease based on certain variables, including the VWAP and volatility of the Common Stock prior to closing of the Merger.

***	There are 151,309 In-the-Money Company Stock Options as of August 30, 2023, with an aggregate exercise price of $253,302.

As a result of the Merger, we will cease to be a publicly traded company and will become a wholly-owned subsidiary of Parent.

The Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference herein in its entirety. Please read it carefully.

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting will be held virtually via the Internet at https://viewproxy.com/tmbrsm/2023/ on October 16, 2023, beginning at 12:00 p.m., Eastern Time. At the Special Meeting, you will consider and vote upon proposals to (i) adopt the Merger Agreement, (ii) approve the Compensation Proposal and (iii) approve the Adjournment Proposal.

Record Date; Stock Entitled to Vote; Quorum

If you owned Shares at the close of business on September 7, 2023, the record date for the Special Meeting (the “Record Date”), you are entitled to notice of and to vote at the Special Meeting. You have one vote for each Share that you own on the Record Date. As of the close of business on September 7, 2023, there were [●] Shares outstanding and entitled to be voted at the Special Meeting. The holders of a majority of the Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at the Special Meeting. Shares held in “street name” for which the applicable beneficial owner fails to submit voting instructions on each of the proposals will not be present at the Special Meeting for purposes of determining the existence of a quorum. Abstentions (as well as any shares held in “street name” for which broker non-votes occur because the beneficial owner of the shares submits voting instructions for at least one proposal to be considered at the Special Meeting, but fails to submit voting instructions for one or more other proposals to be considered at the Special Meeting) will be counted as present for purposes of determining the existence of a quorum.

Vote Required

For the proposal to vote to adopt the Merger Agreement, under Delaware law and as a condition to the completion of the Merger, the adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote thereon. Failing to vote or to instruct your broker or other nominee on how to vote will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

For each of the Compensation Proposal and the Adjournment Proposal, approval of such proposal requires the affirmative vote of the holders of a majority of the votes properly cast on such proposal, in each case, assuming a quorum is present. Failing to vote or to instruct your broker or other nominee on how to vote will have no effect on the outcome of the voting with respect to the Compensation Proposal or the Adjournment Proposal.

Voting

You may grant a proxy by completing and returning the enclosed proxy card. If you hold your Shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee. See “THE SPECIAL MEETING” beginning on page 18 of this proxy statement for additional information on the Special Meeting, including how to vote your Shares.

Submitting Proxies via the Internet or by Telephone

Stockholders of record and many stockholders who hold their Shares through a broker or bank will have the option to submit their proxies or voting instructions via the Internet or by telephone.

Revocability of Proxies

You may revoke your proxy at any time before it is voted. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

•	giving written notice of revocation to the Secretary of Timber;
•	submitting another properly completed proxy by telephone, the Internet or mail bearing a later date; or
•	attending the Special Meeting remotely and casting your vote in the manner set forth above.

Simply attending the Special Meeting will not constitute revocation of your proxy. If your shares are held in “street name” you should follow the instructions of your broker or nominee regarding revocation of proxies.

Intent of Directors and Executive Officers to Vote in Favor of the Merger.

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the Merger Proposal, Compensation Proposal and Adjournment Proposal. As of the Record Date, our directors and executive officers directly owned, in the aggregate, [●] Shares entitled to vote at the Special Meeting, or collectively approximately [●] % of the total voting power entitled to vote at the Special Meeting.

Recommendation of Our Board

After careful consideration, our Board has determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of, Timber and Timber’s stockholders. For a description of the factors considered by our Board in reaching its decision to adopt and approve the Merger Agreement and recommend its adoption, see “THE MERGER—Reasons for the Merger and Recommendation of Our Board” beginning on page 21 of this proxy statement. Accordingly, our Board has unanimously adopted and approved the Merger Agreement and unanimously recommends that you vote (i) “FOR” the adoption of the Merger Agreement (ii) “FOR” the approval of the Compensation Proposal and (iii) “FOR” the Adjournment Proposal (collectively, the “Board Recommendation”).

Opinion of Financial Advisor

In connection with the Merger, Ladenburg Thalmann & Co. Inc. (“Ladenburg”) delivered to the Board a written opinion, dated August 20, 2023, as to the fairness, from a financial point of view and as of the date of the opinion, of the Upfront Consideration to be received by our stockholders. The full text of the written opinion, dated August 20, 2023, of Ladenburg, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. Ladenburg delivered its opinion to the Board for the benefit and use of our Board (in their capacity as such) in connection with and for purposes of their evaluation of the Merger Consideration from a financial point of view. Ladenburg’s opinion does not address any other aspect of the Merger or the underlying business decision of Timber to effect the Merger, and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Timber or in which Timber might engage. Ladenburg’s opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed Merger or any related matter.

See “THE MERGER—Opinion of Timber's Financial Advisor” beginning on page 23 of this proxy statement.

Conditions to the Merger

Our and Parent’s and Merger Sub’s obligations to effect the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•	our stockholders’ adoption of the Merger Agreement; and
•	the absence of any law by a governmental entity prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

In addition, the obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•	the truth and correctness, subject to certain materiality exceptions, of our representations and warranties in the Merger Agreement;
•	our performance of our obligations under the Merger Agreement that are required to be performed by us prior to the consummation of the Merger;
•	the absence of a Company “Material Adverse Effect” (as defined in “THE MERGER AGREEMENT—Representations and Warranties” beginning on page 44 of this proxy statement);
•

the delivery of the Warrant Amendments (which Warrant Amendments have been delivered), as described in “THE MERGER AGREEMENT—Conditions to the Merger” and “WARRANT AMENDMENTS” beginning on pages 52 and 60, respectively, of this proxy statement;

•	the delivery of evidence demonstrating that certain liens have been terminated as of or prior to the Effective Time;
•	the receipt of an officer’s certificate certifying as to the satisfaction of the five (5) conditions described immediately above; and
•

the receipt of a FIRPTA certificate certifying that the Timber is not a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code, together with proof that the IRS was notified of such certification in accordance with Treasury Regulation Section 1.897-2(h).

In addition, our obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•	the truth and correctness, subject to certain materiality exceptions, of the representations and warranties of Parent and Merger Sub in the Merger Agreement;
•	the performance by Parent and Merger Sub of their respective obligations under the Merger Agreement that are required to be performed by them prior to the consummation of the Merger; and
•	receipt of an officer’s certificate certifying as to the satisfaction of the two (2) conditions described immediately above.

See “THE MERGER AGREEMENT—Conditions to the Merger” beginning on page 52 of this proxy statement.

Payment Procedures

On the closing date, Parent will deposit with a paying agent sufficient funds to pay the aggregate Upfront Consideration to be paid by Parent at the closing of the Merger. Promptly after the Effective Time, Parent or the paying agent will send to each holder of record of Shares as of the Effective Time, a letter of transmittal and instructions for use in the exchange of such Shares for the Merger Consideration. Each holder will be entitled to receive the Merger Consideration specified in the Merger Agreement, upon surrender to the paying agent of the stock certificates representing such Shares together with a valid letter of transmittal or, in the case of book-entry shares, upon receipt by the paying agent of an “agent’s message” with respect to such shares.

As soon as reasonably practicable following the Effective Time, but in any event no later than thirty (30) days following the Effective Time, the Surviving Corporation shall pay (or cause to be paid) to each holder of Company Stock Awards and Company RSUs, such holder’s payment in accordance with the terms of the Merger Agreement.

See “THE MERGER AGREEMENT—Payment Procedures” beginning on page 42 of this proxy statement.

Financing

The consummation of the Merger is not subject to any financing condition. Guarantor is executing the Merger Agreement to guarantee the performance by Parent of its payment and performance obligations under of the Merger Agreement.

Termination

The Merger Agreement provides that such agreement may be terminated at any time prior to the Effective Time. The situations in which the agreement may be terminated include, but are not limited to, the following:

By the mutual written consent of us and Parent.

By either us or Parent upon written notice to the other party, if:

•

the Merger has not been consummated by 5:00 p.m. Eastern Time on November 15, 2023 (the “End Date”), provided that such right to terminate shall not be available to either party if that party’s breach of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger Agreement to be consummated on such date;

•

an order by a governmental entity of competent jurisdiction has been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided that such right to terminate shall not be available to either party if that party’s breach of the Merger Agreement has been the cause of, or resulted in, the failure of this condition; or

•	the required vote of our stockholders to adopt the Merger Agreement (the “Stockholder Approval”) is not obtained at the Special Meeting (including any adjournment thereof).

By Parent, if:

•	our Board changes, withholds, or withdraws the Board Recommendation (an “Adverse Recommendation Change”) prior to obtaining the Stockholder Approval;
•

we breach any representation, warranty, covenant or agreement in the Merger Agreement such that the conditions to the obligations of Parent and Merger Sub to effect the Merger described under “THE MERGER AGREEMENT—Conditions to the Merger” beginning on page 52 of this proxy statement, would not be satisfied by the End Date, and Parent has given us at least thirty (30) days written notice and the opportunity to cure such breach prior to the End Date;

•

we materially breach the non solicitation covenants of the Merger Agreement under the Merger Agreement described in “THE MERGER AGREEMENT— Non Solicitation Covenants” beginning on page 47 of this proxy statement; or

•

we fail to deliver the Warrant Amendments within twenty-one (21) days of signing the Merger Agreement (which Warrant Amendments have been delivered), as described under “THE MERGER AGREEMENT—Conditions to the Merger” beginning on page 52 of this proxy statement.

By us, if:

•

prior to the Stockholder Approval, our Board authorizes us to accept a Superior Proposal (as defined below) in connection with another Acquisition Proposal (as defined below) or recommends another Acquisition Proposal; or

•

Parent or Merger Sub breaches any representation, warranty, covenant or agreement in the Merger Agreement such that the conditions to our obligations to effect the Merger described under “Conditions to the Merger” above would not be satisfied by the End Date, and we have given Parent at least 30 days written notice and the opportunity to cure such breach prior to the End Date.

See “THE MERGER AGREEMENT—Termination” beginning on page 53 of this proxy statement.

Termination Fee

We will be required to pay to Parent a termination fee of $420,000 (the “Termination Fee”) if the Merger Agreement is terminated:

•

by either Timber or Parent, in each case, if (i)(A) the Merger has not been consummated by the End Date, or (B) the Stockholder Approval is not obtained or (C) we breach any representation, warranty, covenant or agreement in the Merger Agreement such that the conditions to the obligations of Parent and Merger Sub to effect the Merger would not be satisfied by the End Date, and (ii)(A) an Acquisition Proposal shall have been made or publicly disclosed, (B) such Acquisition Proposal shall not have been withdrawn and (C) at any time within twelve (12) months after termination of the Merger Agreement we enter into an agreement to accept or consummate, an Acquisition Proposal;

•	by Parent because (i) the Board makes an Adverse Recommendation Change prior to obtaining the Stockholder Approval or (ii) we materially breach the non solicitation covenants in the Merger Agreement;
•

by either Parent or Timber because (i)(A) the Merger has not been consummated by the End Date, or (B) the Stockholder Approval is not obtained and (ii) at the time of such termination, Parent had the right to terminate the Merger Agreement because (A) the Board makes an Adverse Recommendation Change prior to obtaining the Stockholder Approval or (B) we materially breach the non solicitation covenants of the Merger Agreement; or

•	the Board accepts a Superior Proposal.

Additionally, if the Merger Agreement is terminated because the Stockholder Approval is not obtained, or if we breach any representation, warranty, covenant or agreement in the Merger Agreement such that the closing conditions would not be satisfied by the End Date, and the Termination Fee would not be payable, Timber will be required to pay all out of pocket expenses incurred by Parent, Merger Sub and each of Parent and Merger Sub’s affiliates, up to $420,000.

See “THE MERGER AGREEMENT—Termination Fee” beginning on page 53 of this proxy statement.

Non Solicitation Covenants

The Merger Agreement generally restricts our ability to solicit Acquisition Proposals from third parties, or to participate in discussions or negotiations with third parties regarding any Acquisition Proposals.

However, if we or any of our representatives receives an unsolicited Acquisition Proposal that our Board determines in good faith (after consultation with our financial advisor and outside legal counsel) either constitutes or would reasonably be expected to result in a Superior Proposal (as defined in “THE MERGER AGREEMENT—Non Solicitation Covenants—Superior Proposal” beginning on page 48 of this proxy statement), then we and our Board may, under certain conditions, furnish non-public information to, and participate in discussions or negotiations with, the party that made the Acquisition Proposal.

In addition, our Board generally is not permitted under the Merger Agreement to change its recommendation in favor of the adoption of the Merger Agreement. However, our Board is permitted to make an Adverse Recommendation Change (as defined in “THE MERGER AGREEMENT—Non Solicitation Covenants—Superior Proposal” beginning on page 48 of this proxy statement) in response to Intervening Events or to accept a Superior Proposal if, in either case, the Board (i) determines in good faith that the failure to do so would result in a breach of its fiduciary duties, (ii) has negotiated in good faith with Parent (to the extent Parent desires to do so) to make adjustments to the Merger Agreement so that the Board’s fiduciary duties no longer require it to make an Adverse Recommendation Change in response to the Intervening Event or so that the Acquisition Proposal no longer constitutes a Superior Proposal and (iii) after giving effect to such negotiations, the Board determines after consultation with its outside legal counsel, that failure to make an Adverse Recommendation Change in response to such Superior Proposal or Intervening Event, as applicable, would reasonably be expected to constitute a breach of the Board’s fiduciary duties.

See “THE MERGER AGREEMENT—Non Solicitation Covenants,” “THE MERGER AGREEMENT—Non Solicitation Covenants—Superior Proposal” and “THE MERGER AGREEMENT—Non Solicitation Covenants—Intervening Events” beginning on pages 47, 48 and 50, respectively, of this proxy statement.

Regulatory Matters

Except for the filing of a certificate of Merger with the Secretary of State of the State of Delaware on or before the effective date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

Material U.S. Federal Income Tax Consequences

The exchange of shares of our Common Stock for cash in the Merger will be a taxable transaction to U.S. Holders (as defined below in “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES”, beginning on page 37 of this proxy statement) for U.S. federal income tax purposes and may also be taxable under state, local and non-U.S. tax laws. Stockholders who are Non-U.S. Holders (as defined below in “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES”, beginning on page 37 of this proxy statement) will generally not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless such Non-U.S. Holder has certain connections to the United States. The amount of gain or loss recognized, and the timing and character of such gain or loss, depend in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is some uncertainty. You should consult your tax advisor to determine the tax consequences (including the application and effect of any U.S. federal, state, local and non-U.S. tax laws) to you in light of your particular circumstances. For further information about the material U.S. federal income tax consequences of the Merger, see “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this proxy statement.

Treatment of Company Stock Options, Value Appreciation Rights, Restricted Stock Units & Warrants

Company Stock Options

Immediately prior to the Effective Time, each stock option granted by Timber to purchase Shares and each value appreciation right (collectively, the “Company Stock Options”) that has a per share exercise price that is less than the Upfront Consideration (each, an “In-the-Money Company Stock Option”) shall fully vest and be canceled and automatically converted into the right to receive, for each Share underlying such In-the-Money Company Stock Option, without interest and net of applicable tax withholding, (i) an amount in cash from Parent or the Surviving Corporation equal to the excess of the Upfront Consideration over the per share exercise price of such In-the-Money Company Stock Option and (ii) one CVR.

Each Company Stock Option that has a per share exercise price that is equal to or more than the Upfront Consideration (each, an “Out-of-the-Money Company Stock Option”) shall be canceled and automatically converted into the right to receive, for each Share underlying such Out-of-the-Money Company Stock Option, without interest and net of applicable tax withholding, upon the occurrence of any Milestone Payment (as defined below), a cash payment, if any, equal to (i) the amount, if any, by which (A) the Upfront Consideration plus the applicable Milestone Payment plus any Milestone Payment that was previously paid in respect of such Share underlying such Out-of-the-Money Company Stock Option exceeds (B) the per share exercise price of such Out-of-the-Money Company Stock Option, minus (ii) the gross amount of Milestone Payments, if any, previously paid with respect to such Share underlying such Out-of-the-Money Company Stock Option.

Company RSUs

Immediately prior to the Effective Time, each restricted stock unit (each a “Company RSU” and collectively, the “Company RSUs”) that is outstanding, whether vested or unvested, shall fully vest (if not already vested) and, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and automatically converted into the right to receive, for each Share underlying such Company RSU, without interest and net of applicable tax withholding, (i) an amount in cash from Parent or the Surviving Corporation equal to the Upfront Consideration and (ii) one CVR.

Company Warrants

The Company Warrants (as defined below) that are issued and outstanding immediately prior to the Effective Time, have been amended (the “Warrant Amendments”), pursuant to the terms of the Merger Agreement, to provide the warrant holder with the right to elect either (i) to exercise the Company Warrant in exchange for Merger Consideration or (ii) to have Timber or Surviving Corporation purchase the Company Warrant for an amount in cash equal to the Black Scholes Value (as defined in the applicable Company Warrant agreement) and the holders of such amended Company Warrants will not have the right to continue to hold warrants in the Surviving Corporation.

See “THE MERGER AGREEMENT—Company RSUs,” “THE MERGER AGREEMENT—Company Warrants” and “WARRANT AMENDMENTS” beginning on pages 42, 43 and 60, respectively, of this proxy statement.

Contingent Value Rights Agreement

In connection with the Merger Agreement, prior to consummation of the Merger, Parent will enter into a contingent value rights agreement (the “CVR Agreement”) with a rights agent selected by Parent and reasonably acceptable to Timber, which will govern the terms of the CVR portion of the Merger Consideration to be received by Timber’s stockholders. The CVRs are not transferable except under certain limited circumstances and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub, Guarantor Timber or any of their affiliates.

The CVRs represent the right to receive the following contingent cash payments:

●

Up to $12 million, in the aggregate, if the U.S Food and Drug Administration approves a new drug application for the commercial marketing and sale of TMB-001 in the United States for the treatment of either (a) moderate-to-severe X-linked, or (b) moderate-to-severe lamellar (autosomal recessive congenital) ichthyosis subtypes, in each case in adults and pediatric patients 6 years of age and older, on or before October 1, 2025; and

●

$10 million, in the aggregate, upon the first achievement of Net Sales (as defined in the CVR Agreement) that is equal to or exceeds $100 million of TMB-001 in the United States in any four (4) consecutive calendar quarters by December 31, 2028 (as defined in the CVR Agreement).

The payments of the CVRs are subject to certain deductions relating to the repayment of up to $1.5 million, plus interest, of the Bridge Loan, as set forth in the CVR Agreement.

The right to the CVR Consideration is a contractual right pursuant to the CVR Agreement. A form of the CVR Agreement is attached as Exhibit A to the Merger Agreement, attached to this proxy statement as Annex A and is incorporated by reference herein in its entirety.

See “CONTINGENT VALUE RIGHTS AGREEMENT” beginning on page 56 of this proxy statement.

Interests of Certain Persons in the Merger

In considering the recommendation of our Board with respect to the Merger Agreement, holders of our Common Stock should be aware that our executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that our stockholders vote in favor of adopting the Merger Agreement.

See “THE MERGER—Interests of Certain Persons in the Merger” beginning on page 31 of this proxy statement.

Appraisal Rights

Under the General Corporation Law of the State of Delaware (the “DGCL”), the holders and beneficial owners of Dissenting Shares will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they fully comply with all of the applicable requirements of Section 262 of the DGCL (“Section 262”), which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any stockholder or beneficial owner intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary, before the vote on the adoption of the Merger Agreement is taken and must not vote or otherwise submit a proxy in favor of the adoption of the Merger Agreement. Failure to follow the procedures specified under the DGCL exactly will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. The discussion of appraisal rights contained in this proxy statement is not a full summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 that is attached as Annex C to this proxy statement and is incorporated by reference herein in its entirety. See “APPRAISAL RIGHTS” beginning on page 63 of this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed Merger and the Special Meeting. You should still carefully read this entire proxy statement, including each of the annexes. In this proxy statement, the terms “Timber,” “we,” “our,” “ours,” and “us” refer to Timber Pharmaceuticals, Inc. and its subsidiaries, the term “Parent” refers to LEO US Holding, Inc., the term “Merger Sub” refers to Leo Spiny Merger Sub, Inc., and the terms “Guarantor” and “LEO” refer to LEO Pharma, A/S.

The Special Meeting

Q.	Why am I receiving this proxy statement?

A.

On August 20, 2023, we entered into the Merger Agreement with Parent and Merger Sub, whereby Merger Sub will be merged with and into Timber, with Timber surviving the Merger as a wholly-owned subsidiary of Parent.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the proposal to vote to adopt the Merger Agreement and the other matters to be voted on at the Special Meeting.

Q.	When and where is the Special Meeting?

A.	The Special Meeting will be held virtually via the Internet at https://viewproxy.com/tmbrsm/2023/ on October 16, 2023, beginning at 12:00 p.m., Eastern Time.

Q.	Who is soliciting my proxy?

A.	This proxy is being solicited by our Board.

Q.	What matters will be voted on at the Special Meeting?

A.	You will be asked to vote on the following proposals:

•	to adopt the Merger Agreement;
•	to approve the Compensation Proposal; and
•	to approve the Adjournment Proposal.

Q.	Who is entitled to vote at the Special Meeting?

A.

Holders of record of our Common Stock as of the close of business on September 7, 2023, the Record Date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. On the Record Date, [●] Shares, held by approximately [●] holders of record, were outstanding and entitled to vote. You may vote all Shares you owned as of the Record Date. You are entitled to one vote per Share.

Q.	How is a quorum calculated?

A.	The holders of a majority of our outstanding Shares on September 7, 2023, the Record Date for the Special Meeting, shall constitute a quorum at the Special Meeting.

Q.	What is a broker non-vote?

A.

If a beneficial owner of Shares held in “street name” by a bank, broker or other nominee does not provide the organization that holds its shares with specific voting instructions, then, under applicable rules, the organization that holds its shares may generally vote on “routine” matters but cannot vote on “non- routine” matters. All of the proposals to be voted on at the Special Meeting are “non-routine” matters. If the organization that holds the beneficial owner’s Shares does not receive instructions from such beneficial owner on how to vote its Shares on any proposal to be voted on at the Special Meeting, that bank, broker or other nominee will not have authority to vote on any proposal at the Special Meeting with respect to such Shares, and, furthermore, such Shares will not be deemed to be in attendance at the meeting. However, if the bank, broker or other nominee receives instructions from such stockholder on how to vote its Shares as to at least one proposal but not all of the proposals, the Shares will be voted as instructed on the proposal as to which voting instructions have been given (and will count towards the presence of a quorum) but will not be voted on the other, uninstructed proposal(s). This is generally referred to as a “broker non-vote.”

Q.	How does our Board recommend that I vote on the proposals?

A.

Our Board recommends that you vote in favor of the proposal to adopt the Merger Agreement, approve the Compensation Proposal and approve the Adjournment Proposal. See “THE MERGER—Reasons for the Merger and Recommendation of Our Board” beginning on page 21 of this proxy statement.

Q.	What vote is required for Timber’s stockholders to adopt the Merger Agreement?

A.

In order to adopt the Merger Agreement, the agreement must be adopted by the affirmative vote of a majority of the outstanding Shares entitled to vote thereon. On the Record Date, there were [●] Shares outstanding and entitled to vote at the Special Meeting.

We currently expect that each of our directors and officers will vote all of his or her Shares in favor of each of the proposals to be presented at the Special Meeting. Our directors and executive officers own approximately [●]% of the outstanding Shares as of the Record Date.

Q.	What vote is required for Timber’s stockholders to approve the Compensation Proposal and the Adjournment Proposal?

A.

The approval of each of the Compensation Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the votes properly cast on such proposal, in each case, assuming a quorum is present.

Q.	What should I do now?

A.

After carefully reading and considering the information contained in this proxy statement, including the annexes hereto, please submit a proxy for your Shares by returning the enclosed proxy card. Alternatively, you may follow the instructions on the proxy card to submit your proxy by telephone or via the Internet. You may also attend the Special Meeting and vote in person. Please do NOT enclose or return your stock certificate(s) with your proxy. See “THE SPECIAL MEETING—Voting” beginning on page 19 of this proxy statement.

Q.	If my shares are held in “street name” by my broker, will my broker vote my Shares for me?

A.

Your broker will only be permitted to vote your Shares on the adoption of the Merger Agreement, the Compensation Proposal and the Adjournment Proposal if you instruct your broker how to vote.

You should follow the procedures provided by your broker regarding the voting of your Shares. If you do not instruct your broker to vote your Shares, your Shares will not be voted, and your Shares will not be counted as present for purposes of determining the presence or absence of a quorum at the Special Meeting.

Q.	How are votes for the proposal to adopt the Merger Agreement counted?

A.

For the proposal to approve the adoption of the Merger Agreement, under Delaware law and as a condition to the completion of the Merger, approval requires the affirmative vote of the holders of a majority of our outstanding Shares entitled to vote thereon. Accordingly, (i) an abstention from voting, (ii) a stockholder’s failure to submit a proxy card or to vote in person at the Special Meeting or (iii) a broker non-vote (or other failure of a beneficial owner to submit voting instructions on the proposal to adopt the Merger Agreement) will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement.

Q.	How are votes for the Compensation Proposal and the Adjournment Proposal counted?

A.

For each of the Compensation Proposal and the Adjournment Proposal, approval of such proposal requires the affirmative vote of the holders of a majority of the votes properly cast on such proposal, in each case, assuming a quorum is present. Accordingly, assuming a quorum is present, (i) an abstention from voting, (ii) a stockholder’s failure to submit a proxy card or to vote in person at the Special Meeting (iii) a broker non-vote (or other failure of a beneficial owner to submit voting instructions on the applicable proposal) will have no effect on the outcome of the voting with respect to the Compensation Proposal or the Adjournment Proposal.

Q.	What happens if I return my proxy card but I do not indicate how to vote?

A.	If you return a signed proxy card without indicating your vote, your Shares will be voted “FOR” the adoption of the Merger Agreement, the Compensation Proposal and the Adjournment Proposal.

Q.	When should I send in my proxy card?

A.

You should send in your proxy card as soon as possible so that your Shares will be voted at the Special Meeting. Alternatively, you may follow the instructions on the proxy card to submit your proxy by telephone or via the Internet.

Q.	What does it mean if I get more than one proxy or vote instruction card?

A.

If your Shares are registered differently and are in more than one account, you will receive more than one proxy or (if your Shares are held in “street name” by your broker or by another nominee) vote instruction card. Please complete and return all of the proxy and vote instruction cards you receive, or submit your proxy by telephone or the Internet, to ensure that all of your Shares are voted.

Q.	May I change my vote after I have mailed my signed proxy card or submitted my proxy by telephone or the Internet?

A.

Yes. You may revoke your proxy and change your vote at any time before your Shares are voted at the Special Meeting. You may do this in one of three ways. First, you may send a written, dated notice to Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary, stating that you would like to revoke your proxy. Second, you may complete, date and submit a new proxy card, or submit a later dated proxy by telephone or via the Internet. Third, you may attend the Special Meeting remotely and cast your vote in the manner set forth above. Your attendance alone will not revoke your proxy. If you hold your Shares in “street name” and have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions.

Q.	May I vote at the Special Meeting?

A.

Yes. You may attend the Special Meeting remotely and vote your Shares. If you hold Shares in “street name,” however, you must provide a legal proxy executed by your broker or other nominee in order to vote your Shares at the Special Meeting. To attend, vote and submit questions during the Special Meeting, visit https://viewproxy.com/tmbrsm/2023/ and enter the 16-digit control number included in your notice of internet availability of proxy materials or proxy card.

Q.	What happens if I sell my Shares before the Special Meeting?

A.

The Record Date of the Special Meeting is earlier than the Special Meeting and the date that the Merger is expected to be completed. If you transfer your Shares after the Record Date but before the Special Meeting, you will retain your right to vote at the Special Meeting, but you will have transferred the right to receive the Merger Consideration and waived your rights to appraisal under Section 262. In order to receive the Merger Consideration, you must hold your Shares through the completion of the Merger.

The Merger

Q.	What is the proposed transaction?

A.

The proposed transaction is the acquisition of Timber by Parent, pursuant to the Merger Agreement. At the Effective Time, Merger Sub will merge with and into Timber, and Timber will be the Surviving Corporation. When the Merger is completed, Timber will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Parent.

Q.	If the Merger is completed, what will I be entitled to receive for my Shares and when will I receive it?

A.

Upon completion of the Merger, you will be entitled to receive (i) an upfront payment in cash per Share equal to (A) $14 million less the Black Scholes Value Payments plus the aggregate exercise price of all the In-the-Money Company Stock Options divided by (B) the aggregate number of Shares, In-the-Money Company Stock Options and Company RSUs issued and outstanding immediately prior to the Effective Time, net of applicable tax withholding, without interest and (ii) one CVR, payable to the holder thereof upon surrender of such Shares in the manner provided in the Merger Agreement.

In connection with our prior financings, holders of those certain (i) Series A Warrant Agreements, dated June 2, 2020 (collectively, the “Series A Warrants”), (ii) Warrants, dated May 22, 2020 (collectively, the “Bridge Warrants”), (iii) Common Stock Purchase Warrants, dated November 5, 2021 (collectively, the “November Warrants”), (iv) Common Stock Purchase Warrants, dated August 8, 2022 (collectively, the “August Warrants”), (v) Series 1 Common Stock Purchase Warrants, dated October 3, 2022 (collectively, the “Series 1 Warrants”) and (vi) Series 2 Common Stock Purchase Warrants, dated October 3, 2022 (collectively, the “Series 2 Warrants” and together with the Series A Warrants, the Bridge Warrant, the August Warrants, the November Warrants, and the Series 1 Warrants, the “Company Warrants”) received protection in the event of a fundamental transaction in which the warrant holders will be entitled to receive the consideration in an amount equal to the Black Scholes Value Payments of each Company Warrant as calculated pursuant to the terms of such respective Company Warrant. The amount of the Upfront Consideration will be impacted by the value of the Black Scholes Value Payments based on certain variables, including the VWAP and volatility of the Common Stock prior to closing of the Merger. For example, based on the $3.02 closing price of the Common Stock on the NYSE American on August 30, 2023, the calculation of the Black Scholes Value Payments owed pursuant to the Company Warrants would have been $5,455,927. Accordingly, the Upfront Consideration as of such date would be calculated as follows: $14 million (a) minus (i) $5,455,927 million plus (ii) $253,302 divided by (b) 3,451,830 Shares, In-the Money Company Stock Options and Company RSUs outstanding as of August 30, 2023, or $2.55 per Share. For illustrative purposes only, set forth below is (x) an estimated range of Black Scholes Value Payments payable to the Company Warrant holders based on different trading variables contained in the formula for determining the Black Scholes Value Payments contained in the Company Warrants and (y) the Upfront Consideration per Share (rounded down to the nearest hundredth) to be received by the Timber stockholders (based on 3,451,830 Shares, In-the-Money Company Stock Options and Company RSUs outstanding as of August 30, 2023):

Timber Stock Price as of Black Scholes Value Payment Calculation*	Total Black Scholes Value Payment**	Net Initial Price Per Share for Common Stockholders and Equity Holders***
$4.13	$7.7 million	$1.90
$4.00	$7.4 million	$1.98
$3.50	$6.4 million	$2.27
$3.00	$5.4 million	$2.56
$2.50	$4.4 million	$2.84
$2.00	$3.5 million	$3.12
$1.90	$3.3 million	$3.18

*

The Black Scholes Value Payments for certain Company Warrants are calculated as of the day immediately following the public announcement of the Merger and for other Company Warrants are calculated as of the closing of the Merger. The amount of the Black Scholes Value Payments for certain Company Warrants that are calculated as of the day immediately following the public announcement of the Merger is $241,317.

**

The Black Scholes Value Payments will be derived via the Bloomberg Option Pricing function for each respective series of Company Warrants and will not be finalized until the closing of the Merger and this value is subject to increase or decrease based on certain variables, including the VWAP and volatility of the Common Stock prior to closing of the Merger.

***	There are 151,309 In-the-Money Company Stock Options as of August 30, 2023, with an aggregate exercise price of $253,302.

Promptly after the Effective Time, Parent will arrange for a customary letter of transmittal to be sent by the paying agent to each of our stockholders of record as of the Effective Time. The Upfront Consideration will be paid to each stockholder entitled to receive the Upfront Consideration once such stockholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation identified in the letter of transmittal to the paying agent. Each stockholder will receive detailed instructions on how to exchange such stockholder’s certificates in exchange for the Upfront Consideration if the Merger is approved. In connection with the CVRs, Parent shall pay, or cause to be paid, the Milestone Payment Amounts pursuant to the terms of the Merger Agreement and CVR Agreement. In connection with the Company Stock Options and Company RSUs, the Surviving Corporation will pay to each holder of a Company Stock Option and/or Company RSU, such holder’s Upfront Consideration by a payroll payment as soon as reasonably practicable following the Effective Time, but in any event no later than thirty (30) days following the Effective Time.

Q.	How does the per share price compare to the recent trading price of our Common Stock?

A.

The current estimated “net” initial purchase price per Share of $2.55 as of August 30, 2023, represents a premium of approximately 79.6% over our closing stock price of $1.42 on the NYSE American on August 18, 2023, the last full trading day prior to the date of the Merger Agreement. On August 30, 2023, the closing price of our Common Stock on the NYSE American was $3.02 per Share. The final “net” purchase price per Share will not be able to be determined until the closing of the Merger as the Black Scholes Value Payments will be derived via the Bloomberg Option Pricing function for each respective series of Company Warrants and will not be finalized until the closing of the Merger. Such value is subject to increase or decrease based on certain variables, including the trading price and volatility of the Common Stock prior to closing of the Merger.

Q.	Am I entitled to appraisal rights?

A.

If the Merger is adopted by our stockholders, stockholders and beneficial owners who do not vote (whether in person or by proxy) in favor of the adoption of the Merger Agreement and who properly exercise and perfect their demand for appraisal of their Shares will be entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL.

This means that holders and beneficial owners of our Common Stock are entitled to have their Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the Shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders and beneficial owners who wish to seek appraisal of their Shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. See “APPRAISAL RIGHTS” beginning on page 63 of this proxy statement

Q.	Why is our Board recommending the Merger?

A.

Our Board believes that the Merger and the Merger Agreement are fair to, advisable and in the best interests of, us and our stockholders. Our Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement. To review our Board’s reasons for recommending the Merger, see “THE MERGER—Reasons for the Merger and Recommendation of Our Board” beginning on page 21 of this proxy statement.

Q.	Will the Merger be a taxable transaction to me?

A.

The receipt of cash and CVRs in exchange for shares of our Common Stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss recognized by a U.S. Holder (as defined below in “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this proxy statement), and the timing and character of such gain or loss, depend in part on the U.S. federal income tax treatment of the CVRs, with respect to which there is some uncertainty. Any gain realized by a Non-U.S. Holder (as defined below in “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this proxy statement) in exchange for shares of our Common Stock in the Merger generally will not be subject to U.S. federal income tax unless (i) the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder, in which case the (x) Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder and (y) if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate), or (ii) the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Effective Time and certain other conditions are met, in which case the Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S. source losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses). Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) of the portion of any such payments treated as imputed interest, unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agent. See “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this proxy statement. You should consult your tax advisor to determine the tax consequences (including the application and effect of any U.S. federal, state, local or non-U.S. income or other tax laws) to you in light of your particular circumstances. See “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this proxy statement.

Q.	When is the Merger expected to be completed?

A.

We are working towards completing the Merger as soon as possible. We currently expect to complete the Merger as soon as all of the conditions to the Merger are satisfied or waived, including stockholder adoption of the Merger Agreement at the Special Meeting.

Q.	Should I send in my Timber stock certificates now?

A.

No. If the Merger is completed, shortly thereafter you will receive a customary letter of transmittal from the paying agent with written instructions for exchanging your Timber stock certificates for the Merger Consideration. You must return your Timber stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the paying agent receives your Timber stock certificates and any completed documents required in the instructions. Please do NOT send your Timber stock certificates now.

Q.	What will happen to our directors if the Merger Agreement is adopted?

A.

If the Merger Agreement is adopted by our stockholders and the Merger is completed, our directors will no longer be directors of the Surviving Corporation after the consummation of the Merger. Our current directors will serve only until the Merger is completed.

Q.	What happens if the Merger is not completed?

A.

If the Merger Agreement is not adopted by our stockholders, or if the Merger is not completed for any other reason, the holders of Common Stock will not receive any payment for their Shares in connection with the Merger. Instead, we will remain an independent public company and our Common Stock will continue to be listed on NYSE American and the Common Stock will continue to be registered under the Securities Exchange Act of 1934 (the “Exchange Act”). However, if we cannot consummate the Merger, we may not have sufficient capital to continue to operate our business or repay the Bridge Loan and we may be insolvent and be required to seek the protection of the bankruptcy courts and, without additional funding or a strategic transaction, we would likely be delisted from the NYSE American. Under certain circumstances, if the Merger is not completed, we may be obligated to pay to Parent the Termination Fee. See “THE MERGER AGREEMENT—Termination Fee” beginning on page 53 of this proxy statement.

Q.	What should I do if I have questions?

A.

If you have more questions about the Special Meeting, the Merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact our proxy solicitor at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Telephone: 833-501-4821

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, contain forward-looking statements about our plans, objectives, expectations and intentions. Forward-looking statements include information concerning possible or assumed future results of operations of our Company, the expected completion and timing of the Merger and other information relating to the Merger. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” and “continue” or similar words. You should read statements that contain these words carefully. They discuss our future expectations or state other forward-looking information, and may involve known and unknown risks over which we have no control, including, without limitation,

•	the satisfaction of the conditions to consummate the Merger, including the adoption of the Merger Agreement by our stockholders;
•

the final calculation of the Black Scholes Value Payments, which value will impact the amount of Upfront Consideration to be received by Timber stockholders and is subject to significant change based on certain variables, including the actual trading price of the Common Stock at the Effective Time and the volatility of the Common Stock prior to the Effective Time, and which Timber will only be able to fully calculate until the Effective Time and which could be significantly higher in value than currently calculated by Timber;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;
•	the possibility that competing offers will be made;
•	the fact that under the terms of the Merger Agreement, we are unable to solicit other Acquisition Proposals;
•

the fact that the Merger will be treated as a taxable transaction for U.S. federal income tax purposes for stockholders that are treated as U.S. Holders (as defined in “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this proxy statement) and certain non-U.S. Holders (as defined in “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES” beginning on page 37 of this proxy statement);

•	the outcome of any legal proceedings that have been or any additional legal proceedings that may be instituted against us and others following the announcement of the Merger Agreement;
•	the amount of the costs, fees, expenses and charges related to the Merger;
•	the effect of the announcement of the Merger on our customer relationships, operating results and business generally, including the ability to retain key employees;
•	risks related to diverting management’s attention from our ongoing business operations;
•	risks that our stock price may decline significantly if the Merger is not completed;

and other risks detailed in our current filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 73 of this proxy statement. You should not place undue reliance on forward-looking statements. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE SPECIAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Timber, as part of the solicitation of proxies by our Board for use at the Special Meeting.

Date, Time, Place and Purpose of the Special Meeting

The Special Meeting will be held at https://viewproxy.com/tmbrsm/2023/, on October 16, 2023, beginning at 12:00 p.m., Eastern Time. The purpose of the Special Meeting is:

•	to consider and vote on a proposal to adopt the Merger Agreement;
•	to consider and vote on the Compensation Proposal; and
•	to consider and vote on the Adjournment Proposal.

Recommendation of Our Board

After careful consideration, our Board has, by unanimous vote, determined that the Merger Agreement and the Merger are fair to, advisable and in the best interests of, Timber and its stockholders. Accordingly, our Board has unanimously adopted and approved the Merger Agreement and unanimously recommends that our stockholders vote (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval of the Compensation Proposal and (iii) “FOR” the approval of the Adjournment Proposal. See “THE MERGER—Reasons for the Merger and Recommendation of Our Board” beginning on page 21 of this proxy statement.

Record Date; Stock Entitled to Vote; Quorum

The holders of record of Shares as of the close of business on September 7, 2023, which is the Record Date for the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting.

On the Record Date, there were [●] Shares outstanding held by approximately [●] stockholders of record. Holders of a majority of the Shares issued and outstanding as of the Record Date and entitled to vote at the Special Meeting must be present in person or represented by proxy at the Special Meeting to constitute a quorum to transact business at the Special Meeting. Shares held in “street name” for which the applicable beneficial owner fails to submit voting instructions on each of the proposals will not be present at the Special Meeting for purposes of determining the existence of a quorum. Abstentions (as well as any shares held in “street name” for which broker non-votes occur because the beneficial owner of the shares submits voting instructions for at least one proposal to be considered at the Special Meeting, but fails to submit voting instructions for one or more other proposals to be considered at the Special Meeting) will be counted as present for purposes of determining the existence of a quorum.

Vote Required

Under Delaware law, the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of a majority of our Shares entitled to vote thereon. For each of the Compensation Proposal and the Adjournment Proposal, approval of such proposal requires the affirmative vote of the holders of a majority of the votes properly cast on such proposal, in each case, assuming a quorum is present. Failing to vote or to instruct your broker or other nominee on how to vote will have no effect on the outcome of the voting with respect to the Compensation Proposal or the Adjournment Proposal.

Each holder of a Share is entitled to one vote per Share.

Brokers or other nominees who hold Shares in “street name” for customers who are the beneficial owners of such Shares may not give a proxy to vote those customers’ Shares in the absence of specific instructions from those customers. Broker non-votes (as described above) will have the same effect as a vote “AGAINST” the adoption of the Merger Agreement, but will have no effect on the outcome of any vote on the Compensation Proposal or the Adjournment Proposal assuming a quorum is present.

Intent of Directors and Executive Officers to Vote in Favor of the Merger.

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the Merger Proposal, Compensation Proposal and Adjournment Proposal. As of the Record Date, our directors and executive officers directly owned, in the aggregate, [●] Shares entitled to vote at the Special Meeting, or collectively approximately [●]% of the total voting power entitled to vote at the Special Meeting.

Voting

Stockholders may vote their Shares by remotely attending the Special Meeting and voting their Shares in person, or cause their Shares to be voted by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage-prepaid envelope or by submitting proxies by means of the Internet or telephone as described below. All Shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holder.

If a written proxy card is signed by a stockholder and returned without instructions, the Shares represented by the proxy will be voted (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval of the Compensation Proposal and (iii) “FOR” the approval of the Adjournment Proposal.

Stockholders who have questions or requests for assistance in completing and submitting proxy cards should contact our proxy solicitor at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Telephone: 833-501-4821

Stockholders who hold their Shares in “street name,” meaning in the name of a bank, broker or other person who is the record holder, must either direct the record holder of their Shares how to vote their Shares or obtain a legal proxy from the record holder to vote their Shares at the Special Meeting.

Submitting Proxies via the Internet or by Telephone

Stockholders of record and any stockholders who hold their Shares through a broker or bank will have the option to submit their proxies or voting instructions via the Internet or by telephone. There are separate arrangements for using the Internet and telephone to submit your proxy depending on whether you are a stockholder of record or your Shares are held in “street name” by your broker. If your Shares are held in “street name,” you should check the voting instruction card provided by your broker to see which options are available and the procedures to be followed.

In addition to submitting the enclosed proxy card by mail, our stockholders of record may submit their proxies:

•	via the Internet, by visiting a website established for that purpose at www.proxyvote.com and following the instructions on the website; or
•	by telephone, by calling the toll-free number 833-501-4821 and following the recorded instructions.

Revocability of Proxies

You can revoke your proxy at any time before it is voted at the Special Meeting by:

•	giving written notice of revocation to the Secretary of Timber;
•	submitting another properly completed proxy by telephone, the Internet or mail bearing a later date; or
•	attending the Special Meeting remotely and casting your vote in the manner set forth above.

If your Shares are held in the name of a bank, broker, trustee or other holder of record, you must follow the instructions of your broker or other holder of record to revoke a previously given proxy.

Solicitation of Proxies

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of Shares and in obtaining voting instructions from those owners. We will pay the costs of this proxy solicitation, including all expenses of filing, printing and mailing this proxy statement.

We have retained Alliance Advisors LLC to assist in the solicitation of proxies by mail, telephone or other electronic means, or in person, for a fee of $12,500, plus approved and reasonable out-of-pocket expenses relating to the solicitation. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

Other Business

We are not currently aware of any business to be acted upon at the Special Meeting other than the matters discussed in this proxy statement. Business transacted at the Special Meeting is limited to matters specifically designated in the notice of Special Meeting, which is provided at the beginning of this proxy statement.

In addition, the grant of a proxy will confer discretionary authority on the persons named as proxies on the proxy card to vote in accordance with their best judgment on procedural matters incident to the conduct of the Special Meeting. Any adjournment may be made without notice by an announcement of the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present in person and vote at such adjourned meeting are made at the Special Meeting unless the adjournment is for more than thirty (30) days or a new record date for stockholders entitled to vote at the Special Meeting is set.

PROPOSAL 1—THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached as Annex A to this proxy statement. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Background of the Merger

The following chronology summarizes certain meetings and other events between representatives of Timber and representatives of LEO during the period preceding the signing of the Merger Agreement. The following chronology does not purport to catalogue every conversation among Parent, Timber, and their respective representatives.

In the ordinary course of its business, our Board, with the assistance of our senior management and our advisors, regularly reviews the near-term and long-term strategy, performance, positioning, and operating prospects of Timber with a view toward enhancing stockholder value. These reviews have included, from time to time, discussions as to whether the continued execution of Timber’s strategy as a public company, including a sale of assets, dilutive and non-dilutive financing opportunities, a possible business combination with a third party or a possible sale of Timber to a third party, offered the best opportunity to enhance stockholder value, as well as a review of the potential benefits and risks associated with each such course of action.

Timber initiated its pivotal Phase 3 trial for its lead asset TMB-001 in June 2022. Due to Timber’s small size, ongoing “going concern” status and insufficient funds to fully develop the asset through its final stages of development and commercialization, management began exploring potential out-licensing possibilities for this asset.

Beginning in June 2022, initial outreach was conducted informally by Timber’s Chief Executive Officer, John Koconis, who reached out to several major global dermatology companies, including LEO. Although some of these discussions continued through the initiation of a formal process with LifeSci Consulting (“LifeSci”), an advisor to Timber as discussed below, Timber did not enter into any transactions with any of these companies, except LEO.

In August 2022, to attempt to meet the continued capital demands necessary to continue the development program, Timber consummated a financing of common stock and warrants with gross proceeds of approximately $8 million.

On August 23, 2022, Timber received a deficiency letter from the NYSE due to a low share price for Timber’s common stock, which would lead to a delisting if not cured. As a result, and in an attempt to bring Timber back into compliance with NYSE rules and regulations, the Board approved a 1:50 reverse stock split and submitted a charter amendment to implement the reverse stock split to Timber stockholders for adoption and approval thereof.  On November 7, 2022, Timber's stockholders adopted and approved the charter amendment to effect the reverse stock split, and in November 2022 Timber effected a 1:50 reverse stock split.

In October 2022, Timber initiated discussions with a potential specialty biopharmaceutical third party (“Party A”) to explore the possibility of securing additional funding for the clinical program in exchange for a revenue share and global rights for TMB-001.

In January 2023, due to the lack of progress seen with the initial outreach and the financial status of Timber, Timber engaged LifeSci to seek potential strategic transactions for Timber’s assets with strategic partners outside the United States. As part of the formal outreach process, LifeSci contacted 36 additional companies fitting the profile of having interest and/or capabilities in dermatology and/or rare disease outside the United States, Europe and Japan. During this process, we observed that many of the companies showing initial interest were exploring possibilities pertaining to global rights for TMB-001, so Timber allowed these discussions to be explored also.  The results of this outreach (excluding LEO) were that two additional companies entered into confidentiality agreements with Timber.

On January 8, 2023, Timber reapproached LEO for further discussions where the TMB-001 opportunity was presented again to LEO.

On January 10, 2023, Messrs. Koconis and Joseph Lucchese, Timber’s Chief Financial Officer, met with Party A to discuss the diligence process and answer outstanding questions from Party A.

On January 13, 2023, Timber and LEO signed a customary confidentiality agreement to explore a potential transaction.

On February 7, 2023, the Timber leadership team, including Messrs. Koconis and Lucchese, were invited to LEO to present the opportunity to the extended LEO management team.

Based on outreach from LifeSci, Timber entered into a customary confidentiality agreement with a potential pharmaceutical third party (“Party B”) on February 22, 2023, and a potential pharmaceutical third party (“Party C”) on March 27, 2023. Party C never submitted a term sheet.

On March 6, 2023, after a period of diligence, Party A sent a proposed term sheet to Timber. On March 15, 2023, Timber and Party A met to discuss the proposal. A further follow-up meeting was held on March 23, 2023.

On March 29, 2023, Timber held a regularly scheduled meeting of the Board, at which the Board discussed potential licensing deals for TMB-001 with certain companies, including LEO, Party A, Party B and Party C, and the timing and potential scope of such licensing deals.  Mr. Lucchese, Alan Mendelsohn, Timber’s Chief Medical Officer, and a representative from Lowenstein Sandler participated in the meeting.

On March 31, 2023, a phone call was held by Messrs. Koconis and Lucchese and representatives of Party C whereby Timber provided an overview of the TMB-001 program to Party C.

On April 27, 2023, a phone call was held by Messrs. Koconis and Lucchese and representatives of Party A to discuss the funding needs for the clinical program and other terms of the proposed term sheet submitted by Party A.

Beginning in May 2023, Mr. Koconis regularly communicated with individual members of the Board regarding the status of discussions with respect to potential transactions with LEO, Party A, Party B and Party C.

On May 6, 2023, Party A sent a revised term sheet to Timber increasing the upfront financing and proposed revenue split between Timber and Party A based on the previous discussions.

On May 17, 2023, the Board held a regularly scheduled quarterly meeting and met by videoconference with Mr. Lucchese and a representative of Lowenstein Sandler participating. During such meeting, Timber management provided an overview of the current licensing scenarios including the potential licensing transactions with LEO and Party B. At the meeting the revised term sheet from Party A was also reviewed, where it was further explained that in this scenario an additional financing of approximately $13.3 million would be required to ensure that Timber had funds to reach a potential approval, not including a launch. The Board also discussed the importance of a significant upfront payment of any potential transaction to create value for the Timber stockholders. Further to licensing scenarios, there was a discussion of what types and amounts of additional financing would be required if Timber was unable to consummate a deal, which was estimated at $20.0 million through 2024.

On May 18, 2023, LEO submitted a non-binding offer to purchase Timber for $7.5 million.

After discussions with the Board, Mr. Koconis informed LEO that the offer was not reflective of the value of Timber and was not acceptable in light of the discussions Timber was having with other parties.

On May 23, 2023, Mr. Koconis met with Christophe Bourdon, LEO’s Chief Executive Officer, Jesper Brandgaard, LEO’s Chairman of the Board and other members of LEO's management, to further discuss the offer from LEO. Following this meeting, LEO proposed a counteroffer to Timber increasing the overall deal terms to acquire Timber for $30 million, consisting of an upfront payment and contingent value rights.

On May 24, 2023, the Board met via videoconference, with Mr. Lucchese and a representative of Lowenstein Sandler participating. At the meeting, participants reviewed and discussed the revised LEO offer. At the direction of the Board, Timber responded to the offer on May 25, 2023, with a counteroffer raising the overall deal value to $50 million.

On May 25, 2023, Messrs. Koconis and Lucchese met with Party A to discuss some concerns about the need for additional funding the low upfront payment set forth in Party A’s term sheet from the Board and request clarification related to their latest term sheet.

On May 26, 2023, based on the discussions, Party A sent another revised term sheet to Timber.

On May 31, 2023, LEO declined the counter and informed Timber that they would stay firm on their revised proposal. The Board met on May 31, 2023, and unanimously rejected the LEO offer. Mr. Koconis informed LEO of this decision on June 1, 2023.

On June 6, 2023, after high-level due diligence requests, the Timber leadership team presented the TMB-001 program, including an overview of the clinical data, regulatory process and the results of the latest round of pricing research,  to a broad group at Party B, including members of their senior management.

On June 8, 2023, a phone call was held between Messrs. Koconis and Lucchese from Timber and Mr. Bourdon from LEO, and Philip Eickhoff, LEO’s Chief Financial Officer, to see if there was an opportunity to consummate a transaction. At this time, LEO reiterated its interest but stated it had some concerns about a potential transaction and requested additional diligence information.

On June 21, 2023, Timber received a non-binding offer for a TMB-001 asset acquisition from Party B.

On June 23, 2023, at the direction of the Board, Timber rejected the offer from Party B due to a very low upfront payment and a significant backload of all additional value.

On June 27, 2023, Timber met with Patagonia Pharmaceuticals LLC (“Patagonia”) to discuss potential terms for amending the agreement between Timber and Patagonia based on the potential transactions. Pursuant to Timber’s agreement with Patagonia in connection with the sale of TMB-001 from Patagonia to Timber in February 2019, as amended in July 2022 (the “Patagonia Agreement”), Patagonia was entitled to certain milestone payments, including a milestone payment of $2.065 million on September 1, 2023.

On June 28, 2023, Timber received a deficiency letter from the NYSE because Timber no longer met the book equity requirements of the NYSE. Timber responded to the deficiency letter on July 29, 2023 and received a response from the NYSE on August 15, 2023. Timber responded to the NYSE’s inquiries for additional information on August 19, 2023, and has not yet received a response from the NYSE.

After multiple rounds of diligence discussions, LEO submitted a revised non-binding offer on June 30, 2023, raising the overall deal value to $36 million, consisting of the right of Timber stockholders to receive (i) an upfront payment of $14 million and (ii) up to $22 million in CVRs payable in cash upon the achievement of certain regulatory and sales milestones. The non-binding offer was subject to Timber successfully renegotiating the upcoming milestone payment due to Patagonia on September 1, 2023, and lowering the royalties set forth in the Patagonia Agreement.

On July 1, 2023, the Board met by videoconference to discuss the revised LEO offer and the status of negotiations with Patagonia. Mr. Lucchese and a representative from Lowenstein Sandler participated in the meeting. The Board authorized Mr. Koconis to continue negotiations with LEO and discuss a potential bridge loan to cover Timber’s financial needs without further significant dilution to the Timber stockholders. Mr. Lucchese also discussed the receipt of the notice of noncompliance letter from the NYSE and Timber’s proposed submission of a remediation plan to the NYSE.

On July 3, 2023, Timber offered Party B an opportunity to counteroffer for the asset. Party B declined to revise its offer and discussions with Party B were terminated.

On July 5, 2023, Mr. Koconis informed LEO that the Board had expressed its support for the non-binding proposal and authorized Timber to further the negotiations.

On July 12, 2023, Messrs. Koconis, and Lucchese from Timber, and Mr. Bourdon from LEO met to discuss some key issues facing the negotiation including: (1) Timber’s short-term financing goals and available strategic options, including a bridge loan of approximately $3.0 million (the “Bridge Loan”) from LEO to help finance Timber through the process; (2) high-level considerations by LEO regarding the organization moving forward where LEO reiterated the need and their desire to keep the Timber team in place through key milestones and how best to retain such personnel; (3) negotiation strategy and process with Patagonia; and, (4) timelines and process moving forward.

On July 13, 2023, Messrs. Koconis and Lucchese from Timber and Mr. Bourdon from LEO met with a representative of Patagonia to discuss and finalize the financial terms related to Patagonia’s rights as per their agreement with Timber in connection with a proposed amendment thereto (the “Patagonia Amendment”).

On July 14, 2023, Covington Burling, LLP (“Covington”), counsel to LEO, circulated a first draft of the Merger Agreement to Lowenstein Sandler.

On July 19, 2023, Timber received an initial draft of the CVR Agreement and the term sheet for the Bridge Loan (the “Bridge Loan Term Sheet”) in the amount of $3.5 million from LEO, which contemplated that the outstanding balance of the Bridge Loan, upon consummation of the proposed acquisition, would be credited against the Upfront Consideration and that the Bridge Loan would be entered into simultaneously with signing of the Merger Agreement.

On July 19, 2023, Messrs. Koconis and Lucchese participated in a teleconference with Lowenstein Sandler to discuss issues in the draft Merger Agreement and CVR Agreement, including the amount and triggers of the termination fee, the lack of a go-shop period, the requirement of a fairness opinion and LEO’s post-closing efforts to reach the CVR milestones.

On July 21, 2023, Messrs. Koconis and Lucchese held a teleconference with representatives from LEO where they provided comments to the initial Bridge Loan Term Sheet to LEO.

On July 22, 2023, Timber received a revised draft of the Bridge Loan Term Sheet in the amount of $3.0 million from LEO, which contemplated that the Bridge Loan would be paid in three tranches and that 50% of the outstanding balance of the Bridge Loan, upon consummation of the proposed Merger, would be credited against the CVR payments and that the Bridge Loan would be entered into simultaneously with signing of the Merger Agreement.

Also on July 22, 2023, Lowenstein Sandler exchanged a revised draft of the Merger Agreement with Covington, which, among other things, included a proposal for a “go-shop” period and reduced the termination fee from 5.4% to 3% of the $14,000,000 initial cash consideration.

On July 27, 2023, Timber sent further comments to the Bridge Loan Term sheet to LEO.

On July 28, 2023, Timber signed a customary exclusivity agreement with LEO, and all discussions with Party A were terminated.  The exclusivity period extended until August 25, 2023, on which date the exclusivity period expired pursuant to the terms of the exclusivity agreement. Timber did not otherwise enter into an exclusivity agreement or form of standstill agreement with any other parties.

Also on July 28, 2023, Timber signed an engagement letter with Ladenburg for Ladenburg to provide a fairness opinion in connection with the Merger.

On July 28, 2023, Lowenstein Sandler exchanged a revised draft of the CVR Agreement with Covington.

On July 31, 2023, Mr. Koconis had a call with Mr. Bourdon, CEO of LEO, where LEO stated concerns over the treatment of Timber’s outstanding warrants and the potential range of the Black Scholes warrant liability of such warrants and Leo’s concerns in pursuing the transaction if the warrants remained outstanding after closing.

On July 31, 2023, the Board met by videoconference to discuss the status of negotiations and issues raised by LEO relating to the treatment of Timber’s outstanding warrants and the potential range of the Black Scholes warrant liability of such warrants if a transaction were consummated. Mr. Lucchese from Timber, Mr. Casey Lindstrom, Senior Consulting Partner of W.T. Haigh & Company, Timber’s compensation consultant, and representatives from Lowenstein Sandler participated in the meeting. Mr. Lindstrom’s role was to discuss with the Board potential severance policies, retention bonus policies and equity participation plans for the purpose of incentivizing employees to remain with Timber through the achievement of certain milestones. Timber management also updated the Board on Timber’s submission of the plan to regain compliance with the NYSE’s continued listing standards.

On August 1, 2023, Lowenstein Sandler and Covington discussed amending Timber’s outstanding warrants for certain procedural matters and to confirm whether the warrant holders would be required to exercise their warrants or take the existing Black Scholes payment rights and not be able to continue to hold their warrants in the Surviving Corporation.

On August 3, 2023, Mr. Koconis had a call with representatives from LEO to discuss the outstanding warrants.

On August 8, 2023, Mr. Koconis had a call with Mr. Bourdon to check in and discuss a process overview, update him on the warrant amendment discussions and a recent clinical diligence call and continue discussions of the Bridge Loan Term sheet.

On August 9, 2023, Mr. Koconis and Mr. Lindstrom met with representatives from LEO and Covington to discuss proposed retention grants in the form of RSUs and other potential severance policies, retention bonus policies and equity participation plans for key employees and executive officers.

On August 9, 2023, Mr. Koconis had a call with Mr. Bourdon to discuss timelines towards a potential signing, timing of the Bridge Loan first payment and potential issues to be discussed at the upcoming LEO board meeting.

On August 10, 2023, Covington sent Lowenstein Sandler a revised draft of the Merger Agreement, which provided, among other things, a requirement that the Warrant Amendments be entered into within ten days of the signing of the Merger Agreement and provided for a termination fee if the Merger Agreement was terminated because the Warrant Amendments were not executed within such time period.

On August 11, 2023, the Board met by videoconference with Mr. Lucchese participating. The Board discussed the status of the negotiations and the proposed transaction with LEO as well as the status of the applicable transaction documents, including the Merger Agreement, the CVR Agreement, the Patagonia Amendment, the Bridge Loan Term Sheet, the draft fairness opinion from Ladenburg and the request from LEO for a 280G analysis.

Between August 10, 2023 and August 18, 2023, Lowenstein and Covington exchanged drafts of the Merger Agreement, the CVR Agreement, the Bridge Loan Term Sheet and the Warrant Amendments. Additionally, LEO, Covington, Timber and Lowenstein Sandler conducted several telephone conference calls for the purpose of reviewing due diligence materials and the related disclosure schedules. The parties and their legal counsel discussed that the termination fee would be $420,000, representing 3% of the $14,000,000 upfront cash consideration and that no termination fee would be payable if the Merger Agreement was terminated because the Warrant Amendments were not timely executed. The parties and their legal counsel also proposed that the Bridge Loan repayment would be capped at 50% of the Bridge Loan Amount (as defined in the CVR Agreement), plus interest, and would be paid out of the CVR milestone payments.

On August 19, 2023, Timber management circulated a draft of the Merger Agreement, the CVR Agreement, the Patagonia Amendment, the Warrant Amendments and the Bridge Loan Term Sheet to the Board. On August 20, 2023, the Board received a draft of the fairness opinion and accompanying presentation from Ladenburg.

On August 20, 2023, the Compensation Committee of the Board of Timber (the “Compensation Committee”) and the Board held a joint meeting by videoconference, with Mr. Lucchese, as well as representatives of Lowenstein Sandler and Ladenburg, participating. At the beginning of the meeting, the Compensation Committee approved retention grants in the form of RSU awards to certain Timber employees and executive officers, such RSUs to vest upon certain dates, including in full upon a Change of Control (as defined in Timber’s 2020 Omnibus Equity Incentive Plan), including upon consummation of the proposed LEO transaction.

After the Compensation Committee discussion, representatives of Lowenstein Sandler made a presentation regarding the director’s fiduciary duties in connection with the proposed LEO transaction. Lowenstein Sandler then provided an overview of the negotiations that had transpired related to the Merger Agreement, the CVR Agreement, the Patagonia Amendment and the Bridge Loan Term Sheet, as well as a discussion of the outstanding warrants of Timber that had a Black Scholes cash payout right and its impact on the cash consideration to be received by the Timber stockholders, if such warrant holders elected such cash payout, and the proposed Warrant Amendments. Mr. Koconis discussed that LEO was requiring that the Warrant Amendments to be signed prior to distribution of the Bridge Loan. Lowenstein Sandler then reviewed the final key terms of the Merger Agreement, the CVR Agreement, the Bridge Loan Term Sheet, the Patagonia Amendment and the Warrant Amendments, including, but not limited to, (i) the allocation of the consideration to be paid by Parent among Timber’s stockholders and the warrant holders, (ii) the representations and warranties to be made by Timber, (iii) the covenants to be performed by each party (including the “non-solicitation” covenant and related “fiduciary out” provision and the ability to terminate the Merger Agreement under certain circumstances), (iv) the conditions that must be fulfilled for the proposed Merger to be consummated and (v) the proposed termination fee and the circumstances under which such fee would be payable. Representatives from Ladenburg then reviewed and discussed their financial analyses with respect to Timber and the proposed Merger. Thereafter, at the request of the Board, Ladenburg rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Ladenburg’s written opinion addressed to the Board dated of the same date) as to the fairness, as of August 20, 2023, and subject to the factors, limitations, qualifications and other matters set forth in its written opinion, from a financial point of view, of the Upfront Consideration to be received by Timber’s stockholders. After considering the foregoing, and taking into consideration the factors described under “THE MERGER—Reasons for the Merger and Recommendation of Our Board” beginning on page 27 of this proxy statement, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of Timber and its stockholders, (ii) adopted, approved and declared the Merger Agreement, the CVR Agreement, the Warrant Amendments and the Bridge Loan Term Sheet and the Merger and other transactions contemplated thereby advisable, and (iii) recommended the adoption of the Merger Agreement by its stockholders. Accordingly, the Board unanimously authorized and approved the Merger Agreement, the CVR Agreement, the Warrant Amendments and the Bridge Loan Term Sheet.

On August 20, 2023, following the meeting of the Board, Timber, LEO (as Guarantor), Parent and Merger Sub executed the Merger Agreement. On the morning of August 21, 2023, prior to market open on NYSE American, Timber issued a press release announcing entry into the Merger Agreement.

Reasons for the Merger and Recommendation of Our Board

In the course of reaching its decision to approve and adopt the Merger Agreement and recommend that our stockholders adopt the Merger Agreement, our Board consulted with senior management and our financial and legal advisors, and reviewed a significant amount of information and considered a number of factors, including the following:

•

our limited capital resources and our recent difficulty in raising capital without substantial dilution to our stockholders given the current capital markets for microcap biotech and pharmaceutical companies, thus limiting our ability to attempt to further innovate and develop our business on our own;

•

our inability to raise necessary capital to continue to operate our business, including our ability to launch TMB-001, and our Board’s concern that if we cannot consummate the Merger, we may not have sufficient capital to continue to operate our business or repay the Bridge Loan and we may be insolvent and be required to seek the protection of the bankruptcy courts and, without additional funding or a strategic transaction, we would likely be delisted from the NYSE American;

•

the value of the consideration to be received by our stockholders pursuant to the Merger Agreement, as well as the fact that our stockholders will receive the Upfront Consideration in cash, which provides certainty of value to our stockholders, along with potential additional payments in cash related to the CVRs;

•	the opportunity provided by the Merger for the existing Timber assets to continue to be developed;
•

the fact that the price per share to be paid as the consideration in the Merger represents a significant premium over our closing stock price on the last full trading day prior to the date of the Merger Agreement;

•	the absence of a financing condition;
•

the fact that, in the ordinary course of our consideration of strategic opportunities in the market and prior attempts to seek strategic alternatives, no independent strategic parties had made a proposal for Timber, other than LEO, that the Board believed were acceptable, and our Board’s belief in the low likelihood that another counterparty with sufficient financial capability and an interest in acquiring us would emerge;

•

the course and history of competitive negotiations between LEO and us, as described in “THE MERGER—Background of the Merger” beginning on page 22 of this proxy statement and our Board’s belief that it had obtained LEO’s best and final offer and that it was unlikely that any other party would be willing to acquire us at a higher price;

•

our management team’s and our Board’s assessment of the challenges facing Timber remaining a stand-alone, public company, including the costs of remaining a public company, Timber’s ability to regain compliance with the NYSE’s continued listing standards, inability to raise additional capital without substantial dilution to our stockholders and the prospects of competing with other companies with greater resources, better global distribution capabilities and broader product offerings, thereby positioning, in the opinion of our management team and our Board, such competitors to be better able to capitalize on growth opportunities;

•

historical and current information concerning our business, financial performance and condition, operations, technology, management and competitive position, and current industry, economic and market conditions;

•

the internal estimates of our future financial performance, as well as the potential impact on such future financial performance if the challenges and risks to our business that we had identified were in fact realized;

•

the then-current financial market conditions, volatility and trading information with respect to our Common Stock, including the possibility that if we remained as a publicly owned corporation, in the event of a decline in the market price of our Common Stock or the stock market in general, the price that might be received by our stockholders in the open market or in a future transaction might be less than the price per share cash price to be paid pursuant to the Merger Agreement;

•	the terms and conditions of the Merger Agreement, including:
○

the ability of our Board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Parent of a termination fee, to terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement);

○

our Board’s belief that the termination fee payable to Parent under certain circumstances was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a competing proposal;

○

the conditions to closing contained in the Merger Agreement, which our Board believes are reasonable and customary in number and scope, and which, in the case of the condition related to the accuracy of Timber’s representations and warranties, are generally subject to a “Material Adverse Effect” qualification (see “THE MERGER AGREEMENT—Representations and Warranties” beginning on page 50 of this proxy statement);

○

Timber’s entitlement, under certain conditions, to seek specific performance of Parent’s obligations under the Merger Agreement, including Parent’s and Merger Sub’s obligation to close the Merger when required;

•

the financial presentation of Ladenburg, including its written opinion, dated August 20, 2023, to our Board as to the fairness to Timber’s stockholders, from a financial point of view and as of the date of its opinion, of the Upfront Consideration, as more fully described in “THE MERGER—Opinion of Timber's Financial Advisor” beginning on page 23 of this proxy statement;

•

the positive business reputation of LEO, its history of successful acquisitions, its substantial financial resources and its strong strategic interest in Timber and familiarity with Timber and Timber’s products; and

•	the availability of appraisal rights to our stockholders under the DGCL.

In the course of its deliberations, our Board also considered a variety of risks and other countervailing factors, including:

•

the risks and costs to us if the Merger does not close, including costs incurred related to the negotiation of the Merger and seeking stockholder approval and the diversion of management and employee attention, and potential employee attrition;

•

the restrictions that the Merger Agreement imposes on our ability to solicit or participate in discussions or negotiations regarding alternative Acquisition Proposals, subject to certain exceptions, and that restrict us from entering into alternative acquisition agreements, and the fact that we would be obligated to pay a termination fee to Parent under certain circumstances;

•

the fact that we will no longer exist as an independent, publicly traded company and other than pursuant to the CVRs, our stockholders will no longer participate in our potential future earnings or growth, if any, and will not benefit from appreciation in the value of our Company, if any;

•	the fact that gains from an all-cash and CVR transaction would be taxable to our stockholders for U.S. federal income tax purposes;

•

the restrictions on the conduct of our business prior to the completion of the Merger, requiring us to conduct our business only in the ordinary course, subject to specific limitations and exceptions, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Merger; and

•

the interests of our officers and directors in the Merger that may be different from or in addition to the interests of our stockholders generally, which are described in “THE MERGER—Interests of Certain Persons in the Merger” beginning on page 39 of this proxy statement.

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive. In light of the various factors described above and other factors that each director felt were appropriate, our Board unanimously reached the conclusion to approve and adopt the Merger Agreement and recommend that our stockholders adopt the Merger Agreement. In view of the wide variety of factors considered in connection with the evaluation of the Merger and the complexity of these matters, our directors did not consider it practical, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determinations made by our Board. Rather, our Board made its recommendation based on the totality of information presented to our directors and the investigation conducted by them. In considering the factors discussed above, individual directors may have given different weights to different factors.

After evaluating these factors and consulting with its legal counsel and its financial advisors, our Board determined that, overall, the potential benefits of the Merger to our stockholders outweighed the risks, that the Merger Agreement was best alternative reasonably available to our stockholders, including in comparison to remaining a stand-alone company on a going-forward basis, and that the Merger Agreement was reasonably likely to provide the most attractive price and transaction for our stockholders.  In analyzing the Merger Agreement and the transactions contemplated thereby, the Board and management of the Company were assisted and advised by legal counsel and financial advisors, each of significant experience and high reputation in such matters.

Our Board unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of Timber and its stockholders, (ii) adopted, approved and declared the Merger Agreement, the CVR Agreement, the Warrant Amendments and the Bridge Loan Term Sheet and the Merger and other transactions contemplated thereby advisable, including the Merger, and (iii) recommended the adoption of the Merger Agreement by our stockholders. Accordingly, our Board unanimously authorized, approved and accepted on behalf of Timber the Merger Agreement, the CVR Agreement, the Warrant Amendments and the Bridge Loan Term Sheet. Our Board unanimously recommends that you vote “FOR” the adoption of the Merger Agreement.

Opinion of Timber’s Financial Advisor

As stated above, pursuant to an engagement letter dated July 28, 2023 (the “Ladenburg Engagement Letter”), Timber retained Ladenburg to render the Opinion to the Board as to the fairness of the Upfront Consideration, from a financial point of view, to the holders of Common Stock. On August 20, 2023, at the request of the Board, Ladenburg rendered its oral opinion to the Board, subsequently confirmed in writing (the “Opinion”), that as of the date of such Opinion and based upon the various assumptions and limitations set forth therein, and such other factors that Ladenburg deemed relevant, the Upfront Consideration ($14.0 million less the Black Scholes Value Payments plus the aggregate exercise price of all the In-the-Money Company Stock Options) was fair, from a financial point of view, to the holders of Common Stock.

The full text of the Opinion is attached as Annex B to this proxy statement and is incorporated by reference. Timber encourages its stockholders to read the Opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Ladenburg. The summary of the Opinion set forth herein is qualified by reference to the full text of the Opinion. Ladenburg provided its Opinion for the benefit and use by the Board in its consideration of the financial terms of the Merger and does not address any other aspect or implication of the Merger. The Opinion is not a recommendation to the Board of whether or not to approve the Merger or to any holder of Common Stock or any other person as to how to vote with respect to the proposed Merger or to take any other action in connection with the Merger or otherwise.

In connection with the Opinion, Ladenburg took into account an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things:

●	Reviewed a draft of the Merger Agreement and CVR Agreement;

●

Reviewed and analyzed certain publicly available financial and other information for Timber, respectively, including equity research on comparable companies, and certain other relevant financial and operating data furnished to us by the management of Timber;

●	Reviewed and analyzed certain relevant historical financial and operating data concerning Timber;

●	Discussed with certain members of the management of Timber the historical and current business operations, financial condition and prospects of Timber;

●

Reviewed and analyzed certain operating results of each of Timber as compared to operating results and the reported price and trading histories of certain comparable publicly traded companies that we deemed relevant;

●

Reviewed and analyzed certain financial terms of the Merger Agreement as compared to the publicly available financial terms of certain selected comparable business combinations that we deemed relevant;

●	Reviewed certain pro forma financial effects of the Merger;

●	Reviewed and analyzed certain internal financial analyses, including the cash burn model over the next year, estimates as to cost and expenses; and

●

Reviewed and analyzed such other information and such other factors, and conducted such other financial studies, analyses and investigations, as we deemed relevant for the purposes of rendering our Opinion.

In conducting its review and arriving at its Opinion, Ladenburg, with the consent of the Board, assumed and relied upon, without independent verification or investigation, the accuracy and completeness of all financial and other information provided to or discussed with Ladenburg by Timber, respectively (or their respective employees, representatives or affiliates), or which was publicly available or was otherwise made available to it by Timber, respectively. Ladenburg did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independent verification of, such information. Ladenburg relied upon, without independent verification, the assessment of Timber management as to the viability of, and risks associated with, the current and future products and services of Timber (including without limitation, the development, testing and marketing of such products and services, the receipt of all necessary governmental and other regulatory approvals for the development, testing and marketing thereof, and the life and enforceability of all relevant patents and other intellectual and other property rights associated with such products and services). In addition, Ladenburg did not conduct, nor did it assume any obligation to conduct, any physical inspection of the properties or facilities of Timber. Ladenburg, with the Board’s consent, relied upon the assumption that all information provided to it by Timber was accurate and complete in all material respects.

In its Opinion, Ladenburg expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its Opinion of which it becomes aware after the date of its Opinion. For purposes of its Opinion, Ladenburg assumed there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Timber since the date of the last financial statements made available to it. Ladenburg did not obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Timber, nor was Ladenburg furnished with such materials. Ladenburg’s Opinion does not address any legal, tax or accounting matters related to the Merger, as to which it assumed that Timber and the Board had received such advice from legal, regulatory, tax and accounting advisors as each had determined appropriate. The Opinion addresses only the fairness of the Upfront Consideration, from a financial point of view, to the holders of Common Stock. Ladenburg expressed no view as to any other aspect or implication of the Merger or any other agreement or arrangement entered into in connection with the Merger. The Opinion was necessarily based upon financial, economic and market conditions and other circumstances as they existed and could be evaluated by Ladenburg on the date of its Opinion. Ladenburg cautioned that it should be understood that although subsequent developments may affect its Opinion, Ladenburg does not have any obligation to update, revise or reaffirm its Opinion and Ladenburg expressly disclaimed any responsibility to do so.

Ladenburg did not consider any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission, the Financial Accounting Standards Board, or any similar foreign regulatory body or board. For purposes of rendering its Opinion, Ladenburg assumed in all respects material to its analysis, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the standards of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or amendment of any term or condition thereof. Ladenburg also assumed that all governmental, regulatory and other consents and approvals contemplated by the Merger Agreement or otherwise required for the transactions contemplated thereby would be obtained and that in the course of obtaining any of those consents no restrictions would be imposed or waivers made that would have an adverse effect on Timber or the contemplated benefits of the Merger. Ladenburg assumed that the Merger would be consummated in a manner that complied with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Ladenburg noted that the Board had informed it, and it had assumed, that the Merger was intended to constitute a reorganization within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

Ladenburg’s Opinion was intended for the benefit and use of the Board in its consideration of the financial terms of the Merger and, except as set forth in the Ladenburg Engagement Letter, could not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without Ladenburg’s prior written consent, unless pursuant to applicable law or regulations or required by other regulatory authority by the order or ruling of a court or administrative body, except that Ladenburg agreed that the Opinion could be included in its entirety in any filing related to the Merger to be filed with the Securities and Exchange Commission and the proxy statement to be mailed to the holders of Common Stock.

Ladenburg’s Opinion does not constitute a recommendation to the Board of whether or not to approve the Merger or to any holder of Common Stock or any other person as to how to vote with respect to the Merger or to take any other action in connection with the Merger or otherwise. The Opinion does not address Timber’s underlying business decision to proceed with the Merger or the relative merits of the Merger compared to other alternatives available to Timber. Ladenburg expressed no opinion as to the prices or ranges of prices at which shares or the securities of any person, including Timber, will trade at any time, including following the announcement or consummation of the Merger. Ladenburg was not requested to opine as to, and the Opinion does not in any manner address, the fairness in amount or nature of compensation to any of the officers, directors or employees of any party to the Merger, or any class of such persons, relative to the compensation to be received by the holders of Common Stock in connection with the Merger pursuant to the Merger Agreement. The Opinion was reviewed and approved by Ladenburg’s fairness opinion committee.

Principal Financial Analyses

The following is a summary of the principal financial analyses performed by Ladenburg to arrive at its Opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses. Ladenburg performed certain procedures, including each of the financial analyses described below and reviewed with the Board the assumptions on which such analyses were based and other factors. Throughout these analyses, Ladenburg did not base its analysis on the Timber stockholders’ ability to receive an incremental CVR payout when assessing the Timber transaction value.

Transaction Overview as of the Date of the Opinion

The Upfront Consideration at the time of the signing of the Merger Agreement, refers to the $14.0 million purchase price minus the Black Scholes Value Payments plus the aggregate exercise price of all In-the-Money Company Stock Options divided by the aggregate number of Shares, In-the-Money Company Stock Options and Company RSUs issued and outstanding immediately prior to the Effective Time. The Black Scholes Value Payments refers to the consideration payable to certain outstanding Company Warrant holders, some of which will be determined immediately prior to the closing of the Merger, and will range from approximately $2.7 million to $5.1 million (as outlined below). Ladenburg assumed the $5.1 million upper boundary of this range in this analysis to calculate the Upfront Consideration to be delivered (net of Black Scholes Value Payment) approximating $8.9 million (the “Net Deal Value”).

In connection with prior financings, holders of the Series A Warrants, the Bridge Warrants, the November Warrants, the August Warrants, the Series 1 Warrants and the Series 2 Warrants received protection in the event of a fundamental transaction in which the Company Warrant holders will be entitled to receive the consideration in an amount equal to the Black Scholes value of each applicable Company Warrant. At the currently negotiated value, the per Share transaction value will equal (A) $14 million plus the aggregate exercise price of all the In-the-Money Company Stock Options divided by (B) approximately 3.4 million Shares, resulting in a per Share price of $4.14 (before taking into account the Black Scholes Value Payments). Assuming a $4.14 underlying Share price and present volatility of approximately 100% (as of August 18, 2023), the Black Scholes Value Payments Timber would be required to pay Company Warrant holders would equal approximately $5.1 million, resulting in a “net purchase price per share” of $2.62 ($8.9 million divided by approximately 3.4 million shares outstanding). Ladenburg then calculated a range of possible Black Scholes Value Payments to be distributed to the Company Warrant holders:

• Timber Price of $2.62: Total Black Scholes Value Payments at 100% Volatility: $2.7 million (net purchase price per share)

• Timber Price of $3.00: Total Black Scholes Value Payments at 100% Volatility: $3.3 million

• Timber Price of $3.50: Total Black Scholes Value Payments at 100% Volatility: $4.1 million

• Timber Price of $4.00: Total Black Scholes Value Payments at 100% Volatility: $4.9 million

• Timber Price of $4.14: Total Black Scholes Value Payments at 100% Volatility: $5.1 million (gross purchase price per share)

While Ladenburg assumed the upper boundary of $5.1 million, the Black Scholes Value Payments will be derived via the Bloomberg Option Pricing function for each respective series of warrants and will not be finalized until the closing of the Merger. This value is subject to increase or decrease based on certain variables including the trading price and volatility of the Common Stock prior to closing of the Merger.

Analysis of Selected Publicly Traded Companies

Based on its experience and professional judgment and using financial screening sources and databases to find companies that share similar business characteristics to Timber within the biopharmaceutical industry, Ladenburg selected financial data of sixteen (16) publicly traded companies (referred to as the “Selected Publicly Traded Companies”). Each of the Selected Publicly Traded Companies was a clinical-stage biotechnology company listed on a major U.S. exchange in a comparable financially distressed situation with less than a year of cash runway to fund its ongoing programs. Ladenburg was less focused on similar-stage dermatology-focused companies that would grossly overvalue Timber given its inability to continue the development of its main product candidate and as a result focused its analysis on companies in a similar financial position to Timber. In particular, Ladenburg focused on companies with viable therapeutic portfolios that could not be further developed due to substantial financial overhangs or other limiting factors. Although the companies referred to below were used for comparison purposes, none of those companies were directly comparable to Timber. In its evaluation, Ladenburg did not exercise any judgement or exclusionary practices to add or remove relevant companies that fit within such parameters. Accordingly, an analysis of the results of such a comparison was not purely mathematical but instead involved complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies below. The total enterprise values are based on closing stock prices on August 18, 2023. The Selected Publicly Traded Companies were:

Company Name	Enterprise Value ($million)
Aceragen, Inc.	$2.8
Addex Therapeutics Ltd	($1.7)
Adial Pharmaceuticals, Inc.	$2.8
Alzamend Neuro, Inc.	$22.1
ContraFect Corporation	($9.1)
Cyclacel Pharmaceuticals, Inc.	($4.5)
Dermata Therapeutics, Inc.	($4.6)
Inhibikase Therapeutics, Inc.	($9.0)
NexImmune, Inc.	($9.3)
OKYO Pharma Limited	$40.4
Palisade Bio, Inc.	($11.5)
PaxMedica, Inc.	$8.6
Titan Pharmaceuticals, Inc.	$5.5
Vaccinex, Inc.	$12.6
Vtv Therapeutics Inc.	$22.1
VYNE Therapeutics Inc.	($9.1)

The Selected Publicly Traded Companies had implied total enterprise values between negative $11.5 million and $42.5 million. Ladenburg derived a median implied total enterprise value of $0.2 million for the Selected Publicly Traded Companies. Ladenburg then utilized the 25th and 75th percentile of implied total enterprise values to exclude potential outliers and provide a more representable sample of companies in its analysis. Using the 25th percentile and the 75th percentile of the implied total enterprise values, Ladenburg then calculated a range of implied total equity values for Timber (by subtracting an estimated negative $9.4 million of Timber Net Cash at the time of closing a Transaction based on information provided by Timber management), which was negative $17.4 million to negative $7.6 million. This compares to the Upfront Consideration value of $14.0 million and a Net Deal Value of $8.9 million as of August 18, 2023.

Analysis of Selected Precedent M&A Transactions

Ladenburg reviewed the financial terms, to the extent the information was publicly available, of the ten (10) most recent merger transactions of companies in the biopharmaceutical industry, which involved micro-cap companies in a similar financially distressed situation and continued to engage in developing its programs through a clinical stage of advancement (referred to as the “Selected Precedent M&A Transactions”). Although the Selected Precedent M&A Transactions were used for comparison purposes, none of the target companies were directly comparable to Timber. In its evaluation, Ladenburg did not exercise any judgement or exclusionary practices to add or remove relevant transactions that fit within such parameters Accordingly, an analysis of the results of such a comparison was not purely mathematical, but instead involved complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the merger value of such companies and Timber to which they were being compared. Ladenburg reviewed the percentage of premium to market capitalization at the time of the merger announcement. These transactions, including the date each was closed, were as follows below.

Selected Precedent M&A Transactions

Closed Date	Target	Acquirer	Stage of Dev.	Premium to Market Cap (%)
Pending	Zynerba Pharmaceuticals	Harmony Biosciences	Phase III	253%
Pending	Surface Oncology	Coherus BioSciences	Phase II	45%
Pending	Apexigen	Pyxis Oncology	Phase II	61%
6/8/2023	Satsuma Pharmaceuticals	Shin Nippon Biomedical	NDA Submitted	27%
12/1/2022	Renovacor	Rocket Pharmaceuticals	Phase I	47%
11/30/2022	Applied Genetic Technologies	Syncona Limited	Clinical	44%
2/3/2020	Aevi Genomic Medicine	Cerecor	Phase I/II	65%
7/31/2019	Realm Therapeutics	ESSA Pharma	Phase I	13%
10/1/2018	TxCell	Sangamo Therapeutics	Phase I/II	62%
8/31/2016	Transition Therapeutics	OPKO Health	Phase III	125%

The Selected Precedent M&A Transactions had a total premium to market capitalization range between 13% and 253%. Ladenburg derived a median premium to market capitalization of 54% for the Selected Precedent M&A Transactions. Ladenburg then utilized the 25th and 75th percentile of the premiums to market capitalization to exclude potential outliers and provide a more representable sample of companies in its analysis. Using the 25th percentile and the 75th percentile of the premiums to market capitalization, Ladenburg then calculated a range of implied total equity values for Timber (applied to Timber’s market capitalization of $4.5 million as of August 18, 2023), which was $6.0 million to $7.8 million. This compares to the Upfront Consideration value of $14.0 million (224% premium to market cap) and a Net Deal Value of $8.9 million (107% premium to market cap) as of August 18, 2023.

Analysis of Precedent Reverse Merger Transactions

Ladenburg reviewed the financial terms, to the extent the information was publicly available, of the 66 most recent qualifying reverse-merger transactions of companies in the biopharmaceutical industry (referred to as the “Selected Precedent Reverse Merger Transactions”). Although the Selected Precedent Reverse Merger Transactions were used for comparison purposes, none of the target companies were directly comparable to Timber. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involved complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the merger value of such companies and this Transaction to which they were being compared. Ladenburg reviewed the total premium to cash delivered to each target, along with other quantitative metrics. These transactions, including the date each was closed, were as follows below.

Closed Date	Surviving Company	Public Company	Value Delivered for Public Vehicle ($ million)
6/1/2023	Elicio Therapeutics	Angion Biomedica (Nasdaq:ANGN)	$7
5/31/2023	Cibus Global	Calyxt, Inc. (Nasdaq: CLXT)	$5
4/22/2023	GRI Bio	Vallon Pharmaceuticals (Nasdaq: VLON)	$29
3/20/2023	CalciMedica	Graybug Vision (Nasdaq:GRAY)	$15
3/7/2023	Carisma Therapeutics	Sesen Bio (Nasdaq:SESN)	$15
2/23/2023	Enliven Therapeutics	Imara (Nasdaq:IMRA)	$10
1/9/2023	Catheter Precision, Inc.	Ra Medical Systems (NYSE:RMED)	$4
12/29/2022	Disc Medicine	Gemini Therapeutics (Nasdaq:GMTX)	$10
12/27/2022	F351 (GNI Group)	Catalyst Biosciences (Nasdaq:CBIO)	$9
12/19/2022	Kineta, Inc.	Yumanity Therapeutics (Nasdaq:YMTX)	$26
11/8/2022	ARS Pharmaceuticals	Silverback Therapeutics (Nasdaq:SBTX)	$5
9/28/2022	Aceragen, Inc.	Idera Pharmaceuticals (Nasdaq:IDRA)	$7
9/15/2022	Lisata therapeutics (Cend)	Caladrius Biosciences (Nasdaq:CLBS)	$25
8/30/2022	Vivani Medical (Nano Precision)	Second Sight Medical (Nasdaq:EYES)	NA
7/5/2022	Syros Pharmaceuticals (Nasdaq:SYRS)	Tyme Technologies (Nasdaq:TYME)	$8
5/16/2022	Aprea Therapeutics, Inc.	Atrin Pharmaceuticals (NasdaqGS:APRE)	$15
10/24/2021	Quoin Pharmaceuticals, Inc.	Cellect Biotechnology Ltd. (Nasdaq:APOP)	$13
8/26/2021	Aadi Bioscience, Inc.	Aerpio Pharmaceuticals, Inc. (Nasdaq:ARPO)	$15
8/3/2021	Decoy Biosystems, Inc.	Indaptus Therapeutics (Intec) (Nasdaq:INDP)	$10
7/27/2021	Cytocom, Inc. (Statera)	Cleveland BioLabs, Inc. (Nasdaq:CBLI)	NA
6/28/2021	Tempest Therapeutics Inc.	Millendo Therapeutics, Inc. (Nasdaq:MLND)	$19
6/15/2021	ReShape Lifesciences Inc.	Obalon Therapeutics, Inc. (Nasdaq:OBLN)	$15
4/27/2021	Leading BioSciences, Inc.	Seneca Biopharma, Inc. (Nasdaq:SNCA)	$30
4/16/2021	MyMD Pharmaceuticals, Inc.	Akers Biosciences, Inc. (Nasdaq:AKER)	$5
3/31/2021	StemoniX Inc.	Cancer Genetics, Inc. (Nasdaq:CGIX)	$15
3/16/2021	ChemomAb Ltd.	Anchiano Therapeutics Ltd. (Nasdaq:ANCN)	$15
2/24/2021	Viracta Therapeutics, Inc.	Sunesis Pharmaceuticals (Nasdaq:SNSS)	$16
1/28/2021	Quellis Biosciences, Inc.	Catabasis Pharmaceuticals (Nasdaq:CATB)	$25
12/22/2020	Yumanity Therapeutics Inc.	Proteostasis Therapeutics (Nasdaq:PTI)	$34
12/1/2020	Petros Pharmaceuticals, Inc.	Neurotrope, Inc. (NasdaqCM:NTRP)	$4
11/23/2020	F-star Therapeutics, Limited	Spring Bank Pharmaceuticals, Inc.	$23
11/5/2020	Ocuphire Pharma, Inc.	Rexahn Pharmaceuticals (Nasdaq:REXN)	$16
10/27/2020	Viridian Therapeutics, Inc.	Miragen Therapeutics, Inc. (NasdaqCM:MGEN)	$15
9/15/2020	Adicet Bio, Inc.	resTORbio, Inc. (NasdaqGS:TORC)	$8
9/14/2020	Anelixis Therapeutics, LLC	Novus Therapeutics, Inc. (NasdaqCM:NVUS)	$5

Closed Date	Surviving Company	Public Company	Value Delivered for Public Vehicle ($ million)
7/6/2020	Kiq Bio LLC	Unum Therapeutics, Inc. (Nasdaq: UMRX)	$17
6/15/2020	Forte Biosciences, Inc.	Tocagen Inc. (NasdaqGS:TOCA)	$8
5/28/2020	Larimar Therapeutics, Inc.	Zafgen, Inc. (NasdaqGS:ZFGN)	$5
5/26/2020	Histogen, Inc.	Conatus Pharmaceuticals (Nasdaq:CNAT)	$23
5/22/2020	Qualigen, Inc.	Ritter Pharmaceuticals (Nasdaq:RTTR)	NA
5/18/2020	Timber Pharmaceuticals	BioPharmX Corporation (AMEX:BPMX)	$16
4/1/2020	Curetis NV (Euronext: CURE)	OpGen, Inc. (NasdaqCM:OPGN)	$7
1/9/2020	Protara Therapeutics, Inc.	Proteon Therapeutics, Inc. (Nasdaq: PRTO)	$5
12/30/2019	NeuroBo Pharmaceuticals, Inc.	Gemphire Therapeutics Inc. (Nasdaq: GEMP)	$8
11/7/2019	Venus Concept Ltd.	Restoration Robotics, Inc. (Nasdaq: HAIR)	$20
9/27/2019	Ocugen, Inc.	Histogenics Corporation (Nasdaq: HSGX)	NA
8/31/2019	Brickell Biotech, Inc.	Vical Incorporated (Nasdaq: VICL)	$4
7/31/2019	ESSA Pharma (Nasdaq:EPIX)	Realm Therapeutics plc (Nasdaq: RLM)	$1
7/22/2019	Salarius Pharmaceuticals, LLC	Flex Pharma, Inc. (Nasdaq: FLKS)	$4
7/15/2019	NeuBase Therapeutics	Ohr Pharmaceutical (Nasdaq: OHRP)	$7
6/10/2019	Oncternal Therapeutics, Inc.	GTx, Inc. (Nasdaq: GTXI)	$9
6/9/2019	Edesa Biotech Inc.	Stellar Biotechnologies, Inc. (Nasdaq: SBOT)	$2
5/9/2019	Armata Pharmaceuticals (f.k.a C3J)	Ampliphi Biosciences (NYSE: APHB)	$10
5/6/2019	Adynxx, Inc.	Alliqua BioMedical, Inc. (Nasdaq: ALQA)	$3
4/23/2019	Mereo BioPharma (AIM:MPH)	Oncomed Pharmaceuticals (Nasdaq: OMED)	$20
4/12/2019	Immunic AG	Vital Therapies, Inc. (Nasdaq:VTL)	$10
3/26/2019	Enlivex Therapeutics Ltd.	Bioblast Pharma Ltd. (Nasdaq: ORPN)	$5
3/18/2019	PDS Biotechnology Corporation	Edge Therapeutics, Inc. (Nasdaq: EDGE)	$5
3/13/2019	X4 Pharmaceuticals, Inc.	Arsanis, Inc. (Nasdaq: ASNS)	$29
1/24/2019	Seelos Therapeutics, Inc.	Apricus Biosciences, Inc. (Nasdaq:APRI)	$8
12/7/2018	Millendo Therapeutics, Inc.	OvaScience, Inc. (Nasdaq: OVAS)	$5
10/12/2018	Aravive Biologics, Inc.	Versartis, Inc. (Nasdaq: VSAR)	$0
2/13/2018	Vaxart, Inc.	Aviragen Therapeutics, Inc. (Nasdaq: AVIR)	$44
1/30/2018	Innovate Biopharmaceuticals, Inc.	Monster Digital, Inc. (Nasdaq: MSDI)	$6
1/17/2018	Evofem Biosciences, Inc.	Neothetics, Inc. (Nasdaq: NEOT)	$29
1/4/2018	Rocket Pharmaceuticals, Ltd	Inotek Pharmaceuticals Corp (Nasdaq: ITEK)	$5

The Selected Precedent Reverse Merger Transactions had a median value delivered for the public vehicle (net of cash) of $10.0 million, respectively. These values were calculated by subtracting the cash of the acquired company from the total value attributed to the surviving company in the merger. Ladenburg used this analysis to create a hypothetical scenario in which Timber were to conduct a reverse merger transaction and receive a premium value to its estimated negative cash balance at the time of closing. This compares to the premium ascribed to Timber (net of cash) of $23.4 million given the Upfront Consideration of $14.0 million and an estimated negative $9.4 million of cash.

Analysis of Timber Volume Weighted Average Price

Ladenburg reviewed the average volume-weighted average price (VWAP) of the Shares from February 2023 through August 2023 to analyze a VWAP for 18-months, 12-months, 6-months, 3-months and 1-month period. Ladenburg then compared these VWAP prices (referenced below) to the closing Share price as of August 18, 2023 and the Upfront Consideration value per Share (calculated using the Upfront Consideration of $14.0 million divided by approximately 3.4 million shares) and the Net Deal Value per Share (calculated using the expected $8.9 million Net Deal Value divided by approximately 3.4 million Shares).

Time-Period	VWAP
18-Months	$6.23
12-Months	$2.47
6-Months	$1.85
3-Months	$1.78
1-Month	$1.56
Current (as of August 18, 2023)	$1.42

Upfront Consideration Value Per Share	$4.14
Net Deal Value Per Share	$2.62

The summary set forth above does not purport to be a complete description of all the analyses performed by Ladenburg. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Ladenburg did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Ladenburg believed, and advised the Board, that its analyses must be considered as a whole. Selecting portions of its analyses and the factors considered by it without considering all analyses and factors could create an incomplete view of the process underlying its Opinion. In performing its analyses, Ladenburg made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Timber. These analyses performed by Ladenburg are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. The analyses supplied by Ladenburg and its Opinion were among several factors taken into consideration by the Board in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

Ladenburg was selected by the Timber management team to render an opinion to the Board because Ladenburg is a nationally recognized investment banking firm and because, as part of its investment banking business, Ladenburg is regularly engaged in the valuation of businesses and their securities in connection with mergers, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, Ladenburg or certain of its affiliates, as well as investment funds in which it or its affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, Timber or any other party that may be involved in the Merger and/or their respective affiliates. Consistent with applicable legal and regulatory requirements, Ladenburg has adopted policies and procedures to establish and maintain the independence of its research department and personnel. As a result, Ladenburg’s research analyst may hold views, make statements or investment recommendations and/or public research reports with respect to Timber and the proposed Merger that may differ from the views of its investment banking personnel.

In connection with its services, and pursuant to the Engagement Letter, Ladenburg received a $165,000 fee in connection with delivering its opinion, of which Ladenburg received a $50,000 upfront retainer with the remaining $115,000 paid when Ladenburg issued the opinion to Timber. In the two (2) years preceding the date hereof, Ladenburg has not had a material relationship with Timber or any of its affiliates, other than as described above. In the two (2) years preceding the date hereof, Ladenburg has not had a material relationship with LEO or any of its affiliates. Ladenburg and its affiliates may in the future seek to provide investment banking or financial advisory services to Timber and LEO and/or their respective affiliates and expect to receive fees for the rendering of these services.

Certain Effects of the Merger

If the Merger Agreement is approved by our stockholders and the other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will be merged with and into Timber, and Timber will be the Surviving Corporation. When the Merger is completed, Timber will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of Parent.

Upon completion of the Merger, each Share issued and outstanding immediately prior to Effective Time (other than Dissenting Shares) will be cancelled and converted into the right to receive (i) an upfront payment in cash equal to (A) $14 million less the Black Scholes Value Payments plus the aggregate exercise price of all the In-the-Money Company Stock Options divided by (B) the aggregate number of Shares, In-the-Money Company Stock Options and Company RSUs issued and outstanding immediately prior to the Effective Time, net of applicable tax withholding, without interest, and (ii) one CVR. Our current stockholders will cease to have ownership interests in Timber or rights as our stockholders. Therefore, our current stockholders will not participate in any of our future earnings or growth and will not benefit from any appreciation in our value.

Our Common Stock is currently registered under the Exchange Act and is listed on NYSE American under the symbol “TMBR.” As a result of the Merger, we will no longer be a publicly traded company, and there will be no public market for our Common Stock. After the Merger, our Common Stock will cease to be listed on NYSE American, and price quotations with respect to sales of Shares in the public market will no longer be available. In addition, registration of our Common Stock under the Exchange Act will be terminated. This termination will make certain provisions of the Exchange Act, such as the requirement of furnishing a proxy or information statement in connection with stockholders’ meetings, no longer applicable to us. After the Effective Time, we will also no longer be required to file periodic reports with the SEC on account of our Common Stock.

The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation.

At the Effective Time, our certificate of incorporation will be amended in its entirety to be as set forth in Exhibit B to the Merger Agreement.

Effects on Timber if the Merger is Not Completed

In the event that the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their Shares in connection with the Merger. Instead, we will remain an independent public company and our Common Stock will continue to be listed on NYSE American, but we may not have sufficient capital to continue to operate our business or repay the Bridge Loan and we may be insolvent and be required to seek the protection of the bankruptcy courts and, without additional funding or a strategic transaction, we would likely be delisted from the NYSE American.

As previously disclosed, based on recurring losses and negative cash flow from operations for the six (6) months ended June 30, 2023, as well as current cash and liquidity projections, we have concluded that there is substantial doubt about our ability to continue as a going concern. We expect the cash, cash equivalents, and investments of approximately $570,000 at August 30, 2023, plus the amount of the Bridge Loan, will only be able to allow us to operate our business through October 2023 and we will likely need to seek the protection of the bankruptcy courts if the Merger is not completed.

Under certain circumstances, if the Merger Agreement is terminated, we may be obligated to pay the Termination Fee of $420,000 to Parent, as well as, under certain circumstances, to reimburse up to $420,000 of Parent’s fees and expenses incurred in connection with the Merger Agreement and the contemplated transactions. See, “THE MERGER AGREEMENT—Termination Fee” beginning on page 53 of this proxy statement for more information.

Delisting and Deregistration of our Common Stock

If the Merger is consummated, our Common Stock will be delisted from NYSE American and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. There will be no further public market for Shares of our Common Stock.

Interests of Certain Persons in the Merger

In considering the Board Recommendation with respect to the Merger Agreement, holders of Shares of our Common Stock should be aware that our executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that our stockholders vote in favor of adopting the Merger Agreement.

Mr. Koconis, our Chief Executive Officer, President and Chairman of the Board, served as executive vice president of the United States of the Parent and the president and chief executive officer of an affiliate of Parent from 2009 to 2014. Mr. Koconis has previously disclosed such relationship to our Board. Our Board was fully informed and aware of such relationship when evaluating the Merger Agreement, including the Merger, and making the Board Recommendation. Mr. Koconis, along with the other members of the Board and executive officers, will not receive any additional consideration in connection with the Merger, except as otherwise disclosed in this proxy statement.

David Cohen, a non-employee director, has been a consultant to Parent since 2020, receiving compensation in an amount of no more than $27,500 per year. Dr. Cohen has previously disclosed such relationship to our Board and Parent. Dr. Cohen and Parent have abstained from any conversations relating to the Merger Agreement, the transactions contemplated thereby, including the Merger, and related transaction documents, since the beginning of negotiations between us and Parent. Our Board was fully informed and aware of such relationship when evaluating the Merger Agreement, including the Merger, and making the Board Recommendation. Dr. Cohen, along with the other members of the Board, will not receive any additional consideration in connection with the Merger, except as otherwise disclosed in this proxy statement.

On August 20, 2023, the Compensation Committee (the “Committee”) of the Board approved grants of restricted stock units to certain of its employees and executive officers as retention awards under the Company’s 2020 Omnibus Incentive Plan, as amended. Specifically, with respect to the executive officers, the Committee approved a grant of (i) 70,385 restricted stock units to John Koconis, the Company’s Chief Executive Officer, President and Chairman of the Board, (ii) 35,193 restricted stock units to Alan Mendelsohn, the Company’s Chief Medical Officer and Executive Vice President and (iii) 35,193 restricted stock units to Joseph Lucchese, the Company’s Chief Financial Officer and Executive Vice President, Treasurer and Secretary.

Timber and the Parent are currently discussing potential arrangements and/or payments, in connection with the consummation of the Merger, aimed at retaining certain executive officers and employees to continue Timber’s operations and clinical trials, subject to the recipient remaining in continuous service to Parent.

See “THE MERGER AGREEMENT—Stockholdings and Stock Awards” beginning on page 32 of this proxy statement for information detailing the Shares of Company Stock Options, Company Warrants and Company RSUs held by our executive officers and non-employee directors.

Stockholdings and Stock Awards

The following table shows the aggregate number of Shares held by each person who served as a director or executive officer of us at any time since the beginning of our last fiscal year, the aggregate number of options awarded to such persons that will be vested in full at the Effective Time, and the aggregate number of Shares underlying such options awarded to such persons.

Our current executive officers are John Koconis, Chief Executive Officer, President and Chairman of the Board, Jospeh Lucchese, Chief Financial Officer, Executive Vice President, Treasurer and Secretary and Alan Mendelsohn, Chief Medical Officer and Executive Vice President. All such executive officers are our named executive officers in our most recent definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023.

	Number of Shares	Number of Shares underlying Options (1)	Number of Shares underlying RSUs (2)	Number of Shares underlying VARS (1)	Dollar Value of All Equity Awards and Shares of Common Stock (3)
Officers
John Koconis	400	74,810	70,385	4,193	$229,156.30
Joseph Lucchese	0	37,670	35,193	0	$109,771.60
Alan Mendelsohn	50	35,465	35,193	0	$109,899.10
Zachary Rome(4)	0	11,220	0	0	$0

Non-Employee Directors
Edward J. Sitar	3,050	9,765	5,327	0	$26,102.38
David Cohen	2,000	7,538	4,100	0	$19,204.00
Gianluca Pirozzi	2,000	7,538	4,100	0	$19,204.00
Lubor Gaal	2,000	7,538	4,100	0	$19,204.00

_________________

(1)

Pursuant to the terms of the Merger Agreement, (i) In-the-Money Stock Options, whether vested or unvested, shall be canceled and automatically converted into the right to receive, for each Share underlying such In-the-Money Company Stock Option, without interest and net of applicable tax withholding, (1) an amount in cash from Parent or the Surviving Corporation equal to the excess of the Upfront Consideration over the per Share exercise price of such In-the-Money Company Stock Option and (2) one CVR and (ii) Out-of-the-Money Stock Options, shall be canceled and automatically converted into the right to receive, for each Share underlying such Out-of-the-Money Company Stock Option, without interest and net of applicable tax withholding, (1) the right to receive, upon the occurrence of any Milestone Payment (as defined in the CVR Agreement), a cash payment, if any, equal to (A) the amount, if any, by which (i) the Upfront Consideration plus the applicable Milestone Payment plus any Milestone Payment that was previously paid in respect of such Share underlying such Out-of-the-Money Company Stock Option exceeds (ii) the per Share exercise price of such Out-of-the-Money Company Stock Option, minus (B) the gross amount of Milestone Payments previously paid with respect to such Share underlying such Out-of-the-Money Company Stock Option.

(2)

Pursuant to the terms of the Merger Agreement, each Company RSU that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall be canceled and automatically converted into the right to receive, for each Share underlying such Company RSU, without interest and net of applicable tax withholding, (i) an amount in cash from Parent or the Surviving Corporation equal to the Upfront Consideration and (ii) one CVR.

(3)	Based on the estimated “net” initial purchase price per Share of $2.55 as of August 30, 2023.
(4)	Mr. Rome resigned from his positions as the Chief Operating Officer and Executive Vice President on March 4, 2022.

Employment Agreements

John Koconis is entitled to certain severance benefits pursuant to the terms of his existing Offer Letter with us, the terms of which are described in note 2 to the Golden Parachute Compensation Table below.

Indemnification of Officers and Directors

The Merger Agreement requires that, for six (6) years from and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless all of our and our subsidiaries’ present or former officers or directors (the “Covered Persons”) to the same extent such persons were indemnified as of the date of the Merger Agreement by us pursuant to our certificate of incorporation and bylaws (the “Existing Indemnification Arrangements”) arising out of acts or omissions in their capacity as directors, officers or agents of us or any of our subsidiaries occurring at or prior to the Effective Time.

In addition, the Merger Agreement provides that, for not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation and the organizational documents of each subsidiary of Timber will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are in existence on the date of the Merger Agreement.

The Merger Agreement also requires that, for a period of six (6) years from the Effective Time, the Surviving Corporation and subsidiaries of Timber shall maintain in effect policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “D&O Insurance”) in effect as of the date of the Merger Agreement to the extent related to actions or omissions taken prior to the Effective Time. The Surviving Corporation may substitute policies that are not less advantageous than our existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay annual premiums for the D&O Insurance in excess of 200% of the last annual premium paid by Timber prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount. The Merger Agreement provides that, in lieu of the foregoing, we may purchase, prior to the Effective Time, at prevailing market rates, a six year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current D&O Insurance maintained by us with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated by the Merger Agreement and full prior acts coverage for all acts or omissions taking place before the tail policy becomes effective.

Finally, the Merger Agreement provides that, in the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other person or entity and shall not be the continuing or Surviving Corporation or (ii) transfers all or substantially all of its properties and assets to any person or entity, then proper provision shall be made so that such continuing or Surviving Corporation or entity or transferee of such assets shall assume all of the obligations set forth in the applicable indemnification provisions of the Merger Agreement.

Golden Parachute Compensation—Quantification of Potential Payments to Timber’s Named Executive Officers in Connection with the Transactions

This section sets forth the information required by Item 402(t) of Regulation S-K, which requires disclosure of information regarding the compensation for each of our “named executive officers” whose compensation was disclosed in the Definitive Proxy Statement on Schedule 14A filed by us on May 1, 2023, that is based on or otherwise relates to the Merger. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section we use such term to describe the Merger-related compensation payable to our named executive officers.

The amounts set forth in the table below, which represent an estimate of each named executive officer’s golden parachute compensation as of August 30, 2023, calculated in accordance with the SEC’s rules on disclosing golden parachute compensation, assume the Merger was consummated on August 30, 2023, the latest practicable date prior to the filing of this proxy statement.

Name(1)	Cash ($)(2)	Equity ($)(3)	Total ($)
Named Executive Officers
John Koconis	286,493	228,136.30	514,629.30
Joseph Lucchese	-	109,771.60	109,771.60
Alan Mendelsohn	-	109,771.60	109,771.60
Zachary Rome (4)	-	-	-

_______________

(1)	Messrs. Koconis, Lucchese and Mendelsohn are referred to as “Active NEOs”.
(2)

Represents, with respect to Mr. Koconis, the cumulative severance payable pursuant to his offer letter dated June 20, 2019 (the “Koconis Offer Letter”), assuming that his employment is terminated without cause effective August 30, 2023. Pursuant to the Koconis Offer Letter, Mr. Koconis is entitled to severance in an amount equal to nine (9) months’ base salary in the event that his employment is terminated without cause. The amount included in the column above for Mr. Koconis was calculated based on his base salary as in effect on August 30, 2023 ($381,990).

(3)

Represents the aggregate payments to be made in respect of stock options, value appreciation rights (“VARs”) and Company RSUs, less, in the case of stock options and VARs, the applicable exercise prices. The amounts in this column with respect to Active NEOs are all “single trigger” in nature, which means that they are being fully vested (to the extent unvested) and canceled in exchange for the Merger Consideration (less the applicable exercise prices in the case of stock options and VARs). Treatment of all such awards in the Merger is described in greater detail in “THE MERGER AGREEMENT—Company Stock Options,” “THE MERGER AGREEMENT—Company RSUs” and "THE MERGER AGREEMENT—Company Warrants” beginning on pages 42, 43 and 43, respectively, of this proxy. The amounts included in this column are based on Mr. Koconis, Mr. Lucchese and Dr. Mendelsohn having, respectively, 45,010, 22,505 and 22,505 stock options (each with an exercise price of $1.66 per Share), and 70,385, 35,193 and 35,193 Company RSUs, and Mr. Koconis having 4,193 VARs with an exercise price of $0.50 per Share, and further assumes that the Upfront Consideration is the estimated “net” initial purchase price per Share of $2.55 as of August 30, 2023.

(4)	Mr. Rome resigned from his positions as the Chief Operating Officer and Executive Vice President on March 4, 2022.

Other Employee Benefits

Pursuant to the Merger Agreement, during the period beginning on the Effective Time and ending on the first (1st) anniversary of the Effective Time (or, if shorter, during the applicable period of employment of a Company employee who continues to be employed by the Surviving Corporation (or an affiliate) without interruption after the Effective Time (a “Continuing Employee”), the Surviving Corporation shall provide to each Continuing Employee, (i) a base salary or base wages and cash target bonus opportunity no less than the base salary or base wages and cash target bonus opportunity of such Continuing Employee immediately prior to the Effective Time, and (ii) benefits that are substantially comparable in the aggregate to either (A) those offered to similarly situated newly hired employees of Parent or Parent’s affiliates or (B) those offered by Timber to the Continuing Employees as of immediately prior to the Effective Time (other than any equity or equity-based and change in control or transaction-based compensation or benefits or severance pay or post-employment health or welfare benefits).

Pursuant to the Merger Agreement, following the Effective Time, Parent shall, or cause the Surviving Corporation to, cause any employee benefit or health or welfare plans sponsored or maintained by Parent or the Surviving Corporation or their subsidiaries in which the Continuing Employees are eligible to participate following the Effective Time, other than retiree health or life insurance plans and any defined benefit pension plans (collectively, the “Post-Closing Plans”) to recognize the service of each Continuing Employee with us or our subsidiaries prior to the Effective Time for purposes of vesting and eligibility and for purposes of determining paid time off, sick leave and severance benefits under such Post-Closing Plans, except to the extent that recognizing such service would result in a duplication of benefits for the same period of service. Parent shall also use commercially reasonable efforts to (i) waive or cause to be waived any preexisting condition limitations of a Continuing Employee to the same extent such limitations are waived under a comparable plan of Timber or its subsidiaries applicable to such Continuing Employee prior to the Effective Time and (ii) credit each Continuing Employee for any deductibles and out-of-pocket expense incurred by such Continuing Employee in the calendar year in which the Effective Time occurs for purposes of annual deductible and out-of-pocket expense limits under Parent’s medical, dental, vision and drug plans.

The provisions of the Merger Agreement will not confer upon any Continuing Employee or other service provider any right to continue in the employ or service (or to any term or condition of employment or service) of Parent, the Surviving Corporation, or any affiliate of Parent, nor will the provisions of the Merger Agreement create any third-party beneficiary rights in any Continuing Employee or any of our, or any of our subsidiaries’, current or former service providers (or any beneficiaries or dependents thereof). The Merger Agreement provides that it is not intended to limit the ability of Parent or the Surviving Corporation or any of their affiliates to modify or terminate any benefit or compensation arrangement, or their right to terminate the employment or service of any Continuing Employee or other person.

REGULATORY MATTERS

Except for the filing of a certificate of merger with the Secretary of State of the State of Delaware on or before the effective date of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or completion of the Merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income tax consequences of the Merger to holders whose Shares are converted into the right to receive Upfront Consideration and CVRs pursuant to the Merger. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Treasury Regulations”) and administrative guidance and judicial interpretations thereof, each in effect as of the date of this preliminary proxy statement, and all of which are subject to change, possibly with retroactive effect. We have not sought, and do not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) or any opinion of counsel with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed herein or that a court will not sustain any challenge by the IRS in the event of litigation.

This discussion applies only to holders that hold their Shares as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a comprehensive description of all U.S. federal income tax considerations that may be relevant to the Merger. This discussion does not address consequences relevant to holders of Shares subject to special rules, including, but not limited to:

●

a holder that is a regulated investment company, real estate investment trust, cooperative, bank or certain other financial institution, insurance company, tax-exempt organization (including a private foundation), governmental organization, retirement or pension plan, dealer in securities or foreign currency, trader that uses the mark-to- market method of accounting with respect to its securities, expatriate or former long-term resident of the United States;

●

a holder that is, or holds Shares through, a partnership, S corporation or other pass-through entity, or a controlled foreign corporation or passive foreign investment company, for U.S. federal income tax purposes;

●

a holder that holds Shares as part of a straddle, hedging, constructive sale, conversion or other integrated transaction, or that is required to recognize income or gain with respect to the Merger no later than such income or gain is required to be reported on an applicable financial statement;

●	a holder that holds Shares as qualified small business stock for purposes of Sections 1045 or 1202 of the Code;

●

a holder that exercises appraisal rights in the Merger, or received the Shares as compensation, pursuant to the exercise of employee stock options, stock purchase rights or stock appreciation rights, or as restricted stock;

●	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; and

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the CVRs being taken into account in an applicable financial statement.

In addition, this discussion does not address any aspect of the alternative minimum tax, or the Medicare contribution tax on net investment income tax.

If a partnership (or another entity or arrangement treated as a partnership, or other pass-through entity for U.S. federal income tax purposes) holds Shares, the tax treatment of its partners or members generally will depend on the status of the partner or member, the activities of the partnership or other entity and certain determinations made at the partner level. Accordingly, partnerships and other entities or arrangements treated as partnerships or other pass-through entities for U.S. federal income tax purposes that hold Shares, and partners or members in those entities or arrangements, are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them of the Merger.

This discussion is for informational purposes only and is not tax advice. Holders of Shares should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the Merger, under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

U.S. Holders

For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (A) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (B) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

The exchange of a Share for the Merger Consideration, i.e., the Upfront Consideration plus a CVR, pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

The amount and timing of gain or loss recognized by a U.S. Holder depends in part on the U.S. federal income tax treatment of the receipt of the CVRs as a “closed transaction” or an “open transaction”, which is subject to some uncertainty. The installment method of reporting any gain attributable to the receipt of or payments on the CVRs will not be available because the Shares are traded on an established securities market.

There is no legal authority expressly addressing whether contingent payment rights with characteristics similar to the rights under the CVRs should be treated as received as part of either a closed transaction or an open transaction. Accordingly, U.S. Holders are urged to consult their tax advisors regarding this issue. The receipt of the CVRs would generally be treated as an “open transaction” if the value of the CVRs cannot be “reasonably ascertained.” Under Treasury Regulations, however, the value of contingent payment obligations would not be reasonably ascertainable only in “rare and extraordinary” cases. Under these Treasury Regulations, if the fair market value of the CVRs is reasonably ascertainable, then the receipt of the CVRs will be a closed transaction and the fair market value of the CVRs accordingly is includible as additional consideration received by a U.S. Holder in the Merger for purposes of determining gain or loss. The CVRs might be treated as debt instruments for U.S. federal income tax purposes, but as this treatment is unlikely, the discussion below does not address the U.S. federal income tax consequences of such a characterization.

U.S. Holders are urged to consult their tax advisors regarding the proper characterization, method of tax accounting and tax reporting with respect to receipt of a CVR under the closed transaction method or open transaction method, as applicable, in their respective circumstances.

Treatment as Closed Transaction. If the receipt of a CVR is part of a closed transaction for U.S. federal income tax purposes, a U.S. Holder who sells or exchanges Shares pursuant to the Merger generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received plus the fair market value (determined as of the Effective Time) of the CVRs received and (ii) the U.S. Holder’s adjusted tax basis in the Shares sold or exchanged. No express guidance under current U.S. federal income tax law is available regarding the proper method for determining the fair market value of the CVRs. Any capital gain or loss recognized will be long-term capital gain or loss if the U.S. Holder’s holding period for such Shares exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss generally will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger.

The character of any gain, income or loss recognized with respect to a Milestone Payments received pursuant to a CVR is uncertain. Milestone Payments may be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income, including in part as imputed interest, as described more fully below. If any Milestone Payment received by a U.S. Holder (except to the extent any portion of such payment is required to be treated as imputed interest, as described below) is treated an amount realized on the disposition of the applicable CVR by the U.S. Holder, such U.S. Holder should recognize gain equal to the difference between the Milestone Payment (less any portion of such payment required to be treated as imputed interest, as described below) and the U.S. Holder’s adjusted tax basis in the applicable CVR and, if the CVR expires without the milestone being achieved, as described in the CVR Agreement, loss equal to the U.S. Holder’s adjusted tax basis in the applicable CVR. A U.S. Holder’s adjusted basis in a CVR generally will equal the CVR’s fair market value when the CVR was received pursuant to the Merger. The gain or loss will generally be long-term capital gain or loss if the U.S. Holder has held the applicable CVR (or possibly the Share in respect of which such CVR was received) for more than one year at the time of such payment or expiry. The deductibility of capital losses is subject to limitations.

Treatment as Open Transaction. If the receipt of a CVR pursuant to the Merger is treated under the open transaction method of accounting for U.S. federal income tax purposes, the fair market value of the CVR will not be treated as additional consideration for the Shares at the time the CVR is received, and the U.S. Holder will not have any tax basis in the CVR. Instead, the U.S. Holder will take Milestone Payments pursuant to a CVR into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Generally, a portion of such payments will be treated as imputed interest, as described in more detail below, and the balance as additional consideration recognized in exchange for the Shares.

Although not entirely clear, the Upfront Consideration and the portion of any Milestone Payment that is not treated as imputed interest will generally be applied first against a U.S. Holder’s adjusted tax basis in the Shares and any excess thereafter treated as capital gain. A U.S. Holder will recognize capital loss with respect to a Share to the extent that the holder’s adjusted tax basis in such Share exceeds the Upfront Consideration plus the Milestone Payments (other than imputed interest), if any, and a U.S. Holder may not be able to recognize such loss until the resolution of all contingencies under the CVR. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holders’ holding period in the Share exceeds one year. The deductibility of capital losses is subject to limitations. Gain or loss generally will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged pursuant to the Merger.

Imputed Interest. If any Milestone Payment is made more than one year after the Effective Time, a portion of such payment may be treated as imputed interest that is ordinary income to a U.S. Holder. The portion of any Milestone Payment treated as imputed interest will be determined at the time such payment is made and generally should equal the excess of (i) the amount of the Milestone Payment over (ii) the present value of such amount as of the Effective Time, calculated using the applicable federal rate as the discount rate. A U.S. Holder must include in its taxable income imputed interest using such stockholder’s regular method of accounting for U.S. federal income tax purposes.

Information Reporting and Backup Withholding. Information reporting to the IRS generally will be required with respect to payments of the Upfront Consideration as well as to Milestone Payments made pursuant to the CVRs, to U.S. Holders other than corporations and certain exempt recipients. In addition, backup withholding may apply to such payments to a U.S. Holder that fails to furnish a correct taxpayer identification number or a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of Shares that is neither a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes nor a U.S. Holder.

Any gain realized by a Non-U.S. Holder upon the exchange of Shares pursuant to the Merger generally will not be subject to U.S. federal income tax unless:

●

the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and, if an applicable treaty so provides, is also attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the (i) Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (as described above under “Tax Consequences to U.S. Holders”) and (ii) if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate); or

●

the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Effective Time and certain other conditions are met, in which case the Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S. source losses, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses).

Generally, if payments are made to a Non-U.S. Holder with respect to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate) of the portion of any such payments treated as imputed interest (as discussed above under “Tax Consequences to U.S. Holders—Imputed Interest”), unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agent.

Information Reporting and Backup Withholding. Information reporting may apply to payments to a Non-U.S. Holder with respect to the Upfront Consideration and Milestone Payments under the CVRs. However, backup withholding generally will not apply to payments to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors to determine which IRS Form W-8 is appropriate.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is properly and timely furnished by such Non-U.S. Holder to the IRS.

Additional Withholding Tax on Payments to Foreign Accounts. Under the “Foreign Account Tax Compliance Act” provisions of the Code, related U.S. Treasury guidance and related intergovernmental agreements (“FATCA”), Parent or another applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments on the CVRs treated as imputed interest and paid to “foreign financial institutions” or “non-financial foreign entities” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and information reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. In general, no such withholding will be required with respect to a person that timely provides certifications that establish an exemption from FATCA withholding on a valid IRS Form W-8. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. A Non-U.S. Holder may be able to claim a credit or refund of the amount withheld under certain circumstances.

Under currently proposed Treasury Regulations, FATCA withholding does not apply to payments of gross proceeds from the sale or other disposition of property of a type that can generate U.S. source interest or dividends, including the Shares. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Non-U.S. Holders should consult their tax advisors regarding the possible implications of the FATCA rules on their receipt of, and payments with respect to, the CVRs.

THE MERGER AGREEMENT

This section of the proxy statement describes the material provisions of the Merger Agreement but does not purport to describe all the provisions of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is included as Annex A to this proxy statement and is incorporated by reference herein in its entirety. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. The Merger Agreement has been included to provide you with information regarding its terms. It is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the SEC, which are available without charge at www.sec.gov.

Structure of the Merger

On August 20, 2023, we entered into the Merger Agreement with Parent and Merger Sub. If all of the conditions to the Merger are satisfied or waived in accordance with the Merger Agreement, Merger Sub will merge with and into Timber. Upon consummation of the Merger, the separate corporate existence of Merger Sub will cease, and Timber will continue as the Surviving Corporation and become a wholly-owned subsidiary of Parent.

Effective Time of the Merger

The Merger will become effective upon the filing of a certificate of Merger with the Secretary of State of the State of Delaware or such later time as agreed upon by Parent and us and specified in the certificate of Merger. The closing of the Merger will occur on a date specified by us and Parent, which will be no later than the third business day after the conditions to effect the Merger set forth in the Merger Agreement have been satisfied or waived, or such other date as Parent and we may select. Although we expect to complete the Merger shortly after the Merger Agreement is adopted by our stockholders, and in any event, before November 15, 2023, we cannot specify when, or assure you that, we, Parent and Merger Sub will satisfy or waive all conditions to the Merger.

Certificate of Incorporation

At the Effective Time, our certificate of incorporation will be amended in its entirety to be as set forth in Exhibit B to the Merger Agreement.

Board and Officers of the Surviving Corporation

The directors and officers of Merger Sub immediately prior to the Effective Time will be the initial directors of the Surviving Corporation. Our currently-serving directors and officers will cease to serve as directors of the Surviving Corporation as of the Effective Time.

Consideration to Be Received in the Merger

At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time will automatically be cancelled and converted into (i) an upfront payment in cash equal to (A) $14 million less the Black Scholes Value Payments, plus the aggregate exercise price of all the In-the-Money Company Stock Options divided by (B) the aggregate number of Shares, In-the-Money Company Stock Options and Company RSUs issued and outstanding immediately prior to the Effective Time, net of applicable tax withholding, without interest, and (ii) one contingent value right, other than (a) Shares owned by us (as treasury stock or otherwise), Parent or Merger Sub, or any of our or their respective direct or indirect wholly-owned subsidiaries, immediately prior to the Effective Time, all of which will be cancelled without any payment and (b) Dissenting Shares held by our stockholders who have properly exercised their statutory rights of appraisal in accordance with Section 262. See “APPRAISAL RIGHTS” beginning on page 63 of this proxy statement.

The amount of the Upfront Consideration will be impacted by the value of the Black Scholes Value Payments based on certain variables, including the VWAP and volatility of the Common Stock prior to closing of the Merger. For example, based on the $3.02 closing price of the Common Stock on the NYSE American on August 30, 2023, the calculation of the Black Scholes Value Payments owed pursuant to the Company Warrants would have been $5,455,927. Accordingly, the Upfront Consideration as of such date would be calculated as follows: $14 million (a) minus (i) $5,455,927 million plus (ii) $253,302 divided by (b) 3,451,830 Shares, In-the-Money Company Stock Options and Company RSUs outstanding as of August 30, 2023, or $2.55 per Share. For illustrative purposes only, set forth below is (x) an estimated range of Black Scholes Value Payments payable to the Company Warrant holders based on different trading variables contained in the formula for determining the Black Scholes Value Payments contained in the Company Warrants and (y) the Upfront Consideration per Share (rounded down to the nearest hundredth) to be received by the Timber stockholders (based on 3,451,830 Shares, In-the-Money Company Stock Options and Company RSUs outstanding as of August 30, 2023):

Timber Stock Price as of Black Scholes Value Payment Calculation*	Total Black Scholes Value Payment**	Net Initial Price Per Share for Common Stockholders and Equity Holders***
$4.13	$7.7 million	$1.90
$4.00	$7.4 million	$1.98
$3.50	$6.4 million	$2.27
$3.00	$5.4 million	$2.56
$2.50	$4.4 million	$2.84
$2.00	$3.5 million	$3.12
$1.90	$3.3 million	$3.18

*

The Black Scholes Value Payments for certain Company Warrants are calculated as of the day immediately following the public announcement of the Merger and for other Company Warrants are calculated as of the closing of the Merger. The amount of the Black Scholes Value Payments for certain Company Warrants that are calculated as of the day immediately following the public announcement of the Merger is $241,317.

**

The Black Scholes Value Payments will be derived via the Bloomberg Option Pricing function for each respective series of Company Warrants and will not be finalized until the closing of the Merger and this value is subject to increase or decrease based on certain variables, including the VWAP and volatility of the Common Stock prior to closing of the Merger.

***	There are 151,309 In-the-Money Company Stock Options as of August 30, 2023, with an aggregate exercise price of $253,302.

Parent and the Surviving Corporation will be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares of our Common Stock such amounts as may be required to be deducted and withheld with respect to making such payment under the Code and the applicable Treasury Regulations issued pursuant thereto, or any other applicable state, local or foreign tax law.

Payment Procedures

On the closing date, Parent will deposit with a paying agent sufficient funds to pay the aggregate Upfront Consideration to be paid by Parent at the Effective Time. Promptly after the Effective Time, the paying agent will send to each holder of record of Shares as of the Effective Time, a letter of transmittal and instructions for use in the exchange of such Shares for the Merger Consideration. Each holder will be entitled to receive the Merger Consideration specified in the Merger Agreement, upon surrender to the paying agent of the stock certificates representing such Shares together with a valid letter of transmittal or, in the case of book-entry Shares, upon receipt by the paying agent of an “agent’s message” with respect to such Shares. No interest will be paid or will accrue on the cash payable upon the surrender or transfer of any stock certificate or book-entry Share to the paying agent. Any portion of such funds that remains unclaimed by the holders of Shares twelve (12) months after the Effective Time will be returned to Parent upon demand.

As soon as reasonably practicable following the Effective Time, but in any event no later than thirty (30) days following the Effective Time, the Surviving Corporation shall pay (or cause to be paid) to each holder of the Company Stock Options or Company RSUs, such holder’s payment in accordance with the terms of the Merger Agreement. As promptly as reasonably practicable after the Effective Time, Parent shall cause the paying agent to send, to each holder of record of Shares as of the Effective Time, a letter of transmittal and instructions for use in the exchange of such Shares for the Merger Consideration.

You should not send your Timber stock certificates to the paying agent until you have received transmittal materials from the paying agent. Please do not return your Timber stock certificates with the enclosed proxy, and please do not forward your stock certificates to the paying agent without a letter of transmittal.

If any of your certificates which immediately prior to the Effective Time represented outstanding Shares have been lost, stolen or destroyed, you will be entitled to obtain the Merger Consideration after you make an affidavit of that fact and, if required by Parent or the paying agent, post a bond.

If you hold Shares through a broker or other nominee, you must follow the procedures provided by your broker or other nominee in order to receive the Merger Consideration in respect of such Shares.

Treatment of Company Stock Options, Value Appreciation Rights, Restricted Stock Units & Warrants

Company Stock Options

Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each option (or portion thereof) to acquire Shares and each value appreciation right that is outstanding immediately prior to the Effective Time, whether vested or unvested that has a per Share exercise price:

•

(i) that is less than the Upfront Consideration (each, an “In-the-Money Company Stock Option”), shall fully vest and, by virtue of the Merger without any action on the part of the holder thereof, be canceled, surrendered and automatically converted into the right to receive, for each Share underlying such In-the-Money Company Stock Option, without interest and net of applicable tax withholding, (1) an amount in cash from Parent or the Surviving Corporation equal to the excess of the Upfront Consideration over the per Share exercise price of such In-the-Money Company Stock Option and (2) one CVR; or

•

(ii) that is equal to or more than the Upfront Consideration (each, an “Out-of-the-Money Company Stock Option”), shall be canceled and automatically converted into the right to receive, for each Share of Common Stock underlying such Out-of-the-Money Company Stock Option, without interest and net of applicable tax withholding, (1) the right to receive, upon the occurrence of any Milestone Payment (as defined in the CVR Agreement), a cash payment, if any, equal to (A) the amount, if any, by which (i) the Upfront Consideration plus the applicable Milestone Payment plus any Milestone Payment that was previously paid in respect of such Share of Common Stock underlying such Out-of-the-Money Company Stock Option exceeds (ii) the per Share exercise price of such Out-of-the-Money Company Stock Option, minus (B) the gross amount of Milestone Payments previously paid with respect to such Shares underlying such Out-of-the-Money Company Stock Option.

Company RSUs

Immediately prior to the Effective Time, each Company RSU that is outstanding, whether vested or unvested, shall fully vest (if not already vested) and, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and automatically converted into the right to receive, for each Share underlying such Company RSU, without interest and net of applicable tax withholding, (i) an amount in cash from Parent or the Surviving Corporation equal to the Upfront Consideration and (ii) one CVR.

Company Warrants

The Company Warrants that are issued and outstanding immediately prior to the Effective Time, have been amended pursuant to the Warrant Amendments to provide the warrant holders with the right to elect either (i) to exercise the Company Warrant in exchange for Merger Consideration or (ii) to have the Company or Surviving Corporation purchase the Company Warrant for an amount in cash equal to the Black Scholes Value (as defined in the applicable Company Warrant agreement) and the holders of such amended Company Warrants will not have the right to continue to hold warrants in the Surviving Corporation.

Representations and Warranties

The Merger Agreement contains representations and warranties that we made to Parent and Merger Sub regarding, among other things:

•	corporate matters, including due organization, power and qualification;
•	authorization, execution, delivery and performance and the enforceability of the Merger Agreement;
•	required governmental actions, permits or filings;
•

the absence of conflicts with, Timber or Timber’s subsidiaries’ organizational documents, applicable law and certain contracts, and the absence of creation of certain liens on Timber’s or Timber’s subsidiaries’ property or assets, in each case as a result of the delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein;

•	our capitalization;
•	our subsidiaries;
•	our SEC filings, financial statements and internal control over financial reporting;
•	information provided or included in this proxy statement
•

the absence of certain changes and events since December 31, 2022, including the absence of changes that have had or would reasonably be expected to have a Company Material Adverse Effect (as defined below) on us;

•	the absence of undisclosed liabilities;
•	compliance with laws and orders;
•	litigation;
•	properties and assets;
•	our intellectual property;
•	tax matters; employee benefit plans and labor matters;
•	regulatory compliance;
•	our material contracts;
•	key suppliers;
•	transactions with affiliates;
•	our insurance policies;
•	brokers’ fees;
•	the Board’s receipt of an opinion from Ladenburg; and
•	the absence of any conflicts with antitakeover statutes, including the DGCL Section 203.

In addition, Parent and Merger Sub made representations and warranties to us regarding, among other things:

•	corporate matters, including due organization, power and qualification;
•	authorization, execution, delivery and performance and the enforceability of the Merger Agreement;
•	the absence of any required governmental filings and consents;

•

the absence of conflicts with organizational documents, with applicable law and with certain contracts, and of creation of certain liens on the property or assets of Parent or Merger Sub, in each case as a result of the delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein;

•	the capitalization and operations of the Merger Sub;
•	litigation or other legal proceedings;
•	the absence of any omission or misstatement of material fact in the information Parent or any of its Subsidiaries provides to us for inclusion or incorporation by reference in this proxy statement;
•	absence of ownership of our Common Stock
•	brokers’ fees;
•	the solvency of Parent and the Surviving Corporation in the Merger, after giving effect to the Merger and the other transactions contemplated by the Merger Agreement;
•

Parent and Merger Sub’s independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of us and our subsidiaries; and

•	certain disclaimers relating to the due diligence investigation of Parent and Merger Sub in connection with the Merger and the other transactions contemplated by the Merger Agreement.

Several of our representations and warranties are qualified by a Company Material Adverse Effect standard. Pursuant to the Merger Agreement, a “Company Material Adverse Effect” means, with respect to us, any event, state of facts, circumstance, change, occurrence, development, condition or effect that, has had, or would reasonably be expected to have, a material adverse effect on: (i) the condition (financial or otherwise), business, operations, assets, liabilities or results of operations of Timber and its Subsidiaries, taken as a whole or (ii) Timber’s ability to consummate the transactions contemplated by the Merger Agreement on or before the End Date.

For the purposes of clause (ii), a Company Material Adverse Effect will not be deemed to include changes, effects, events, occurrences, circumstances, conditions or developments arising out of, relating to or resulting from:

•	changes in general economic conditions in the United States;
•	changes in securities or financial market conditions in the United States;
•	changes in general conditions in the industry in which Timber and its subsidiaries operate;
•	acts of war, sabotage or terrorism (whether the commencement or escalation thereof) or pandemics or natural disasters involving the United States;
•	changes in general political or social conditions in the United States;
•	changes in laws affecting Timber and its subsidiaries;
•	changes in GAAP affecting Timber and its subsidiaries;
•	changes in the trading price or trading volume of our Common Stock;
•	the failure to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, in and of itself; or
•	the announcement of the transactions contemplated by the Merger Agreement.

The following events shall be deemed to constitute a Company Material Adverse Effect:

•

failure of any ongoing clinical study of any of TMB-001, TMB-003, BPX-01 and BPX-04 to meet its primary endpoint, including failure of the ASCEND Study (TMB01-301) to meet its primary endpoint at the conclusion of such study (proportion of subjects with ≥2-point improvement from Baseline in IGA scores in the treatment area at week 12 relative to placebo) at the pre-specified significance level of 0.01.

This description of the representations and warranties is included to provide investors with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about us. The assertions embodied in the representations and warranties are qualified by information in a confidential disclosure letter that we provided to Parent in connection with signing the Merger Agreement. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Covenants Relating to the Conduct of Our Business

From August 20, 2023, until the Effective Time, except as expressly contemplated by the Merger Agreement or as required by applicable law, or with the prior written consent of Parent (which Parent has agreed to not unreasonably withhold, condition or delay), we have agreed, and have agreed to cause our subsidiaries, to use reasonable best efforts to (i) preserve intact our present business organization, (ii) maintain in effect all of our Permits, (iii) keep available the services of our directors, officers, Employees and consultants, and (iv) maintain our existing business relationships and goodwill with those Persons having significant business relationships with us.

We have also agreed that, subject to certain exceptions, from August 20, 2023, until the Effective Time, we will not, and will not permit any of our subsidiaries to, do any of the following without the prior written consent of Parent :

•	amend our or our subsidiaries’ certificates of incorporation or bylaws or other organizational documents;
•

issue, sell, or deliver our or our subsidiaries’ securities, other than other than issuances relating to the exercise or conversion our equity awards outstanding, or amend any term of any of our securities;

•

split, combine or reclassify any equity securities; declare, set aside, establish a record date or pay any dividend or distribution in respect of, our or our subsidiaries’ capital stock, other than dividends from a wholly-owned subsidiary; redeem, repurchase or otherwise acquire any of our or our subsidiaries’ capital stock, other than to satisfy tax withholding obligations upon the vesting of outstanding Company RSUs;

•	incur any capital expenditure;

•

acquire (A) any assets or properties that are material, individually or in the aggregate, to Timber and its Subsidiaries, taken as whole, other than supplies, raw materials, equipment or inventory in the ordinary course of business, or (B) directly or indirectly, by merger or consolidation, or by acquisition of stock or assets, of any Person;

•	grant or announce any grants of any Company Stock Options, Company RSUs, Company Warrants or other equity-based awards or interests;
•	issue, sell, or otherwise permit to become outstanding any additional Shares of our securities;
•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
•

sell, assign, lease, license or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any lien (other than permitted liens) on, any of Timber’s or its subsidiaries’ assets (including any intellectual property rights owned by or licensed to Timber or any of its subsidiaries, securities, properties, interests or businesses), other than in the ordinary course of the business;

•

(i) extend, amend, waive, cancel or modify any rights in or to our intellectual property in a manner that is materially adverse to us or our subsidiaries, (ii) fail to diligently prosecute any material patent application owned by us or our subsidiaries or the Licensed Intellectual Property Rights (as defined in the Merger Agreement) for which we control the prosecution as of the date of the Merger Agreement or (iii) disclose any trade secrets;

•

make any loans, advances or capital contributions to, or investments in, any other person (other than (i) to or in Timber or any wholly-owned subsidiary or (ii) routine advances for business expenses to current Employees in a manner consistent with past practice and in accordance with Timber’s expense reimbursement policies), or (iii) for indemnification, or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date hereof;

•

incur, create or otherwise become liable for any indebtedness for borrowed money or issue any options, warrants, or rights to acquire any debt securities (except with respect to intercompany arrangements);

•	adopt, modify or enter into any collective bargaining agreement;
•

renew, enter into, amend or modify in any material respect or terminate any Material Contract (as defined in the Merger Agreement) or (B) waive, release or assign any material rights, claims or benefits;

•

increase the compensation (including severance, deferred compensation, change-in-control, retention and other compensation) or benefits of any current or former employee, director, officer or other services provider, except as required by applicable law or the terms of a benefit plan or contract in effect on the date hereof, or make, announce or grant any bonus or adopt, amend, modify, terminate or enter into any new employment, retention or severance agreement with, any current or former employee, director, officer or other service provider;

•

fail to keep in full force and effect all material insurance policies maintained by us and our subsidiaries, other than such policies that expire by their terms (in which event we shall use reasonable best efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course of the business;

•

convene any regular or special meeting (or any adjournment or postponement thereof) of Timber’s stockholders other than (i) the Special Meeting this proxy statement relates to and (ii) to the extent required by an order of a court of competent jurisdiction;

•	make any change in financial accounting policies or procedures, except as required by GAAP or law;
•

commence, pay, discharge, settle, compromise or satisfy any pending or threatened proceedings outside of the ordinary course of business if such settlement would (i) require payment by us in excess of $15,000 in any individual case or series of related cases or $50,000 in the aggregate with all other proceedings, other than claims specifically reserved against in our financial statements, or (ii) involve injunctive or equitable relief;

•

make or change any tax election, change any tax accounting period, adopt or change any method of tax accounting, amend any tax Returns or file claims for material tax refunds, file any tax Returns that are due after the effective date of the Merger, enter into any closing agreement with respect to taxes, settle any tax claim, audit or assessment or surrender any right to claim a material tax refund, offset or other reduction in tax liability; or

•	offer, propose, agree, authorize, resolve or commit to do any of the foregoing.

Non Solicitation Covenants

During the period from the execution of the Merger Agreement until the Effective Time, except as expressly permitted by the Merger Agreement, we are required not to (and will not publicly announce any intention to), directly or indirectly:

•

initiate, solicit, propose, knowingly encourage (including by way of furnishing non-public information about the Company and its subsidiaries) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal;

•

engage in, continue or otherwise participate in any discussions or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that our non solicitation covenants prohibit such discussions or negotiations, or discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal);

•

furnish any non-public information relating to Timber or any of its subsidiaries or afford access to the business, properties, assets, books or records of Timber or any of its subsidiaries to any third party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

•

amend or grant any waiver or release under any standstill, confidentiality or similar agreement with respect to any Shares or other equity securities of Timber or any of its Subsidiaries; provided, however, that if, and only if, prior to obtaining the Stockholder Approval, the Board determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill, confidentiality or similar agreement would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law, Timber may then amend or grant a waiver or release under such standstill, confidentiality or similar agreement, solely to the extent necessary to permit a third party or group thereof to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such third party (or group) agreeing to disclosure of such Acquisition Proposal to Parent; or.

•

exempt any person (other than Parent, Merger Sub and their respective affiliates) from the restrictions on “business combinations” contained in any restrictive provision of Timber’s organizational documents or in Section 203 of the DGCL;

•	enter into any Alternative Acquisition Agreement (as defined in the Merger Agreement); or
•	otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

Superior Proposal. The Merger Agreement further provides that if, after the date of the Merger Agreement, but prior to obtaining the Stockholder Approval, we or our Board receive a bona fide written Acquisition Proposal that did not result from a material breach of the terms of our non-solicitation obligations under the Merger Agreement and the Board (i) determines in good faith (a) after consultation with its outside legal counsel and its financial advisor that such Acquisition Proposal constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, and (b) after consultation with its outside legal counsel, that the failure to take the actions described below would reasonably be expected to constitute a breach of its fiduciary duties, (ii) has provided Parent with written notice of its determination to do the following, the Merger Agreement will not prevent us or our Board from:

•

furnishing information in response to a request therefor (including nonpublic information regarding Timber or any of its Subsidiaries) to the person who made such Acquisition Proposal; provided that such information has previously been made available to, or is made available to, Parent prior to or substantially concurrently with the time such information is made available to such person; and provided, further, that, prior to furnishing any such information, Timber executes a confidentiality agreement between Timber and the person making such Acquisition Proposal containing terms that are not less restrictive to the person making such Acquisition Proposal than the terms in the Confidentiality Agreement are on Parent and additional terms that expressly permit the Company to comply with the Merger Agreement; and

•	participating in any negotiations or discussions with any person who has made such Acquisition Proposal.

Pursuant to the Merger Agreement, a “Superior Proposal” means any bona fide, unsolicited written Acquisition Proposal made by a third party after the date of the Merger Agreement that is not withdrawn and did not arise from or in connection with a breach of our non-solicitation obligations under the Merger Agreement that (i) if consummated, would result in any person or group (other than Parent or its affiliates) becoming the beneficial owner, directly or indirectly, of more than 50% of the consolidated assets of Timber and its subsidiaries or more than 50% of the total voting power of the equity securities of Timber and (ii) that our Board determines in good faith, after considering the advice of an independent financial advisor and outside legal counsel, would, if consummated on its terms, result in a transaction that is more favorable from a financial point of view to our stockholders than the transactions contemplated in the Merger Agreement (taking into account any changes to the terms of the Merger and the Merger Agreement proposed by Parent) and that is reasonably likely to be consummated in accordance with its terms, taking into account all financial, legal, regulatory and other aspects and contingencies of the proposal that our Board determines to be relevant.

From and after the date of the Merger Agreement until the Effective Time, we are required to, within twenty-four (24) hours, give written notice to Parent if (i) any Acquisition Proposals are received, (ii) any information is requested by a third party in connection with any Acquisition Proposal or (iii) any discussions or negotiations with respect to such Acquisition Proposal are sought to be initiated or continued, including, in each case, providing Parent with the name of such person and the material terms and conditions of such proposals or offers, including complete unredacted copies of proposed agreements, if applicable. In addition, Timber shall provide Parent, with at least seventy-two (72) hours’ notice of a meeting of the Board at which the Board is reasonably expected to consider an Acquisition Proposal, an inquiry relating to a potential Acquisition Proposal, or a request to provide information to any person. Except as set forth in the Merger Agreement, prior to obtaining stockholder approval of the Merger, our Board thereof is not permitted to make an “Adverse Recommendation Change”, meaning that they shall not do any of the following:

•	withhold, withdraw, qualify or modify or publicly propose to withhold, withdraw, qualify or modify (in a manner adverse to Parent or Merger Sub) the Board’s recommendation;
•	fail to include the recommendation of the Board that our stockholders vote to adopt the Merger Agreement in our proxy statement;

•

fail to reaffirm the Board’s recommendation, prior to obtaining stockholder approval of the Merger, and within five (5) business days after receipt of a written request of Parent following an Acquisition Proposal that has been publicly announced;

•

fail to recommend against acceptance of a tender or exchange offer by Timber’s stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding Shares, prior to the obtaining stockholder approval of the Merger, and no later than 5:30 p.m. (New York City Time) on the tenth (10th) business day after the commencement of such tender offer or exchange offer; or

•

approve or recommend, publicly declare advisable, publicly propose to approve or recommend or publicly propose to enter into, any Acquisition Proposal or any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, license agreement, joint venture agreement, partnership agreement or other agreement relating to any Acquisition Proposal, whether such agreement is binding or non-binding.

Notwithstanding the foregoing restrictions, prior to the Stockholder Approval, Timber may effect an Adverse Recommendation Change in response to (i) a bona fide written Acquisition Proposal that does not result from a material breach of our non-solicitation obligations under the Merger Agreement and that our Board has determined in good faith, after consultation with its financial advisor and outside legal counsel, if accepted, is a Superior Proposal or (ii) an Intervening Event and with respect to a Superior Proposal in clause (i), may terminate the Merger Agreement to enter into a definitive agreement with respect to such Acquisition Proposal, if all of the following conditions are met:

•

the Board has determined the failure to make an Adverse Recommendation Change or terminate the Merger Agreement in order to enter into a definitive agreement with respect to such Acquisition Proposal, would reasonably be expected to be with a breach of its fiduciary duties under Delaware Law

•

we have provided to Parent at least five (5) business days’ prior written notice (the “Notice Period”), of our intention to make an Adverse Recommendation Change or terminate the Merger Agreement with respect to a Superior Proposal, and such notice specifies the material terms and conditions of such Superior Proposal or reasonably detailed description of such Intervening Event;

•

if requested by Parent, we have been available to engage in good faith negotiations with Parent during the Notice Period, and caused our representatives to engage in good faith negotiations with Parent’s representatives during such Notice Period to enable revisions to the terms of the Merger Agreement in such a manner that would cause such Superior Proposal to no longer constitute a Superior Proposal or cause such Intervening Event to cease to warrant an Adverse Recommendation Change;

•

following the Superior Proposal Notice Period and after considering the results of any negotiations and giving effect to any amendments or modifications made or agreed to in writing by Parent, if any, the Board (after consultation with its financial advisor and outside legal counsel) shall have determined in good faith, that such Superior Proposal continues to constitute a Superior Proposal or such Intervening Effect remains in effect; and

•	if our Board determines to terminate the Merger Agreement pursuant to a Superior Proposal, we pay the applicable Termination Fee to Parent prior to or concurrently with such termination.

means any event, state of facts, circumstance, change, occurrence, development, condition or effect that is material to the condition (financial or otherwise), business, operations, assets, liabilities or results of operations of Timber and its subsidiaries, that was neither known to nor reasonably foreseeable by any executive officer of Timber or any member of the Board as of or prior to the date of the Merger Agreement and becomes known to any executive officer of Timber or any member of the Board of Directors after the date of the Merger Agreement and prior to the date of the Stockholder Approval, provided, that in no event shall the following be taken into account in determining whether an Intervening Event has occurred:

•	changes in general economic conditions in the United States;

•	changes in securities or financial market conditions in the United States;

•	changes in general conditions in the industry in which Timber and its subsidiaries operate;

•	any acts of war, sabotage or terrorism or pandemics or natural disasters involving the United States;

•	changes in general political or social conditions in the United States;

•	changes in Laws or GAAP affecting Timber and its subsidiaries;

•	changes in the trading price or trading volume of the Shares;

•	Timber and its subsidiaries’ meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period;

•	any event, state of facts, circumstance, change, occurrence, development, condition or effect resulting from any breach of the Merger Agreement by any party hereto;

•	any action taken by any party pursuant to and in compliance with the covenants and agreements set forth in the Merger Agreement, and any consequences of such actions; or

•	the receipt, existence or terms of any Acquisition Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an Acquisition Proposal.

Stockholders Meeting

The Merger Agreement requires us, as soon as reasonably practicable, to take all action necessary to duly call, give notice of, convene and hold a meeting of our stockholders to vote to adopt the Merger Agreement.

Nothing prevents us from postponing or adjourning the Special Meeting if (i) Timber or Parent reasonably determines in good faith that the Stockholder Approval is unlikely to be obtained, including due to the absence of quorum or (ii) Timber is required to postpone or adjourn the Special Meeting by applicable law, order or a request from the SEC or after consultation with Parent, the Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment of the meeting of our stockholders to vote to adopt the Merger Agreement is required in order to give Timber’s stockholders sufficient time to evaluate any amendment or supplement to the proxy statement that Timber is required to provide to such holders under applicable law; provided, that, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Special Meeting will not be postponed or adjourned by more than ten (10) calendar days or to a date on or after the fifth (5th) business day preceding the End Date.

Publicity

After the date of the Merger Agreement and until the Effective Time, or, if earlier, an Adverse Recommendation Change, neither we nor Parent will issue or cause the publication of any press release or other public announcement with respect to the Merger Agreement or the transactions contemplated by the Merger Agreement without the prior consent of the other party, unless (i) such statements are (A) made or proposed to be made by Timber in compliance with Timber’s obligations under the Merger Agreement in connection with any Acquisition Proposal or Adverse Recommendation Change, (B) in connection with any dispute between the parties regarding the Merger Agreement, the Merger or the other transactions contemplated hereby, (C) not inconsistent with previously made joint statements, or (D) in response to questions by the press, analysts, investors or those attending industry conferences or financial analysts conference calls, so long as any such statements are consistent with previously made joint statements and do not reveal material non-public information regarding the Agreement or the transactions contemplated hereby.

Indemnification and Insurance

The Merger Agreement requires that, for six (6) years from and after the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless all of our and our subsidiaries’ present or former officers or directors (the “Indemnified Persons”) to the same extent such persons were indemnified as of the date of the Merger Agreement by us pursuant to our certificate of incorporation and bylaws (the “Existing Indemnification Arrangements”) arising out of acts or omissions in their capacity as directors, officers or agents of us or any of our subsidiaries occurring at or prior to the Effective Time.

In addition, the Merger Agreement provides that, for not less than six (6) years from and after the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation and the organizational documents of each subsidiary of Timber will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are in existence on the date of the Merger Agreement.

The Merger Agreement also requires that, for a period of six (6) years from the Effective Time, the Surviving Corporation shall maintain in effect policies of directors’ and officers’ liability insurance and fiduciary liability insurance that collectively provide coverage for matters arising on or before the Surviving Corporation (the “D&O Insurance”) that is substantially equivalent to and not less favorable in the aggregate than our existing policies and our subsidiaries or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that after the Effective Time, the Surviving Corporation shall not be required to pay annual premiums for the D&O Insurance in excess of 200% of the last annual premium paid by Timber prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount. The Merger Agreement provides that, in lieu of the foregoing, we may purchase, prior to the Effective Time, at prevailing market rates, a six year prepaid “tail” policy on terms and conditions providing substantially equivalent benefits as the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by us with respect to matters arising on or before the Effective Time, covering without limitation the transactions contemplated by the Merger Agreement and full prior acts coverage for all acts or omissions taking place before the tail policy becomes effective.

Finally, the Merger Agreement provides that, in the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other person or entity and shall not be the continuing or Surviving Corporation or (ii) transfers all or substantially all of its properties and assets to any person or entity, then proper provision shall be made so that such continuing or Surviving Corporation or entity or transferee of such assets shall assume all of the obligations set forth in the applicable indemnification provisions of the Merger Agreement.

Conditions to the Merger

Our and Parent’s and Merger Sub’s obligations to effect the Merger are subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions:

•	our stockholders must have adopted the Merger Agreement; and
•	the absence of any law (whether temporary, preliminary or permanent) by a governmental authority which enjoins, restrains or otherwise prohibits the consummation of the Merger.

In addition, the obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver of the following conditions:

•

certain representations and warranties of Timber in the Merger Agreement (i) must be true and correct when made and as of immediately prior to the Effective Time (except to the extent expressly made as of a particular date, in which case, such date), (ii) must be true and correct when made and as of immediately prior to the Effective Time, except for de minimis inaccuracies, and (iii) must be true and correct when made and as of immediately prior to the Effective Time (except to the extent expressly made as of a particular date, in which case, such date, except where the failure to be true and correct, without giving effect to any materiality qualifications, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	we must have performed or complied in all material respects with the obligations, agreements and covenants required to be performed by or complied with by us under the Merger Agreement;
•	since the date of the Merger Agreement, there shall not have been a Company Material Adverse Effect

•	Parent must receive the fully executed Warrant Amendments with respect to all Company Warrants, described in “WARRANT AMENDMENTS” beginning on page 60 of this proxy statement;
•	Parent must receive evidence that certain liens have been terminated;
•	Parent must receive an officer’s certificate certifying as to the satisfaction of the conditions described immediately above; and
•

Parent must receive a FIRPTA certificate certifying that the Timber is not a “United States real property holding company” within the meaning of Section 897(c)(2) of the Code, together with proof that the IRS was notified of such certification in accordance with Treasury Regulation Section 1.897-2(h).

In addition, our obligation to effect the Merger is subject to the satisfaction or waiver of the following conditions:

•

certain representations and warranties of Parent and Merger Sub in the Merger Agreement (i) must be true and correct when made and as of immediately prior to the Effective Time (except to the extent expressly made as of a particular date, in which case, such date), and (ii) must be true and correct when made and as of immediately prior to the Effective Time (except to the extent expressly made as of a particular date, in which case, such date, except where the failure to be true and correct, without giving effect to any materiality qualifications, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent’s or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement before the End Date or timely perform any of its obligations under the Merger Agreement;

•

Parent and Merger Sub must have performed and complied in all material respects with the obligations agreements and covenants, required to be performed by or complied with by them under the Merger Agreement; and

•	we must receive an officer’s certificate certifying as to the satisfaction of the two conditions described immediately above.

Neither we, Parent nor Merger Sub can provide assurance that all of the conditions of the Merger will be satisfied or waived by the party permitted to do so.

Financing

The consummation of the Merger is not subject to any financing condition. Guarantor is executing the Merger Agreement to guarantee the performance by Parent of its payment and performance obligations under of the Merger Agreement.

Termination

The Merger Agreement provides that such agreement may be terminated at any time prior to the Effective Time. The situations in which the agreement may be terminated include, but are not limited to, the following:

By the mutual written consent of us and Parent.

By either us or Parent upon written notice to the other party, if:

•

the Merger has not been consummated by 5:00 p.m. Eastern Time on November 15, 2023, provided that such right to terminate shall not be available to either party if that party’s breach of the Merger Agreement has been the cause of, or resulted in, the failure of the Merger Agreement to be consummated on such date;

•

an order by a governmental entity of competent jurisdiction has been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger, provided that such right to terminate shall not be available to either party if that party’s breach of the Merger Agreement has been the cause of, or resulted in, the failure of this condition; or

•	the Stockholder Approval is not obtained at the Special Meeting (including any adjournment thereof).

By Parent, if:

•	our Board changes, withholds, or withdraws the Board Recommendation (an “Adverse Recommendation Change”) prior to obtaining the Stockholder Approval;
•

we breach any representation, warranty, covenant or agreement in the Merger Agreement such that the conditions to the obligations of Parent and Merger Sub to effect the Merger described under “THE MERGER AGREEMENT—Conditions to the Merger” beginning on page 52 of this proxy statement, would not be satisfied by the End Date, and Parent has given us at least thirty (30) days written notice and the opportunity to cure such breach prior to the End Date;

•

we materially breach the non solicitation covenants of the Merger Agreement under the Merger Agreement described in “THE MERGER AGREEMENT— Non Solicitation Covenants” beginning on page 47 of this proxy statement; or

•

we fail to deliver the Warrant Amendments within twenty-one (21) days of signing the Merger Agreement, as described under “THE MERGER AGREEMENT—Conditions to the Merger” beginning on page 52 of this proxy statement.

By us, if:

•

prior to the Stockholder Approval, our Board authorizes us to accept a Superior Proposal in connection with another Acquisition Proposal or recommends another Acquisition Proposal, provided that we pay to Parent the termination fee described below

•

Parent or Merger Sub breaches any representation, warranty, covenant or agreement in the Merger Agreement such that the conditions to our obligations to effect the Merger described under “Conditions to the Merger” above would not be satisfied by the End Date, and we have given Parent at least 30 days written notice and the opportunity to cure such breach prior to the End Date.

See “THE MERGER AGREEMENT—Termination” beginning on page 53 of this proxy statement.

Termination Fee

We will be required to pay to Parent a termination fee of $420,000 (the “Termination Fee”) if the Merger Agreement is terminated by:

•

either Timber or Parent, in each case, if (i)(A) the Merger has not been consummated by the End Date, or (B) the Stockholder Approval is not obtained or (C) we breach any representation, warranty, covenant or agreement in the Merger Agreement such that the conditions to the obligations of Parent and Merger Sub to effect the Merger would not be satisfied by the End Date, and (ii)(A) an Acquisition Proposal shall have been made or publicly disclosed, (B) such Acquisition Proposal shall not have been withdrawn and (C) at any time within twelve (12) months after termination of the Merger Agreement we enter into an agreement to accept or consummate, an Acquisition Proposal;

•	Parent because (i) the Board makes an Adverse Recommendation Change prior to obtaining the Stockholder Approval or (ii) we materially breach the non solicitation covenants in the Merger Agreement;
•

either Parent or Timber because (i)(A) the Merger has not been consummated by the End Date, or (B) the Stockholder Approval is not obtained and (ii) at the time of such termination, Parent had the right to terminate the Merger Agreement because (A) the Board makes an Adverse Recommendation Change prior to obtaining the Stockholder Approval or (B) we materially breach the covenants regarding non-solicitation, the proxy statement and the Special Meeting in the Merger Agreement; or

•	the Board accepts a Superior Proposal.

Additionally, if the Merger Agreement is terminated because the Stockholder Approval is not obtained, or if we breach any representation, warranty, covenant or agreement in the Merger Agreement such that the closing conditions would not be satisfied by the End Date, and the Termination Fee would not be payable, Timber will be required to pay all out of pocket expenses incurred by Parent, Merger Sub and each of Parent and Merger Sub’s affiliates, up to $420,000.

Amendment and Waiver

The parties may amend the Merger Agreement at any time before or after our stockholders vote to adopt the Merger Agreement. However, after our stockholder approval has been obtained, the parties may not amend the Merger Agreement without obtaining further approval by our stockholders if, by law or NYSE American regulation, such amendment would require further stockholder approval.

Specific Performance

The parties to the Merger Agreement agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to enforce and specifically the terms and provisions of the Merger Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware.

CONTINGENT VALUE RIGHTS AGREEMENT

In connection with the execution of the Merger Agreement, prior to the Effective Time, Parent and a rights agent selected by Parent and reasonably acceptable to Timber (the “Rights Agent”) will enter into the Contingent Value Rights Agreement (“CVR Agreement”), which will govern the terms of the CVRs.

The CVRs represent the right to receive the following contingent cash payments:

●

Up to $12 million, in the aggregate, if the U.S. Food and Drug Administration approves by October 1, 2025, a new drug application for the commercial marketing and sale of TMB-001 in the United States for the treatment of either (a) moderate-to-severe X-linked, or (b) moderate-to-severe lamellar (autosomal recessive congenital) ichthyosis subtypes, in each case in adults and pediatric patients 6 years of age and older, on or before October 1, 2025 (the “FDA Milestone); and

●

$10 million, in the aggregate, upon the first achievement of Net Sales (as defined in the CVR Agreement) that is equal to or exceeds $100 million of TMB-001 in the United States in any four (4) consecutive calendar quarters by December 31, 2028 (as defined in the CVR Agreement) (the “Net Sales Milestone”).

The initial holders of the CVRs will be the holders of our Common Stock (excluding the holders of any Dissenting Shares), In-the-Money Stock Options and Company RSUs immediately prior to the Effective Time that are cancelled and automatically converted into the right to receive Merger Consideration pursuant to terms set forth in the Merger Agreement.

Upon the achievement of the FDA Approval Milestone or the Net Sales Milestone, within twenty (20) days after delivery of a Milestone Notice (as defined in the CVR Agreement), the Right Agent shall pay the Milestone Payment Amounts pursuant to the terms of the Merger Agreement and CVR Agreement (it being understood and agreed that all Milestones or a combination of any two (2) Milestones can be earned in the same year, in which case all such applicable Milestone Payment Amounts shall be payable).

Upon the achievement of the FDA Milestone, the amount payable per CVR is equal to the quotient of (i) $6.0 million if only one subtype is approved, or $12.0 million if both subtypes are approved, minus 50% of the remaining $1.5 million of the unpaid principal amount of the Bridge Loan outstanding after the Effective Time, divided (ii) by the aggregate number of CVRs issued pursuant to the Merger Agreement and this Agreement, without interest (the “FDA Milestone Payment”).

Upon the achievement of the Net Sales Milestone, the amount payable per CVR is equal to the quotient of (i) $10.0 million minus 50% of the remaining $1.5 million of the unpaid principal amount of the Bridge Loan outstanding after the Effective Time, divided (ii) by the aggregate number of CVRs issued pursuant to the Merger Agreement and the CVR Agreement, without interest (the “Net Sales Milestone Payment” and, together with the FDA Milestone Payment, the “Milestone Payments” and each a “Milestone Payment”).

The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective affiliates. The sole right of each holder to receive property hereunder is the right to receive the Milestone Payment Amount, in accordance with the terms hereof.

The right to the CVR Consideration is a contractual right pursuant to the CVR Agreement and will not be transferable, except in the limited circumstances specified in the CVR Agreement. A form of the CVR Agreement is attached as Exhibit A to the Merger Agreement, attached to this proxy statement as Annex A and is incorporated by reference herein in its entirety.

BRIDGE LOAN

In connection with the Merger Agreement, on August 30, 2023, Timber, Timber Pharmaceuticals LLC, BioPharmX, Inc. and Parent entered into a Secured Bridge Loan Agreement (the “Bridge Loan Agreement”), pursuant to which Parent has agreed to loan Timber an aggregate amount of $3.0 million (the “Bridge Loan”). The Bridge Loan will be secured by a continuing first priority lien and security interest in favor of Parent in and to all of Timber’s right, title and interest in and to all of Timber’s assets, wherever located, whether now existing or hereafter from time to time arising or acquired.

Pursuant to the terms of the Bridge Loan Agreement, Parent has agreed to loan to Timber an aggregate amount of $3.0 million, paid as follows:

●	$2.0 million, upon the effectiveness of the Bridge Loan Agreement (which was advanced on August 31, 2023); and

●	$1.0 million on September 30, 2023.

The Bridge Loan will be due and payable in full, together with all accrued and unpaid interest thereon on November 17, 2023. Further, the Bridge Loan Agreement provides that, at the Effective Time, (i) the unpaid principal amount of $1.5 million of the Bridge Loan then outstanding, plus (ii) any interest accrued on the Bridge Loan through the Effective Time shall be extinguished. The remaining $1.5 million of the unpaid principal amount of the Bridge Loan then outstanding after the Effective Time, plus any interest accrued on such Bridge Loan after the Effective Time, shall be repaid pro-rata from each of the FDA Approval Milestone Amount and the Net Sales Milestone Amount (each as defined in the CVR Agreement).

Additionally, the Bridge Loan will accrue interest on a daily basis at a rate equal to 12% per annum, on the unpaid principal balance of the Bridge Loan then outstanding, computed on the basis of a year having three hundred sixty-five (365) days and calculated for the actual number of days elapsed.

In the event that Timber enters into an agreement with a third party that constitutes an Acquisition Proposal, Timber must immediately repay an amount equal to the unpaid principal amount of the Bridge Loan multiplied by 1.25, plus any accrued and unpaid interest, fees or other Obligations (as defined in the Bridge Loan Agreement) outstanding thereunder.

PATAGONIA AMENDMENT

In connection with the Merger Agreement, on August 20, 2023, Timber Pharmaceuticals LLC (the “Subsidiary”), our wholly-owned subsidiary, entered into an amendment (the “TMB-001 Amendment”) to the Asset Acquisition Agreement, dated February 28, 2019, by and among the Subsidiary, Patagonia Pharmaceuticals LLC (“Patagonia”), Johnathan Rome and Zachary Rome, as amended by that certain Amendment to Asset Acquisition Agreement, dated July 20, 2022, as amended (the “Original Agreement”), whereby Timber acquired the intellectual property rights to TMB-001.

Pursuant to the Original Agreement, the Subsidiary was obligated to pay Patagonia certain milestone and earn-out payments. The first milestone payment was payable in two tranches, with $2.25 million due by September 1, 2022, which was previously paid, and $2.065 million due by September 1, 2023. In connection with the Original Agreement, the Subsidiary granted Patagonia a security interest in the intellectual property rights to TMB-001 and certain other assets of Timber (the “Collateral”).

Under the TMB-001 Amendment, the Subsidiary and Patagonia agreed to amend the due date for the second tranche of the milestone payment due September 1, 2023 to (i) $1.065 million due no later than five (5) business days after the Effective Time and (ii) $1.0 million due by June 1, 2024. The Subsidiary and Patagonia also agreed upon additional milestone payments to be made after the Effective Time upon the achievement of certain regulatory and net sales milestones, including the following:

●

one year after approval by the FDA, if it occurs on or prior to April 1, 2026, of an original new drug application submitted to the FDA pursuant to 21 U.S.C § 355(b) and 21 C.F.R. Part 314 (“FDA Approval”), necessary for the commercial marketing and sale of TMB-001 in the United States for moderate-to-severe X-linked and/or moderate-to-severe lamellar (autosomal recessive congenital) ichthyosis in adults and/or pediatric patients 6 years of age and older, or a substantially similar indication (the “Indication”), a one-time payment of $3.0 million;

●

one year after approval by the European EMA, to be pursued at Company’s or LEO’s sole discretion, of an MAA filed by Timber, LEO, or an affiliate thereof (“EMA Approval”), necessary for the commercial marketing and sale of TMB-001 in the European Union for the Indication, a one-time payment of $1 million;

●

one year after Japanese PMDA approval, to be pursued at Company’s or LEO’s sole discretion, of an MAA filed by Timber, LEO, or an Affiliate thereof (“PMDA Approval”), necessary for the commercial marketing and sale of TMB-001 in Japan for the Indication, a one-time payment of $1.0 million;

●

during the period commencing upon FDA Approval of TMB-001 and ending upon a Generic Product Entry Date in the United States, earn-out payments equal to: (i) 10% of up to $100 million Net Sales per year in the United States; and (ii) 12% of Net Sales in excess of $100 million per year in the United States; which shall both be reduced to five 5% percent following a Generic Product Entry Date in the United States;

●

during the period commencing upon non-United States regulatory approval of the Product, and ending upon a Generic Product Entry Date outside of the US, on a market-by-market basis, earn-out payments equal to 10% of Net Sales outside of the United States, which shall be reduced to 3% following a Generic Product Entry Date (on a market-by-market basis) outside of the United States; and

●

no later than January 15th and July 15th of each calendar year, Company or LEO will send Patagonia a report providing an update regarding the Business and Company’s and LEO’s development and commercialization of the Product in the United States and outside the United States on a market-by-market basis.”

In addition, the Subsidiary and Patagonia agreed that the security interest of Patagonia in the Collateral will be terminated as of the date of the Merger Agreement and Timber will grant a security interest in the Collateral to Parent to secure the Bridge Loan.

WARRANT AMENDMENTS

In connection with the Merger Agreement, on August 25, 2023, the Company Warrants were amended, pursuant to the terms of each applicable warrant agreement, to provide the holders of such Company Warrants the right to elect, in lieu of converting such Company Warrants into capital stock of the Surviving Corporation, to either (i) exercise the Company Warrant in exchange for Merger Consideration or (ii) have Timber or the Surviving Corporation purchase the Company Warrant for an amount in cash equal to the Black Scholes Value (as defined in the applicable Company Warrant agreement). The Black Scholes value payable to the stockholders will not be finalized until Effective Time and is subject to increase or decrease based on certain variables, including the actual trading price of Timber at the time of the Merger and the trading volatility of the Common Stock prior to the Merger.

The amount of the Upfront Consideration will be impacted by the value of the Black Scholes Value Payments based on certain variables, including the trading price and volatility of the Common Stock prior to closing of the Merger. See “THE MERGER AGREEMENT—Consideration to Be Received in the Merger” beginning on page 47 of this proxy statement.

PROPOSAL 2—NONBINDING COMPENSATION PROPOSAL

In accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, we are providing holders of our Common Stock with the opportunity to cast a nonbinding, advisory vote on the compensation that may be payable to certain of our named executive officers in connection with the Merger, which we refer to as the “Compensation Proposal.” As required by those rules, we are asking holders of Common Stock to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Timber’s named executive officers in connection with the Merger, as disclosed in the table in the section titled “Golden Parachute Compensation—Quantification of Potential Payments to Timber’s Named Executive Officers in Connection with the Transactions” beginning on page 42 of this proxy statement, including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

Vote Required and Board Recommendation

The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote to adopt the Merger Agreement. Because the vote is advisory in nature only, it will not be binding on us or the Board. Accordingly, because we are contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the Merger is consummated and regardless of the outcome of the advisory vote.

The approval of the Compensation Proposal requires the affirmative vote of the holders of a majority of the votes properly cast on the Compensation Proposal, assuming a quorum is present. Accordingly, (i) an abstention from voting, (ii) a stockholder’s failure to submit a proxy card or to vote in person at the Special Meeting, or (iii) a broker non-vote (or other failure of a beneficial owner to submit voting instructions on the Compensation Proposal) will have no effect on the outcome of the voting with respect to the Compensation Proposal.

Our Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3—ADJOURNMENT OF THE SPECIAL MEETING

In the event that the number of Shares present in person and represented by proxy on the Adjournment Proposal at the Special Meeting (or any adjournment or postponement thereof) and voting “FOR” the adoption of the Merger Agreement is insufficient to adopt the Merger Agreement, we may move to adjourn the Special Meeting in order to enable our Board to solicit additional proxies in favor of the adoption of the Merger Agreement. In that event, we will ask our stockholders to vote only upon the Adjournment Proposal and not on the other proposals discussed in this proxy statement. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the Special Meeting to a later date and to solicit additional proxies if there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the Special Meeting requires the affirmative vote of the holders of a majority of the votes properly cast on the Adjournment Proposal, assuming a quorum is present. Accordingly, (i) an abstention from voting, (ii) a stockholder’s failure to submit a proxy card or to vote in person at the Special Meeting, or (iii) a broker non-vote (or other failure of a beneficial owner to submit voting instructions on the Adjournment Proposal) will have no effect on the outcome of the voting with respect to the Adjournment Proposal.

Our Board unanimously recommends that you vote “FOR” this proposal.

APPRAISAL RIGHTS

If the Merger Agreement is adopted by Timber stockholders, stockholders or beneficial owners who continuously hold or beneficially own, respectively, their Shares through the Effective Time, who do not vote in favor of the proposal to adopt the Merger Agreement and who properly demand in writing an appraisal of their Shares delivered to Timber prior to the taking of the vote on the proposal to adopt and approve the Merger Agreement and who comply with, and do not validly withdraw their demands or otherwise lose their appraisal rights under Section 262 will be entitled to exercise appraisal rights in connection with the Merger.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached as Annex C to this proxy statement and is incorporated herein by reference. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that Timber stockholders or beneficial owners exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of Shares unless otherwise expressly noted herein, and all such references to a “beneficial owner” mean a person who is the beneficial owner of Shares of stock held either in voting trust or by a nominee on behalf of such person unless otherwise expressly noted herein.

Under Section 262, if the Merger is consummated, Timber stockholders and beneficial owners who deliver a written demand for appraisal of their Shares to Timber, do not vote in favor of the proposal to adopt the Merger Agreement, who continuously hold or record or beneficially own, as applicable, such Shares through the Effective Time, and who otherwise follow the procedures set forth in Section 262, and do not withdraw their demands or otherwise lose their appraisal rights under Section 262, will be entitled to the appraisal by the Delaware Court of Chancery of the fair value of their Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value of the Shares by the Delaware Court of Chancery. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided in Section 262 only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. However, assuming the Common Stock remains listed on a national securities exchange immediately before the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all Timber stockholders and beneficial owners otherwise entitled to appraisal rights unless (a) the total number of Shares entitled to appraisal exceeds 1% of the outstanding Shares (as measured in accordance with subsection (g) of Section 262) or (b) the value of the consideration provided in the Merger for such total number of Shares exceeds $1 million (conditions (a) and (b), and the assumption that the Common Stock remains listed on a national securities exchange immediately before the Merger, are referred to in this summary as the “ownership thresholds”).

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to Shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Timber’s notice to its stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached as Annex C to this proxy statement. In connection with the Merger, any stockholder or beneficially owner of the Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses his, her or its appraisal rights will be entitled to receive the Merger Consideration described in the Merger Agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of Shares, if a stockholder or beneficial owner considers exercising such rights, Timber advises such person to seek the advice of legal counsel.

Stockholders and beneficial owners wishing to exercise the right to seek an appraisal of their Shares must do ALL of the following:

•

the person must NOT vote (in person or by proxy) in favor of the proposal to adopt the Merger Agreement. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain;

•

the person must deliver a written demand for appraisal to Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary, before the vote on the proposal to adopt the Merger Agreement at the Special Meeting is taken and such demand must reasonably inform Timber of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Shares (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Shares for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the Surviving Corporation in the Merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);

•

the person must continuously hold or beneficially own, as applicable, the Shares from the date of making the demand through the Effective Time. A person will lose appraisal rights with respect to Shares if the person transfers (or transfers beneficial ownership of) such Shares before the Effective Time;

•

the person, another stockholder or beneficial owner who has properly demanded appraisal or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the Shares within one hundred twenty (120) days after the Effective Time. The Surviving Corporation is under no obligation to file any such petition in the Delaware Court of Chancery and has no intention of doing so. Accordingly, it is the obligation of Timber stockholders or beneficial owners to take all necessary action to perfect their appraisal rights in respect of Shares within the time prescribed in Section 262; and

•	must otherwise comply with Section 262.

In addition, a petition in the Delaware Court of Chancery demanding a determination of the “fair value” of the Shares of all persons entitled to appraisal must be filed within one hundred twenty (120) days after the Effective Time, but not thereafter, by the Surviving Corporation or any stockholder or beneficial owner who has complied with Section 262 and who is entitled to appraisal rights. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so. Furthermore, one of the ownership threshold must be met.

Delivering a Demand for Appraisal

Any Timber stockholder or beneficial owner wishing to exercise appraisal rights must deliver to Timber, before the vote on the adoption of the Merger Agreement at the Special Meeting is taken at which the proposal to adopt the Merger Agreement will be submitted to the stockholders, a written demand for the appraisal of the person’s Shares, and that person must not submit a blank proxy or vote (in person or by proxy) in favor of the proposal to adopt the Merger Agreement. In the case of a record holder of Shares, a stockholder wishing to exercise appraisal rights must hold of record the Shares on the date the written demand for appraisal is made and must continue to hold the Shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or to affirmatively abstain from voting on the proposal to adopt the Merger Agreement. In the case of a beneficial owner, brokers, banks and other nominees that hold Shares in “street name” for their customers do not have discretionary authority to vote those Shares on the proposal to approve and adopt the Merger Agreement without specific voting instructions from the beneficial owner on such proposal, but such brokers, banks or other nominees will vote such Shares as instructed if the beneficial owner provides such instructions. If a beneficial owner of Shares held in “street name” instructs such person’s broker, bank or other nominee to vote such person’s Shares in favor of the proposal to approve and adopt the Merger Agreement, and does not revoke such instruction prior to the vote on the proposal to approve and adopt the Merger Agreement, then such Shares will be voted in favor of the approval and adoption of the Merger Agreement, and it will constitute a waiver of such beneficial owner’s right of appraisal and will nullify any previously delivered written demand for appraisal with respect to such Shares. Therefore, a beneficial owner who wishes to exercise appraisal rights must either not provide any instructions to such person’s broker, bank or other nominee how to vote on the proposal to approve and adopt the Merger Agreement or must instruct such broker, bank or other nominee to vote against the approval and adoption of the Merger Agreement or abstain from voting on such proposal.

Neither voting (in person or by proxy) against the proposal to adopt the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement. A proxy or vote against the proposal to adopt the Merger Agreement will not constitute a demand. A person’s failure to make the written demand prior to the taking of the vote on the proposal to adopt the Merger Agreement at the Special Meeting of Timber stockholders will constitute a waiver of appraisal rights.

A demand for appraisal in respect of Shares should be executed by or on behalf of the stockholder or beneficial owner, as applicable, and must reasonably inform Timber of the identity of such stockholder or beneficial owner. In addition, in the case of a demand for appraisal made by a Timber beneficial owner, the demand must also reasonably identify the holder of record of the Shares for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s ownership of stock (such as a brokerage or securities account statement containing such information or a letter from the broker or other record holder of such Shares confirming such information) and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262 (discussed further below).

Whether made by a Timber stockholder or a beneficial owner, a written demand for appraisal must state that the person intends thereby to demand appraisal of the person’s Shares in connection with the Merger. If the Shares are owned of record or beneficially owned in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand should be executed by or on behalf of the record owner or beneficial owner in such capacity, and if the Shares are owned of record or beneficially owned by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint holders of record or beneficial owners. An authorized agent, including an authorized agent for two (2) or more joint stockholders or beneficial owners, as applicable, may execute a demand for appraisal on behalf of a stockholder or beneficial owner, as applicable; however, the agent must identify the stockholder or stockholders or beneficial owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the stockholder or stockholders or beneficial owner or owners, as applicable. A stockholder, such as a broker, bank or other nominee, who holds Shares as a nominee for others, may exercise his, her or its right of appraisal with respect to Shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of Shares as to which appraisal is sought. Where no number of Shares is expressly mentioned, the demand will be presumed to cover all Shares held in the name of the stockholder.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Timber Pharmaceuticals, Inc. 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary, and must be delivered before the vote on the Merger Agreement is taken at the Special Meeting and should be executed by, or on behalf of, the stockholder or beneficial owner of the Shares.

If a person who has made a demand for an appraisal in accordance with Section 262 shall deliver to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s Shares in accordance with subsection (e) of Section 262, either within sixty (60) days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such Shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Delaware Court of Chancery shall not be dismissed as to any person without the approval of the court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the court made under subsection (j) of Section 262; provided, however that any person who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw such person’s demand for appraisal and accept the terms offered upon the Merger within sixty (60) days after the Effective Time.

Notice by the Surviving Company

If the Merger is consummated, within ten (10) days after the Effective Time, the Surviving Corporation will notify each stockholder who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the Merger Agreement, and any beneficial owner who has demanded appraisal in such person’s name pursuant to Section 262, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within one hundred twenty (120) days after the Effective Time, but not thereafter, the Surviving Corporation or any stockholder or beneficial owner who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the Shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation to and has no present intention to file a petition, and stockholders and beneficial owners should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of Shares. Accordingly, any stockholders or beneficial owners of Common Stock who desire to have their Shares appraised should initiate all necessary action to perfect their appraisal rights in respect of such Shares within the time and in the manner prescribed in Section 262. The failure of a stockholder or beneficial owner to file such a petition within the period specified in Section 262 could nullify such person’s previous written demand for appraisal.

Within one hundred twenty (120) days after the Effective Time, any person who has complied with the requirements of Section 262 and who is entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not voted in favor of the proposal to adopt the Merger Agreement and with respect to which Timber has received demands for appraisal and the aggregate number of stockholders or beneficial owners of such Shares (provided that, in the case of a demand made by a beneficial owner in such person’s name, the record holder of such Shares shall not be considered a separate stockholder holding such Shares for purposes of such aggregate number). The Surviving Corporation must give this statement to the requesting person within ten (10) days after receipt of the request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is duly filed by any person other than the Surviving Corporation, service of a copy thereof must be made upon the Surviving Corporation, which will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all person who have demanded appraisal for their Shares and with whom agreements as to the value of their Shares have not been reached by the Surviving Corporation. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all persons shown on the verified list at the addresses stated therein. The costs of these notices are borne by the Surviving Corporation. After notice to persons who demanded appraisal of their Shares as may be required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those persons who have complied with Section 262 and who have become entitled to appraisal thereunder.

The Delaware Court of Chancery may require the persons demanding appraisal who hold certificated Shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person. Additionally, because we expect that the Common Stock will have been publicly listed on the NYSE American immediately prior to the Effective Time, the Delaware Court of Chancery is required under Section 262 to dismiss the proceedings unless one of the ownership thresholds is met. If a petition for appraisal is not timely filed, then all Timber stockholders’ and beneficial owners’ right to an appraisal will cease.

Determination of Fair Value

After determining the persons entitled to an appraisal, the Delaware Court of Chancery will appraise the fair value of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. The appraisal proceeding is conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter as provided herein only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the Shares as determined by the Delaware Court of Chancery, and (ii) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc. (which we refer to as “Weinberger”) the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. The Delaware Supreme Court has recently indicated that transaction price is one of the relevant factors the Delaware Court of Chancery may consider in determining fair value and that absent deficiencies in the sale process the transaction price should be given “considerable weight.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the verified list may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights. When the fair value of the Shares is determined, the Delaware Court of Chancery will direct the payment of the fair value of the Shares, together with interest, if any, to the persons entitled thereto and upon such terms and conditions as the Delaware Court of Chancery may order. The Delaware Court of Chancery’s decree may be enforced as other decrees in the Delaware Court of Chancery may be enforced.

Stockholders and beneficial owners considering seeking appraisal should be aware that the fair value of their Shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their Shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although Timber believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Timber nor Parent anticipates offering more than the Merger Consideration to any person exercising appraisal rights, and each of Timber and Parent reserves the right to assert, in any appraisal proceeding that, for purposes of Section 262, the fair value of a Share is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the verified list who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all the Shares entitled to appraisal and not dismissed by the Delaware Court of Chancery pursuant to Section 262(k) or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k).

If any person who demands appraisal of Shares under Section 262 fails to perfect, or loses his or her appraisal rights, or successfully withdraws such demand for appraisal, the person’s Shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration applicable to the Shares, net of applicable tax withholding, without interest. A person will fail to perfect, or lose, his or her appraisal rights, or effectively withdraw a demand for appraisal, if no petition for appraisal is filed within one hundred twenty (120) days after the Effective Time or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal in accordance with Section 262.

Subject to the terms of Section 262, from and after the Effective Time, no person who has demanded appraisal rights with respect to some or all of such person’s Shares in compliance with Section 262, will be entitled to vote Shares for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s Shares, if any, payable to stockholders of Timber as of a time prior to the Effective Time.

If any Timber stockholder or beneficial owner who demands appraisal of his, her or its Shares under Section 262 validly withdraws, fails to perfect, or otherwise loses, such holder’s or beneficial owner’s right to appraisal, such person’s Shares will be deemed to have been converted at the Effective Time into the right to receive the merger consideration. A person will fail to perfect, or effectively lose, his, her or its right to appraisal if no petition for appraisal is filed within one hundred twenty (120) days after the effective date of the Merger or if neither of the ownership thresholds is met. As described above, a person may validly withdraw such person’s demand for appraisal if the person delivers to the Surviving Corporation a written withdrawal of the holder’s demand for appraisal in respect of some or all of such person’s Shares in accordance with Section 262.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of statutory appraisal rights. Consequently, any stockholder or beneficial owner of Common Stock wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

The foregoing summary of the rights of the Timber stockholders and beneficial owners to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by such persons to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Shares as of August 30, 2023 for each of our directors and each of our named executive officers listed in the Summary Compensation Table under the caption “Executive Compensation” of our definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023, and (iii) all of our directors and executive officers as a group. Except as otherwise noted below, the address for persons listed in the table is c/o Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059.

	Number of	Percentage of
	Shares	Shares
	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned	Owned (%)
Named Executive Officers and Directors:
John Koconis(2)	20,624	*	%
Joseph Lucchese(3)	7,680	*
Alan Mendelsohn(4)	6,215	*
Edward J. Sitar(5)	6,608	*
Gianluca Pirozzi(6)	4,915	*
David Cohen(7)	4,997	*
Lubor Gaal(8)	4,997	*
Zachary Rome(9)	7,792	*
All Executive Officers and Directors as a group (8 persons):	63,828	2%

*	Less than 1%

(1)

Applicable percentage ownership is based on 3,451,830 Shares outstanding as of August 30, 2023, together with securities exercisable or convertible into Shares within sixty (60) days of August 30, 2023, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares that are currently exercisable or exercisable within sixty (60) days of August 30, 2023 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Includes 3,362 Shares underlying VARs that vest within sixty (60) days of August 30, 2023. Includes 16,862 Shares issuable upon exercise of outstanding stock options exercisable within sixty (60) days of August 30, 2023.

(3)	Includes 7,680 Shares issuable upon exercise of outstanding stock options exercisable within sixty (60) days of August 30, 2023.
(4)	Includes (i) 6,165 Shares issuable upon exercise of outstanding stock options exercisable within sixty (60) days of August 30, 2023 and (ii) 50 Shares held indirectly through Dr. Mendelsohn’s spouse.

(5)

Includes 2,670 Shares issuable upon exercise of outstanding Company Stock Options exercisable within sixty (60) days of August 30, 2023 and 888 Shares underlying Company RSUs that vest within sixty (60) days of August 30, 2023.

(6)

Includes 2,231 Shares issuable upon exercise of outstanding Company Stock Options exercisable within sixty (60) days of August 30, 2023 and 684 Shares underlying Company RSUs that vest within sixty (60) days of August 30, 2023.

(7)

Includes 2,313 Shares issuable upon exercise of outstanding Company Stock Options within sixty (60) days of August 30, 2023 and 684 Shares underlying Company RSUs that vest within sixty (60) days of  August 30, 2023.

(8)

Includes 2,313 Shares issuable upon exercise of outstanding Company Stock Options exercisable within sixty (60) days of August 30, 2023 and 684 Shares underlying Company RSUs that vest within sixty (60) days of August 30, 2023.

(9)	Includes 7,792 Shares issuable upon exercise of outstanding Company Stock Options exercisable within sixty (60) days of August 30, 2023.

FUTURE STOCKHOLDER PROPOSALS

If the Merger is consummated, we do not expect to hold an annual meeting of stockholders in 2024. If the Merger is not consummated, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2024 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which the 2024 annual meeting will be held. If the 2024 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for Timber’s 2024 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, as described below.

Submitting Proxy Proposals and Director Nominations for the 2024 Annual Meeting

Proposals to be Considered for Inclusion in Timber’s 2024 Proxy Materials

Any stockholder proposals submitted, in reliance on Rule 14a-8 under the Exchange Act, for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of Stockholders, must be received by Timber no later than January 2, 2024, which is one hundred twenty (120) calendar days before May 1, 2024, the anniversary date of the release of the proxy statement in connection with the 2023 annual meeting to stockholders in connection with the 2023 annual meeting, in order to be considered for inclusion in such proxy statement and form of proxy. Such proposal must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attn.: Secretary.

Director Nominations and Other Business to be Brought Before the 2024 Annual Meeting of Stockholders

Our bylaws state that a stockholder must provide timely written notice of a proposal to be brought before the meeting and supporting documentation as well as be present at such meeting, either in person or by a representative. For our 2024 annual meeting of stockholders, a stockholder’s notice shall be timely received by us at our principal executive office if received no later than 5:00 p.m. Eastern on March 4, 2024 and no earlier than 5:00 p.m. Eastern on February 3, 2024, provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the immediately preceding annual meeting of stockholders (the “Anniversary Date”) or more than seventy (70) days after the Anniversary Date, a stockholder’s notice shall be timely if received by us at our principal executive office not later than 5:00 p.m. Eastern on the later of (i) the ninetieth (90th) day prior to such annual meeting; and (ii) 5:00 p.m. Eastern on the tenth (10th) day following the day on which such public announcement of the date of such annual meeting is first made by us. Proxies solicited by our Board will confer discretionary voting authority with respect to these proposals, subject to the SEC’s rules and regulations governing the exercise of this authority. Any such proposal shall be mailed to: Timber Pharmaceuticals, Inc., 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attn.: Secretary.

In addition to satisfying the foregoing requirements under our bylaws with respect to advance notice deadlines and informational requirements, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with additional requirements prescribed by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules. The requirements under the universal proxy rules are in addition to the applicable procedural requirements under our bylaws described above.

Any proposals should be mailed to:

Timber Pharmaceuticals, Inc.

3 Mountainview Road, Suite 100,

Warren, NJ 07059

HOUSEHOLDING

The SEC’s rules permit us to deliver a single proxy statement to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. We would deliver only one proxy statement to multiple stockholders who share an address unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written request, a separate copy of the proxy statement, to any stockholders at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy statement and Annual Report, contact Timber Pharmaceuticals, Inc. 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary. If you and other residents at your mailing address are registered stockholders and you received more than one copy of this proxy statement, but you wish to receive only one copy of our annual report and proxy statement or notice of Internet availability of proxy, you may request, in writing, that we eliminate these duplicate mailings. To request the elimination of duplicate copies, please contact Timber Pharmaceuticals, Inc. 3 Mountainview Road, Suite 100, Warren, NJ 07059, Attention: Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act.

Our filings with the U.S. Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at www.sec.gov and our website, https://www.timberpharma.com/.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with the voting procedures, you should contact our proxy solicitor at:

Alliance Advisors LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, NJ 07003

Telephone: 833-501-4821

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Proxy Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that we filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, we incorporate by reference the following filings:

•	Timber’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 31, 2023;

•

Timber’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023 filed with the Commission on May 15, 2023 and for the quarter ended June 30, 2023 filed with the Commission on August 21, 2023;

•	Timber’s Current Reports on Form 8-K, filed with the SEC on June 2, 2023, June 5, 2023, June 20, 2023, June 23, 2023, July 3, 2023, August 21, 2023 and August 31, 2023;

•

Timber’s definitive Proxy Statement on Schedule 14A, filed with the SEC on May 1, 2023 (solely with respect to those portions incorporated by reference into Timber’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and

•

The description of our Common Stock contained in the our Registration Statement on Form 8-A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 23, 2021.

Statements contained in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed Merger or us that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

ANNEX A

AGREEMENT AND PLAN OF MERGER

among

LEO US HOLDING, INC.,

LEO SPINY MERGER SUB, INC.,

TIMBER PHARMACEUTICALS, INC.

and

LEO PHARMA A/S, as Guarantor

Dated as of August 20, 2023

ii

iii

AGREEMENT AND PLAN OF MERGER dated as of August 20, 2023 (this “Agreement”), among LEO US Holding, Inc., a Delaware corporation (“Parent”), LEO Spiny Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), LEO Pharma A/S, a Danish Aktieselskab (“Guarantor”) and Timber Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

Introduction

WHEREAS, the respective boards of directors of the Company, Parent and Merger Sub have approved and declared advisable the acquisition of the Company by Parent, through the merger of Merger Sub with and into the Company pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors of the Company (the “Board of Directors”) has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of the outstanding shares of common stock, par value $0.001 per share, of the Company (collectively, the “Shares”), (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend that the Company’s stockholders vote to approve the adoption of this Agreement;

WHEREAS, the board of directors of Merger Sub has (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Merger Sub and its sole stockholder, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend to Merger Sub’s sole stockholder that it consent to the adoption of this Agreement;

WHEREAS, the sole stockholder of Merger Sub has executed and delivered to the Company an action by written consent adopting this Agreement, which consent by its terms shall become effective immediately following the execution of this Agreement by the parties hereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01.    Definitions.

(a)    As used in this Agreement, the following terms have the following meanings:

“Acquisition Proposal” means any inquiry, indication of interest, offer or proposal (other than an inquiry, indication of interest, offer or proposal made or submitted by Parent, Merger Sub or one or more of their respective Affiliates), from any Person or group, relating to any transaction or series of related transactions involving: (i) any acquisition or purchase by any Person or group, directly or indirectly, of 15% or more (on a non-diluted basis, and whether by voting power or number or shares) of any class of outstanding voting or equity securities of (A) the Company or (B) any of the Company’s Subsidiaries whose business constitutes 15% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (ii) any tender offer or exchange offer (including a self-tender offer) that, if consummated, would result in any Person or group (or the equityholders or such Person) beneficially owning, directly or indirectly, 15% or more (on a non-diluted basis, and whether by voting power or number or shares) of any class of outstanding voting or equity securities of (A) the Company or (B) any of its Subsidiaries whose business constitutes 15% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (iii) any merger, consolidation, business combination, spin-off, split-off, joint venture, partnership, liquidation, dissolution (or the adoption of a plan of liquidation or dissolution), share exchange, dual listed company structure, recapitalization or other significant corporate reorganization or similar transaction involving (A) the Company or (B) any of its Subsidiaries whose business constitutes 15% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (iv) any sale, lease, exchange, transfer, mortgage, pledge, license or other disposition (including through any arrangement having substantially the same economic effect as a sale of assets) to a Person or group of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole; or (v) any combination of the foregoing.

“Action” means any action, cause of action, claim, demand, litigation, suit, summons, subpoena, inquiry, investigation, audit, hearing, originating application to a tribunal, arbitration or other legal proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

“Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2022 and the footnotes thereto set forth in the Form 10-K.

“Balance Sheet Date” means December 31, 2022.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Copenhagen, Denmark or New York, New York are authorized or required by applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation between the Company or any of its Subsidiaries, on the one hand, and any labor organization or other authorized employee representative representing Service Providers, on the other hand.

“Company Group” means the Company and each of the Company’s Subsidiaries.

“Company Intellectual Property” means, collectively, the Owned Intellectual Property Rights and the Licensed Intellectual Property Rights.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on: (i) the condition (financial or otherwise), business, operations, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole; provided that, for purposes of the foregoing clause (i), no such Effect to the extent resulting from, attributable to or arising out of any of the following occurring after the date hereof shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in general economic conditions in the United States, (B) changes in securities or financial market conditions in the United States, (C) changes in general conditions in the industry in which the Company and its Subsidiaries operate, (D) acts of war, sabotage or terrorism (whether the commencement or escalation thereof) or pandemics or natural disasters involving the United States, (E) changes in general political or social conditions in the United States, (F) changes in Laws affecting the Company and its Subsidiaries (it being understood and agreed that this clause (G) shall not apply with respect to any representation or warranty the purpose of which is to address compliance with applicable Laws), (H) changes in GAAP affecting the Company and its Subsidiaries (it being understood and agreed that this clause (H) shall not apply with respect to any representation or warranty the purpose of which is to address compliance with GAAP), (I) changes in the trading price or trading volume of the Shares, in and of itself (it being understood and agreed that this clause (I) shall not apply with respect to any Effects giving rise or contributing to such change that are not otherwise excluded from this definition of “Company Material Adverse Effect”), (J) the failure to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, in and of itself (it being understood and agreed that this clause (J) shall not apply with respect to any Effects giving rise or contributing to such change that are not otherwise excluded from this definition of “Company Material Adverse Effect”), (K) the announcement of the transactions contemplated by this Agreement (it being understood and agreed that this clause (K) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance of obligations hereunder); provided, further, that with respect to the foregoing clauses (A) through (H), any such Effect will be taken into account in determining whether a Company Material Adverse Effect has occurred if it disproportionately adversely affects the Company and its Subsidiaries, taken as a whole, compared to other companies and their respective Subsidiaries, taken as a whole, operating in the industries in which the Company and its Subsidiaries operate, but, in such event, only the incremental disproportionate impact of any such Effect will be taken into account in determining whether a Company Material Adverse Effect has occurred; or (ii) the Company’s ability to consummate the transactions contemplated by this Agreement on or before the End Date. For the avoidance of doubt, the following events shall be deemed to constitute a Company Material Adverse Effect: failure of any ongoing clinical study of a Company Product to meet its primary endpoint, including failure of the ASCEND Study (TMB01-301) to meet its primary endpoint at the conclusion of such study (proportion of subjects with ≥2-point improvement from Baseline in IGA scores in the treatment area at week 12 relative to placebo) at the pre-specified significance level of 0.01.

“Company Product” means the programs TMB-001, TMB-003, BPX-01 and BPX-04.

“Company Warrants” means the Series A Warrants, Bridge Warrants, November 2021 Warrants, August 2022 Warrants, October 2022 Warrants, and BioPharmX November 2016 Warrants.

“Confidentiality Agreement” means the Non-Disclosure Agreement dated as of January 16, 2023, between the Company and LEO Pharma Inc., an Affiliate of Parent.

“Consulting Agreement” means each consulting, service provider, change in control or other agreement between the Company or any of its Subsidiaries, on the one hand, and any Independent Contractor, on the other hand.

“Continuing Employee” means each Employee employed by the Company or any of its Subsidiaries immediately prior to the Effective Time whose employment with the Surviving Corporation, Parent or any of their respective Affiliates continues without interruption after the Effective Time.

“Contract” means, with respect to any Person, any legally binding contract, subcontract, agreement, lease, sublease, license, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, insurance policy, instrument or other arrangement, commitment or undertaking, whether written or oral, to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

“Copyrights” means any writings and other works (including literary, pictorial and graphic works), whether copyrightable or not, in any jurisdiction (domestic and foreign), and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction (domestic and foreign), and any renewals or extensions thereof.

“CVR Agreement” means the Contingent Value Rights Agreement in the form attached hereto as Exhibit A to be entered into between Parent and the Rights Agent, with such revisions thereto requested by the Rights Agent that are not, individually or in the aggregate, materially detrimental to the holders of CVRs.

“Disclosure Letter” means the disclosure letter dated the date hereof related to this Agreement that has been provided by the Company to Parent and Merger Sub.

“DTC” means The Depository Trust Company.

“Effect” means any event, state of facts, circumstance, change, occurrence, development, condition or effect.

“Employee” means any employee of the Company or any of its Subsidiaries, including any individual engaged through a third party professional employer organization to perform services on behalf or for the benefit of the Company or any of its Subsidiaries.

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, independent contractor, severance, termination protection, change in control, indemnification, loan, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, hospitalization, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, employee stock ownership, stock purchase, stock option, health, medical or insurance benefits, and any plan maintained under Section 401(k) of the Code), in each case (A) whether or not written, and (B) that is sponsored, maintained, administered, contributed to, required to be contributed to or entered into by the Company or any of its ERISA Affiliates or for which the Company or any of its Subsidiaries has or would be reasonably expected to have any current or future liability. The term “Employee Plan” includes any PEO Plan plans, programs, policies and arrangements sponsored or maintained by a third party professional employer organization in which current or former employees, officers or directors of the Company or any of its ERISA Affiliates are eligible to participate in connection with their service to the Company or any of its ERISA Affiliates.

“Employment Agreement” means each management, employment, severance, retention, relocation, repatriation, expatriation, change in control or similar agreement or offer letter between the Company or any of its Subsidiaries, on the one hand, and any current or former Employee, on the other hand.

“Equity Incentive Plans” means, collectively, the Company’s 2019 Equity Incentive Plan, 2020 Omnibus Equity Incentive Plan and the TardiMed Sciences, LLC 2019 Equity Incentive Plan.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with the Company as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“Form 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2022.

“GAAP” means generally accepted accounting principles in the United States as in effect on the date of this Agreement.

“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, board, commission or official, including any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality.

“Independent Contractor” means any independent contractor, consultant or other service provider (other than an employee) who provides personal services to the Company or any of its Subsidiaries.

“Intellectual Property Rights” means any and all (i) Trademarks, (ii) Patents, (iii) Trade Secrets, information, knowledge, experience, skills, drawings, blue prints, utility models, technology, inventions, discoveries and improvements, (iv) Copyrights, (v) moral rights, data and database rights, design rights, industrial property rights, publicity rights and privacy rights, (vi) all forms and types of computer software (including source code, object code, firmware, development tools, files, records and data and all documentation related to any of the foregoing), (vii) any other intellectual property or proprietary rights and (viii) all rights under or relating to any of the foregoing granted under any Contract.

“Intervening Event” means any Effect that is material to the condition (financial or otherwise), business, operations, assets, liabilities or results of operations of the Company and its Subsidiaries, in each case occurring after the date hereof, that was neither known to nor reasonably foreseeable by any executive officer of the Company or any member of the Board of Directors as of or prior to the date hereof and becomes known to any executive officer of the Company or any member of the Board of Directors after the date hereof and prior to the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement); provided that in no event shall any such Effect to the extent resulting from or arising out of any of the following be taken into account in determining whether an Intervening Event has occurred: (i) changes in general economic conditions in the United States; (ii) changes in securities or financial market conditions in the United States; (iii) changes in general conditions in the industry in which the Company and its Subsidiaries operate; (iv) any acts of war, sabotage or terrorism or pandemics or natural disasters involving the United States; (v) changes in general political or social conditions in the United States; (vi) changes in Laws or GAAP affecting the Company and its Subsidiaries; (vii) changes in the trading price or trading volume of the Shares; (viii) the Company and its Subsidiaries’ meeting or exceeding any internal or published budgets, projections, forecasts or predictions of financial performance for any period; (ix) any Effect resulting from any breach of this Agreement by any party hereto; (x) any action taken by any party pursuant to and in compliance with the covenants and agreements set forth in this Agreement, and any consequences of such actions; or (xi) the receipt, existence or terms of any Acquisition Proposal or any inquiry, offer, request or proposal that would reasonably be expected to lead to an Acquisition Proposal.

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries.

“Knowledge” means, with respect to the Company, the actual knowledge of the individuals listed in Section 1.01(a) of the Disclosure Letter, in each case after making reasonable inquiry.

“Law” means any federal, state, local or foreign law, statute, code, constitution, principle of common law, ordinance, rule, regulation, guidance, guideline, judgment, decree, injunction, ruling, order, procedure, decision or other requirement of any Governmental Authority.

“Licensed Intellectual Property Rights” means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has obtained a covenant not to be sued.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, hypothecation, encroachment, occupancy right, preemptive right, charge, security interest, community property interest, encumbrance or other adverse claim of any kind in respect of such property or asset, including the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

“Milestone Payment Amounts” has the meaning ascribed to such term in the CVR Agreement.

“NYSE American” means the NYSE American stock exchange.

“Owned Intellectual Property Rights” means all Intellectual Property Rights owned or purported to be owned, whether wholly or jointly with others, by the Company or any of its Subsidiaries, including those described in Section 3.14(a) of the Disclosure Letter.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on Parent’s ability or Merger Sub to consummate the transactions contemplated by this Agreement on or before the End Date or to timely perform any of its obligations under this Agreement.

“Patent” means any national or multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, reexaminations, patents of addition, utility models, inventors’ certificates and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application.

“PEO Plan” means a plan, program, policy or arrangement sponsored or maintained by a third party professional employer organization.

“Permit” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, registration, accreditation, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Authority.

“Permitted Liens” means (i) Liens for Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) materialmen’s, mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising in the ordinary course of business, securing obligations as to which there is no default and which are not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP, (iii) Liens to secure payment of workers’ compensation, unemployment insurance, social security or other social security legislation (other than Liens imposed by ERISA) and (iv) with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and environmental applicable Law, but only if the same are not being violated by the current use of such real property or the operation of the business of the Company and its Subsidiaries.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or a Governmental Authority.

“Personal Information” means any information relating to an identified or identifiable individual or household, or that is otherwise regulated under applicable Law.

“Process” or “Processing” means any operation or set of operations whether or not by automatic means, including, but not limited to, collection, recording, organization, storage, retention, access, adaptation, alteration, retrieval, consultation, use, disclosure, dissemination, making available, alignment, combination, blocking, deleting, erasure, or destruction.

“Proxy Statement” means the proxy statement relating to the Company Stockholders’ Meeting, as amended or supplemented from time to time, together with all annexes, schedules or exhibits thereto (including the letter to stockholders, notice of meeting and form of proxy), as required to be filed with the SEC.

“Reference Date” means January 1, 2019.

“Regulation S-K” means Regulation S-K promulgated under the Securities Act, as amended.

“Regulation S-X” means Regulation S-X promulgated under the Exchange Act, as amended.

“Representative” means with respect to any Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents and other advisors or representatives.

“Rights Agent” means the financial institution designated by Parent and, reasonably acceptable to the Company, to act as the rights agent under the CVR Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or Business Data, or (b) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the IT Assets.

“Service Provider” means any director or officer of the Company or any of its Subsidiaries, or any Employee or individual Independent Contractor.

“Subsidiary” means, with respect to any Person, any other Person of which such Person or any of its Subsidiaries (i) is a general partner or holds a majority of the voting interests of a partnership or (ii) holds securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other corporate bodies performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests) which are at any time, directly or indirectly, owned or controlled by such Person.

“Superior Proposal” means a bona fide, unsolicited written Acquisition Proposal made by a Third Party after the date of this Agreement that is not withdrawn and did not arise from or in connection with a breach of the obligations set forth in Section 5.04 that: (i) if consummated, would result in any Person or group (other than Parent or its Affiliates) becoming the beneficial owner, directly or indirectly, of more than 50% of the consolidated assets of the Company and its Subsidiaries or more than 50% of the total voting power of the equity securities of the Company; and (ii) the Board of Directors determines in good faith, after considering the advice of an independent financial advisor and outside legal counsel, (A) would result in a transaction more favorable from a financial point of view (after taking into account all relevant factors, including (I) the amount, form and timing of payment of consideration, (II) any termination or break-up fees or expense reimbursement provisions, and (III) any conditions to, the likelihood of, and the time likely to be required for consummation of such Acquisition Proposal on the terms set forth therein) to the Company’s stockholders than the transactions contemplated by this Agreement (including any revisions to the terms of this Agreement proposed by Parent pursuant to Section 5.04(e)), and (B) is reasonably likely to be consummated on the terms proposed without undue delay relative to the transactions contemplated by this Agreement, taking into account (I) any legal, financial, regulatory and stockholder approval requirements, (II) the sources, availability and terms of any financing, financing market conditions and the existence of a financing contingency, (III) the likelihood of termination, (IV) the timing of closing, (V) the identity of the Person or Persons making the Acquisition Proposal and (VI) any other aspects considered relevant by the Board of Directors.

“Tax” means (i) any federal, state, local, foreign or supranational income, gains, alternative or add-on minimum tax, base erosion minimum, diverted profits, gross income, withholding, estimated, gross receipts, sales, use, ad valorem, value added, goods and services, transfer, franchise, fringe benefit, capital stock, profits, license, registration, payroll, social security (or equivalent) or any other applicable social contribution, employment, unemployment, workers’ compensation, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), commercial rent, financial transaction, stamp, stamp duty, environmental, windfall profit, unclaimed property and other tax of any kind, repayments of any grants, subsidies, state aid or similar amounts received or deemed received from any Governmental Authority, any customs duties, escheat obligations and any other fees, contributions, governmental charges, levies, excises, duties or assessments of any kind whatsoever in the nature of a tax, together with any interest, penalty, inflation linkage or addition thereto imposed by applicable Law and (ii) any penalty (and interest with respect thereto) imposed for the failure to timely file, properly to file or timely to file any Tax Return in accordance with applicable Law.

“Tax Law” means all applicable Laws relating to or regulating the assessment, determination, reporting, collection or imposition of Taxes.

“Tax Return” means any report, return, declaration, statement, information return, claim for refund, declaration of estimated payments, voucher or other document, together with any schedule and attachment thereto and any amendment thereof, filed or required to be filed with any Taxing Authority in connection with Taxes, including the determination, assessment, reporting, withholding, collection or payment of any Taxes.

“Tax Sharing Agreement” means any Tax allocation, apportionment, sharing, indemnification or assignment agreement, provision or arrangement (whether or not written) of the Company Group, unless such agreement, provision or agreement is (i) pursuant to an ordinary-course commercial Contract, the primary purpose of which does not relate to Taxes and the Tax allocation, apportionment, sharing, indemnification or assignment is germane to the subject matter of such Contract, (ii) “solely among members of the Company Group, or (iii) or listed on Section 3.18(a) of the Disclosure Letter.

“Taxing Authority” means any Governmental Authority having jurisdiction over or responsible for the assessment, determination, reporting, collection or administration of Taxes or Tax Law.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

“Trade Secrets” means trade secrets and all other confidential know-how and confidential information and rights in any jurisdiction (domestic and foreign), including confidential recipes, ideas, formulae, formulations, compositions, specifications, techniques, data, results, methods, processes, schematics, prototypes, models, designs, customer lists and supplier lists.

“Trademarks” means trademarks, service marks, trade names, service names, business marks, brand names, certification marks, trade dress, logos, corporate names, trade styles, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications (including intent-to-use applications) in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

“Upfront Consideration” means:

(A) (i) $14,000,000, minus (ii) the aggregate Black Scholes Payments Amount, plus (iii) the aggregate exercise price of all the In-the-Money Company Stock Options; divided by

(B) the aggregate number of outstanding Shares, In-the-Money Company Stock Options and Company RSUs.

“Willful Breach” means a party’s material breach, or material failure to perform, any representation, warranty, covenant or agreement set forth in this Agreement, in each case, that is a consequence of an act or failure to act undertaken by the breaching or non-performing party with the actual knowledge, or the knowledge that a Person acting reasonably under the circumstances should have, that such act or failure to act would, or would reasonably be expected to, result in, cause or constitute a breach of this Agreement.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	5.04(d)(v)
Adverse Recommendation Change Notice	5.04(e)(ii)
Agreement	Preamble
Alternative Acquisition Agreement	5.04(d)(v)
Black Scholes Payments Amount	2.08
Board of Directors	Recitals
Board Recommendation	3.02(b)
Book-Entry Shares	2.04(a)
Business Data	3.17(c)
Capitalization Date	3.05(a)
Certificate	2.04(a)
Closing	2.01(b)
Closing Date	2.01(b)
Company	Preamble
Company RSUs	2.07(c)
Company SEC Documents	3.06(a)
Company Securities	3.05(c)
Company Stock Awards	2.07(b)
Company Stock Options	2.07(a)
Company Stockholders’ Meeting	5.03(c)
Company Subsidiary Securities	3.05(f)
Consideration Fund	2.05(a)
CVR	2.04(a)
DGCL	Recitals
Dissenting Shares	2.06
D&O Insurance	6.02(c)
Effective Time	2.01(c)
End Date	9.01(b)(i)
Enforceability Exceptions	3.02(a)
FCPA	3.11(b)
Financial Advisor	3.22
Go-Shop Period	5.04(h)
In-the-Money Company Stock Option	2.07(a)
Indemnified Person	6.02(a)
Key Suppliers	3.19(a)
Lease	3.13(c)

Term	Section
Leased Real Property	3.13(d)
Legal Restraint	8.01(b)
Letter of Transmittal	2.05(b)
Material Contract	3.18(a)
Merger	2.01(a)
Merger Consideration	2.04(a)
Merger Sub	Preamble
Non-DTC Book-Entry Share	2.05(d)
Non-Scheduled IP License Agreement	3.18(a)(iii)
Out-of-the-Money Company Stock Option	2.07(b)
Out-of-the-Money Stock Option Consideration	2.07(b)
Parent	Preamble
Parent Benefit Plans	6.03(b)
Parent Proposal	5.04(e)(iv)
Paying Agent	2.05(a)
Preferred Shares	3.05(a)
Premium Cap	6.02(c)
Representatives	5.04(a)
Required Stockholder Approval	3.02(a)
Sanctions	3.11(b)
Shares	Recitals
Surviving Corporation	2.01(a)
Termination Fee	9.02(b)
Transaction Litigation	5.09
Upfront In-the-Money Company Stock Option Payment	2.07(a)
Upfront RSU Payment	2.07(c)
VAR	2.07(a)
Warrant Amendments	5.10
Warrant Negotiation Period	5.10

Section 1.02.  Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to that Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on the Disclosure Letter, all such amendments, modifications, supplements, extensions and renewals must also be listed in the appropriate Section thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any applicable Law. References to “foreign” or words of similar import shall be deemed to refer to any jurisdictions outside the United States. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful currency of the United States of America. Unless otherwise specified, the words “made available to Parent” or “provided to Parent” (or words of similar import) mean the documents that were, as of at least two Business Days prior to the date hereof, (a) posted to the data room maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement (provided that Parent or its Representatives had access to such documents in such data room and such documents were not removed from such data room prior to the date hereof), (b) otherwise provided to Parent or its Representatives in response to a diligence request from Parent or its Representatives or (c) included as an exhibit to Company SEC Documents that were filed with the SEC by the Company on or after October 1, 2022.

ARTICLE 2

THE MERGER

Section 2.01.   The Merger.

(a)    At the Effective Time, Merger Sub shall be merged (the “Merger”) with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation (the “Surviving Corporation”). The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

(b)    Subject to the provisions of Article 8, the closing of the Merger (the “Closing”) shall take place (i) in New York at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 or remotely by electronic exchange of documents and signatures (or their electronic counterparts) as soon as possible, but in any event no later than three Business Days after the date the conditions set forth in Article 8 (other than conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied), but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions; or (ii) at such other place or time or on such other date as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

(c)    At the Closing, the Company and Merger Sub shall file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL and shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as such certificate of merger has been duly filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the parties in writing and specified in such certificate of merger).

(d)    From and after the Effective Time, the Surviving Corporation shall possess all the properties, rights, powers, privileges, immunities, licenses, franchises and authority and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under this Agreement and the DGCL.

Section 2.02.   Certificate of Incorporation and Bylaws.

(a)    At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as set forth on Exhibit B and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended in accordance with the terms thereof, applicable Law and Section 6.02.

(b)    The parties hereto shall take all actions necessary so that, from and after the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated to read in their entirety as set forth in the bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to Merger Sub’s name shall be replaced with references to the Surviving Corporation’s name), and as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter further amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation, applicable Law and Section 6.02.

Section 2.03.  Directors and Officers. The parties hereto shall take all actions necessary so that, from and after the Effective Time, until their respective death, resignation, or removal or until their successors are duly elected or appointed and qualified in accordance with certificate of incorporation and bylaws of the Surviving Corporation and applicable Law, (a) the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of Merger Sub as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation.

Section 2.04.   Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Shares:

(a)    Except as otherwise provided in Section 2.04(b) or Section 2.06, each Share outstanding immediately prior to the Effective Time shall be converted into the right to receive in cash, without interest (i) the Upfront Consideration, and (ii) one contingent value right (a “CVR”) which shall represent the right to receive the Milestone Payment Amounts (as defined in the CVR Agreement) in cash, without interest, at the times and subject to the conditions set forth in the CVR Agreement (the Upfront Consideration plus one CVR, collectively, being the “Merger Consideration”). As of the Effective Time, each certificate formerly representing any Shares (each, a “Certificate”) and each Share formerly represented in book-entry form (each, a “Book-Entry Share”) shall automatically be canceled and all Shares represented thereby shall be canceled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.05 and the CVR Agreement.

(b)    Each Share held by the Company as treasury stock or owned by Parent or Merger Sub or any Affiliate of Parent or Merger Sub immediately prior to the Effective Time, shall be canceled and retired, and no payment shall be made with respect thereto.

(c)    Each Dissenting Share immediately prior to the Effective Time will be cancelled and retired without any conversion thereof, and will thereafter represent only the right to receive payment pursuant to Section 262 of the DGCL and as described in Section 2.06.

(d)    Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing shares of common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 2.05.   Surrender and Payment.

(a)    Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Paying Agent”) for the purpose of exchanging for the Upfront Consideration (i) the Certificates and (ii) the Book-Entry Shares. On the Closing Date, Parent or one of its Affiliates shall deposit cash with the Paying Agent in an amount sufficient to pay the aggregate Upfront Consideration payable in respect of all the Shares converted in accordance with Section 2.04(a) and represented by the Certificates and the Book-Entry Shares (such cash, the “Consideration Fund”). Until disbursed in accordance with this Agreement, the cash in the Consideration Fund will be used for the purposes provided in this Agreement, or as otherwise agreed by the Company and Parent before the Effective Time. Any interest and other income resulting from such investments shall be paid solely to Parent. No investment losses resulting from investment of the Consideration Fund shall diminish the rights of any holder of Certificates or Book-Entry Shares representing Shares that were outstanding immediately prior to the Effective Time to receive the Upfront Consideration as provided herein. In the event the Consideration Fund shall be insufficient to pay the Upfront Consideration (including, without limitation, on account of any Upfront Consideration returned to Parent pursuant to Section 2.05(i) or Section 2.05(j)), Parent shall promptly deliver, or cause to be delivered, additional funds to the Paying Agent in an amount equal to the deficiency required to make such payments. The Consideration Fund shall not be used for any other purpose. For the avoidance of doubt, Parent shall not be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement. At or prior to the Effective Time, Parent shall duly authorize, execute and deliver, and shall ensure that the Rights Agent duly authorizes, executes and delivers, the CVR Agreement.

(b)    With respect to Certificates, promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each holder of record of each such Certificate (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to a Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.05(c)) to the Paying Agent (a “Letter of Transmittal”) and (iii) instructions for surrendering a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.05(c)) to the Paying Agent. Upon surrender to the Paying Agent of a Certificate (or affidavit of loss in lieu of a Certificate as provided in Section 2.05(c)) together with a duly executed and completed Letter of Transmittal or “agent’s message”, as applicable, and such other documents as may reasonably be required pursuant to such instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, the Merger Consideration payable for each Share represented by such Certificate pursuant to Section 2.04(a). Any Certificate that has been so surrendered shall be canceled by the Paying Agent.

(c)    If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a customary bond, in such reasonable amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares represented by such Certificate, as contemplated by this Article 2.

(d)    With respect to Book-Entry Shares not held through DTC (each, a “Non-DTC Book-Entry Share”), promptly after the Effective Time, Parent shall send, or shall cause the Paying Agent to send, to each holder of record of a Non-DTC Book-Entry Share (i) a notice advising such holders of the effectiveness of the Merger, (ii) a Letter of Transmittal and (iii) instructions for surrendering the Non-DTC Book-Entry Share to the Paying Agent. Upon surrender to the Paying Agent of Non-DTC Book-Entry Shares by book-receipt of an “agent’s message” by the Paying Agent in accordance with the terms of the Letter of Transmittal and accompanying instructions, Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, the Merger Consideration payable for each such Non-DTC Book-Entry Share pursuant to Section 2.04(a).

(e)    With respect to Book-Entry Shares held through DTC, the Company and Parent shall cooperate to establish procedures with the Paying Agent and DTC to ensure that the Paying Agent will transmit to DTC or its nominees as soon as practicable after the Effective Time, upon surrender of Shares held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration payable for each such Book-Entry Share pursuant to Section 2.04(a).

(f)    With respect to any Certificate or Non-DTC Book Entry Share, if any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Non-DTC Book-Entry Share is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Non-DTC Book-Entry Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Non-DTC Book-Entry Share or establish to the satisfaction of the Paying Agent and Parent that such Tax has been paid or is not payable.

(g)    Until so surrendered or transferred, as the case may be, in accordance with the provisions of this Section 2.05 and subject to the terms of Section 2.06, each such Certificate or Book-Entry Share shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or shall accrue on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Shares. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares.

(h)    From and after the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

(i)    Any portion of the Consideration Fund (and any earnings, interest or other income earned thereon) that remains unclaimed by the holders of Shares twelve months after the Effective Time shall be returned to Parent or one of its Affiliates, upon demand, and any such holder who has not exchanged its Shares for the Merger Consideration in accordance with this Section 2.05 prior to that time shall thereafter look only to Parent (subject to abandoned property, escheat or similar laws), as a general creditor thereof, for payment of the Merger Consideration in respect of such Shares without any interest thereon. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall be liable to any holder of Shares for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. If any Certificate or Book-Entry Share has not been surrendered immediately prior to the date on which the Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate or Book-Entry Share shall, to the extent permitted by applicable Law, immediately prior to such time become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(j)    Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.05(a) to pay for Shares for which appraisal rights have been perfected shall be returned to Parent or one of its Affiliates upon demand.

Section 2.06.    Dissenting Shares. Notwithstanding Section 2.04 or any other provision of this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time (other than Shares canceled in accordance with Section 2.04(b)) and held by a holder (or “beneficial owner” (as defined, for purposes of this Section 2.06, in Section 262(a) of the DGCL)) who did not vote in favor of the adoption of this Agreement or the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL and who has otherwise complied with all applicable provisions of Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but shall be entitled only to such rights as are granted by Section 262 of the DGCL, unless such holder (or beneficial owner) fails to perfect, waives, withdraws or otherwise loses the right to appraisal under Section 262 of the DGCL. If, either before or after the Effective Time, such holder (or beneficial owner) fails to perfect, waives, withdraws or loses the right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder (or beneficial owner) is not entitled to the relief provided by Section 262 of the DGCL, such Shares shall cease to be Dissenting Shares and shall instead be treated as if they had been converted pursuant to Section 2.04(a) as of the Effective Time into, and shall represent only, the right to receive the Merger Consideration in accordance with Section 2.05 without interest upon surrender of such Certificate formerly representing such Share or transfer of such Book-Entry Share, as the case may be. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Shares, any waiver or withdrawal of any such demand, and any other demand, notice or instrument delivered to the Company prior to the Effective Time that relates to such demand, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), make any payment with respect to, offer to settle or settle, any such demands, or agree to do any of the foregoing.

Section 2.07.   Company Stock Awards.

(a)    Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each option (or portion thereof) to acquire Shares and each value appreciation right (“VAR”) (collectively, the “Company Stock Options”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, that has a per share exercise price that is less than the Upfront Consideration (each, an “In-the-Money Company Stock Option”), shall fully vest (if not already vested) and, by virtue of the Merger and without any action on the part of the holder thereof, be canceled, surrendered and automatically converted into the right to receive for each Share of the Company underlying such In-the-Money Company Stock Option, without interest and subject to deduction for any required withholding under applicable Tax Law, (i) an amount in cash from Parent or the Surviving Corporation equal to the excess of the Upfront Payment over the per share exercise price of such In-the-Money Company Stock Option (the “Upfront In-the-Money Company Stock Option Payment”) and (ii) one CVR entitling such holder to Milestone Payments (as defined in the CVR Agreement).

(b)    Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each Company Stock Option that has a per share exercise price that is equal to or more than the Upfront Consideration, whether vested or unvested (each, an “Out-of-the-Money Company Stock Option”), that is outstanding and unexercised immediately prior to the Effective Time shall fully vest (if not already vested) and, by virtue of the Merger and without any action on the part of the holder thereof, canceled, surrendered and automatically converted into the right to receive for each Share of the Company underlying such Out-of-the-Money Company Stock Option, without interest and subject to deduction for any required withholding under applicable Tax Law as set forth in Section 2.07(d), upon the occurrence of any Milestone Payment (as defined in the CVR Agreement), a cash payment, if any, equal to (i) the amount, if any, by which (A) the Upfront Consideration plus the applicable Milestone Payment plus any Milestone Payment that was previously paid in respect of such Share underlying such Out-of-the-Money Company Stock Option exceeds (B) the per share exercise price of such Out-of-the-Money Company Stock Option, minus (ii) the gross amount of Milestone Payments, if any, previously paid with respect to such Share underlying such Out-of-the-Money Company Stock Option (the “Out-of-the-Money Stock Option Consideration”).

(c)    Immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each restricted stock unit of the Company (collectively, the “Company RSUs” and, together with Company Stock Options, “Company Stock Awards”) that is outstanding immediately prior to the Effective Time, whether vested or unvested, shall fully vest (if not already vested) and, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and automatically converted into the right to receive for each Share underlying such Company RSU, without interest and subject to deduction for any required withholding under applicable Tax Law as set forth in Section 2.07(d), (i) an amount in cash from Parent or the Surviving Corporation equal to the Upfront Consideration (the “Upfront RSU Payment”) and (ii) one CVR entitling such holder to Milestone Payments (as defined in the CVR Agreement).

(d)    As soon as reasonably practicable following the Closing, but in any event no later than 30 days following the Closing, the Surviving Corporation shall make (or cause to be made) by a payroll payment (less applicable withholding Taxes, if any, as provided in Section 2.10) to each holder of a Company Stock Award, such holder’s Upfront In-Money Company Stock Option Payment and/or Upfront RSU Payment due in accordance with Section 2.07(a), and Section 2.07(c), respectively, without interest. If any such payment cannot be made through the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will issue a check for such payment to such holder (less applicable withholding Taxes), which check will be sent by overnight courier to such holder as soon as reasonably practicable following the Closing. As soon as practicable following delivery of a Milestone Notice (as defined in the CVR Agreement), if any, and pursuant to the terms set forth in the CVR Agreement, Parent shall pay, or shall cause to be paid, the Out-of-the-Money Stock Option Consideration (if any) in respect of any Out-of-the-Money Company Stock Options and the Milestone Payments in respect of In-the-Money Company Stock Options and Company RSUs due in accordance with Section 2.07(a), Section 2.07(b) or Section 2.07(c), as applicable, without interest. To the extent that payments pursuant to this Section 2.07 are made with respect to Company Stock Awards that were issued to current or former employees of the Company or its Subsidiaries, such payments shall be made through the Surviving Corporation’s payroll system subject to withholding to the extent required under applicable Tax Law. Parent shall, and shall cause its Affiliates and any payor of the payments set forth herein in respect of Company Stock Awards, to treat and report each payment as income to the recipient for withholding and tax reporting purposes only as and when each such payment is actually paid to the recipient.

(e)    Prior to the Effective Time, the Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall take all actions necessary or appropriate to effectuate the treatment of Company Stock Awards as contemplated in this Section 2.07 (including obtaining any required consents from, or providing any required notices to, holders of Company Stock Awards), and the form and substance of any such written actions shall be subject to review and approval by Parent, not to be unreasonably withheld, conditioned or delayed, and to terminate, effective as of the day immediately prior to the Closing Date and contingent upon the occurrence of the Closing, any equity incentive plans maintained or sponsored by the Company, including the Equity Incentive Plans.

Section 2.08.    Company Warrants. Prior to the Effective Time, in accordance with Section 5.10, the Company shall have entered into the Warrant Amendments pursuant to which, each Company Warrant that is issued, unexpired and unexercised immediately prior to the Effective Time (other than the BioPharmx November 2016 Warrants), shall have been amended so that it entitles the holder thereof, at such holder’s option, to the right to either (i) exercise such Company Warrant prior to the Effective Time and receive the Merger Consideration, or (ii) elect that the Company purchase the Warrant for an amount in cash equal to the Black Scholes Value as defined in such Company Warrant (the total amount owed to all holders of Company Warrants electing this prong (ii), the “Black Scholes Value Payments”).

Section 2.09.    Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, the outstanding Shares (or securities convertible into, or exchangeable or exercisable for, Shares) shall have been changed into a different number of shares or into a different class (including by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares or similar transaction, or stock dividend or distribution thereon with a record date during such period), the Merger Consideration and any other amounts payable pursuant to this Agreement or the CVR Agreement shall be appropriately adjusted to reflect such change. Nothing in this Section 2.09 shall be construed to permit the Company to take any action with respect to any Company Securities that is prohibited by the terms of this Agreement.

Section 2.10.    Withholding Rights. Notwithstanding any provision contained herein to the contrary, any amount deducted or withheld by the Paying Agent, Merger Sub, the Surviving Corporation or Parent in respect of the payment of the Merger Consideration and any other payment pursuant to this Agreement or the CVR Agreement under applicable Tax Law, as reasonably determined by the Paying Agent, Merger Sub, the Surviving Corporation or Parent, as the case may be, and paid over to the relevant Governmental Authority in accordance with applicable procedures, shall be treated for all purposes of this Agreement or the CVR Agreement, as applicable, as having been paid to the Person in respect of which such deduction and withholding was made.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as set forth in this Article 3, except as expressly disclosed in: (a) the Company SEC Documents filed with the SEC and publicly available after October 1, 2022 and prior to two Business Days before the date of this Agreement (other than (i) any information that is contained in the “Risk Factors” or “Note Regarding Forward-Looking Statements” or similar sections of such Company SEC Documents and (ii) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Documents); provided that this clause (a) shall not apply to any of the representations and warranties set forth in Section 3.01 (Corporate Existence and Power), Section 3.02 (Corporate Authorization), Section 3.05 (Capitalization), Section 3.09(a)(ii) (Absence of Certain Changes), Section 3.22 (Finders’ Fees), Section 3.23 (Opinion of Financial Advisor) or Section 3.24 (Antitakeover Statutes); or (b) the Disclosure Letter.

Section 3.01.   Corporate Existence and Power. The Company is a corporation duly organized, validly existing and, except as set forth on Section 3.01 of the Disclosure Letter, in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now conducted. The Company is duly qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect. The Company has made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designation), bylaws and other organizational documents, each as in effect, of the Company.

Section 3.02.   Corporate Authorization.

(a)    The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated by this Agreement. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by the Company, and, assuming the accuracy of the representations and warranties set forth in Section 4.08, no other corporate proceedings on the part of the Company are necessary to authorize the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement, except, with respect to the Merger, for (i) the adoption of this Agreement by the affirmative vote of the holders of not less than a majority of the outstanding Shares (the “Required Stockholder Approval”) and (ii) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. Other than the Required Stockholder Approval, assuming the accuracy of the representations and warranties set forth in Section 4.08, no vote of the holders of any class or series of capital stock or other securities of the Company is necessary in connection with the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement or the consummation by the Company of the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each of Parent and Merger Sub, and the accuracy of the representations and warranties set forth in Section 4.08, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity (the “Enforceability Exceptions”).

(b)    At a meeting duly called and held, the Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company and the holders of the Shares, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the requirements of the DGCL, and (iii) resolved to recommend that the Company’s stockholders vote to approve the adoption of this Agreement (such recommendation, the “Board Recommendation”). As of the date of this Agreement, the foregoing determinations and resolutions have not been rescinded, modified or withdrawn in any way.

Section 3.03.   Governmental Authorization. None of the execution or delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement, or the consummation by the Company of the transactions contemplated by this Agreement requires any action by or in respect of, Permit from or declaration or filing with, any Governmental Authority other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities laws and the rules and requirements of NYSE American and (c) any actions, Permits, declarations or filings the absence of which have not had and would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.

Section 3.04.  Non-contravention. Assuming the accuracy of the representations and warranties set forth in Section 4.08, and except as set forth on Section 3.04 of the Disclosure Letter, the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated by this Agreement do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any Subsidiary of the Company, (b) assuming compliance with the matters referred to in clauses (a) through (c) of Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) assuming compliance with the matters referred to in clauses (a) through (c) of Section 3.03, require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any Contract binding on the Company or any Permit affecting, or relating in any way to, the assets or business of the Company or (d) result in the creation or imposition of any Lien on any asset of the Company, with only such exceptions, in the case of each of clauses (c) and (d), as have not had and would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.

Section 3.05.   Capitalization; Subsidiaries.

(a)    The authorized capital stock of the Company consists solely of (i) 450,000,000 Shares and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Shares”). As of August 16, 2023 (the “Capitalization Date”), (A) 3,086,489 Shares were outstanding, (B) no Preferred Shares were outstanding, (C) Company Stock Options under which 226,060 Shares are subject to issuance upon exercise thereof were outstanding (which have a weighted average exercise price of $15.80, and 49,672 of which are currently exercisable), (D) Company RSUs under which 11,761 Shares are subject to issuance upon settlement thereof were outstanding, (E) 196,266 Shares were reserved for issuance under the Equity Incentive Plans, and (F) 2,712,734 Shares subject to outstanding Company Warrants. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any Employee Plan or Company Security will be, when issued in accordance with the respective terms thereof and in compliance with the terms of this Agreement, duly authorized and validly issued, fully paid and non-assessable and free of preemptive rights.

(b)    Section 3.05(b) of the Disclosure Letter contains a true and complete list, as of the Capitalization Date, of each outstanding Company Stock Award, including (i) the name of the holder of such Company Stock Award, (ii) an indication of whether such holder is a current Service Provider, an Independent Contractor or former Employee, (iii) the Equity Incentive Plan under which such Company Stock Award was granted, (iv) the date of grant and, if applicable, the expiration date of such Company Stock Award, (v) the number of Shares subject to such Company Stock Award, (vi) where applicable, the exercise price, (vii) the vesting schedule for such Company Stock Award, including the extent vested as of the Capitalization Date and any right of acceleration of such vesting schedule, and (viii) in the case of Company Stock Options, whether it is or is not an incentive stock option as defined in Section 422 of the Code.  Each Company Stock Award was granted pursuant to the form of award agreement that has been provided to Parent, subject only to the variations described in the immediately preceding sentence. Each Company Stock Award has been granted in compliance in all material respects with all applicable securities laws or exemptions therefrom and all requirements set forth in the applicable Equity Incentive Plan and applicable award agreements. The exercise price of each Company Stock Option (other than a VAR) is not less than the fair market value (within the meaning of Section 409A of the Code) of a Share on the date of grant of such Company Stock Option and all such Company Stock Options (other than VARs) are exempt from Section 409A of the Code. Each Company Stock Option (now outstanding or previously exercised or forfeited) intended to qualify as an “incentive stock option” under Section 422 of the Code so qualified at all times prior to the exercise thereof. The treatment of the Company Stock Awards under this Agreement does not violate the terms of the applicable Equity Incentive Plans or any Contract governing the terms of such Company Stock Awards, and will not cause any Tax penalties or excise taxes to be incurred, and will not cause any adverse Tax consequences under Section 409A of the Code. From the close of business on the Capitalization Date to the date of this Agreement, the Company has not issued any Shares, or any other capital stock or Company Securities, except upon the exercise of the Company Stock Options or vesting of Company RSUs, in each case outstanding as of the close of business on the Capitalization Date and as disclosed in Section 3.05(b) of the Disclosure Letter.

(c)    Except as set forth in Section 3.05(c) of the Disclosure Letter, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth in Section 3.05(c) of the Disclosure Letter, there are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, the Company, (ii) securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, the Company, (iii) warrants, puts, calls, subscriptions, options or other rights to acquire from the Company any capital stock or other voting securities of, or ownership interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company, (iv) other obligations, agreements or commitments of the Company to issue, transfer or sell, or make any payment with respect to, any capital stock or other voting securities of, or ownership interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company, or any warrants, puts, calls, subscriptions, options or other rights to acquire from the Company any capital stock or other voting securities of, or ownership interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, the Company or (v) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or ownership interests in, the Company (the items in clauses (i) through (v), including, for the avoidance of doubt, the Shares, being referred to collectively as the “Company Securities”). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities. The Company is not a party to any Contract with respect to the voting, registration or transfer of any Company Securities.

(d)    Except as set forth in Section 3.05(d) of the Disclosure Letter, none of the Shares or any Company Securities are owned by any Subsidiary of the Company

(e)    Each Subsidiary of the Company has been duly organized or incorporated, as applicable, is validly existing and (where applicable) in good standing (where such concept is recognized under applicable Law) under the laws of its jurisdiction of organization or incorporation, and has all organizational powers to carry on its business in the places and in the manner as now conducted. Each Subsidiary of the Company is duly qualified to do business and is in good standing (where such concept is recognized under applicable Law) in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified has not had and would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect. Section 3.05(e) of the Disclosure Letter sets forth a true and complete list of the Subsidiaries of the Company, indicating for each such Subsidiary its respective jurisdiction of organization or incorporation.

(f)    All of the outstanding shares, capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and free of preemptive rights and are owned beneficially and legally, and solely, by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such share, capital stock or other voting securities or ownership interests). There are no issued, reserved for issuance or outstanding (i) shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) warrants, puts, calls, subscriptions, options or other rights to acquire from the Company or any of its Subsidiaries any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iv) other obligations, agreements or commitments of the Company or any of its Subsidiaries to issue, transfer or sell, or make any payment with respect to, any shares, capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, or any securities convertible into, or exchangeable or exercisable for, any shares, capital stock or other voting securities of, or ownership or economic interests in, any Subsidiary of the Company, or any warrants, puts, calls, subscriptions, options or other rights to acquire from the Company or any of its Subsidiaries any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, or any securities convertible into, or exchangeable or exercisable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (v) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any share, capital stock or other voting security of, or ownership interest in, any Subsidiary of the Company (the items in clauses (i) through (v) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. Except for the shares of capital stock or other voting securities of, or ownership interests in, its Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock or other voting securities of, or membership, partnership, joint venture or other ownership or investment interests (whether equity or debt, including any agreement or commitment convertible or exercisable into, or exchangeable for, any equity interests) in, any Person. All dividends or distributions declared, made or paid by the Subsidiaries of the Company have been declared, made or paid in accordance with the applicable Subsidiary’s constitutional documents, all applicable Law and any agreements or arrangements made with any Third Party regulating the payment of dividends and distributions. No Company Subsidiary Securities have been issued and no transfer of any such shares has been registered (where applicable), except in accordance with all applicable Laws and the organizational documents of the relevant Subsidiary of the Company, and all transfers have been duly stamped (where applicable).

Section 3.06.   SEC Filings and the Sarbanes-Oxley Act.

(a)    The Company has timely filed with or furnished to the SEC all reports, schedules, forms, statements, certifications, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”). True and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) database of the SEC. The Company has made available to Parent true and complete copies of all material correspondence between the SEC, on the one hand, and the Company and any of its Subsidiaries, on the other hand, including all comment letters from the staff of the SEC relating to the Company SEC Documents containing unresolved comments and all written responses of the Company thereto. To the Company’s Knowledge, as of the date hereof, no Company SEC Document is the subject of ongoing review, comment or investigation by the SEC. No Subsidiary of the Company is, or at any time has been, required to file any reports, schedules, forms, statements or other documents with the SEC or similar foreign Governmental Authority.

(b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of NYSE American, the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be.

(c)    As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the Exchange Act on or prior to the date hereof did not, and each Company SEC Document filed pursuant to the Exchange Act subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d)    Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e)    The Company and its Subsidiaries have established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic and current reports required under the Exchange Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(f)    The Company and its Subsidiaries have established and maintain(s) a system of internal controls over financial reporting (as defined in Rule 13a-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of Company financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of internal controls prior to the date hereof, to the Company’s auditors and audit committee (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other Employees who have a significant role in internal controls. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since the Reference Date.

(g)    Section 3.06(g) of the Disclosure Letter describes, and the Company has made available to Parent copies of the documentation creating or governing, all securitization transactions and other off-balance sheet arrangements (as defined in Item 303 of Regulation S-K) that existed or were effected by the Company or its Subsidiaries since the Reference Date.

(h)    Except as set forth on Section 3.06(h) of the Disclosure Letter, the Company has complied with and is in compliance with, in all material respects, all applicable listing and corporate governance rules, regulations and requirements of NYSE American, and is in compliance in all material respects with all rules, regulations and requirements of the SEC and with the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

(i)     Each of the principal executive officer and principal financial officer of the Company (or each former principal executive officer and principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and NYSE American, and the statements contained in any such certifications are complete and correct as of their respective dates.

(j)     There are no Contracts between the Company or any of its Subsidiaries, on the one hand, and any other Person (other than the Company and its Subsidiaries), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K that are not appropriately disclosed in the Company SEC Documents.

Section 3.07.   Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included or incorporated by reference in the Company SEC Documents (a) as of their respective dates of filing with the SEC complied as to form in all material respects with the rules and regulations of the SEC with respect thereto and (b) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnote disclosure and normal year-end audit adjustments which are not material in the aggregate). The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP.

Section 3.08.   Information in the Proxy Statement.

(a)    The information to be contained in, or incorporated by reference in, the Proxy Statement (or any amendment or supplement thereto) will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, and any other applicable Law.

(b)    Notwithstanding the foregoing in this Section 3.08, the Company makes no representation with respect to statements made or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein.

Section 3.09.   Absence of Certain Changes.

(a)    Since the Balance Sheet Date, except (x) as set forth on Section 3.09(a) of the Disclosure Letter or (y) in connection with the transactions contemplated by this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.

(b)    From the Balance Sheet Date until the date hereof, neither the Company nor any of its Subsidiaries has taken any action that, if taken during the period from the date of this Agreement through the Effective Time without Parent’s consent, would constitute a breach of Section 5.01.

Section 3.10.   No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, known, unknown, determined, determinable or otherwise, in each case required by GAAP to be reflected or reserved against in the consolidated balance sheet of the Company and its Subsidiaries (or disclosed in the notes of such balance sheet), other than (a) liabilities or obligations disclosed and reserved for in the Balance Sheet or in the notes thereto, (b) liabilities or obligations arising out of or in connection with this Agreement and the transactions contemplated hereby, (c) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (d) liabilities or obligations that have not had and would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect or (e) as set forth on Section 3.10 of the Disclosure Letter.

Section 3.11.    Compliance with Laws, Permits and Court Orders.

(a)    The Company and each of its Subsidiaries is, and since the Reference Date has been, in compliance in all material respects with all applicable Laws. Since the Reference Date, none of the Company or any of its Subsidiaries has received any written notice of or, to the Knowledge of the Company, is under investigation with respect to, any violation of any applicable Law. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against the Company or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect or that in any manner seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

(b)    None of the Company, any of its Subsidiaries, or any of their respective directors, officers, consultants, agents or other Persons acting for or on its behalf, has taken any action that would result in a violation by such Person of (i) the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) (the “FCPA”) or any other applicable anti-corruption or anti-bribery Law, (ii) any economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, Her Majesty’s Treasury or any applicable prohibited party list maintained by any U.S. Governmental Authority, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (iii) any applicable Law relating to export controls. The Company has conducted its business in compliance with the FCPA (and any state or foreign equivalents) any other anti-corruption applicable Law (including the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the U.S. False Claims Act (31 U.S.C. § 3729 et seq.), and any state or foreign equivalents), Sanctions and applicable Laws relating to export controls, and, except as set forth on Section 3.11(b) of the Disclosure Letter, the Company has instituted and maintained policies and procedures designed to cause each such Person to comply with all such laws described in this sentence.

(c)    None of the Company, any of its Subsidiaries or any of their respective directors, officers, consultants, agents or other Persons acting for or on its behalf, is a Person that is, or is owned or controlled by Persons that are (i) the subject of any Sanctions or (ii) located, organized or resident in a country or region that is the subject of Sanctions.

(d)    The Company and its Subsidiaries hold all material Permits necessary or advisable to conduct their respective businesses in the places and in such manner in which such businesses are currently being conducted, and: (i) such Permits are valid and in full force and effect and are not subject to any pending or, to the Knowledge of the Company, threatened Action by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit; (ii) the Company and each of its Subsidiaries are in compliance in all material respects with the terms and requirements of such Permits; and (iii) the Company and each of its Subsidiaries are not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, material modification, termination or revocation of, any such Permit.

Section 3.12.  Litigation. There is no Action before or by any Governmental Authority or arbitrator pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company, any of its Subsidiaries, any present or former officer, director or Employee of the Company or any of its Subsidiaries, any Employee Plan (or any fiduciary thereof), any Person for whom the Company or any of its Subsidiaries may be liable or any of their respective properties.

Section 3.13.   Properties.

(a)    The Company and its Subsidiaries have good title to, or good and valid leasehold interests in, all property and assets reflected on the Balance Sheet or acquired after the Balance Sheet Date, except as have been disposed of since the Balance Sheet Date in the ordinary course of business consistent with past practice and in compliance with this Agreement, in each case free and clear of all Liens (other than Permitted Liens).

(b)    Neither the Company nor any of its Subsidiaries currently own, or have ever owned, any interest in real property.

(c)    Each lease, sublease or license (each, a “Lease”) under which the Company or any of its Subsidiaries leases, subleases or licenses any real property (whether as lessor or lessee) is valid and in full force and effect. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a breach or default under the provisions of such Lease, except for those breaches or defaults that, individually or in the aggregate with all other Effects, have not and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received notice that it, or any other party to any Lease, has breached, violated or defaulted under any Lease. Neither the Company nor any of its Subsidiaries has assigned, pledged, mortgaged, hypothecated or otherwise transferred any Lease or any interest therein. Section 3.13(c) of the Disclosure Letter sets forth a true and complete list of all Leases to which the Company or any of its Subsidiaries is a party, in each case identifying the tenant or lessee and the landlord or lessor under each such Lease, the address of the real property associated with such Lease and the monthly rent payable thereunder.

(d)    As used in this Agreement, “Leased Real Property” shall mean all real property leased by the Company or any of its Subsidiaries under any Lease, together with all rights, title and interest of the Company or any of its Subsidiaries in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith. The Company or its applicable Subsidiary has valid leasehold interests in, and enjoys peaceful and undisturbed possession of, the Leased Real Property. The Leased Real Property constitutes all of the real property used by the Company or any of its Subsidiaries in the operation of their respective businesses. Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) all personal property owned or leased by the Company or any of its Subsidiaries and all buildings, structures, fixtures and other improvements included in the Leased Real Property are usable for their intended purposes in the ordinary course of, and are sufficient for the operation of, the Company’s or any of its Subsidiaries’ business, and (ii) the Leased Real Property are in good condition and repair (subject to normal wear and tear). No Person leases, subleases, licenses or otherwise has the right to use or occupy any of the Leased Real Property other than the Company or any Subsidiary of the Company.

(e)    Except as, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) no zoning or similar land use restrictions are currently in effect or, to the Knowledge of the Company, proposed by any Governmental Authority that would impair the operation of the Company’s or any of its Subsidiaries’ business as currently conducted or which would impair the use, occupancy and enjoyment of any of the Leased Real Property; (ii) all of Leased Real Property is in compliance with all applicable zoning or similar land use restrictions of all Governmental Authorities having jurisdiction thereof and with all recorded restrictions, covenants and conditions affecting any of the Leased Real Property; (iii) neither the Company nor any of its Subsidiaries has received any notice from any Person with regard to encroachments on or off the Leased Real Property or violations of building codes, zoning regulations, subdivision covenants or defects in title of the Leased Real Property; (iv) no claim or right of adverse possession by any Third Party has been claimed or, to the Knowledge of the Company, threatened with respect to the Leased Real Property; and (v) no portion of the Leased Real Property is subject to any order for its sale, condemnation, expropriation or taking (by eminent domain or otherwise) by any Governmental Authority, and no such sale, condemnation, expropriation or taking been proposed or threatened.

Section 3.14.   Intellectual Property.

(a)    Section 3.14(a) of the Disclosure Letter sets forth a true and complete list of all registrations and applications for registration included in the Company Intellectual Property Rights, specifying as to each such item, as applicable (i) the owner (or the co-owners) thereof, (ii) the jurisdiction (foreign and domestic) in which such item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of such item, (iv) the date of application and issuance or registration of such item and (v) in the case of each of such item that is a Licensed Intellectual Property Right, the applicable Contract pursuant to which the Company or any of its Subsidiaries receives its rights to such Licensed Intellectual Property Right.

(b)    The Company and its Subsidiaries are the sole, exclusive and record owners of all Owned Intellectual Property Rights and hold all right, title and interest in and to all Owned Intellectual Property Rights, free and clear of any Lien, except as set forth on Section 3.14(b) of the Disclosure Letter. The Company Intellectual Property constitutes all of the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted and as disclosed in the Company SEC Documents as being proposed by the Company or any of its Subsidiaries to be conducted. There exist no material restrictions on the disclosure, use, license or transfer of the Company Intellectual Property Rights. The Company or one of its Subsidiaries, as applicable, has a valid license or sublicense to use the Licensed Intellectual Property Rights in connection with the operation of its business as currently conducted and contemplated to be conducted, subject only to the terms of the Contracts contemplated by Section 3.18(a)(iii)(A) and any Non-Scheduled IP License Agreement. The consummation of the transactions contemplated by this Agreement will not (i) alter, encumber, impair or extinguish any rights of the Company or its Subsidiaries under any Company Intellectual Property, (ii) impair the right of Parent to develop, use, sell, license or dispose of, or to bring any Action for the infringement of, any Owned Intellectual Property Rights or, to the extent such rights thereunder are currently held by the Company or any of its Subsidiaries, any Licensed Intellectual Property Rights or (iii) through the operation of any Contracts to which the Company or any of its Subsidiaries is a party or otherwise bound, encumber any of the Company Intellectual Property.

(c)    Neither the Company nor any of its Subsidiaries has granted any license with respect to, or authorized the retention of any exclusive rights in, any Owned Intellectual Property Rights.

(d)    No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Company Intellectual Property Rights, except for use of facilities or personnel that (i) does not result in such Governmental Authority or educational institution obtaining ownership of, or use rights to, such Company Intellectual Property Rights, and (ii) does not require or otherwise obligate the Company or any of its Subsidiaries to grant or offer to any such Governmental Authority or educational institution any license or other right to such Company Intellectual Property Rights. No current or former Service Provider who contributed to the creation or development of the Owned Intellectual Property Rights has performed services for a Governmental Authority or any university, college, research institute or other educational institution related to the Company’s business as presently conducted during a period of time during which such Service Provider was also performing services for the Company or any of its Subsidiaries.

(e)    All necessary registration, maintenance, and renewal fees due in connection with the prosecution and maintenance of the Company Intellectual Property Rights have been timely paid. All necessary documents, recordations, and certificates in connection with the Company Intellectual Property Rights have been filed with the relevant Patent, Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Company Intellectual Property Rights registered in such jurisdictions. There are no actions that must be taken by the Company or any of its Subsidiaries within 90 days of the Closing Date that, if not taken, will result in the loss of any of the Company Intellectual Property Rights, including the payment of any registration, maintenance, or renewal fees or the filing of any responses to U.S. Patent and Trademark Office (or equivalent authority) actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any of the Company Intellectual Property Rights.

(f)    There is no, and since the Reference Date there has been no, Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or affecting the conduct of the respective businesses of the Company or any of its Subsidiaries as presently conducted (i) based upon, or challenging or seeking to deny or restrict, any right of the Company or any of its Subsidiaries in any of the Company Intellectual Property, or (ii) alleging that any of the Company Intellectual Property is invalid, unenforceable or not infringed. To the Knowledge of the Company, there is no information, materials, facts, or circumstances that would render any of the Owned Intellectual Property Rights unenforceable, or would adversely affect any pending application for any of the Owned Intellectual Property Rights. To the Knowledge of the Company, neither the Company or any of its Subsidiaries has misrepresented, or failed to disclose, and there are no misrepresentations of or failure to disclose, any fact or circumstance in any application for any Company Intellectual Property Rights that would constitute fraud, inequitable conduct or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any such Company Intellectual Property Rights.

(g)    None of the Company or any of its Subsidiaries has infringed, contributed to the infringement of, misappropriated or otherwise violated any Intellectual Property Right of any Person in any material respect. There is no, and since the Reference Date there has been no, Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, or affecting the conduct of the respective businesses of the Company or any of its Subsidiaries as presently conducted (including the research, development and manufacture, as applicable, of any Company Product) (i) alleging that the use of any of the Company Intellectual Property or any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries do or may conflict with, misappropriate, infringe, contribute to the infringement of or otherwise violate any Intellectual Property Right of any Person or (ii) alleging that the Company or any of its Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. Neither the Company nor any of its Subsidiaries has received from any Person any offer to license any Intellectual Property Rights in connection with any actual or threatened claim of infringement, misappropriation or other violation of any Intellectual Property Rights.

(h)    None of the Owned Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part, or in the case of pending Patent applications included in the Owned Intellectual Property Rights, have been the subject of a final and non-appealable finding of unpatentability. All issued Patents, registered Trademarks and registered Copyrights included in the Owned Intellectual Property Rights are, to the Knowledge of the Company, valid, enforceable, in full force and effect and subsisting in all material respects.

(i)    To the Knowledge of the Company, none of the Licensed Intellectual Property Rights has been adjudged invalid or unenforceable in whole or part. All issued Patents, registered Trademarks and registered Copyrights included in the Licensed Intellectual Property Rights are, to the Knowledge of the Company, valid, enforceable, in full force and effect and subsisting in all material respects.

(j)     To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any Owned Intellectual Property Right or any Intellectual Property Right exclusively licensed to the Company or any of its Subsidiaries.

(k)    The Company and its Subsidiaries have taken commercially reasonable actions in accordance with current industry practice to maintain the confidentiality of all Intellectual Property Rights of the Company or any of its Subsidiaries, the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof (including any Trade Secrets owned, used or held for use by the Company or any of its Subsidiaries), and no such Intellectual Property Rights have been disclosed, and access to such Intellectual Property Rights has not been provided to any Person, other than to Representatives of the Company or any of its Subsidiaries or as set forth on Section 3.14(k) of the Disclosure Letter, all of whom are bound by written confidentiality agreements that protect such Intellectual Property Rights. To the Knowledge of the Company, no Service Provider or agent of the Company or any of its Subsidiaries is in default or breach of any confidentiality or non-disclosure agreement, or any confidentiality provisions of any Employment Agreement or other such agreement, with the Company or such Subsidiary relating to the protection, ownership, development, use or transfer of any Intellectual Property Rights of the Company or any of its Subsidiaries.

(l)     To the extent that any Intellectual Property Right has been developed or created by a Third Party (including any current or former Service Provider) for the Company or any of its Subsidiaries, the Company or one of its Subsidiaries, as the case may be, has a written agreement with such Third Party with respect thereto pursuant to which such Person has agreed to hold all Intellectual Property Rights in confidence and to not use any such Intellectual Property Right for any purpose other than for the benefit of the Company, and the Company or one of its Subsidiaries thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business as currently conducted or disclosed in the Company SEC Documents as being proposed to be conducted, such Intellectual Property Right. In each case where the Company or any of its Subsidiaries has acquired any Intellectual Property Rights from any Person (including any Service Provider), the Company or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights to the Company or such Subsidiary, or ownership in such Intellectual Property Rights are vested in Company or such Subsidiary pursuant to applicable Law.

(m)    Following the Closing, the Surviving Corporation will have all of the rights of the Company under the Company Intellectual Property, to the same extent that the Company would have had if the Merger had not occurred, and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company would otherwise be required to pay.

Section 3.15.   Taxes.

(a)    All material Tax Returns filed by, on behalf or in respect of the Company Group have been timely filed in accordance with applicable Tax Laws and are true, correct and complete in all material respects.

(b)    All material Taxes due to be paid by or in respect of the Company Group have been timely paid in full and, where payment is not yet due, the Company has established an materially adequate accrual for all Taxes through the end of the last period for which the Company Group ordinarily record items on its books in accordance with GAAP. The Company has made available to Buyer true, correct and complete copies of all material Tax Returns filed by, on behalf or in respect of the Company Group. Section 3.15(b) of the Disclosure Letter contains a true, correct and complete list of all jurisdictions (foreign and domestic) in which the Company Group currently files Tax Returns. No written or, to the Knowledge of the Company, non-written, claim has been made within the last three years to any member of the Company Group by any Taxing Authority in a jurisdiction in which any member of the Company Group does not file Tax Returns to the effect that such member of the Company Group is or may be subject to taxation by, or required to file any Tax Return in, such jurisdiction.

(c)    Within the last three years, no income and franchise Tax Returns of the Company has ever been examined or audited by the relevant Taxing Authority. There are no currently pending audits, exams, or other administrative or judicial proceedings, including any refund litigation, pending with respect to any Taxes or Tax Returns of or in respect of the Company Group and no such audits, exams or other administrative or judicial proceedings with respect to any Taxes or Tax Returns of in respect of the Company Group have, within the last three years, been threatened in writing or, to the Knowledge of the Company, otherwise threatened.

(d)    No deficiency of Taxes in respect of the Company Group has, within the last three years, been asserted as a result of any audit or examination by any Taxing Authority. Each deficiency of a member of the Company Group resulting from any completed audit or examination relating to Taxes by any Taxing Authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company Group.

(e)    No extension or waiver of the statute of limitations with respect to the time to assess Taxes of the Company Group (i) has been granted, which grant remains in effect or (ii) has been requested, which request is currently pending.

(f)    Except as set forth on Section 3.15(f) of the Disclosure Letter, there are no Liens in respect of Taxes with respect to any assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

(g)    No power of attorney is in effect with respect to Tax matters of the Company Group that will remain in effect after the Closing.

(h)    The Company has at all times since its inception been a “C corporation” within the meaning of Section 1361(a)(2) of the Code. Section 3.15(h) of the Disclosure Letter lists the classification of each member of the Company Group for U.S. federal tax purposes. No member of the Company Group is, or has been during the applicable period specified in Section 897(c)(1)(A) of the Code, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), has ever been a personal holding company within the meaning of Section 542(a) of the Code, or has been subject to the accumulated earnings tax pursuant to Section 532 of the Code.

(i)    No member of the Company Group has, within the last three years or otherwise as a part of a plan that includes the transactions provided for herein, been a distributing corporation or a controlled corporation in any transaction intended to qualify under Section 355 of the Code or any corresponding or similar provision of state, local or foreign applicable Law.

(j)    The Company Group has properly withheld, and timely paid over to the appropriate Taxing Authority, all material Taxes required to be withheld from any payment (including any dividend or interest payment) to any Service Provider, Employee, creditor, stockholder, vendor or other Person and has materially complied with all record keeping and information reporting obligation under applicable Tax Law in connection therewith.

(k)    The Company Group has not entered into, or participated in, and is not currently participating in, any “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code or any corresponding or similar provision of state, local or foreign applicable Law. The Company Group has disclosed on its Tax Returns any Tax reporting position that could result in the imposition of a substantial understatement penalty under Section 662 of the Code or any corresponding or similar provision of state, local or foreign applicable Law.

(l)    The Company Group has not, within the last three years, received or applied for a Tax ruling or entered into a closing agreement pursuant to Section 7121 of the Code or any similar provision of state, local or foreign applicable Law. The Company Group has made available to Parent accurate and complete copies of all private letter rulings and technical advice memoranda, received by or issued with respect to the Company since its formation. The Company Group has not, applied for and not yet received a ruling or determination from a Taxing Authority regarding a past or prospective transaction.

(m)    The Company Group is not a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal, state, local or foreign income Tax purposes.

(n)    No material interest deductions with respect to outstanding Indebtedness of the Company Group are subject to limitations under Section 163(j), Section 163(l) or Section 279 of the Code. The Company Group has not incurred a dual consolidated loss within the meaning of Section 1503(d) of the Code.

(o)    The Company Group has duly kept and properly maintained all material records for all taxable years still open for audit that such Person is required to keep for Tax purposes under any applicable Law, and such records have been made available for inspection by Parent. All material transactions and other dealings between the Company and a Third Party have been (and can be demonstrated to have been) conducted on arm’s-length commercial terms.

(p)    No member of the Company Group (i) is and has not been a member of an affiliated, consolidated, combined or unitary group (other than one of which a member of the Company Group was or is the common parent), (ii) has any liability for Taxes of any Person (other than a member of the Company Group) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign applicable Law) or as transferee or successor or (iii) has any liability to another Person under any Tax Sharing Agreement. The Company is not a party to, bound by or otherwise subject to any Tax Sharing Agreement with respect to a material amount of Taxes.

(q)    Except as set forth on Section 3.15(q) of the Disclosure Letter, no member of the Company Group is or has ever, within the last three years, been, or owned an equity interest in, (i) a passive foreign investment company within the meaning of Section 1297(a) of the Code or (ii) a surrogate foreign corporation described in Section 7874(b) of the Code. The Company does not maintain a permanent establishment (within the meaning of any applicable Tax treaty or convention), a branch, or an office or fixed place of business in a country other than the country in which (or in a political subdivision of which) the Company is organized. The Company Group does not own stock in a corporation with respect to which the Company maintains (A) a positive balance in its extraordinary disposition account within the meaning of Section 1.245A-5T(c)(3) of the Treasury Regulations or (B) a positive balance in its hybrid deduction account within the meaning of Section 1.245A(e)-1(d) of the Treasury Regulations.

(r)    The Company Group will not be required to include any item of income in, or to exclude any item of deductions from, taxable income from any taxable period (or portion thereof) ending after the Closing as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending prior to the Closing where such change was made or initiated by a member of the Company Group prior to Closing, (ii) closing agreement as described in Section 7121 of the Code executed prior to the Closing, (iii) installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting or cash method of accounting adopted, in each case, prior to the Closing and applied to a transaction occurring prior to Closing, (iv) open transaction disposition entered into prior to Closing, (v) prepaid amount received prior to Closing, (vi) deferred intercompany transaction in a taxable period (or portion thereof) ending before the Closing or excess loss account in existence at the Closing, (vii) gain recognition agreement entered into before the Closing or a transaction under which previously utilized Tax losses or credits may be recaptured (including a dual consolidated loss or an excess loss account, but not including recapture of amortization or depreciation), (viii) transaction qualifying under Section 1400Z-2(a)(1)(A) of the Code entered into prior to Closing, (ix) inclusion under Sections 951(a) or 951A of the Code attributable to income arising before Closing, or (x) any comparable provisions of foreign, supranational, state or local Tax Law. There are no material amounts outstanding and unpaid for which the Company has previously claimed a deduction in computing Taxes. The Company has not made an election under Section 965(h) of the Code to pay the net Tax liability under Section 965 of the Code in installments.

(s)    For purposes of this Section 3.15, all representations and warranties made with respect to the Company Group or any of its members are made with respect to any predecessor of such Company Group or member, as applicable.

Section 3.16.   Employee Benefit Plans; Labor Matters.

(a)    Section 3.16(a) of the Disclosure Letter sets forth a true, correct and complete list of each Employee Plan and indicates which Employee Plans are PEO Plans. The Company has made available to Parent with respect to each Employee Plan that is not a PEO Plan and to the extent the following documents with respect to an Employee Plan that is a PEO Plan have been provided to the Company (which the Company shall use its reasonable best efforts to obtain from the sponsor of the PEO Plan) a copy of (i) each Employee Plan (or a description, if such plan is not written) and all amendments thereto and material written interpretations thereof, including a copy of (if applicable) (ii) all material Contracts including each trust, insurance or other funding arrangement, and each administrative services agreement, each as applicable, (iii) each current summary plan description, summary of material modifications, and summaries of benefits and coverage (if applicable), (iv) the three most recently filed IRS Forms 5500 and accompanying schedules and attachments thereto for each Employee Plan required to file IRS Forms 5500, (v) the most recently prepared actuarial reports and financial statements, (vi) all policies pertaining to fiduciary liability insurance, (vii) all discrimination and qualification tests for the three most recent plan years, (viii) all documents and correspondence relating thereto received from or provided to the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Authority during the past three years and (ix) all current employee handbooks, manuals, policies and procedures (including any handbook, manual, policy or procedure provided or prepared by a professional employer organization) that apply to any Service Provider.

(b)    Section 3.16(b) of the Disclosure Letter sets forth a true, correct and complete list of each (i) Employment Agreement with an employee or former employee with respect to which the Company or any of its Subsidiaries has continuing obligations as of the date hereof (other than at-will offer letters with no severance or change in control benefits or guaranteed term or payments), (ii) Consulting Agreement pursuant to which an Independent Contractor is entitled to receive (or is reasonably expected to be entitled to receive) more than $50,000 during any 12-month period and (iii) restrictive covenant Contract and indemnification Contract entered into with the Company’s executive officers, in each case as in effect as of the date of this Agreement. A copy of each such Employment Agreement, Consulting Agreement or other Contract, as the case may be, together with any amendments thereto, has been made available to Parent. Except as set forth on Section 3.16(b) of the Disclosure Letter, each current and former Employee and Independent Contractor has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Company, vesting all rights in work product created by such Employee or Independent Contractor during such Person’s affiliation with the Company, and a copy of each such agreement has been made available to Parent. To the Knowledge of the Company, no current Employee or Independent Contractor is a party to, or is otherwise bound by, any Contract that adversely affects the performance of such Employee or Independent Contractor’s duties to the Company or its Subsidiaries. The Company and its Subsidiaries have no obligation or liability with respect to any Taxes (or the withholding thereof) in connection with the engagement of any Independent Contractor. The Company and its Subsidiaries have properly classified, pursuant to the Code and any other applicable Law, all Independent Contractors used by the Company or any of its Subsidiaries, and no such Independent Contractor has a reasonable basis for a claim for benefits available to Employees only under any Employee Plan. The Company has no “leased employees” within the meaning of Section 414(n) of the Code.

(c)    The Company has made available to Parent a true, correct and complete list of all former Employees whose employment has been terminated within 90 days preceding the date hereof, or whose work hours have been reduced by fifty percent (50%) or more within six months preceding the date hereof, including for each such Person: name, site of employment, job title, date of hire, date of employment loss, termination or layoff, if applicable, and amount of reduction in hours for each calendar month during the six-month period preceding the anticipated Closing Date, if applicable. To the Company’s Knowledge, no Employee or Independent Contractor intends to terminate his or her employment or services with the Company or its Subsidiaries.

(d)    The Company has made available to Parent a true, correct and complete list that sets forth, as of the date hereof: (i) each current Employee, including each such Person’s name, employer, job title, hire date, work location, current base salary or wage or commission rate, most recent annual bonus received and current annual bonus or incentive opportunity (including performance goals and target and maximum amounts), all other wage or compensation arrangements, fringe benefits (other than those available to all Employees), whether part-time or full-time, status as exempt or non-exempt under the Fair Labor Standards Act, immigration status, whether such person has entered in an Employment Agreement, and whether such individual is in active employment or on leave, and if on leave, the nature of such leave and the date of expected return; and (ii) each current Independent Contractor, including each such Person’s name, location, description of services, consulting or contracting term, consulting or contracting fee and an indication of whether such Person has entered into a Contract with the Company or any of its Subsidiaries. Except as set forth on Section 3.16(d) of the Disclosure Letter, the employment of each Employee and the services of each Independent Contractor is terminable at will without compensation or other penalty. The engagement of each Employee and Independent Contractor is subject to the Laws of the United States only. The Company and its Subsidiaries have a completed Form I-9 (Employment Eligibility Verification) for each Employee, and to the extent required by applicable Law, each such Form I-9 has since been updated.

(e)    No Employee Plan is, and neither the Company nor any of its ERISA Affiliates has ever sponsored, maintained, administered or contributed to (or has had any obligation to contribute to) or has or is reasonably expected to have any direct or indirect liability with respect to: (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA); (ii) a “multiemployer plan” (as defined in Sections 4001(a)(3) and 3(37)(A) of ERISA); (iii) a pension plan subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code; (iv) a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA or applicable state Law); (v) “voluntary employees’ beneficiary association” (as defined in Section 501(c)(9) of the Code) or other funded arrangement for the provision of welfare benefits; or (vi) a “multiple employer plan” (as defined in Section 413(c) of the Code) (other than a multiple employer plan sponsored or maintained by a PEO which is listed on Section 3.16(e) of the Disclosure Letter).

(f)    Each Employee Plan other than a PEO Plan, and to the Knowledge of the Company, each Employee Plan that is a PEO Plan, that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption, and no event has occurred since the date of such determination that would or could reasonably be expected to adversely affect such qualification. Each such Employee Plan is subject to a currently effective determination letter, or opinion letter on which the Company or applicable Subsidiary that is the plan sponsor is entitled to rely, from the IRS, and the Company has provided to Parent a copy of each such letter. To the Knowledge of the Company, no event has occurred since the date of such determination letter or opinion letter that would reasonably be expected to adversely affect such qualification.

(g)    Each Employee Plan other than a PEO Plan, and to the Knowledge of the Company, each Employee Plan that is a PEO Plan, has been established, maintained, funded and administered in all material respects in compliance with its terms and with all applicable Law, including ERISA and the Code. No Action (other than routine claims for benefits) is pending against or involves or, to the Company’s Knowledge, is threatened against or threatens to involve, any Employee Plan (excluding any Action involving a PEO Plan in which the Action does not relate to the participation of the Company or any Subsidiary). The Company and its Subsidiaries have complied in all material respects with applicable Law with respect to each plan, arrangement or policy mandated by applicable Law (including with respect to the payment of social insurance Taxes or similar contributions to a fund of a Governmental Authority with respect to wages of an employee).

(h)    All assets of any Employee Plan (excluding any PEO Plan except to the extent of participation therein by the Company or any of its Subsidiaries) consist of cash or actively traded securities, and no asset of any Employee Plan (excluding any PEO Plan except to the extent of participation therein by the Company or any of its Subsidiaries) consists of employer securities (within the meaning of Section 407(d)(1) of ERISA). Each Employee Plan (excluding a PEO Plan to the extent participation therein is not by the Company or any of its Subsidiaries and/or any “cafeteria plan” within the meaning of Section 125 of the Code) that provides health or life insurance benefits is fully insured by a third party insurance company.

(i)    All returns, reports and disclosure statements required to be made under ERISA and the Code with respect to all Employee Plans (excluding any PEO Plan) have been timely filed or delivered. Neither the Company nor any of its directors, officers, employees or agents, nor any fiduciary, trustee or administrator of any Employee Plan or trust created under any Employee Plan nor, to the Company’s Knowledge, any “party in interest” or “disqualified person” with respect to an Employee Plan, has engaged in or been a party to any non-exempt “prohibited transaction” as defined in Section 4975 of the Code and Section 406 of ERISA. Neither the Company nor any of its directors, officers or employees, nor, to the Company’s Knowledge, any other individual that is a fiduciary (within the meaning of Section 3(21) of ERISA) has breached any fiduciary duty with respect to an Employee Plan or otherwise has any liability in connection with acts taken (or the failure to act) with respect to the administration or investment of the assets of any Employee Plan.

(j)    Neither the Company nor its Subsidiaries has, or would reasonably be expected to have, any current or projected liability for, and no Employee Plan provides or promises, any post-employment or post-retirement health, medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (other than health care continuation coverage as required by Section 4980B of the Code or similar applicable Law and for which the participant or beneficiary pays the full cost of coverage). No events have occurred with respect to any Employee Plan (excluding any PEO Plan except to the extent of participation therein by the Company or any of its Subsidiaries) that would reasonably be expected to result in the assessment of any excise Taxes or penalties against the Company or any of its Subsidiaries.

(k)    There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Employee Plan that would materially increase the expense of maintaining such Employee Plan above the level of expense incurred in respect thereof for the fiscal year ended on the Balance Sheet Date.

(l)    All contributions, premiums and payments that are due have been made for each Employee Plan within the time periods prescribed by the terms of such plan and applicable Law, and all contributions, premiums and payments for any period ending on or before the Effective Time that are not due have been properly reflected on the Balance Sheet or disclosed in the notes thereto to the extent required under GAAP. The Company and its Subsidiaries have paid all salaries, bonuses, commissions, wages, severance and accrued vacation pay due to Employees, and any such amounts for any period ending on or before the Effective Time not due have been properly reflected on the Balance Sheet or disclosed in the notes thereto to the extent required under GAAP.

(m)    Neither the Company nor any of its Subsidiaries has or could reasonably be expected to have any liability for Taxes under Sections 4975 through 4980 or Sections 4980A through 4980I of the Code.

(n)    Except as set forth in Section 3.16(n) of the Disclosure Letter, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) other than as provided in Section 2.07, accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan, (iii) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent or any of its Subsidiaries, to merge, amend or terminate any Employee Plan or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in 280G(b)(1) of the Code (without regard to subsection (b)(4) thereof).

(o)    No Employee Plan or other compensation benefit or arrangement, individually or collectively, would reasonably be expected to result in the payment of any amount that would not be deductible under Section 162(m) of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code.

(p)    Neither the Company nor any of its Subsidiaries is a party or subject to, has ever been party or subject to, or is currently negotiating in connection with entering into, any Collective Bargaining Agreement. There is no, and there has not been in the past any, organizational campaign, petition or other unionization activity pending, or to the Knowledge of the Company, threatened, seeking recognition of a collective bargaining unit relating to any Employee.

(q)    There are no material unfair labor practice complaints pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority. There is no, and there has not been in the past any, labor strike, walkout, slowdown, stoppage, picketing, material interruption of work or lockout pending against or affecting the Company or any of its Subsidiaries, nor, to the Knowledge of the Company, is any such action threatened or at risk to be commenced. There is no Action pending or, to the Knowledge of the Company, threatened between the Company, on the one hand, and any of its Employees or former Employees, on the other. No investigation, review, complaint or proceeding by any governmental entity or employee or former employee with respect to the Company in relation to the employment of any individual is, to the Company’s Knowledge, pending or threatened, nor has the Company received any notice from any governmental entity indicating an intention to conduct the same.

(r)    Each Employment Agreement and Consulting Agreement has been established, maintained and administered in all material respects in accordance with its terms and all applicable Laws. The Company and its Subsidiaries are, and since the Reference Date have been, in compliance in all material respects with all applicable Laws relating to labor and employment, including (i) those relating to labor management relations, wages, hours, overtime, employee classification, equal opportunity, discrimination, sexual harassment, disability accommodation, protected leave, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, wage payment, the payment and withholding of Taxes and workers compensation and (ii) the Workers Adjustment and Retraining Notification Act and any comparable foreign, state or local law. Neither the Company nor any of its Subsidiaries is, or since the Reference Date has been, a government contractor.

(s)    To the Company’s Knowledge, no allegations of sexual harassment or other sexual misconduct have been made since the Reference Date against any former or current officer of the Company or any of its Subsidiaries or any Employee in a managerial or executive position. The Company and its Subsidiaries have not entered into any settlement agreements related to allegations of sexual harassment or misconduct by a Service Provider.

(t)    Each Employee Plan other than a PEO Plan, and to the Knowledge of the Company, each Employee Plan that is a PEO Plan, may be prospectively terminated as of the Closing, or before or after the Closing, without material liability to the Company or to Parent for any of its Subsidiaries, other than for administrative expenses incurred in connection therewith and benefits incurred or accrued under the terms of such Employee Plan up to the effective date of any such amendment or termination.

Section 3.17.   Privacy Matters.

(a)    The Company and its Subsidiaries are and have been in material compliance with (i) all applicable Laws relating to privacy, data protection, information or cyber security, or the Processing of Personal Information Processed by the Company and its Subsidiaries in the course of the operations of the Company and its Subsidiaries (“Privacy Laws”); (ii) all privacy policies, informed consent forms and authorizations, and other related policies and procedures established by the Company or any of its Subsidiaries with respect to privacy, data protection, information or cyber security, or the Processing of Personal Information Processed by the Company and its Subsidiaries in the course of the operations of the Company and its Subsidiaries; and (iii) all contractual requirements to which the Company or any of its Subsidiaries are subject as it relates to the Processing of Personal Information by the Company and its Subsidiaries in the course of the operations of the Company and its Subsidiaries. The Company and its Subsidiaries, as applicable, have provided all requisite notices, obtained all required consents, and satisfied all other requirements of Privacy Laws for its Processing of Personal Information that are necessary and in connection with the consummation of the transactions contemplated hereunder. Without limitation, the transactions to be consummated hereunder as of the Closing Date will comply with in all material respects with all Privacy Laws.

(b)    Since the Reference Date, no claims, investigations, or alleged violations have been asserted or to the Knowledge of the Company, threatened against the Company (and, to the Knowledge of the Company, no such claims, investigations, or allegations are likely to be asserted or threatened against the Company and there are no facts or circumstances that are likely to form the basis for any such claims, investigations or allegations) by any Person regarding the Processing of Personal Information by or on behalf of the Company or alleging a violation of Privacy Laws.

(c)    The Company and its Subsidiaries have implemented and maintained reasonable and appropriate organizational, physical, administrative and technical measures required by Privacy Laws, and which are consistent with the state of the art for the industry in which the Company and its Subsidiaries operate, to protect the confidentiality, integrity, and security of all Personal Information and other data and information in the possession of the Company or its Subsidiaries, in any format, or Processed by the Company in the conduct of the business (collectively, “Business Data”) and IT Assets against unauthorized access, acquisition, interruption, alteration, modification, or use. Without limiting the generality of the foregoing, the Company and its Subsidiaries have implemented a comprehensive written information security program that complies with applicable Laws and (i) identifies internal and external risks to the security of Business Data and IT Assets; and (ii) implements, monitors and improves adequate and effective safeguards to control those risks. To the Knowledge of the Company, the Company and its Subsidiaries have not experienced (nor to the Knowledge of the Company, have any Third Party acting on behalf of the Company or any of its Subsidiaries) any actual or alleged Security Incidents. The Company and its Subsidiaries have not (nor have any Third Parties acting on the Company’s or its Subsidiaries’ behalf) notified, or been required to notify, any Person of any Security Incident. In addition the Company and its Subsidiaries do not have any material data security, information security or other technological vulnerabilities that could adversely impact the operation of relevant IT Assets or cause a Security Incident.

Section 3.18.   Material Contracts.

(a)    Section 3.18(a) of the Disclosure Letter contains a true, correct and complete list of each Material Contract as of the date hereof. As used in this Agreement, a “Material Contract” shall mean any of the following Contracts to which the Company or any of its Subsidiaries is a party or by which such Person is, or any of its properties or assets are, bound, including all amendments, modifications, supplements, waivers, extensions and renewals thereof:

(i)     any Contract (A) the terms of which obligate or may in the future obligate the Company or any of its Subsidiaries to make any severance, termination or similar payment to any current or former Service Provider, or (B) pursuant to which the Company or any of its Subsidiaries may be obligated to make any bonus or similar payment to any current or former Service Provider in connection with the consummation of the transactions contemplated by this Agreement;

(ii)    any Contract relating to any partnership, joint venture, strategic alliance, collaboration or other similar arrangement;

(iii)   any Contract (excluding licenses for commercial off-the-shelf computer software that are generally available on nondiscriminatory pricing terms (“Non-Scheduled IP License Agreement”)) pursuant to which the Company or any of its Subsidiaries (A) obtains the right to use, or a covenant not to be sued under, any Intellectual Property Right or (B) grants the right to use, or a covenant not to be sued under, any Intellectual Property Right;

(iv)   any Contract with any Governmental Authority;

(v)    any Contract with sole-source or single-source suppliers of material tangible products or services or pursuant to which any the Company or any of its Subsidiaries has agreed to purchase a minimum quantity of goods relating to any Company Product or has agreed to purchase goods relating to any Company Product exclusively from a certain party;

(vi)    any stockholders’, investor rights, registration rights, tax receivables or similar or related Contract or arrangement, or any Contract or arrangement relating to the exercise of any voting rights in respect of any Company Securities;

(vii)   any Contract containing “most favored nation” or similar preferential pricing provisions, any exclusive dealing arrangement or any arrangement that grants any right of first refusal, first offer, first negotiation or similar preferential right;

(viii)  any Contract that obligates the Company (together with its Subsidiaries) to make aggregate payments in excess of (A) $50,000 in the current or any future calendar year or (B) $100,000 in the aggregate;

(ix)    any Contract with a Key Supplier;

(x)    any Contract (A) for the disposition of all, or any significant portion of, the assets (including any Intellectual Property Rights) or business of the Company or any of its Subsidiaries, (B) for the acquisition of, directly or indirectly, a material portion of the assets (including any Intellectual Property Rights) or business of any other Person (whether by merger, sale of stock or assets or otherwise) or (C) related to any acquisition or divestiture and that contains continuing representations, covenants, indemnities or other obligations (including “earn out” or other contingent payment obligations);

(xi)   any Contract pursuant to which the Company or any of its Subsidiaries has continuing obligations or interests involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any of its Subsidiaries or any other material contingent payment obligations, in each case that is not terminable by the Company or any of its Subsidiaries without penalty without more than 60 days’ notice;

(xii)   any Lease (including all guarantees with respect thereto);

(xiii)  any Contract that provides for indemnification of any current or former Service Provider;

(xiv)  any Contract relating to indebtedness for borrowed money, any guarantees thereof or the granting of Liens over the property or assets of the Company or any of its Subsidiaries;

(xv)   any Contract relating to any loan or other extension of credit made by the Company or any of its Subsidiaries;

(xvi)  any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries) to (A) sell any products or services of or to any other Person or in any geographic region, (B) engage in any line of business or (C) compete with or to obtain products or services from any Person, or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries (or, after the consummation of the Merger, Parent, the Surviving Corporation or any of their respective Subsidiaries);

(xvii) any Contract requiring the Company, or any successor thereto or acquirer thereof, to make any payment, whether on the account of severance or otherwise, to another Person as a result of a change of control of the Company, or that gives a Third Party a right to receive or elect to receive any such payment; and

(xviii) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K) or any other Contract that is material to the Company and its Subsidiaries, taken as a whole.

(b)    The Company has made available to Parent a true, correct and complete copy of each Material Contract (it being acknowledged to Parent and Merger Sub that each Material Contract filed by the Company with the SEC as an exhibit to any Company SEC Document shall be deemed to have been made available to Parent and Merger Sub). Each of the Material Contracts is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company or its applicable Subsidiary party thereto, subject to the Enforceability Exceptions. Neither the Company nor any of its Subsidiaries, nor, to the Company’s Knowledge, any other party to a Material Contract, has breached or violated in any material respect any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a material breach or a default under the provisions of such Material Contract, and neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted in any material respect under any Material Contract.

Section 3.19.   Key Suppliers.

(a)    Section 3.19(a) of the Disclosure Letter sets forth a true, correct and complete list of the top 10 suppliers, measured by annual revenue to the Company and its Subsidiaries, on a consolidated basis, during the 12-month period ended as of June 30, 2023 (“Key Suppliers”).

(b)    Except as would not be material to the Company and its Subsidiaries, taken as a whole, no Key Supplier has terminated, suspended, cancelled or materially and adversely modified (i) its business relationship with the Company and/or any of its Subsidiaries or (ii) the terms of a Material Contract. Neither the Company nor any of its Subsidiaries has received written notice that any such Key Supplier intends to terminate, suspend, cancel or materially and adversely modify its business relationship with the Company and/or any of its Subsidiaries or the terms of a Material Contract. As of the date of this Agreement, there are no unresolved material claims or disputes pending between the Company and/or any of its Subsidiaries, on the one hand, and any Key Supplier, on the other hand.

Section 3.20.  Transactions with Affiliates. Except as set forth on Section 3.20 of the Disclosure Letter, none of the following Persons is or since the Reference Date has been a party to any actual or proposed transaction, Contract, commitment, arrangement or understanding with the Company or has engaged in any transaction with the Company or any of its Subsidiaries: (a) any present or former officer or director the Company or any of its Subsidiaries; (b) any beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5% or more of any class of securities of the Company or any of its Subsidiaries or (c) any Affiliate or “associate” or any member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any Person described in the foregoing clauses (a) or (b).

Section 3.21.   Insurance. The Company has made available to Parent a true, correct and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. As of the date of this Agreement: (a) all such insurance policies are in full force and effect, all premiums thereon have been timely paid or, if not yet due, accrued; (b) there is no material claim pending under the Company’s or any of its Subsidiaries’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters thereof; and (c) the Company and its Subsidiaries are in compliance in all material respects with the terms of such policies and bonds. The Company has no Knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

Section 3.22.   Finders’ Fees. Except as set forth in Section 3.22 of the Disclosure Letter (the “Financial Advisor”), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement. The Company has made available to Parent prior to the date hereof a complete and accurate copy of all agreements pursuant to which the Financial Advisor is entitled to any fees, expenses or indemnification in connection with any of the transactions contemplated by this Agreement.

Section 3.23.   Opinion of Financial Advisor. The Company has received the opinion of the Financial Advisor, as financial advisor to the Board of Directors, to the effect that, as of the date of this Agreement, the Merger Consideration to be received pursuant to this Agreement and the CVR Agreement by holders of the Shares is fair to the Company’s stockholders from a financial point of view, and such opinion has not been withdrawn, rescinded or modified. The Company shall deliver a true, correct and complete copy of such written opinion of the Financial Advisor to Parent solely for informational purposes promptly after receipt thereof by the Company. The Company has been authorized by the Financial Advisor to permit the inclusion of such opinion in its entirety or references thereto in the Proxy Statement.

Section 3.24.   Antitakeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.08, the Company has taken all action necessary to exempt the Merger, the execution, delivery and performance of this Agreement and the CVR Agreement, and the consummation of the transactions contemplated hereby or thereby from Section 203 of the DGCL and, accordingly, neither such Section 203 nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions. No other “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar laws enacted under U.S. state or federal laws apply to this Agreement, the CVR Agreement or any of the transactions contemplated hereby or thereby. There is no stockholder rights plan, “poison pill” or similar device in effect to which the Company or any of its Subsidiaries is subject, party or otherwise bound.

Section 3.25.   No Other Representations and Warranties.  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THIS AGREEMENT (AS MODIFIED BY THE COMPANY DISCLOSURE LETTER), THE COMPANY MAKES NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH PARENT’S INVESTIGATION OF THE COMPANY, PARENT MAY HAVE RECEIVED FROM OR ON BEHALF OF THE COMPANY CERTAIN ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS. THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Each of Parent and Merger Sub hereby represents and warrants to the Company as follows:

Section 4.01.   Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing (where such concept is recognized under applicable Law) under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.02.    Corporate Authorization. Each of Parent and Merger Sub has the corporate power and authority to execute and deliver this Agreement and the CVR Agreement, to perform its obligations under this Agreement and the CVR Agreement, and to consummate the transactions contemplated by this Agreement and the CVR Agreement. The execution and delivery by each of Parent and Merger Sub of this Agreement and the CVR Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement and the CVR Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement and the CVR Agreement have been duly authorized by Parent and Merger Sub, as applicable, and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize the execution or delivery by each of Parent and Merger Sub of this Agreement and the CVR Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement and the CVR Agreement or the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement and the CVR Agreement, except, with respect to the Merger, for (a) the adoption of this Agreement by the sole stockholder of Merger Sub, following the execution and delivery of this Agreement, and (b) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware. This Agreement and the CVR Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.03.    Governmental Authorization. None of the execution or delivery by each of Parent and Merger Sub of this Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement or the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement requires any action by or in respect of, Permit from or declaration or filing with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware, (b) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal or any foreign securities laws and the rules and requirements of NYSE American and (c) any actions, Permits, declarations or filings the absence of which would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Parent Material Adverse Effect.

Section 4.04.    Non-contravention. The execution and delivery by each of Parent and Merger Sub of this Agreement and the CVR Agreement, the performance by each of Parent and Merger Sub of its obligations under this Agreement and the CVR Agreement and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement and the CVR Agreement do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the organizational documents of Parent or Merger Sub, (b) assuming compliance with the matters referred to in clauses (a) and (b) of Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) assuming compliance with the matters referred to in clauses (a) and (b) of Section 4.03, require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding on Parent or any of its Subsidiaries or any Permit affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (c) and (d), as would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Parent Material Adverse Effect.

Section 4.05.    Capitalization and Operations of Merger Sub.  All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned, directly or indirectly, by Parent. Merger Sub has engaged in no material business activities and will have incurred no material liabilities or obligations except as contemplated by this Agreement or incident to its formation.

Section 4.06.    Litigation.  As of the date of this Agreement, there are no proceedings pending or, to the Knowledge of Parent or Merger Sub, threatened against Parent or any of its Subsidiaries that seeks to enjoin the Merger or the other transactions contemplated by this Agreement, other than any such proceedings that have not had and would not have a Parent Material Adverse Effect.

Section 4.07.    Information Supplied.

(a)     The information with respect to Parent or any of its Subsidiaries that Parent supplies to the Company specifically for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto), on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in the light of the circumstances under which they were made, not false or misleading.

(b)     Notwithstanding the foregoing in this Section 4.07, Parent makes no representation with respect to statements included or incorporated by reference in the Proxy Statement (or any amendment or supplement thereto) based upon information supplied by or on behalf of the Company for inclusion or incorporation by reference therein.

Section 4.08.    Not an Interested Stockholder.  None of Parent, Merger Sub or any of their respective “affiliates” or “associates” is or has been at any time within the last three years, an “interested stockholder” (in each case as such terms are defined in Section 203 of the DGCL) of the Company. Without limiting the generality of the foregoing, neither Parent nor Merger Sub has taken, or has authorized or permitted any of their respective officers, directors, employees, investment bankers, attorneys or other advisors or representatives to take, any action that would cause either Parent or Merger Sub to be deemed an “interested stockholder” (as such term is defined in Section 203 of the DGCL) of the Company. Neither Parent nor any of Parent’s Affiliates directly or indirectly owns or holds, and at all times within the last three years, neither Parent nor any of Parent’s Affiliates has owned or held, beneficially or otherwise, any Shares or any securities, rights or obligations convertible into or exercisable or exchangeable for Shares. Parent has disclosed to the Company all contracts, agreements or understandings (and has furnished to the Company accurate and complete copies of all such contracts, agreements or understandings that are in written form) between or among Parent, Merger Sub or any other Affiliate of Parent, on the one hand, and any member of the Board of Directors or any officer, employee or stockholder of the Company or any of its Subsidiaries, on the other hand.

Section 4.09.    Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from Parent or Merger Sub upon consummation of the transactions contemplated by this Agreement.

Section 4.10.   Available Funds. Parent has, and at the Effective Time will have, funds available that are sufficient to consummate the Merger on the terms contemplated by this Agreement and to perform its obligations under this Agreement.

Section 4.11.  Independent Investigation.  Each of Parent and Merger Sub acknowledges that it has conducted to its satisfaction its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company’s Subsidiaries and that each of Parent and Merger Sub and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and the Company’s Subsidiaries that it and its Representatives have desired or requested to review for such purpose, and that it and its Representatives have had a full opportunity to meet with the management of the Company and the Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company’s Subsidiaries.

Section 4.12.    Non-Reliance. Except for the specific representations and warranties expressly made by the Company in ARTICLE III of this Agreement, each of Parent and Merger Sub specifically disclaim that it is relying upon or has relied upon any other representations or warranties that may have been made by the Company or any other Person, and acknowledges and agrees that the Company has specifically disclaimed and does hereby specifically disclaim any such other representation or warranty made by the Company or any other Person.

ARTICLE 5
COVENANTS OF THE COMPANY

Section 5.01.  Conduct of the Company.

(a)    Except as otherwise contemplated or permitted by this Agreement, as required by applicable Law, or with Parent’s consent (which shall not be unreasonably withheld, conditioned or delayed), during the period from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course in a manner that is consistent with past practice and in compliance in all material respects with applicable Law and all Material Contracts. Without limiting the generality of the foregoing, during the period from the date hereof until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its foreign, federal, state and local Permits, (iii) keep available the services of its directors, officers, Employees and consultants, and (iv) maintain its existing business relationships and goodwill with those Persons having significant business relationships with it.

(b)    Without limiting the generality of the foregoing, except as expressly required by this Agreement, as required by applicable Law or as set forth in the applicable subsection of Section 5.01(b) of the Disclosure Letter, or with Parent’s consent, during the period from the date hereof until the Effective Time, the Company shall not, nor shall it permit any of its Subsidiaries to:

(i)        amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

(ii)      (A) split, combine or reclassify any shares of its capital stock or any other equity securities (including the Shares), (B) declare, set aside, establish a record date for or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends payable by any of wholly owned Subsidiary of the Company, or (C) other than to satisfy any Tax withholding obligations upon the vesting of any Company RSUs that are outstanding on the date hereof in accordance with their respective terms on the date hereof, redeem, repurchase or otherwise acquire, any Company Securities or any Company Subsidiary Securities;

(iii)     (A) issue, sell or otherwise deliver any Company Securities or any Company Subsidiary Securities, other than the issuance of (I) any Shares upon the vesting of any Company RSUs that are outstanding on the date hereof in accordance with their respective terms on the date hereof, (II) any Shares upon the exercise of any Company Warrants that are outstanding on the date hereof in accordance with their respective terms on the date hereof, and (III) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company; or (B) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(iv)      incur any capital expenditures (or any obligations or liabilities in respect thereof), other than those set forth in the capital expenditure plan set forth on Section 5.01(b)(iv) of the Disclosure Letter;

(v)      acquire (A) any assets or properties that are material, individually or in the aggregate, to the Company and its Subsidiaries, taken as whole, other than supplies, raw materials, equipment or inventory in the ordinary course of business of the Company and its Subsidiaries in a manner that is consistent with past practice, or (B) directly or indirectly, by merger or consolidation, or by acquisition of stock or assets, any corporation, partnership, joint venture, association, organization or other business or entity or division thereof (or any equity interest in any of the foregoing);

(vi)      adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(vii)    sell, assign, lease, license or otherwise transfer, abandon, dispose of or permit to lapse, or create or incur any Lien (other than Permitted Liens) on, any of the Company’s or its Subsidiaries’ assets (including any Intellectual Property Rights owned by or licensed to the Company or any of its Subsidiaries, securities, properties, interests or businesses), other than in the ordinary course of the business of the Company and its Subsidiaries in a manner that is consistent with past practice;

(viii)   (A) extend, amend, waive, cancel or modify any rights in or to the Company Intellectual Property in a manner that is adverse to the Company or its Subsidiaries, (B) fail to diligently prosecute any material Patent application owned by the Company or any of its Subsidiaries or the Licensed Intellectual Property Rights for which the Company or any of its Subsidiaries controls the prosecution as of the date of this Agreement or (C) divulge, furnish or make accessible any Owned Intellectual Property Rights that constitute Trade Secrets, other than in the ordinary course of business in a manner consistent with past practice to any Third Party that is subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets;

(ix)      make any loans, advances or capital contributions to, or investments in, any other Person (other than (A) to or in the Company or any wholly-owned Subsidiary of the Company or (B) routine advances for business expenses to current Employees in a manner consistent with past practice and in accordance with the Company’s expense reimbursement policies), or re-invest any funds or monies in any assets or securities with a credit rating lower than those assets or securities into which such funds or monies are invested as of the date hereof;

(x)      other than in respect of intercompany indebtedness between the Company and any wholly-owned Subsidiaries of the Company or among any wholly-owned Subsidiaries of the Company, create, incur, assume, suffer to exist or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other Contract to maintain any financial statement condition of any other Person or enter into any arrangement having the economic effect of any of the foregoing;

(xi)      (A) other than in the ordinary course of the business of the Company and its Subsidiaries in a manner that is consistent with past practice or pursuant to Section 5.10, renew, enter into, amend or modify in any material respect or terminate any Material Contract (except the expiration or renewal of any Material Contract in accordance with its terms) or (B) waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;

(xii)     except as expressly required by any Employee Plan, Employment Agreement or Consulting Agreement as in effect on the date hereof and set forth in Section 5.01(b)(xii) of the Disclosure Letter: (A) with respect to any current or former Service Provider, (I) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits to (or amend any existing severance pay or termination arrangement), (II) grant any equity or equity-based awards to, or exercise any discretion to accelerate the vesting or payment of, any such awards held by any current or former Service Provider or (III) enter into, establish, adopt, amend or terminate any employment, consulting services, severance, retention, change in control, termination pay, retirement, deferred compensation or other similar agreement or arrangement; (B) establish, adopt, enter into, amend (except as required by applicable Law), or become obligated to contribute to any Employee Plan or Collective Bargaining Agreement; (C) recognize any new union, works council or similar employee representative with respect to any current or former Service Provider; (D) establish, adopt or enter into any plan, agreement or arrangement, or otherwise commit, to gross up or indemnify, or otherwise reimburse any current or former Service Provider for any Tax incurred by such Service Provider, including under Section 409A or Section 4999 of the Code; or (E) hire or engage the services of any individual as a Service Provider or terminate the service of any Service Provider other than for “Cause” (as defined in Section 5.01(b)(xii) of the Disclosure Letter);

(xiii)   fail to keep in full force and effect all material insurance policies maintained by the Company and its Subsidiaries, other than such policies that expire by their terms (in which event the Company or its applicable Subsidiary shall use reasonable best efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course of the business of the Company and its Subsidiaries in a manner that is consistent with past practice;

(xiv)   convene any regular or special meeting (or any adjournment or postponement thereof) of the Company’s stockholders other than (A) the Company Stockholders’ Meeting and (B) to the extent required by an order of a court of competent jurisdiction, an annual meeting of the Company’s stockholders for purposes of election of directors, ratification of the Company’s auditors and other routine matters; provided that the Company shall use its commercially reasonable efforts to oppose any stockholder proposal presented at any such meeting;

(xv)     change the Company’s methods of accounting (including any change to the Company’s fiscal year), except as required by concurrent changes in GAAP or in Regulation S-X, as agreed to by its independent public accountants;

(xvi)    settle, or offer or propose to settle, any Action (except with respect to immaterial routine matters in the ordinary course of the business of the Company and its Subsidiaries), any stockholder Action or dispute against the Company or any of its officers or directors or any Action or dispute that relates to the transactions contemplated hereby, (A) in each such case, that (I) following the Effective Time, imposes (including as a result of any conduct remedy, injunctive or similar relief or any exclusive or nonexclusive license or cross license or similar agreement with respect to Intellectual Property Rights) any obligation to be performed by, or any restriction against, the Company or any of its Subsidiaries or (II) involves a payment of monetary damages by the Company or any of its Subsidiaries in an amount in excess of $15,000 or (B) in the aggregate of all such cases, that involves a payment of monetary damages by the Company or any of its Subsidiaries in an amount in excess of $50,000; provided that, notwithstanding the foregoing, the Company may not settle or propose to settle or compromise any Transaction Litigation except as expressly permitted by Section 5.08;

(xvii)   make or change any Tax election, change any Tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns or file claims for material Tax refunds, file any income Tax Returns that are due after the Closing Date, enter into any closing agreement with respect to Taxes, settle any Tax claim, audit or assessment or surrender any right to claim a material Tax refund, offset or other reduction in Tax liability; or

(xviii)  offer, propose, agree, authorize, resolve or commit to do any of the foregoing;

provided that nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over their respective businesses, assets and properties.

(c)    Subject to Section 5.01(a), during the period from the date hereof until the Effective Time, the Company shall use its reasonable best efforts to continue recruitment of patients for its ongoing clinical trials relating to the Product, until the number of randomized patients included therein amounts to one hundred twenty (120) patients.

Section 5.02.   Access to Information.

(a)    Except as prohibited by applicable Law, during the period from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms, and in all cases subject to the Confidentiality Agreement, the Company shall (i) give to Parent, its counsel, lenders, financial advisors, accountants, consultants, agents and other authorized representatives reasonable access during normal business hours to the offices, properties, facilities, assets, books, records, Service Providers and agents of the Company and its Subsidiaries in a manner that does not unreasonably interfere in any material respect, (ii) furnish to Parent, its counsel, lenders, financial advisors, accountants, consultants, agents and other authorized representatives such financial and operating data and other information (including the work papers of the Company’s independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as such Persons may reasonably request and (iii) instruct the Service Providers, counsel, financial advisors, accountants, consultants, agents and other authorized representatives of the Company and its Subsidiaries to cooperate with Parent in its non-invasive investigation of the Company and its Subsidiaries; provided, that any such access shall be afforded and any such information shall be furnished at Parent’s expense; and provided, further that the parties hereto shall act in good faith in all respects in the performance of the obligations under this Section 5.02(a). Information obtained by the Parent or Merger Sub pursuant to this Section 5.02(a) will constitute confidential information under the Confidentiality Agreement and will be subject to the provisions of the Confidentiality Agreement. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained in any investigation pursuant to this Section 5.02 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

(b)    The provisions of Section 5.02(a) shall not require and shall not be construed to require the Company to permit any access to or any inspection or review of, or to disclose or otherwise make available, any information that (i) affording such access or furnishing such information would result in loss of legal protection, including the attorney-client privilege and work product doctrine; (ii) relates to the applicable portions of minutes of the meetings of the Board of Directors (including any presentations or other materials prepared by or for the Board of Directors) where the Board of Directors discussed (A) the transactions contemplated by this Agreement or any similar transaction involving the sale of the Company, or a material portion of its assets, to, or combination of the Company with, any Person, (B) any Acquisition Proposal or (C) any Intervening Event; and (iii) in the reasonable judgment of the Company would (A) violate the Company’s and any Affiliate’s respective obligations with regard to confidentiality or waive the protection of any attorney‑client privilege, (B) result in the disclosure of any personal information that would expose the Company to the risk of liability or (C) violate any applicable Law. In the event that the Company objects to any request submitted pursuant to and in accordance with Section 5.02(a) and withholds information on the basis of any of the foregoing clauses (i), (ii) or (iii), the Company shall use reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable best efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection.

Section 5.03.   Proxy Statement; Company Stockholders’ Meeting.

(a)   As promptly as reasonably practicable, and no later than ten Business Days following the date of this Agreement, the Company shall prepare, in consultation with Parent, and file with the SEC the preliminary Proxy Statement. Subject to Section 5.04(e), the Company shall include the Board Recommendation in the Proxy Statement. Each of the Company and Parent shall furnish all information concerning itself and its respective Affiliates that is required to be included in the Proxy Statement or that is customarily included in proxy statements prepared in connection with transactions of the type contemplated by this Agreement, and each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in the Proxy Statement (or any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to the Company’s stockholders or at the time the Proxy Statement (or any amendment or supplement thereto) is filed with the SEC or on the date of the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments (written or oral) of the SEC or its staff with respect to the Proxy Statement.

(b)    The Company shall promptly notify Parent upon the receipt of any comments (written or oral) from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement. Prior to any Adverse Recommendation Change, the Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC or disseminating them to the Company’s stockholders and a reasonable opportunity to review and comment on all responses to requests for additional information, and shall consider any comments proposed by Parent in good faith. The Company will cause the definitive Proxy Statement to be mailed at the earliest reasonably practicable date to the Company’s stockholders entitled to vote at the Company Stockholders’ Meeting (and in any event no later than 20 calendar days before the date of the Company Stockholders’ Meeting). If, at any time prior to the Company Stockholders’ Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, at the time and in light of the circumstances under which they were made, not false or misleading, the party that discovers such information shall promptly notify the other party and correct such information, and the Company shall file an appropriate amendment or supplement describing such information with the SEC.

(c)    Unless this Agreement is terminated in accordance with its terms, and notwithstanding any Adverse Recommendation Change or the receipt of any Acquisition Proposal, the Company shall, as promptly as practicable, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Required Stockholder Approval (the “Company Stockholders’ Meeting”) with a record date and meeting date to be selected after reasonable consultation with Parent, which meeting date shall be no later than forty Business Days after (i) the tenth calendar day after the preliminary Proxy Statement has been filed with the SEC (or if such date is not a Business Day, the next succeeding Business Day) if by such date the SEC has not informed the Company that it intends to review the Proxy Statement or (ii) if by such tenth calendar day the SEC has informed the Company that it intends to review the Proxy Statement, the date on which the SEC confirms that it has no further comments on the Proxy Statement. Unless the Company has made an Adverse Recommendation Change in accordance with Section 5.04(e), the Company shall use its reasonable best efforts to obtain the Required Stockholder Approval. No later than three Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act. The Company shall (A) upon the reasonable request of Parent, provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis and (B) give written notice to Parent one day prior to the Company Stockholders’ Meeting, and on the day of, but prior to the Company Stockholders’ Meeting, indicating whether as of such date sufficient proxies representing the Required Stockholder Approval have been obtained.

(d)    Notwithstanding anything to the contrary contained herein, but subject to the immediately following sentence, the Company shall not postpone or adjourn the Company Stockholders’ Meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed); provided that if at any time following the dissemination of the Proxy Statement, either the Company or Parent reasonably determines in good faith that the Required Stockholder Approval is unlikely to be obtained at the Company Stockholders’ Meeting, including due to an absence of quorum, then each of the Company and Parent shall have the right to require an adjournment or postponement of the Company Stockholders’ Meeting for the purpose of soliciting additional votes in favor of this Agreement; provided, further, that no such single adjournment or postponement shall delay the Company Stockholders’ Meeting by more than ten calendar days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the End Date. Notwithstanding the foregoing, the Company may (without the consent of Parent) postpone or adjourn the Company Stockholders’ Meeting if (i) the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law, or (ii) after consultation with Parent, the Board of Directors or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment of the Company Stockholders’ Meeting is required in order to give the Company’s stockholders sufficient time to evaluate any amendment or supplement to the Proxy Statement that the Company is required to provide to such holders under applicable Law (so long as any such supplement or amendment was provided in compliance with this Agreement); provided that no such single adjournment or postponement shall delay the Company Stockholders’ Meeting by more than ten calendar days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the End Date. Notwithstanding any Adverse Recommendation Change or the receipt of any Acquisition Proposal, unless this Agreement has been validly terminated pursuant to Section 9.01, (A) the Company shall submit this Agreement to the stockholders of the Company for adoption at the Company Stockholders’ Meeting and (B) the only matters to be voted upon at the Company Stockholders’ Meeting shall be the Required Stockholder Approval and routine proposals required in connection with such vote (and not any other matters, including any Acquisition Proposal).

Section 5.04.    Acquisition Proposals; Change of Recommendation.

(a)    No Solicitation. During the period from the date hereof until the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ respective officers, directors, employees not to, and shall instruct and use reasonable best efforts to cause its and its Subsidiaries’ other Representatives not to, directly or indirectly:

(i)     initiate, solicit, propose, knowingly encourage (including by way of furnishing non-public information about the Company and its Subsidiaries) or knowingly take any action designed to facilitate any inquiry regarding, or the making of any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to, an Acquisition Proposal (other than discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal);

(ii)     engage in, continue or otherwise participate in any discussions or negotiations relating to, or otherwise cooperate in any way with, any Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (other than to state that the terms of this Section 5.04 prohibit such discussions or negotiations, or discussions solely to clarify whether such proposal or offer constitutes an Acquisition Proposal);

(iii)    furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to any Third Party in connection with any Acquisition Proposal or any inquiry, proposal or offer that constitutes or could reasonably be expected to lead to an Acquisition Proposal;

(iv)    amend or grant any waiver or release under any standstill, confidentiality or similar agreement with respect to any Shares or other equity securities of the Company or any of its Subsidiaries; provided, however, that if, and only if, prior to obtaining the Required Stockholder Approval, the Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to amend or grant any waiver or release under any such standstill, confidentiality or similar agreement would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law, the Company may then amend or grant a waiver or release under such standstill, confidentiality or similar agreement, solely to the extent necessary to permit a Third Party or group thereof to make, on a confidential basis to the Board of Directors, an Acquisition Proposal, conditioned upon such Third Party (or group) agreeing to disclosure of such Acquisition Proposal to Parent as contemplated by this Section 5.04;

(v)     exempt any Person (other than Parent, Merger Sub and their respective Affiliates) from the restrictions on “business combinations” contained in any restrictive provision of the Company’s organizational documents or in Section 203 of the DGCL (or similar provisions of any other “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute or regulation), including approving any transaction under, or a Third Party becoming an “interested stockholder” under, Section 203 of the DGCL;

(vi)    enter into any Alternative Acquisition Agreement (other than a confidentiality agreement contemplated by the second proviso in Section 5.04(b)(i)); or

(vii)   otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal.

For the avoidance of doubt, any breach of this Section 5.04 by a Representative of the Company or any of its Subsidiaries (whether or not such Person is purporting to act on behalf of the Company or such Subsidiary) shall be deemed a breach of this Section 5.04 by the Company as if such Representative were “the Company” hereunder.

(b)    Exceptions. Notwithstanding anything to the contrary set forth in Section 5.04(a), at any time prior to obtaining the Required Stockholder Approval, in response to an unsolicited, bona fide written Acquisition Proposal received after the date of this Agreement that is not withdrawn and did not arise from or in connection with a breach of the obligations set forth in this Section 5.04, the Company may:

(i)     furnish information in response to a request therefor (including nonpublic information regarding the Company or any of its Subsidiaries) to the Person who made such Acquisition Proposal; provided that such information has previously been made available to, or is made available to, Parent prior to or substantially concurrently with the time such information is made available to such Person; and provided, further, that, prior to furnishing any such information, the Company executes a confidentiality agreement between the Company and the Person making such Acquisition Proposal containing terms that are not less restrictive to the Person making such Acquisition Proposal than the terms in the Confidentiality Agreement are on Parent and additional terms that expressly permit the Company to comply with the terms of this Section 5.04; and

(ii)     participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal;

in each case, if, and only if, prior to taking any action described in clauses (i) or (ii) above, (A) the Board of Directors determines in good faith (I) after consultation with its outside legal counsel and its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (II) after consultation with its outside legal counsel, that failure to take such action described in clauses (i) or (ii) above, as applicable, would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law; and (B) the Company has delivered to Parent written notice advising Parent of the Board of Directors’ determination pursuant to the foregoing clause (A) and the Company’s intention to take the action described in clauses (i) and (ii) above; provided that only one such notice need be given with respect to any specific Acquisition Proposal or amended or modified Acquisition Proposal.

(c)    Notice of Acquisition Proposals. During the period from the date hereof until the Effective Time, the Company shall promptly (and, in any event, within 24 hours) give written notice to Parent if (i) any Acquisition Proposals are received by, (ii) any information is requested by a Third Party in connection with any Acquisition Proposal from or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with, in each case of clauses (i) through (iii), the Company or any of its Representatives, setting forth in such notice the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, complete unredacted copies of any material written requests, proposals or offers, including complete unredacted copies of proposed agreements). After the giving of such notice, the Company shall keep Parent informed, on a current basis (and, in any event, within 24 hours), of the status and material terms of any such proposals or offers (including any material amendments thereto) and the status of any such discussions or negotiations, including any change in its intentions as previously notified, and shall provide Parent with complete unredacted copies of any written material amendment or written proposed amendment of any such Acquisition Proposal promptly (and, in any event, within 24 hours) after receipt thereof. In addition to the foregoing, the Company shall provide Parent with written notice at least 72 hours (or such shorter period as may be provided to the Board of Directors) in advance of a meeting of the Board of Directors at which the Board of Directors is reasonably expected to consider an Acquisition Proposal, an inquiry relating to a potential Acquisition Proposal or a request to provide information to any Person.

(d)    No Adverse Recommendation Change. Except as permitted by Section 5.04(e) and Section 5.04(f), the Company agrees that neither the Board of Directors or any committee thereof shall:

(i)      withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Board Recommendation, in each case in a manner adverse to Parent or Merger Sub;

(ii)     fail to include the Board Recommendation in the Proxy Statement;

(iii)    fail to reaffirm the Board Recommendation, prior to the Company Stockholders’ Meeting, and within five Business Days after receipt of a written request of Parent following an Acquisition Proposal that has been publicly announced;

(iv)    fail to recommend against acceptance of a tender or exchange offer by the Company’s stockholders pursuant to Rule 14d-2 under the Exchange Act for outstanding Shares, prior to the Company Stockholders’ Meeting, and no later than 5:30 p.m. (New York City Time) on the tenth Business Day after the commencement of such tender offer or exchange offer; provided that the taking of no position or a neutral position by the Board of Directors in respect of the acceptance of any such tender offer or exchange offer as of the end of such period shall constitute a failure to recommend against acceptance of any such offer; or

(v)     approve or recommend, publicly declare advisable, publicly propose to approve or recommend or publicly propose to enter into, any Acquisition Proposal or any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, license agreement, joint venture agreement, partnership agreement or other agreement (other than a confidentiality agreement referred to in Section 5.04(b)(i) entered into in compliance with Section 5.04(b)(i)) relating to any Acquisition Proposal, whether such agreement is binding or non-binding (an “Alternative Acquisition Agreement”, and any of the actions set forth in the foregoing clauses (i) through (v), an “Adverse Recommendation Change”).

(e)    Certain Permitted Adverse Recommended Changes. Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Required Stockholder Approval, the Board of Directors (x) may effect an Adverse Recommendation Change in response to the Company’s receipt of an unsolicited, bona fide written Acquisition Proposal after the date of this Agreement that is not withdrawn, did not arise from or in connection with a breach of the obligations set forth in this Section 5.04 and constitutes a Superior Proposal, or the occurrence of an Intervening Event, and (y) solely in response to such Superior Proposal, may cause the Company to terminate this Agreement pursuant to and in accordance with Section 9.01(d)(i) if (and only if) the Company pays the Termination Fee to Parent in accordance with Section 9.02(b)(iv) and immediately following (and, for the avoidance of doubt, in no event prior to) such termination, the Company enters into a binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that, prior to, and as a condition to, taking any such action:

(i)      the Board of Directors determines in good faith, after consultation with its outside legal counsel, that failure to take such action described in this Section 5.04(e) in response to such Superior Proposal or Intervening Event, as applicable, would reasonably be expected to constitute a breach of the directors’ fiduciary duties under Delaware Law;

(ii)     the Company has given Parent written notice (the “Adverse Recommendation Change Notice”) of such action and the basis therefor at least five Business Days in advance, which Adverse Recommendation Change Notice shall set forth in writing that the Board of Directors intends to take such action and (A) in the case of a Superior Proposal, comply in form, substance and delivery with the provisions of Section 5.04(c) (including by providing complete unredacted copies of any documents or agreements providing for such Superior Proposal and any other documents or agreements referred to in or to be entered into in connection with such Superior Proposal) and (B) in the case of an Intervening Event, include a reasonably detailed description of such Intervening Event;

(iii)   after giving such Adverse Recommendation Change Notice, the Company shall have, and shall have caused its Representatives to, negotiate in good faith with Parent (to the extent Parent wishes to negotiate), to make such revisions to the terms of this Agreement as would cause such Acquisition Proposal to cease to be a Superior Proposal or cause such Intervening Event to cease to warrant an Adverse Recommendation Change; and

(iv)   at the end of such five Business Day period, the Board of Directors shall have taken into account any changes to the terms of this Agreement proposed in writing by Parent (such changes, the “Parent Proposal”) and any other information offered by Parent in response to the Adverse Recommendation Change Notice, and shall have determined in good faith (A) after consultation with its outside legal counsel and its financial advisor, that in the case of a Superior Proposal, such Superior Proposal continues to constitute a Superior Proposal and, in the case of an Intervening Event, that such Intervening Event remains in effect and (B) after consultation with its outside legal counsel, that failure to take such action described in this Section 5.04(e) in response to such Superior Proposal or Intervening Event, as applicable, would reasonably be expected to constitute a breach of the directors’ fiduciary duties under applicable Law, in each case, if such Parent Proposal were to be given effect (it being understood and agreed that if, in light of any Parent Proposal, the Board of Directors is no longer able to make the determination referred to in this clause (iv) with respect to such Superior Proposal or Intervening Event, then Parent, Merger Sub and the Company shall immediately enter into an amendment to this Agreement that embodies the terms of such Parent Proposal).

A new Adverse Recommendation Change Notice that complies with clause (ii), and new compliance with clauses (iii) and (iv), of this Section 5.04(e) shall be required in the event of any amendment to the financial terms, and any other material amendment, to any Acquisition Proposal (which will be deemed to be a new Acquisition Proposal for purposes of Section 5.04(c) and this Section 5.04(e)) or any material change to the Intervening Event (which shall be deemed to constitute a new Intervening Event); provided, however, that, in the event of such new Adverse Recommendation Change Notice, the Company shall have provided such Adverse Recommendation Change Notice at least three Business Days in advance of making an Adverse Recommendation Change.

(f)    Certain Permitted Disclosures. Nothing contained in this Section 5.04 shall prevent the Company from complying with its disclosure obligations under Rule 14e-2(a) or Rule 14d-9 under the Exchange Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 5.04; provided that this Section 5.04(f) shall not be deemed to permit the Board of Directors to make an Adverse Recommendation Change except to the extent permitted by Section 5.04(e).

(g)    Obligation of the Company to Terminate Existing Discussions. The Company shall, and shall cause its Representatives, it Subsidiaries and its Subsidiaries’ respective Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party, its Representatives and its financing sources conducted prior to the date hereof with respect to any Acquisition Proposal, or any inquiry, proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, and shall use its reasonable best efforts to cause any such Third Party, its Representatives and its financing sources in possession of confidential information heretofore furnished to such Person by or on behalf of the Company or any of its Subsidiaries (and all analyses and other materials prepared by or on behalf of such Person that contain, reflect or analyze that information) to return or destroy all such information as promptly as practicable (including by distributing a request to each such Third Party to return or destroy all such information as promptly as practicable, but in no case later than five Business Days after the date hereof). If received by the Company, the Company shall provide to Parent all certifications of such return or destruction from such other Persons as promptly as practicable after receipt thereof. The Company will immediately terminate all physical and electronic “data room” or similar access previously granted to any such Persons.

Section 5.05.    Section 16 Matters. Prior to the Effective Time, the Company and the Board of Directors (or a duly formed committee thereof satisfying the applicable requirements of the Exchange Act) shall take all such steps as may be required or appropriate to cause any dispositions of Shares (including derivative securities with respect to such Shares) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.06.    Stock Exchange Delisting; Exchange Act Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Law and rules and policies of NYSE American to enable the delisting by the Surviving Corporation of the Shares from NYSE American and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than 10 days after the Closing Date.

Section 5.07.    Takeover Statutes. During the period from the date hereof until the Effective Time, the Company shall, to the extent permitted by applicable Law, use its reasonable best efforts (a) to take all actions necessary so that no “business combination,” “control share acquisition,” “fair price,” “moratorium” or other antitakeover or similar statute or regulation becomes applicable to any of the transactions contemplated by this Agreement and (b) if any such antitakeover or similar statute or regulation becomes applicable to the transactions contemplated by this Agreement, to grant such approvals and take all actions necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise to take all such other actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the transactions contemplated hereby or thereby.

Section 5.08.    Interim Communications by the Company. During the period from the date hereof until the Effective Time, and except in the case of an Adverse Recommendation Change, prior to making any communications generally disseminated to the Service Providers, lenders, customers, suppliers or other Persons having material business relationships with the Company or its Subsidiaries relating to the transactions contemplated by this Agreement, the Company shall provide Parent with prior written notice of the intended communication, and Parent shall have the right to review such communication and provide comments, which the Company shall consider in good faith to provide a mutually agreeable communication.

Section 5.09.    Transaction Litigation.  The Company shall promptly (and in any event within two Business Days) advise Parent in writing of any Action (including any putative class action or derivative litigation) asserted, threatened in writing or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Board of Directors, any committee thereof or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the transactions contemplated hereby, including any such claim or Action based on allegations that the Company’s entry into this Agreement, the terms and conditions of this Agreement or any of the transactions contemplated hereby constituted a breach of the fiduciary duties of any member of the Board of Directors or any officer of the Company (any such Action, a “Transaction Litigation”) and shall keep Parent informed on a reasonably prompt basis regarding any such Transaction Litigation. The Company shall give Parent the opportunity, subject to a customary joint defense agreement, to (a) participate in the defense, prosecution, settlement or compromise of any Transaction Litigation, and (b) consult with counsel to the Company regarding the defense, prosecution, settlement or compromise with respect to any such Transaction Litigation. For purposes of this Section 5.09, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions with respect to the Transaction Litigation (to the extent that the attorney-client privilege between the Company and its counsel is not undermined or otherwise adversely affected), and Parent may offer comments or suggestions with respect to such Transaction Litigation which the Company shall consider in good faith; provided that the Company shall not settle or compromise or agree to settle or compromise any Transaction Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 5.10.    Outstanding Company Warrants.  The Company shall, during the 21-day period following the date hereof (the “Warrant Negotiation Period”), use its best efforts to negotiate with the holders of the outstanding Company Warrants (other than the holders of the BioPharmX November 2016 Warrants) amendments (collectively, the “Warrant Amendments”) to the terms and conditions thereof such that:

(a)      no such holder of Company Warrants shall be entitled to (i) exchange such Company Warrants for any securities in any acquiring corporation, the Company (other than pursuant to its right to exercise prior to the Closing Date) or any other successor entity, (ii) have any successor entity assume any or all of the obligations of the Company under such Company Warrant (other than payment of the Merger Consideration or the Black Scholes Payments Amount), (iii) have any successor entity deliver a security of such successor entity, and (iv) have any successor entity succeed to, and be substituted for, the provisions of such Company Warrant referring to the “Company” or to have any successor entity added to the term “Company” under such Company Warrant;

(b)     each holder of the outstanding Company Warrants (other than the BioPharmX Warrants) must have elected prior to the Effective Time to either (i) exercise the applicable Company Warrant with respect to all such underlying warrant shares prior to the Effective Time and receive the Merger Consideration applicable to such warrant shares, or (ii) elect the Black Scholes Value (as defined in each such underlying Company Warrant); and

(c)      each outstanding Company Warrant (other than the BioPharmX November 2016 Warrants) shall be cancelled against payment of the Merger Consideration or portion of the Black Scholes Payments Amount, as applicable.

During the Warrant Negotiation Period, the Company shall promptly notify Parent in writing the status and any updates of, and the negotiations with, each series of Company Warrants with the corresponding holders. Prior to execution thereof, the Company shall provide to Parent complete copies of the draft amendment documents to each series of Company Warrants, reflecting all terms and conditions of their buyout and consequent cancellation, for Parent’s reasonable review and comment.

ARTICLE 6
COVENANTS OF PARENT

Section 6.01.    Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.02.    Director and Officer Liability. Parent shall, and as applicable, shall cause the Surviving Corporation to, and the Surviving Corporation shall, do the following:

(a)     For six years after the Effective Time, to the fullest extent permitted by the DGCL or any other applicable Law or provided under the Company’s certificate of incorporation and bylaws the articles or certificate of incorporation and bylaws (or other similar organizational documents) of the Subsidiaries of the Company and any indemnification agreement between any Indemnified Person and the Company or any Subsidiary of the Company, in each case in effect on the date hereof, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify and hold harmless each present or former officer or director of the Company or any Subsidiary of the Company (an “Indemnified Person”) against losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of the Company or a Subsidiary of the Company in connection with any pending or threatened Action to which such Indemnified Person is a party based on acts or omissions of such Indemnified Person in his or her capacity as an officer or director of the Company or a Subsidiary of the Company occurring at or prior to the Effective Time and pertaining to matters pending, existing or occurring at or prior to the Effective Time or the enforcement of any Indemnified Person’s rights under this Section 6.02(a); provided that such indemnification shall be subject to any limitation imposed from time to time under applicable Law.

(b)    For six years after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) and any indemnification agreement between any Indemnified Person and the Company or any Subsidiary of the Company regarding elimination of liability of directors, indemnification of officers, directors and Employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

(c)    Parent shall, or shall cause the Surviving Corporation and the Subsidiaries of the Company to maintain in effect for a period of six years after the Effective Time, if available, the directors’ and officers’ insurance policies and fiduciary liability insurance policies of the Company and the Company’s Subsidiaries (collectively, “D&O Insurance”) in place as of the date hereof, but only to the extent related to actions or omissions taken prior to the Effective Time (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring at or prior to the Effective Time); provided that in no event shall Parent or the Surviving Corporation be required to expend, on an annual basis, a premium amount for such policies in excess of 200% of the annual premium amount paid by the Company for such D&O Insurance in its last full fiscal year prior to the date hereof, which amount is set forth in Section 6.02(c) of the Disclosure Letter (such percentage of such annual premium amount, the “Premium Cap”), and if such premium amounts for such insurance coverage would at any time exceed the Premium Cap, the Surviving Corporation shall cause to be maintained policies that, in Parent’s or the Surviving Corporation’s good faith determination, provide the greatest coverage available, with respect to matters occurring prior to the Effective Time, for premium amounts not exceeding such Premium Cap. In lieu of the foregoing, Parent (or the Company, in consultation with, but only upon the consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed) may (and at the request of Parent, Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six-year “tail” policy under the Company’s existing D&O Insurance providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for a premium amount that, in the aggregate, does not exceed the Premium Cap, it being understood that, in the case that such “tail” policy is so obtained at or prior to the Effective Time: (A) the provisions of the preceding sentence of this Section 6.02(c) shall be deemed to have been satisfied; and (B) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain such policies in full force and effect for their full term, and continue to honor the obligations thereunder.

(d)    Upon learning of any Action in which any claims are made in respect of which such Indemnified Person would be entitled to indemnification pursuant to this Section 6.02, any Indemnified Person wishing to claim such indemnification shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Person, except to the extent such failure materially prejudices Parent or the Surviving Corporation. In the event of any such Action: (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Parent nor the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Parent or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Person advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Person, the Indemnified Person may retain legal counsel satisfactory to Parent and to the provider of any insurance obtained in accordance with Section 6.02(c), and Parent or the Surviving Corporation shall pay all reasonable and documented fees, costs and expenses of such legal counsel for the Indemnified Person as statements therefor are received; provided, however, that (A) Parent and the Surviving Corporation shall be obligated pursuant to this Section 6.02(d) to pay for only one firm of legal counsel and one local counsel for all Indemnified Persons in any jurisdiction unless the use of one legal counsel and one local counsel for such Indemnified Persons would present such legal counsel with a conflict of interest (in which case the fewest number of legal counsels necessary to avoid conflicts of interest shall be used) and (B) the Indemnified Person shall have made an undertaking to repay all such fees, costs or expenses paid by Parent or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment that the Indemnified Person is not entitled to be indemnified by Parent or the Surviving Corporation; (ii) the Indemnified Persons shall reasonably cooperate in the defense of any such matter if Parent or the Surviving Corporation elects to assume such defense (unless the Indemnified Person advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Person); (iii) Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent and the prior written consent of the provider of any insurance obtained in accordance with Section 6.02(c), in each case (X) only if Parent or the Surviving Corporation elects not to assume such defense and (Y) such consent not to be unreasonably withheld, conditioned or delayed; and (iv) Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified Action of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law.

(e)     If Parent, the Surviving Corporation or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person or consummates any division transaction, then, and in each such case in clauses (i) or (ii), to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, assume the obligations set forth in this Section 6.02.

(f)     The rights of each Indemnified Person under this Section 6.02 shall be in addition to any rights such Person may have under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, under the DGCL or any other applicable Law, or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

Section 6.03.    Employee Matters.

(a)    For the period commencing on the Effective Time and ending on the one-year anniversary of the Effective Time (or, if shorter, during the applicable period of employment of a Continuing Employee), Parent shall, or shall cause the Surviving Corporation to, provide each Continuing Employee with (i) a base salary or base wages and cash target bonus opportunity no less than the base salary or base wages and cash target bonus opportunity of such Continuing Employee immediately prior to the Effective Time and (ii) benefits that are substantially comparable in the aggregate to either (A) those offered to similarly situated newly hired employees of Parent or Parent’s Affiliates or (B) those offered by the Company to the Continuing Employees as of immediately prior to the Effective Time (other than any equity or equity-based and change in control or transaction-based compensation or benefits or severance pay or post-employment health or welfare benefits), with the determination of the employee benefits under clause (ii) to be made by Parent from time to time in its sole and absolute discretion. Notwithstanding the foregoing, neither Parent nor any of its Affiliates shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible into, or exchangeable or exercisable for, such shares pursuant to any such plans or arrangements.

(b)    With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by Parent or any of its Subsidiaries, but excluding (i) any retiree healthcare or life insurance plans or programs maintained by Parent or any of its Subsidiaries, (ii) any equity compensation arrangement and (iii) any defined benefit plan maintained by Parent or any of its Subsidiaries, in each case, in which any Continuing Employee will participate on or after the Effective Time (collectively, the “Parent Benefit Plans”), Parent shall, or shall cause the Surviving Corporation to, recognize all service with the Company or any Subsidiary rendered prior to the Effective Time by Continuing Employees who are active Employees immediately prior to the Effective Time, for purposes of vesting and eligibility and for purposes of determining paid time off, sick leave and severance benefits (but not otherwise for benefit accrual purposes)under such Parent Benefit Plans. In no event shall anything contained in this Section 6.03(b) result in any duplication of benefits for the same period of service. In addition, Parent shall use commercially reasonable efforts to (A) waive, or cause to be waived, any limitations on benefits relating to pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or its Subsidiaries applicable to such Continuing Employee prior to the Effective Time and (B) recognize, for purposes of annual deductible and out-of-pocket limits under its medical, dental and vision and drug plans, deductible and out-of-pocket expenses paid by Continuing Employees in the calendar year in which the Effective Time occurs.

(c)    No later than ten Business Days following the date of this Agreement, the Company shall deliver to Parent a list of each “disqualified individual” (as defined in Section 280G of the Code) of the Company and (i) the Company’s reasonable, good faith estimate of the maximum amount (separately identifying single and double‑trigger amounts and Tax gross‑up payments, if any) that could be paid to such disqualified individual as a result of any of the transactions contemplated by this Agreement (alone or in combination with any other event), (ii) the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such disqualified individual and (iii) underlying documentation on which such calculations are based. Such information shall be updated and delivered to Parent not later than five Business Days prior to the Closing Date. From and after the date hereof, the Company shall reasonably cooperate with Parent to limit potential adverse Tax consequences under Section 280G of the Code.

(d)    Parent shall, or shall cause the Surviving Corporation to, honor the terms (as in effect prior to the Closing Date) of all Employment Agreements, Consulting Agreements and Employee Plans.

(e)    Prior to the Effective Time, the Company and its Subsidiaries shall have made all contributions required to be made to or with respect to each Employee Plan as of the Closing Date and paid or accrued all liabilities on account of any Employee Plan in existence on or before the Closing Date to the extent required by GAAP.

(f)     Prior to the Effective Time, the Company shall update the information required by Section 3.16(c) to include terminations within the 90 days preceding the Closing Date and hours reductions within six months preceding the Closing Date, and deliver a schedule with such updated information to Parent.

(g)   Prior to the Effective Time, the Company shall take all actions that may be necessary or appropriate to terminate the Employee Plans required to be terminated pursuant to Section 2.07(e). All resolutions, amendments, notices or other documents issued, adopted or executed in connection with the implementation of this Section 6.03(g) shall be subject to Parent’s prior review and approval.

(h)    This Section 6.03 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.03, express or implied, shall confer upon any Service Provider, former Service Provider (including any beneficiary or dependent of such Service Provider or former Service Provider) or any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.03. Nothing contained herein, express or implied: (i) except as expressly required in this Section 6.03, shall be construed to establish, amend or modify any Employee Plan; (ii) shall alter or limit the ability of the Surviving Corporation, Parent or any of their respective Affiliates to amend, modify or terminate any Employee Plan at any time assumed, established, sponsored or maintained by any of them; or (iii) shall prevent the Surviving Corporation, Parent or any of their respective Affiliates from terminating the employment of any Service Provider (including any Continuing Employee) following the Effective Time. This Section 6.03 shall not create any right in any Service Provider (including any Continuing Employee) or any other Person to any continued employment with the Surviving Corporation, Parent or any of their respective Subsidiaries or compensation or benefits of any nature or kind whatsoever, or otherwise alter any existing at-will employment relationship between any Service Provider and the Surviving Corporation.

ARTICLE 7
COVENANTS OF PARENT AND THE COMPANY

Section 7.01.    Reasonable Best Efforts.

(a)    To the extent permitted by applicable Law, and subject to the terms and conditions of this Agreement (including Section 7.01(b)), the Company, on the one hand, and Parent and Merger Sub, on the other hand, shall, and shall cause their respective Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party or parties hereto in doing, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including the taking of all acts necessary to cause the conditions to the other party’s (viewing Parent and Merger Sub together) obligation to close set forth in Article 8 to be satisfied as promptly as practicable and in any event, by or before the End Date (but, for the avoidance of doubt, nothing in this Section 7.01(a) will require any party to waive any such condition to such party’s obligation to close set forth in Article 8), (ii) to obtain all actions or non-actions, waivers, consents, approvals, orders, authorizations and Permits from Governmental Authorities, cause the expiration or termination of any applicable waiting periods and make all registrations, declarations and filings with any Governmental Authorities, in each case, that may be necessary or advisable under applicable Laws, (iii) to obtain all necessary actions, consents, approvals or waivers from, and the giving of all required notices to, Third Parties under any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby (including the Merger) so as to maintain and preserve the benefits under such Contracts following the consummation of the transactions contemplated hereby (including the Merger), and (iv) to execute or deliver any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

(b)    Notwithstanding anything to the contrary in this Agreement, in no event shall Parent or any of its Affiliates be required to, and “reasonable best efforts” will in no event require, or be construed to require, Parent or any of its Affiliates to (i) initiate, litigate, challenge, defend or otherwise participate or take any action with respect to any Action by, against or involving any Third Party or Governmental Authority with respect to the transactions contemplated by this Agreement, (ii) enter into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated by this Agreement, (iii) otherwise take any other steps or actions to defend against, vacate, modify or suspend any injunction or order of any Governmental Authority, including any injunction related to a private cause of action that would prevent the consummation of the transactions contemplated by this Agreement, (iv) agree, propose, negotiate, offer, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate (including by establishing a trust, licensing any Intellectual Property Rights (whether pursuant to an exclusive or nonexclusive license) or otherwise), or take any other action (including by providing its consent to permit the Company or any of its Subsidiaries to take any of the foregoing actions), or otherwise proffer or agree to do any of the foregoing, with respect to any of the businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries, (v) terminate any existing relationships or contractual rights or obligations or (vi) otherwise offer to take or offer to commit to take any action that would limit Parent’s or any of its Affiliates’ freedom of action with respect to, or ability to retain, operate or otherwise exercise full rights of ownership with respect to, businesses, assets or properties of Parent, the Company, the Surviving Corporation or any of their respective Affiliates or Subsidiaries (or equity interests held by Parent or any of its Affiliates in entities with businesses, assets or properties).

(c)    The Company and Parent shall cooperate with one another in determining whether any actions, consents, approvals or waivers are required to be obtained from, or notices required to be given to, Third Parties under any Contracts to which the Company or any of its Subsidiaries is a party in connection with this Agreement and the consummation of the transactions contemplated hereby (including the Merger). Notwithstanding anything to the contrary in this Agreement, in no event shall Parent, any Subsidiary of Parent (including Merger Sub), the Company or any Subsidiary of the Company be required to (and without the prior written consent of Parent, neither the Company nor any of its Subsidiaries shall) pay or make or commit to pay or make any fee, penalty or other consideration or any other accommodation to any party to any such Contract to obtain any consent, approval or waiver in connection with the transactions contemplated hereby.

Section 7.02.    Public Announcements. During the period from the date hereof until the Effective Time or, if earlier, an Adverse Recommendation Change, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger and the other transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or the rules and regulations of NYSE American, as the case may be; provided, however, that the restrictions set forth in this Section 7.02 shall not apply to any release or public statement (a) made or proposed to be made by the Company in compliance with Section 5.04 with respect to the matters contemplated thereby (or by Parent in response thereto) or (b) in connection with any dispute between the parties regarding this Agreement, the Merger or the other transactions contemplated hereby. The parties agree that the initial press release to be issued with respect to the Merger and the other transactions contemplated by this Agreement shall be a joint press release to be reasonably agreed upon by the Company and Parent. Notwithstanding the foregoing, (i) to the extent the content of any press release or other public statement is substantially the same as a statement previously issued in accordance with this Section 7.02, no separate approval shall be required in respect of such content to the extent replicated in whole or in part in any subsequent press release or other public statement, and (ii) the parties may make public statements in response to questions by the press, analysts, investors or those attending industry conferences or financial analysts conference calls, so long as any such statements are consistent with the initial press release and other press releases and public statements made jointly by the parties or made by one party in accordance with this Section 7.02 and do not reveal material non-public information regarding this Agreement or the transactions contemplated hereby.

Section 7.03.    Notices of Certain Events.

(a)    During the period from the date hereof until the Effective Time, each of the Company and Parent shall promptly notify the other of:

(i)      any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii)     any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

(iii)    any Actions commenced or, to such party’s knowledge, including the Company’s Knowledge, threatened against, relating to, involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, (A) that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or (B) that relate to this Agreement or the consummation of the transactions contemplated hereby;

(iv)    any material communication given or received in connection with any such Action described in the foregoing clause (iii); and

(v)     any Effect that (A) individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect or Parent Material Adverse Effect, respectively, (B) causes, or would reasonably be expected to cause, any representation or warranty of such party set forth in this Agreement to be untrue or inaccurate or (C) causes, or would reasonably be expected to cause, such party to fail to perform, comply with or satisfy in any material respect any covenant, condition or agreement of such party set forth in this Agreement, in each case of clause (B) and (C), which would be reasonably expected to cause a condition to consummation of the Merger set forth in Section 8.02 or Section 8.03, respectively, to fail to be satisfied.

(b)    In no event shall the delivery of any notice by a party pursuant to this Section 7.03 limit or otherwise affect the respective rights, remedies, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

ARTICLE 8
CONDITIONS TO THE MERGER

Section 8.01.  Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, the waiver in writing by each such party) of the following conditions:

(a)    Required Stockholder Approval. The Required Stockholder Approval shall have been obtained in accordance with applicable Law and the certificate of incorporation and bylaws of the Company.

(b)    Laws and Governmental Orders. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or any injunction, order or decree (whether temporary, preliminary or permanent) (any of the foregoing, a “Legal Restraint”) that is in effect and restrains, enjoins, makes illegal or otherwise prohibits the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 8.02.  Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, the waiver in writing by Parent) of the following conditions:

(a)    Representations and Warranties. The representations and warranties of the Company set forth in (i) Section 3.01, Section 3.02, Section 3.03, Section 3.09(a)(ii), Section 3.22, Section 3.23 and Section 3.24 shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), (ii) Section 3.05 shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except for de minimis inaccuracies, and (iii) the other provisions of Article 3 (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct has not had or would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.

(b)    Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with each of the obligations, agreements and covenants contained in this Agreement to be performed and complied with by the Company at or prior to the Closing pursuant to the terms of this Agreement.

(c)    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Effect that has had, or would reasonably be expected to have, individually or in the aggregate with all other Effects, a Company Material Adverse Effect.

(d)    Company Warrants. The Company shall have delivered to Parent fully executed Warrant Amendments, in form and substance reasonably satisfactory to Parent, with respect to all Company Warrants (other than the holders of the BioPharmX November 2016 Warrants).

(e)    Liens. The Company shall have delivered to Parent evidence, in form and substance reasonably satisfactory to Parent, that each Lien set forth on Section 3.10 and Section 3.15(f) of the Disclosure Letter has been terminated as of or prior to the Closing;

(f)    Closing Certificate. Parent shall have received a certificate signed by the Chief Executive Officer or the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 8.02(a), Section 8.02(b), Section 8.02(c), Section 8.02(d) and Section 8.02(e) have been satisfied.

(g)    FIRPTA Certificate. Parent shall have received from the Company a statement, in form and substance reasonably satisfactory to Parent, certifying that the Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, which statement shall satisfy the requirements of Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), together with proof that the IRS was notified of such certification in accordance with Treasury Regulation Section 1.897-2(h).

Section 8.03.  Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or, to the extent permitted by Law, the waiver in writing by the Company) of the following conditions:

(a)   Representations and Warranties. The representations and warranties of Parent set forth in (i) Section 4.01, Section 4.02 and Section 4.03 shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be so true and correct as of such date), and (ii) the other provisions of Article 4 (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct as of the date of this Agreement and as of the Closing as though made as of the Closing (except that representations and warranties that expressly speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), except where any failures of any such representations and warranties to be true and correct would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Parent Material Adverse Effect.

(b)    Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with each of the obligations, agreements and covenants contained in this Agreement to be performed and complied with by them at or prior to the Closing pursuant to the terms of this Agreement.

(c)    Closing Certificate. The Company shall have received a certificate signed by a duly authorized officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied.

ARTICLE 9
TERMINATION

Section 9.01.  Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after the Required Stockholder Approval has been obtained (except as otherwise stated below), as follows:

(a)    by mutual written agreement of the Company and Parent;

(b)    by either the Company or Parent, if:

(i)    the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on November 15, 2023 (the “End Date”); provided, that no party shall be permitted to terminate this Agreement pursuant to this Section 9.01(b)(i) if such party’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner shall have principally caused or resulted in the failure of the Effective Time to occur on or before the End Date;

(ii)    a Legal Restraint permanently restraining, enjoining, making illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated hereby shall become final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 9.01(b)(ii) shall have used reasonable best efforts to prevent the entry of and to remove such Legal Restraint in accordance with Section 7.01; provided, further, that no party shall be permitted to terminate this Agreement pursuant to this Section 9.01(b)(ii) if such party’s breach of any of its representations, warranties, covenants or agreements set forth in this Agreement in any manner shall have principally caused or resulted in the failure of the condition set forth Section 8.02(b) to the consummation of the Merger to be satisfied; or

(iii)    the Company Stockholders’ Meeting (as it may be adjourned or postponed in accordance with this Agreement), in each case, at which a vote on the approval of this Agreement was taken, shall have concluded and the Required Stockholder Approval shall not have been obtained;

(c)    by Parent, if:

(i)     at any time prior to obtaining the Required Stockholder Approval, an Adverse Recommendation Change shall have occurred;

(ii)    the Company shall have breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 8.01 or Section 8.02, as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (A) 30 days of receipt by the Company of written notice of such breach or failure or (B) three Business Days prior to the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.01(c)(ii) if Parent or Merger Sub is then in breach in any material respect of any of its representations, warranties, covenants or agreements set forth in this Agreement;

(iii)    the Company shall have materially breached any of its covenants and agreements under Section 5.03 or Section 5.04; or

(iv)    at any time after the expiration of the Warrant Negotiation Period, if the Company fails, by the expiration of the Warrant Negotiation Period, to deliver to Parent fully executed versions of the Warrant Amendments with respect to all Company Warrants (other than the holders of the BioPharmX November 2016 Warrants);

(d)    by the Company:

(i)     prior to obtaining the Required Stockholder Approval, in order to accept a Superior Proposal and enter into a binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal, pursuant to Section 5.04(e); provided that (A) the Company has complied in all material respects with its covenants and agreements under Section 5.04, (B) the Company pays the Termination Fee to Parent in accordance with Section 9.02(b)(iv) and (C) immediately following (and, for the avoidance of doubt, in no event prior to) such termination, the Company enters into such binding and definitive written Alternative Acquisition Agreement with respect to such Superior Proposal; or

(ii)    if Parent or Merger Sub shall have breached or failed to perform any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform would cause any of the conditions set forth in Section 8.01 or Section 8.03, as applicable, not to be satisfied, and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within the earlier of (A) 30 days of receipt by the Company of written notice of such breach or failure or (B) three Business Days prior to the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.01(d)(ii) if the Company is then in breach in any material respect of any of its representations, warranties, covenants or agreements set forth in this Agreement.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give written notice of such termination to the other parties.

Section 9.02.    Effect of Termination.

(a)    Except to the extent provided in Section 9.02(b) and Section 9.02(c), in the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or any of its Representatives or Affiliates); provided that, notwithstanding anything in this Agreement to the contrary, (i) no such termination shall relieve any Party of any liability or damages to any other party resulting from any fraud in connection with the transactions contemplated by this Agreement or Willful Breach of this Agreement and (ii) the provisions set forth in this Section 9.02 and in Article 10 (and any related definitions contained in any such Sections or Article) and the Confidentiality Agreement shall survive the termination of this Agreement.

(b)    The Company shall pay in cash to Parent or its designee, by wire transfer of immediately available funds, a termination fee of $420,000 (the “Termination Fee”), if this Agreement is terminated:

(i)    by either the Company or Parent, in each case, pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii), or by Parent pursuant to Section 9.01(c)(ii)), and, in each case, (A) an Acquisition Proposal shall have been made to the Company or made directly to the Company’s stockholders or shall otherwise have become publicly known, or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, (B) such Acquisition Proposal (or publicly announced intention) shall not have been withdrawn without qualification, in each case, (1) prior to the date of such termination, with respect to any termination pursuant to Section 9.01(b)(i) or Section 9.01(c)(ii), or (2) prior to the date of the Company Stockholders’ Meeting, with respect to termination pursuant to Section 9.01(b)(iii), and (C) at any time within 12 months after such termination, (1) the Company or any of its Subsidiaries shall have entered into an Alternative Acquisition Agreement with respect to any Acquisition Proposal or (2) a transaction contemplated by any Acquisition Proposal shall have been consummated (provided that for purposes of this clause (C), each reference to “15%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”); in which case the Termination Fee shall be paid immediately prior to or concurrently with the occurrence of either of the applicable events described in the foregoing clause (C);

(ii)    by Parent pursuant to Section 9.01(c)(i) or Section 9.01(c)(iii); in which case the Termination Fee shall be paid no later than three Business Days after the date of such termination;

(iii)    by either Parent or the Company pursuant to Section 9.01(b)(i) or Section 9.01(b)(iii), and, in each such case, at the time of such termination, Parent had the right to terminate this Agreement pursuant to Section 9.01(c)(i) or Section 9.01(c)(iii); in which case the Termination Fee shall be paid no later than, in the case of such termination by Parent, three Business Days or, in the case of such termination by the Company, one Business Day, in each case, after the date of such termination; or

(iv)    by the Company pursuant to Section 9.01(d)(i); in which case the Termination Fee shall be paid concurrently with, and as a condition to, the effectiveness of such termination.

(v)    Except where the Company is required to pay the Termination Fee to Parent pursuant to Section 9.02(b) (in which case any amounts previously paid by the Company under this Section 9.02(b) shall be deducted from the Termination Fee payable by the Company), in the event that this Agreement is terminated by either Parent or the Company pursuant to Section 9.01(b)(iii), or by Parent pursuant to Section 9.01(c)(ii), the Company shall pay all out-of-pocket expenses up to and not more than $420,000 (including all fees and expenses of counsel, accountants, investment bankers, financing sources, experts and consultants to a party hereto and its Affiliates) incurred by Parent, Merger Sub and their Affiliates or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, and all other matters related to the transactions contemplated by this Agreement, which payment shall be made to Parent not later than three Business Days after delivery to the Company of notice of demand for payment setting forth in reasonable detail all such expenses (which demand may be supplemented and updated from time to time until the 90th day after Parent or Merger Sub delivers such notice of demand for payment).

(c)    The Company hereby acknowledges and agrees that the agreements contained in this Section 9.02 are an integral part of the transactions contemplated hereby, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amounts due pursuant to this Section 9.02 and, in order to obtain such payment, Parent or Merger Sub, as applicable, commences a suit that seeks a judgment against the Company for the fees or expenses set forth in this Section 9.02 or any portion of such fees or expenses, the prevailing party shall pay the other party’s, or its designee, its costs and expenses (including reasonable attorneys’ fees, costs and expenses) in connection with such suit, together, if Parent or Merger Sub is the prevailing party, with interest on the amount of the fee at the prime rate as published by The Wall Street Journal (in effect on the date such payment was required to be made) from the date such payment was required to be made through the date of payment (all such foregoing expenses, costs and interests, the “Recovery Cost”). The parties acknowledge and agree that the Company shall not be obligated to pay the Termination Fee on more than one occasion and the payment of the Company Termination Fee (together with any Recovery Cost) shall be the sole monetary remedy of Parent in the event of a termination of this Agreement where the Company Termination Fee is payable by the Company in accordance with Section 9.02(b) and the Company Termination Fee (together with any Recovery Cost) is actually paid to Parent.

ARTICLE 10
MISCELLANEOUS

Section 10.01.    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Sub or, after the Effective Time, the Company or the Surviving Corporation, to:

LEO US Holding, Inc.

Industriparken 55
DK-2750 Ballerup
Denmark

Attention: Legal Department

E-mail: legal@leo-pharma.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building, 620 8th Ave

New York

NY 10018

Attention: Uri Doron

E-mail: UDoron@cov.com

if to the Company prior to the Effective Time, to:

Timber Pharmaceuticals Inc.

3 Mountainview Road, Suite 100

Warren, NJ 07059

Attention: John Koconis

E-mail: jkoconis@timberpharma.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, NJ 07068

Attention: Steven Skolnick and Annie Nazarian Davydov

E-mail: sskolnick@lowenstein.com and anazarian@lowenstein.com or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto pursuant to this Section 10.01. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

Section 10.02.    Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

Section 10.03.   Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 10.04.   Entire Agreement. This Agreement (including the Disclosure Letter), the CVR Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

Section 10.05.    Binding Effect; Benefit; Assignment.

(a)    The provisions of this Agreement shall be binding on and, except as provided in Section 6.02, shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that each of Parent or Merger Sub may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, (i) to one or more of its Affiliates at any time, (ii) as collateral to any financing sources at any time and (iii) after the Effective Time, to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Parent or Merger Sub.

Section 10.06.    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except for: (a) solely if the Effective Time occurs, (i) the right of the Company’s stockholders to receive the Merger Consideration following the Effective Time in accordance with the terms of this Agreement and the CVR Agreement, and (ii) the right of the holders of Company Stock Awards to receive the applicable treatment pursuant to Article 2 in accordance with the terms of this Agreement; and (b) the provisions set forth in Section 6.02 with respect to the Persons referred to therein. The representations and warranties in this Agreement are the product of negotiations among the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 10.07 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 10.07.    Amendments and Waivers.

(a)    Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the Required Stockholder Approval is obtained, if any such amendment shall by applicable Law require further approval of the Company’s stockholders, the effectiveness of such amendment shall be subject to the approval of the Company’s stockholders.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 10.08.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 10.09.    Disclosure Letter and SEC Document References.

(a)    The parties hereto agree that any reference in a particular Section of the Disclosure Letter shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the Company that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of the Company that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on its face to a reasonable person who has read that reference and such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

(b)     The parties hereto agree that any information contained in any part of the Company SEC Documents shall only be deemed to be an exception to (or a disclosure for purposes of) the representations and warranties of the Company if the relevance of that information as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent on its face to a reasonable person who has read that information concurrently with such representations and warranties, without any independent knowledge on the part of the reader regarding the matter(s) so disclosed.

Section 10.10.     Guarantee.

(a)    Guarantor is executing this Agreement to guarantee the performance by Parent of its payment and performance obligations under of this Agreement. Parent hereby guarantees unconditionally each of Parent’s payment obligations in and performance under this Agreement. This guarantee shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement effected in accordance with this Agreement, except to the extent expressly terminated or modified by the Company and Guarantor. Guarantor hereby waives all surety defenses.

(b)    Guarantor has full corporate power and authority to execute and deliver this Agreement and to carry out Guarantor’s obligations hereunder. The execution, delivery and performance by Guarantor of this Agreement have been duly authorized and approved by all necessary corporate action of Guarantor, and no other action on the part of Guarantor is required in connection therewith. This Agreement has been duly executed and delivered by Guarantor and constitutes the valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles. Guarantor has immediately available funds that are, as of the date hereof, and will be, so long as it has any obligations under this Section 10.10, sufficient to satisfy all of its obligations under this Section 10.10.

Section 10.11.    Governing Law. This Agreement, including any claims or causes of action (whether in contract, tort or statute) that may be based upon, raise out of or relate to this Agreement, or the negotiation, execution or performance thereof or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 10.12.    Jurisdiction. The parties hereto agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

Section 10.13.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.14.    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that money damages or other legal remedies would not be an adequate remedy for any such damage, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (without proof of damages) in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that no other party or Person shall be required to obtain, furnish, post or provide any bond or other security or instrument in connection with any remedy referred to in this Section 10.14, and each party irrevocably waives any right that it may have to require the obtaining, furnishing, posting or provision of any such bond or other security or instrument. If, prior to the End Date, any party brings any action, suit or proceeding in accordance with this Section 10.14 to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended by (i) the amount of time during which such action, suit or proceeding is pending, plus 20 Business Days or (ii) such other time period established by the court presiding over such action, suit or proceeding, as the case may be.

Section 10.15.    Counterparts; Effectiveness. This Agreement may be signed manually or by facsimile or other electronic transmission by the parties (including in .pdf, .tiff, .jpg or similar format), in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

LEO US HOLDING, INC.

By:	/s/ Philip Eickhoff
Name:	Philip Eickhoff
Title:	Non-executive Director
Date:	August 20, 2023

LEO SPINY MERGER SUB, INC.

By:	/s/ Philip Eickhoff
Name:	Philip Eickhoff
Title:	Non-executive Director
Date:	August 20, 2023

LEO PHARMA A/S, solely for purposes of Section 10.10

By:	/s/ Christophe Bourdon
Name:	Christophe Bourdon
Title:	CEO
Date:	August 20, 2023

By:	/s/ Philip Eickhoff
Name:	Philip Eickhoff
Title:	CFO
Date:	August 20, 2023

TIMBER PHARMACEUTICALS, INC.

By:	/s/ John Koconis
Name:	John Koconis
Title:	Chief Executive Officer
Date:	August 20, 2023

[Signature page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF CVR AGREEMENT

[SEE ATTACHED]

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [●], 2023 (this “Agreement”), is entered into by and between LEO US Holding, Inc., a Delaware corporation (“Parent”), LEO Pharma A/S, a Danish Aktieselskab (“Guarantor”), [RIGHTS AGENT], a [●], as Rights Agent (the “Rights Agent”) and [●]1, solely in its capacity as the initial representative, agent and attorney in-fact of the Holders (the “Representative”).

RECITALS

WHEREAS, Parent, Guarantor, LEO Spiny Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Timber Pharmaceuticals, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of August [20], 2023 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation and a wholly-owned subsidiary of Parent. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, Parent has agreed to provide to the holders of Shares (excluding the holders of any Dissenting Shares, pursuant to Section 2.06 of the Merger Agreement), the holders of In-the-Money Stock Options and Company RSUs immediately prior to the Effective Time that are cancelled and automatically converted into the right to receive Merger Consideration pursuant to terms set forth in the Merger Agreement, the right to receive contingent cash payments (each, a “CVR”) as hereinafter described and as provided in the Merger Agreement;

WHEREAS, pursuant to Section 2.07(b) and Section 2.07(d) of the Merger Agreement, holders of Out-of-the-Money Company Stock Options may be entitled to receive contingent cash payments from Parent, subject to and pursuant to the terms of the Merger Agreement, upon delivery of a Milestone Notice to the Rights Agent and Representative; and

WHEREAS, the Holders desire that the Representative (as defined herein) act as their agent for the purposes of accomplishing the intent and implementing the provisions of this Agreement and facilitating the consummation of the transactions contemplated hereby and performing the other services described in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, Parent and Rights Agent agree, for the equal and proportionate benefit of all Holders, as follows:

1 Note to Draft: to be determined.

ARTICLE I

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. As used in this Agreement, the following terms will have the following meanings:

“Acting Holders” means, at the time of determination, Holders of at least thirty percent (30%) of the outstanding CVRs as set forth in the CVR Register.

“Assignee” has the meaning set forth in Section 6.3.

“Authorized Officer” means an authorized representative of Parent.

“Board of Directors” means the board of directors of Parent.

“Board Resolution” means a copy of a resolution certified by an Authorized Officer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Rights Agent and Representative.

“Bridge Loan Amount” means an amount equal to fifty percent 50% of (i) the Principal amount of the [Loan] provided by Parent to the Company on [ ,2023], plus (ii) any interest accrued thereon through the Closing Date.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Commercially Reasonable Efforts” means, with respect to the performance of development activities with respect to the Product, the carrying out of such activities using reasonable and diligent efforts in good faith and the expending of such resources that Parent would expend with respect to a product candidate at a similar stage in its development or product life as the Product, considering conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, expected time to develop, market potential, anticipated pricing and reimbursement, anticipated government price negotiation, costs, expected profitability (including development costs, intellectual property defense costs, distribution and logistics costs, marketing and promotional expense and all other costs associated with the Product), anticipated product labeling, methods of distribution, the competitiveness of alternative products in the marketplace or under development, market exclusivity (including the patent, regulatory and other proprietary protection of the Product), the applicable regulatory environment, anticipated timing of commercial entry, and all other relevant commercial, financial, technical, legal, scientific and/or medical factors. For the avoidance of doubt, Commercially Reasonable Efforts will not mean that a party guarantees that it will actually obtain FDA Approval of the Product or to achieve U.S. Commercial Launch, and a failure to obtain FDA Approval of the Product or to achieve U.S. Commercial Launch may still be consistent with Commercially Reasonable Efforts.

“CVR Register” has the meaning set forth in Section 2.3(b).

“CVR Shortfall” has the meaning set forth in Section 4.7(b).

“Delaware Courts” has the meaning set forth in Section 6.6(b).

“DTC” means The Depository Trust Company or any successor thereto.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Equity Award Holders” means the Holders of CVRs granted with respect to In-the-Money Stock Options and Company RSUs.

“FDA” means the United States Food and Drug Administration, or any successor agency.

“FDA Approval Milestone” means the approval by the FDA by October 1, 2025 of a new drug application submitted to the FDA pursuant to 21 U.S.C § 355(b) and 21 C.F.R. Part 314 necessary for the commercial marketing and sale of the Product in the United States for the treatment of either (a) moderate-to-severe X-linked, or (b) moderate-to-severe lamellar (autosomal recessive congenital) ichthyosis subtypes, in each case in adults and pediatric patients 6 years of age and older.

“FDA Approval Milestone Amount” means, with respect to the achievement of the FDA Approval Milestone, an amount per CVR equal to the quotient of (i) $6,000,000 if only one subtype is approved, or $12,000,000 if both subtypes are approved, minus 50% of the Bridge Loan Amount, divided (ii) by the aggregate number of CVRs issued pursuant to the Merger Agreement and this Agreement, without interest (it being understood and agreed that all Milestones or a combination of any two Milestones can be earned in the same year, in which case all such applicable Milestone Amounts shall be payable).

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.

“Holder” means a Person in whose name a CVR is registered in the CVR Register at the applicable time of determination.

“Independent Accountant” means an independent certified public accounting firm of nationally recognized standing designated either (a) jointly by the Representative and Parent, or

(b) if such parties fail to make a designation, jointly by an independent public accounting firm selected by Parent and an independent public accounting firm selected by the Representative.

“Milestone” means each of the FDA Approval Milestone and the Net Sales Milestone.

“Milestone Determination Date” means, with respect to (a) the FDA Approval Milestone, the date that is ninety (90) days following the date the FDA Approval Milestone was achieved, and (b) the Net Sales Milestone, the date that is ninety (90) days following the last day of the Sales Measurement Period in which the Net Sales Milestone was achieved.

“Milestone Notice” has the meaning set forth in Section 2.4(a).

“Milestone Payment” means (a) with respect to the FDA Approval Milestone, the FDA Approval Milestone Amount, and (b) with respect to the Net Sales Milestone, the Net Sales Milestone Amount.

“Milestone Payment Amount” means, in respect of a Milestone, for a given Holder, the Milestone Payment in respect of such Milestone.

“Milestone Payment Date” has the meaning set forth in Section 2.4(b).

“Net Sales” means the gross amount charged or invoiced by each Selling Entity for the Product sold to third parties, plus any additional amount pursuant to the provision contained in clause

(6) of the definition of “Permitted Deductions”, less the Permitted Deductions, all as determined in accordance with the Selling Entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products commercialized by the applicable Selling Entity, which shall be in accordance with GAAP, including the accounting methods for translating activity denominated in foreign currencies into United States dollar amounts. In the case of any sale of the Product between or among Parent, its Affiliates, licensees and sublicensees, for resale, Net Sales will be calculated as above only on the value charged or invoiced on the first arm’s length sale thereafter to a third party. If a Product is sold or otherwise commercially disposed of for consideration other than cash or in a transaction that is not at arm’s length between the buyer of such Product and the applicable Selling Entity (other than with respect to Products supplied expressly for sampling purposes), then the gross amount to be included in the calculation of Net Sales shall be the amount that would have been received had the transaction been conducted at arm’s length and for cash. Such amount that would have been received shall be determined, wherever possible, by reference to the average selling price of such Product in arm’s length transactions in the relevant jurisdiction for that type of customer (Governmental Entity, retail, etc.). Notwithstanding the foregoing, the following shall not be included in Net Sales: (i) Product provided for administration to patients enrolled in clinical trials or for other research purposes, or (ii) Product provided without consideration or for nominal consideration for any bona fide charitable, compassionate use or indigent patient program purpose or as a sample.

“Net Sales Milestone” means the first achievement of Net Sales in the United States in any Sales Measurement Period during the Sales Milestone Period that is equal to or exceeds $100,000,000.

“Net Sales Milestone Amount” means, with respect to the achievement of the Net Sales Milestone, an amount per CVR equal to the quotient of (i) $10,000,000 minus 50% of the Bridge Loan Amount, divided (ii) by the aggregate number of CVRs issued pursuant to the Merger Agreement and this Agreement, without interest (it being understood and agreed that all Milestones or a combination of any two Milestones can be earned in the same year, in which case all such applicable Milestone Amounts shall be payable).

“Net Sales Statement” means, for a given Sales Measurement Period, a written statement of Parent, setting forth with reasonable detail (a) a delineation and calculation of Net Sales during such Sales Measurement Period, (b) a delineation and calculation of the Permitted Deductions during such Sales Measurement Period, and (c) to the extent that sales for the Product is recorded in currencies other than United States dollars during such Sales Measurement Period, the exchange rates used for conversion of such foreign currency into United States dollars.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent and Representative.

“Permitted Deductions” means, to the extent not already excluded from Net Sales, the following deductions that are either included in the billing as a line item as part of the amount charged or invoiced, or otherwise documented as a deduction and accrued in accordance with GAAP specifically attributable to sales of the Product:

(1)    normal and customary trade, quantity and prompt settlement discounts actually allowed and properly taken directly with respect to sales of the Product;

(2)    accrued price reductions or discounts by reasons of defects, recalls, returns, rebates or allowances of goods or because of retroactive price reductions specifically attributable to the Product;

(3)    chargebacks, rebates (or the equivalent thereof) and other amounts accrued on sale of the Product, including such amounts mandated by programs of Governmental Entities;

(4)    accruals for rebates (or the equivalent thereof) and administrative fees payable to medical healthcare organizations, to group purchasing organizations or to trade customers in line with approved contract terms or other normal and customary understandings and arrangements;

(5)    accruals for tariffs, duties, excise, sales, value-added and other Taxes (other than Taxes based on net income) and charges of Governmental Entities;

(6)    bad debts arising from the sales of the Product during the then-current calendar year, provided that any recovery of bad debts shall be included in Net Sales in the period in which recovered;

(7)    transportation, freight, postage, importation, insurance and other handling expenses to the extent included in gross amounts invoiced;

(8)    discounts pursuant to patient discount programs and coupon discounts;

(9)    accruals for amounts payable to wholesalers for services related to sales or distribution of the Product; and

(10)  accruals for distribution commissions and fees (including administrative fees and fees related to services provided pursuant to distribution service agreements with wholesalers, fee- for-service wholesaler fees and inventory management fees) payable to any third party providing distribution services to the Selling Entities.

For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (1) through (10) above, such item may not be deducted more than once.

True-ups, changes in estimate, and other adjustments to Permitted Deduction amounts (whether positive or negative) shall be included in Permitted Deductions in the calendar quarter as such items are recorded in accordance with GAAP.

“Permitted Transfer” means: a Transfer of CVRs (a) upon death of a Holder by will or intestacy; (b) pursuant to a court order; (c) by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other Person; or (d) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, to the extent allowable by DTC.

“Person” means any individual, Entity or Governmental Entity.

“Product” means the Company’s investigational topical product TMB-001 (isotretinoin) being developed for the treatment of moderate-to-severe X-linked and moderate-to-severe lamellar (autosomal recessive congenital) ichthyosis.

“Review Request Period” has the meaning set forth in Section 4.7(a).

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“Sales Measurement Period” means any four (4) consecutive calendar quarters commencing with the first calendar quarter of the Sales Milestone Period.

“Sales Milestone Period” means the period beginning with the U.S. Commercial Launch (provided that if the U.S. Commercial Launch occurs less than forty-five (45) days prior to the end of the calendar quarter, then the period beginning with the first day of the first calendar quarter immediately following the quarter in which the U.S. Commercial Launch occurred) and ending on December 31, 2028.

“Selling Entity” means Parent, any Assignee and each of their respective Affiliates (including the Company), licensees and sublicensees with respect to rights to develop or commercialize the Product, and any direct or indirect transferee, successor or assignee (including through any change of control) of the rights to sell the Product of any of the foregoing (but not a distributor of the Product acting solely in the capacity of a distributor and not otherwise an Assignee, licensee or sublicensee with respect to development or commercialization rights as to the Product or transferee, successor or assignee of the rights to sell the Product).

“Status Report” has the meaning set forth in Section 4.5.

“Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, premium, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, escheat or unclaimed property, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, duty (including any customs duty) or other tax or charge of any kind whatsoever, including any charge or amount (including any fine, penalty, interest or other additions thereto) related thereto, imposed, assessed or collected by or under the authority of any Governmental Body, including as a result of being or having been a member of an affiliated, consolidated, controlled, fiscal, combined, unitary or aggregate group or being a transferee of or successor to any Person or as a result of any express obligation to assume such Taxes or to indemnify any other Person.

“Transfer” means any transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise), the offer to make such a transfer or other disposition, and each contract, arrangement or understanding, whether or not in writing, to effect any of the foregoing.

“U.S. Commercial Launch” means the first sale for monetary value for commercial use in the United States in an arm’s length transaction to a third party by a Selling Entity of the Product following the achievement of the FDA Approval Milestone. U.S. Commercial Launch may only be achieved once and only for the first Product to satisfy the foregoing conditions.

Section 1.2 Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section means a Section of this Agreement unless another agreement is specified, (b) the word “including” (in its various forms) means “including without limitation”, (c) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (f) all references to dollars or “$” refer to United States dollars.

ARTICLE II

CONTINGENT VALUE RIGHTS

Section 2.1 CVRs. The CVRs represent the rights of Holders to receive contingent cash payments pursuant to this Agreement. The initial Holders will be the holders of Shares (excluding the holders of any Dissenting Shares), the holders of In-the-Money Stock Options and Company RSUs immediately prior to the Effective Time that are cancelled and automatically converted into the right to receive Merger Consideration pursuant to terms set forth in the Merger Agreement. Holders of Out-of-the-Money Company Stock Options may be entitled to receive contingent cash payments upon delivery of a Milestone Notice to the Rights Agent and Representative, pursuant to the terms of Section 2.07(b) and Section 2.07(d) of the Merger Agreement.

Section 2.2 Nontransferable. The CVRs may not be sold, assigned, Transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted Transfer. Any attempted Transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect.

Section 2.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a)     The CVRs will not be evidenced by a certificate or other instrument.

(b)    The Rights Agent will keep a register (the “CVR Register”) for the purpose of registering CVRs and Permitted Transfers thereof. The CVR Register will initially show one position for Cede & Co. representing all the Shares held by DTC on behalf of the street holders of the Shares held by such holders as of immediately prior to the Effective Time. The Rights Agent will have no responsibility whatsoever to the street name holders with respect to Transfers of CVRs unless and until such CVRs are Transferred into the name of such street name holders in accordance with Section 2.2 of this Agreement. With respect to any payments to be made under Section 2.4 below, the Rights Agent will accomplish the payment to any former street name holders of Shares by sending one lump payment to DTC. The Rights Agent will have no responsibilities whatsoever with regard to the distribution of payments by DTC to such street name holders.

(c)    Subject to the restrictions on transferability set forth in Section 2.2, every request made to Transfer a CVR must be in writing and accompanied by a written instrument of Transfer in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney or other personal representative duly authorized in writing or the Holder’s survivor, and setting forth in reasonable detail the circumstances relating to the Transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the Transfer instrument is in proper form and the Transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the Transfer of the CVRs in the CVR Register. The Rights Agent shall not be obligated to undertake any action with respect to the Transfer of the CVRs until it shall have been provided with such additional information or material as it may reasonably require to determine that the Transfer complies with the terms and conditions of this Agreement. No service charge shall be required of a Holder or its representative or survivor for any Transfer of a CVR, but Parent and Rights Agent may require payment of a sum sufficient to cover any stamp or other Tax or governmental charge that is imposed in connection with any such registration of Transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of applicable Taxes or charges unless and until the Rights Agent is satisfied that all such Taxes or charges have been paid. All duly Transferred CVRs registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the Transfer by the transferor. No Transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.

(d)    A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent shall promptly record the change of address in the CVR Register.

Section 2.4         Payment Procedures; Notices.

(a)    If a Milestone is achieved, then, on or prior to the applicable Milestone Determination Date, Parent shall deliver to the Rights Agent written notice indicating that a Milestone has been achieved and specifying such Milestone (a “Milestone Notice”). Parent will duly deposit or cause to be deposited with the Rights Agent, upon or prior to the delivery of the Milestone Notice, for each CVR, the applicable Milestone Payment Amount in accordance with the terms of this Agreement other than Equity Award Holders (with respect to which any such amounts payable shall be retained by Parent for payment pursuant to Section 2.4(b)). Such amounts shall be considered paid if on such date the Rights Agent has received in accordance with this Agreement money sufficient to pay all such amounts required by Section 4.2.

(b)    The Rights Agent will, within twenty (20) calendar days of receipt of the Milestone Notice (each such date, a “Milestone Payment Date”), send each Holder at its registered address a copy of the Milestone Notice. At the time the Rights Agent sends a copy of the Milestone Notice to the Holders, the Rights Agent will also pay the applicable Milestone Payment Amount to each of the Holders (i) by electronic payment or check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such Milestone Payment Date or (ii) with respect to any such Holder that is due an amount in excess of $100,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of such Milestone Notice, by wire transfer of immediately available funds to the account specified on such instructions. Notwithstanding the foregoing, with respect to any Milestone Payment that is payable to Equity Award Holders, Parent shall, as soon as reasonably practicable following the Milestone Payment Date (but in any event no later than the second regular payroll date following the Milestone Payment Date, and in all events no later than March 15th of the year following the year in which the Milestone is achieved), or shall cause the Company or an Affiliate thereof to, pay, through Parent’s or any of its Affiliate’s (including the Surviving Corporation’s) payroll system, the applicable Milestone Payment Amount to the applicable Equity Award Holder in accordance with the Merger Agreement.

(c)    Parent or its Affiliate (including the Surviving Corporation) shall be entitled to deduct and withhold, or cause the Rights Agent to deduct and withhold, from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as may be required to be deducted and withheld therefrom under applicable Tax law, as may be determined by Parent or the Rights Agent. Any such withholding shall be made, or caused to be made, by Parent through making payments with respect to Equity Award Holders through Parent’s or any of its Affiliate’s (including the Surviving Corporation’s) payroll system or any successor payroll system. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made, and as soon as practicable after any payment of such Taxes by Parent or the Rights Agent, Parent shall deliver (or shall cause the Rights Agent to deliver) to the Person to whom such amounts would otherwise have been paid an original IRS Form 1099 (or in the case of payments to Equity Award Holders, an original IRS Form W-2, if applicable) or other reasonably acceptable evidence of such withholding. The Rights Agent will treat and report each payment hereunder as income to the recipient for Tax and withholding purposes only as and when each such payment is actually made to the recipient.

(d)    Any portion of any Milestone Payment Amount that remains undistributed to a Holder twelve (12) months after the date of the delivery of the Milestone Notice will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Milestone Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Law.

(e)    Neither Parent nor the Rights Agent will be liable to any person in respect of any Milestone Payment Amount delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If, despite efforts by the Rights Agent to deliver the Milestone Payment Amount to the applicable Holder pursuant to the Rights Agent’s customary unclaimed funds procedures, such Milestone Payment Amount has not been paid prior to the two (2) year anniversary of the applicable Milestone Payment Date (or immediately prior to such earlier date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Body), such Milestone Payment Amount will, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent.

(f)     The indemnification provided by Parent to the Rights Agent pursuant to this Section 2.4 shall survive the resignation, replacement or removal of the Rights Agent and the termination of this Agreement.

Section 2.5         No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a)    The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.

(b)    The CVRs will not represent any equity or ownership interest in Parent, any constituent company to the Merger or any of their respective Affiliates. The sole right of each Holder to receive property hereunder is the right to receive the Milestone Payment Amount, in accordance with the terms hereof.

(c)    Each Holder acknowledges and agrees to the appointment and authority of the Representative to act as the exclusive representative, agent and attorney-in-fact of such Holder and all Holders as set forth in this Agreement. Each Holder agrees that such Holder will not challenge or contest any action, inaction, determination or decision of the Representative or the authority or power of the Representative and will not threaten, bring, commence, institute, maintain, prosecute or voluntarily aid any action, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, including the provisions relating to the authority of the Representative to act on behalf of such Holder and all Holders as set forth in this Agreement.

Section 2.6 Ability to Abandon CVR. A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent or a Person nominated in writing by Parent (with written notice thereof from Parent to the Rights Agent) without consideration therefor, and such rights will be cancelled, with the Rights Agent being promptly notified in writing by Parent of such Transfer and cancellation. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of this Agreement.

ARTICLE III

THE RIGHTS AGENT

Section 3.1 Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. Notwithstanding anything in this Agreement to the contrary, in no event will the Rights Agent be liable for special, punitive, indirect, incidental or consequential loss or damages of any kind whatsoever (including, without limitation, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damages and regardless of the form of action.

Section 3.2 Certain Rights of Rights Agent. Parent hereby appoints the Rights Agent to act as rights agent for Parent in accordance with the express terms and conditions hereof and the Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(a)    the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)    whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may, in the absence of bad faith, gross negligence or willful misconduct on the part of the Rights Agent, rely upon an Officer’s Certificate delivered to the Rights Agent;

(c)    the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any written opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)    the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e)    the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f)     Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s gross negligence, bad faith or willful misconduct; and

(g)    Parent agrees (i) to pay the fees and expenses of the Rights Agent in connection with this Agreement in accordance with the fee schedule agreed upon by the Rights Agent and Parent and incorporated herein by reference and (ii) to reimburse the Rights Agent for all Taxes and governmental charges (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent will also be entitled to reimbursement from Parent for all reasonable and necessary out-of- pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder.

Section 3.3         Resignation and Removal; Appointment of Successor.

(a)    The Rights Agent may resign at any time by giving written notice thereof to Parent and Representative specifying a date when such resignation will take effect, which notice will be sent at least sixty

(60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed. Parent has the right to remove Rights Agent at any time by a Board Resolution specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.

(b)    If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a) or becomes incapable of acting, Parent, by a Board Resolution, will promptly appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.

(c)    Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent.

(d)    The Rights Agent will reasonably cooperate with Parent and any successor Rights Agent in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including the transfer of all relevant data, including the CVR Register, to the successor Rights Agent.

Section 3.4 Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 3.3(b) hereunder will execute, acknowledge and deliver to Parent and to the predecessor Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Rights Agent. On request of Parent or the successor Rights Agent, the predecessor Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the predecessor Rights Agent, but such predecessor Rights Agent shall not be required to make any additional expenditure or assume any additional liability in connection with the foregoing, unless, if requested by Rights Agent, it has been furnished with assurances of repayment or indemnity satisfactory to it.

ARTICLE IV

COVENANTS

Section 4.1 List of Holders. Parent will furnish or cause to be furnished to the Rights Agent (with a copy to the Representative) in such form as Parent receives from (a) the Company’s transfer agent (or other agent performing similar services for the Company), the names and addresses of the Holders (other than Equity Award Holders), and (b) the Surviving Corporation, the names and addresses of the Equity Award Holders or holders of Out-of-the-Money Company Stock Options, the names and addresses of the holders of such securities, in each case within twenty (20) Business Days of the Effective Time.

Section 4.2 Payment of Milestone Payment Amounts. If a Milestone has been achieved in accordance with this Agreement, Parent will, promptly following the delivery of the applicable Milestone Notice to the Rights Agent, deposit with the Rights Agent, for payment to the Holders in accordance with Section 2.4, the aggregate amount necessary to pay the Milestone Payment Amount to each Holder (other than the Equity Award Holders, in respect of which any Milestone Payment Amounts shall be paid in accordance with Section 2.4(b)). For the avoidance of doubt, the Milestone Payment Amount shall only be paid in respect of each given Milestone, if at all, one time under this Agreement.

Section 4.3 Efforts to Achieve Milestones. Until December 31, 2028, Parent shall, and shall cause its controlled Affiliates to, use Commercially Reasonable Efforts to (i) develop and seek FDA Approval for the Product, and (ii) following receipt of FDA Approval for the Product, achieve U.S. Commercial Launch; provided, that the use of Commercially Reasonable Efforts in accordance with this Agreement does not guarantee that Parent will—at all or by a specific date—obtain FDA Approval for the Product, achieve U.S. Commercial Launch, or achieve any of the Milestones. Notwithstanding anything to the contrary herein: (A) neither Parent nor any of its controlled Affiliates shall act in bad faith for purposes of avoiding achievement of the Milestones or the payment of any Milestone Payment, (B) neither Parent nor any of its controlled Affiliates shall be required to seek regulatory approval for, maintain market availability or commercialize the Product outside the United States, (C) an increase in the number of randomized patients included in the clinical trials relating to the Product to one hundred twenty, or any other number reasonably determined by Parent, patients shall not be deemed a breach by Parent of its obligations pursuant to this Section 4.3, and (D) Parent shall have the right, in its reasonable discretion, to determine that the Product is not commercially viable, and abandon further development and/or commercialization of the Product.

Section 4.4 Books and Records. Parent shall, and shall cause its Affiliates to, keep true, complete and accurate records in sufficient detail to enable the Holders, the Representative and the Independent Accountant to determine the amounts payable hereunder.

Section 4.5 Status Reports. Prior to the occurrence of the U.S. Commercial Launch, within thirty (30) days after each calendar quarter, Parent shall provide the Representative with a written report describing in reasonable detail the activities Parent and its Affiliates have undertaken in the preceding 3-month period to develop, achieve U.S. Commercial Launch of and seek FDA Approval for the Product (each, a “Status Report”).

Section 4.6 Net Sales Statements. Following the U.S. Commercial Launch and until the earlier of (a) achievement of the Net Sales Milestone or (b) delivery of the Net Sales Statement with respect to the final calendar quarter of the Sales Milestone Period, on or prior to the Milestone Determination Date with respect to each calendar quarter, Parent shall within 30 days of the end of each calendar quarter provide the Representative with a Net Sales Statement covering the preceding four calendar quarters (or shorter period to have elapsed since the beginning of the Sales Milestone Period).

Section 4.7         Audits.

(a)    Upon the written request of the Representative provided to Parent within forty-five (45) days of the delivery of any Net Sales Statement pursuant to Section 4.6 of this Agreement (the “Review Request Period”), but no more than once during any period of four consecutive calendar quarters and not more than three times during the term of this Agreement, Parent shall permit, and shall cause its Affiliates to permit, the Independent Accountant to have access during normal business hours to such of the records of Parent or its Affiliates as may be reasonably necessary to verify the accuracy of the Net Sales Statement and the figures underlying the calculations set forth therein, provided that such access does not unreasonably interfere with the conduct of the business of Parent or any of its Affiliates. The Independent Accountant shall be charged to come to a final determination with respect to those specific items in the Net Sales Statement that the parties disagree on and submit to it for resolution. All other items in the Net Sales Statement that the parties do not submit, prior to the end of the Review Request Period, to the Independent Accountant for resolution shall be deemed to be agreed by the parties and the Independent Accountant shall not be charged with calculating or validating those agreed upon items. If issues are submitted to the Independent Accountant for resolution, Parent shall, and shall cause its Affiliates to, furnish to the Independent Accountant such access, work papers and other documents and information related to those disputed issues as the Independent Accountant may request and as are available to Parent or any other Selling Entity. The Independent Accountant shall disclose to the Representative whether a Milestone was achieved and any additional information directly related to its findings. The Independent Accountant shall provide Parent with a copy of all disclosures made to the Representative. The fees charged by such Independent Accountant shall be paid by Parent.

(b)    If the Independent Accountant concludes that a Milestone Payment that was properly due was not paid to the Holders, Parent shall pay or cause to be paid to the Rights Agent (for further distribution to the Holders) or to each Holder the applicable Milestone Payment, plus interest on such Milestone Payment at the “prime rate” as published in the Wall Street Journal or similar reputable data source from time to time calculated from when the Milestone Payment should have been paid (if Parent had given notice of achievement of the Milestone pursuant to the terms of this Agreement), as applicable, to the date of actual payment (such amount, including interest, being the “CVR Shortfall”). The CVR Shortfall shall be paid by Parent within twenty (20) calendar days of the date the Independent Accountant’s written report is provided to Parent. Absent manifest error, the decision of the Independent Accountant shall be final, conclusive and binding on Parent and the Holders, shall be non-appealable and shall not be subject to further review.

(c)    If, upon the expiration of the applicable Review Request Period, the Representative has not requested a review of the Net Sales Statement in accordance with this Section 4.7, the calculations set forth in the Net Sales Statement shall be binding and conclusive upon the Holders.

(d)    Each Person seeking to receive information from Parent in connection with a review pursuant to this Section 4.7 shall enter into, and shall cause its accounting firm to enter into, a reasonable and mutually satisfactory confidentiality agreement with Parent or any Affiliate obligating such party to retain all such information disclosed to such party in confidence pursuant to such confidentiality agreement.

(e)    Parent shall not, and shall cause its Affiliates not to, enter into any license or distribution agreement with any third party (other than Parent or its Affiliates) with respect to the Product unless such agreement contains provisions that would allow any Independent Accountant appointed pursuant to this Section 4.7 such access to the records of the other party to such license or distribution agreement as may be reasonably necessary to perform its duties pursuant to this Section 4.7; provided that Parent and its Affiliates shall not be required to amend any of its existing licenses or distribution agreements. The parties hereto agree that, if Parent or its Affiliates have exercised audit rights under any license or distribution agreement prior to the Representative’s request for an audit under this Section 4.7 and under such license or distribution agreement Parent and its Affiliates cannot request another audit, the results of Parent’s prior audit of such licensee or distributor shall be used for purposes of the audit requested by the Representative under this Section 4.7 and that Parent shall not have any further obligation to provide access to an Independent Accountant with respect to such licensee or distributor until such time as Parent may again exercise its rights of audit under the license or distribution agreement with such licensee or distributor.

ARTICLE V

AMENDMENTS

Section 5.1         Amendments without Consent of Holders.

(a)    Without the consent of the Representative or any Holders, Parent, when authorized by a Board Resolution, at any time and from time to time, may and the Rights Agent shall, if directed by the Parent, enter into one or more amendments hereto, for any of the following purposes:

(i)    to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 6.3;

(ii)    to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iii)    to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; provided that, in each case, such provisions do not adversely affect the interests of the Holders;

(v)    to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 3.3 and 3.4;

(vi)    as may be necessary to comply with or be exempt from the requirements of Section 409A of the Code;

(vii)     to cancel CVRs in the event that (i) any Holder has abandoned its rights to such CVRs in accordance with Section 2.6 or (ii) following a Transfer of such CVRs to Parent or its Affiliates in accordance with Section 2.2 or Section 2.3;

(viii)     as may be necessary to ensure that Parent complies with applicable Law; provided that in each case, such amendments shall not adversely affect the interests of the Holders; or

(ix)    any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders.

(b)    Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail, at Parent’s expense) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.2   Amendments with Consent of Holders.

(a)    Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders), with the consent of the Holders of at least a majority of the outstanding CVRs, whether evidenced in writing or taken at a meeting of the Holders, Parent, when authorized by a Board Resolution, and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders; provided, however, that no such amendment shall, without the consent of the Acting Holders:

(i)    modify in a manner adverse to the Holders (A) any provision contained herein with respect to the termination of this Agreement or the CVRs, (B) the time for, and amount of, any payment to be made to the Holders pursuant to this Agreement, or (C) the Milestones;

(ii)   reduce the number of CVRs (except as contemplated by Section 5.1(a)(vii)); or

(iii)  modify any provisions of this Article V, except to increase the percentage of Holders from whom consent is required or to provide that certain provisions of this Agreement cannot be modified or waived without the consent of the Holder of each outstanding CVR affected thereby.

(b)    Promptly after the execution by Parent, Representative and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail, at Parent’s expense) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.

Section 5.3  Execution of Amendments. In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise, including any amendments pursuant to Section 5.1(a)(viii).

Section 5.4  Effect of Amendments. Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.

ARTICLE VI

OTHER PROVISIONS OF GENERAL APPLICATION

Section 6.1 Notices to Rights Agent and Parent. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given when delivered in person, by overnight courier, by email (with receipt confirmed by telephone) or two (2) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), as follows:

If to the Rights Agent, to it at:

[●]

[●]

Attention: [●]

Email: [●]

with a copy to:

[●]

[●]

Attention: [●]

Email: [●]

If to Parent, to it at:

LEO US Holding, Inc.

Industriparken 55
DK-2750 Ballerup
Denmark

Attention: [●]

Email: legal@leo-pharma.com

with a copy to:

Covington & Burling LLP

The New York Times Building 620 Eighth Avenue

New York, NY 10018-1405

Attention: Uri Doron

Email: UDoron@cov.com

The Rights Agent or Parent may specify a different address or facsimile number by giving notice in accordance with this Section 6.1.

Section 6.2 Notice to Holders. Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to other Holders.

Section 6.3 Parent Successors and Assigns. Parent may assign any or all of its rights, interests and obligations hereunder to (a) in its sole discretion and without the consent of any other party, (i) any controlled Affiliate of Parent, but only for so long as it remains a controlled Affiliate of Parent, (ii) to any purchaser or licensee of substantial rights to the Product or (b) with the prior written consent of the Acting Holders, any other Person (any permitted assignee under clause (a) or (b), an “Assignee”), in each case provided that the Assignee agrees to assume and be bound by all of the terms of this Agreement. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent pursuant to the prior sentence. In connection with any assignment to an Assignee described in clause (a) above in this Section 6.3, Parent (and such other assignor, if applicable) shall agree to remain liable for the performance by each Assignee (and such other assignor, if applicable) of all obligations of Parent hereunder (provided that no assignor shall be obligated with respect to any amendment to the obligations hereunder effected following such assignee’s assignment). This Agreement will be binding upon, inure to the benefit of and be enforceable by Parent’s successors and each Assignee. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent and Representative, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. Unless a successor assignee meets the requirements set forth in Section 3.3(b) and, as of the date of such assignment, is an Affiliate of the Rights Agent, the Rights Agent may not assign this Agreement without Parent’s written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 6.3 shall be void and of no effect.

Section 6.4 Benefits of Agreement. Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent and its successors and assigns, the Representative and its successors and assigns, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted Transfers are limited to those expressly provided in this Agreement and the Merger Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable.

Section 6.5         Guarantee.

(a)    Guarantor is executing this Agreement to guarantee the performance by Parent of its payment and performance obligations under of this Agreement. Parent hereby guarantees unconditionally each of Parent’s payment obligations in and performance under this Agreement. This guarantee shall apply regardless of any amendments, variations, alterations, waivers or extensions to this Agreement effected in accordance with this Agreement. Guarantor hereby waives all surety defenses.

(b)    Guarantor has full corporate power and authority to execute and deliver this Agreement and to carry out Guarantor’s obligations hereunder. The execution, delivery and performance by Guarantor of this Agreement have been duly authorized and approved by all necessary corporate action of Guarantor, and no other action on the part of Guarantor is required in connection therewith. This Agreement has been duly executed and delivered by Guarantor and constitutes the valid and legally binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws of general application affecting the rights and remedies of creditors, and to general equity principles. Guarantor has immediately available funds that are, as of the date hereof, and will be, so long as it has any obligations under this Section 6.5, sufficient to satisfy all of its obligations under this Section 6.5.

Section 6.6         Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    This Agreement, the CVRs and all actions arising under or in connection therewith shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)    Each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6.1. Each of the parties irrevocably and unconditionally (1) agrees not to commence any such action or proceeding except in the Delaware Courts, (2) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (3) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (4) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts; provided, that each of the parties has the right to bring any action or proceeding for enforcement of a judgement entered by such court in any other court or jurisdiction.

(c)    EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (A) MAKES THIS WAIVER VOLUNTARILY AND

(B) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.6(C).

Section 6.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable provision.

Section 6.8 Counterparts and Signature. This Agreement may be signed manually or by facsimile or other electronic transmission by the parties (including in .pdf, .tiff, .jpg or similar format), in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 6.9 Termination. This Agreement will be terminated and of no force or effect, the parties hereto will have no liability hereunder (including the monies due and owing by Parent to Rights Agent) and no payments will be required to be made, upon the earliest to occur of (a) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register the full amount of all potential Milestone Payment Amounts required to be paid under the terms of this Agreement, (b) the delivery of a written notice of termination duly executed by Parent and the Acting Holders, (c) expiration of the Review Request Period following the expiration of the Sales Milestone Period (provided no written request is received during such Review Request Period pursuant to Section 4.7(a)), (d) if a written request is received during the Review Request Period immediately following the expiration of the Sales Milestone Period, the decision of the Independent Accountant (and, if applicable, payment of any CVR Shortfall as determined to be owing by the Independent Accountant) pursuant to Section 4.7(a).

Section 6.10 Entire Agreement. This Agreement (including the fee schedule referred to in Section 3.2(g)) and the Merger Agreement contain the entire understanding of the parties hereto with reference to the transactions and matters contemplated hereby and supersedes all prior agreements, written or oral, between the parties hereto.

Section 6.11 Legal Holiday. In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any payment required to be made in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Milestone Payment Date.

Section 6.12 Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunctions of any utilities, communications, or computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war or civil unrest.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

LEO US HOLDING, INC. By: Name: Title: LEO PHARMA A/S, solely for purposes of Section 6.5 By: Name: Title: [RIGHTS AGENT] By: Name: Title: [REPRESENTATIVE] By: Name: Title:

EXHIBIT B

CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

[SEE ATTACHED]

EXHIBIT B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

TIMBER PHARMACEUTICALS, INC.

FIRST:          The name of the corporation is Timber Pharmaceuticals, Inc. (the “Corporation”).

SECOND:     The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808-1674 in New Castle County. The name of the registered agent of the Corporation at such address is Corporation Service Company.

THIRD:        The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

FOURTH:     The total number of shares of stock which the Corporation is authorized to issue is 10,000,000 having a par value of $0.001 per share. All shares shall be Common Stock and are to be of one class.

FIFTH:          The Corporation is to have perpetual existence.

SIXTH:         In furtherance and not in limitation of the powers conferred by the State of Delaware:

1.    The Management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors (the “Board of Directors”). The number of directors shall be fixed by, or in the manner provided in, the Corporation’s by-laws (the “By-laws”). No election of directors need be by written ballot unless the By-laws shall so provide.

2.    The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws or adopt new By-laws without any action on the part of the stockholders; provided that any By-laws adopted or amended by the Board of Directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

3.     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in applicable statutes) at such place within or without the State of Delaware as the By-laws may provide or as may be designated from time to time by the Board of Directors.

SEVENTH:   To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for any breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of the foregoing provisions of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

EIGHTH:     The Corporation shall indemnify, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, each person that such section grants the Corporation the power to indemnify.

NINTH:       The Corporation shall have the right from time to time, to amend, alter or repeal any provision of this Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) in any manner now or hereafter provided by law, and all rights, preferences, privileges and powers of any kind conferred upon a director, stockholder or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are conferred subject to such the rights reserved in this article.

ANNEX B

Strictly Confidential

August 20, 2023

Board of Directors, Timber Pharmaceuticals, Inc.

110 Allen Road

Basking Ridge, NJ 07920

Attention: John Koconis, MBA

Chairman and Chief Executive Officer

Members of Timber Pharmaceuticals’ Board of Directors:

We have been advised that Timber Pharmaceuticals, Inc., a Delaware corporation (“Timber” or the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Agreement”), by and among LEO US Holding, Inc., a Delaware corporation (“Parent”), LEO Spiny Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), Timber and LEO Pharma A/S, a Danish Aktieselkab as Guarantor. Pursuant to the Agreement, Merger Sub will be merged with and into Timber with Timber continuing as the surviving corporation (the “Merger”) resulting in Timber becoming a wholly-owned subsidiary of Parent. Each issued and outstanding share of Timber Common Stock held by stockholders of the Company immediately prior to the Effective Time will be converted into the right to receive in cash, without interest, the Upfront Consideration ($14,000,000 minus the aggregate Black Scholes Value Payments plus the aggregate exercise price of all the in-the-money Company Stock Options) and one Contingent Value Right (a "CVR") representing the right to receive the Milestone Payment Amounts, in cash, as defined in the CVR agreement. We have assumed, with your consent, that the Timber stockholder approval will have been obtained prior to the consummation of the Merger. The terms and conditions of the Merger are more fully set forth in the Draft Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the draft Agreement dated August 17, 2023 previously provided to us (the “Draft Agreement”).

We have, with your consent, relied upon the assumption that all information and documents provided to us by Timber are accurate, genuine and complete in all material respects. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our Opinion of which we become aware after the date hereof. We have assumed there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of Timber since the date of the last financial statement made available to us. We have not obtained any independent evaluations, valuations or appraisals of the assets or liabilities of Timber, nor have we been furnished with such materials.

Our Opinion does not address any legal, regulatory, tax or accounting matters related to the Merger, as to which we have assumed that Timber and its Board of Directors (the “Board”) have received such advice from legal, tax and accounting advisors as each has determined appropriate. Ladenburg has been retained to render an opinion to the Board as to whether, on the date of such opinion, the Upfront Consideration is fair, from a financial point of view, to the stockholders of the Company.

We express no view as to any other aspect or implication of the Merger or any other agreement or arrangement entered into in connection with the Agreement. Our Opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our Opinion, we do not have any obligation to update, revise or reaffirm our Opinion and we expressly disclaim any responsibility to do so.

Ladenburg Thalmann & Co. Inc.

640 5th Avenue, 4th floor

New York, NY 10019

Phone 212.409.2000   ●   Fax 212.409.2169

Timber Pharmaceuticals, Inc.

August 20, 2023

We have not considered any potential legislative or regulatory changes currently being considered or recently enacted by the United States or any foreign government, or any domestic or foreign regulatory body, or any changes in accounting methods or generally accepted accounting principles that may be adopted by the Securities and Exchange Commission (the “SEC”), the Financial Accounting Standards Board, or any similar foreign regulatory body or board.

In connection with our Opinion, we took into account an assessment of general economic, market and financial conditions as well as our experience in connection with similar transactions and securities valuations generally and, among other things:

●	Reviewed the Draft Agreement and a draft CVR Agreement dated August 17, 2023 previously provided to use;
●

Reviewed and analyzed certain publicly available financial and other information for Timber, respectively, including equity research on comparable companies, and certain other relevant financial and operating data furnished to us by the management of Timber;

●	Reviewed and analyzed certain relevant historical financial and operating data concerning Timber;
●	Discussed with certain members of the management of Timber the historical and current business operations, financial condition and prospects of Timber;
●

Reviewed and analyzed certain operating results of each of Timber as compared to operating results and the reported price and trading histories of certain comparable publicly traded companies that we deemed relevant;

●	Reviewed and analyzed certain financial terms of the Agreement as compared to the publicly available financial terms of certain selected comparable business combinations that we deemed relevant;
●	Reviewed certain pro forma financial effects of the Merger;
●	Reviewed and analyzed certain internal financial analyses, including the cash burn model over the next year, projections as to cost and expenses; and
●

Reviewed and analyzed such other information and such other factors, and conducted such other financial studies, analyses and investigations, as we deemed relevant for the purposes of rendering our Opinion.

For purposes of rendering our Opinion we have assumed, with your consent, that except as would not be in any way meaningful to our analysis: (i) the final form of the Agreement will not differ from the Draft Agreement; (ii) the representations and warranties of each party contained in the Agreement are true and correct in all respects; (iii) each party will perform all of the covenants and agreements required to be performed by such party under the Agreement; and (iv) the transactions contemplated by the Agreement will be consummated in accordance with the terms of the Agreement, without any waiver or amendment of any term or condition thereof. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement or otherwise required for the transactions contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed, or waivers made that would have an adverse effect on Timber, or the contemplated benefits of the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and foreign statutes and the rules and regulations promulgated thereunder.

It is understood that this letter is intended for the benefit and use of the Board (in its capacity as such) in its consideration of the financial terms of the Merger and, except as set forth in our Fairness Opinion Agreement with Timber, dated as of July 28, 2023 (the “Engagement Letter”), may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this Opinion may be included in its entirety in any filing related to the Merger or the Timber stockholder approval required to be filed with the SEC and any proxy statement to be mailed to the stockholders. This letter does not constitute a recommendation to the Board of whether to approve the Agreement, including the Merger or to any stockholder of Timber or any other person as to how to vote or act with respect to the transactions contemplated by the Agreement (including the Merger) or any other matter. Our Opinion does not address Timber’s underlying business decision to proceed with the Merger or the relative merits of the Merger compared to other alternatives available to Timber. We express no opinion as to the prices or ranges of prices at which shares or the securities of any person, including Timber, will trade at any time, including following the announcement or consummation of the Merger, or as to the potential effects of volatility in the credit, financial, and stock markets on Timber or the transactions contemplated by the Agreement. We have not been requested to opine as to, and our Opinion does not in any manner address, the amount or nature of compensation to any of the officers, directors or employees of any party to the Merger, or any class of such persons, relative to the compensation to be paid to the stockholders in connection with the Merger or with respect to the fairness of any such compensation.

Timber Pharmaceuticals, Inc.

August 20, 2023

Ladenburg is a full-service investment bank providing investment banking, brokerage, equity research, institutional sales and trading, and asset management services. As part of our investment banking services, we are regularly engaged in the valuation of businesses and their securities in connection with mergers, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In connection with our services, and pursuant to the Engagement Letter, Ladenburg will receive a $165,000 fee in connection with delivering our opinion, of which Ladenburg has received a $50,000 upfront retainer with the remaining $115,000 to be paid when Ladenburg issues the opinion to the Company. In the two years preceding the date hereof, Ladenburg has not had a material relationship with Timber or any of its affiliates, other than as described above. In the two years preceding the date hereof, Ladenburg has not had a material relationship with LEO or any of its affiliates. Ladenburg and its affiliates may in the future seek to provide investment banking or financial advisory services to Timber and LEO and/or their respective affiliates and expect to receive fees for the rendering of these services.

In the ordinary course of business, Ladenburg or certain of our affiliates, as well as investment funds in which we or our affiliates may have financial interests, may acquire, hold or sell long or short positions, or trade or otherwise effect transactions in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of, or investments in, Timber or any other party that may be involved in the Merger and/or their respective affiliates.

Consistent with applicable legal and regulatory requirements, Ladenburg has adopted policies and procedures to establish and maintain the independence of our research department and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Timber and the proposed Merger that may differ from the views of Ladenburg’s investment banking personnel.

The Opinion set forth below was reviewed and approved by a fairness opinion committee of Ladenburg.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein and such other factors that we deem relevant, it is our opinion that, as of the date of this letter, the Upfront Consideration is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

Ladenburg Thalmann & Co. Inc.

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to §  251, §  252, §  254, §  255, §  256, §  257, §  258, §  263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

PROXY

TIMBER PHARMACEUTICALS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 16, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The undersigned hereby constitutes and appoints John Koconis and Joseph Lucchese, as the undersigned's proxy, each with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting") of Timber Pharmaceuticals, Inc. (the "Company") in such manner as he may determine on any matters which may properly come before the Special Meeting or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Special Meeting will be held virtually on October 16, 2023, and at any and all adjournments and postponements thereof. The undersigned hereby revokes any proxies previously given. In order to attend the virtual Special Meeting, you must pre-register at www.viewproxy.com/TMBRSM/2023.

This Proxy is solicited by the Board of Directors of Timber Pharmaceuticals, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **If no direction is made, this Proxy will be voted "FOR" proposals 1, 2, and 3.**

(Continued and to be marked, dated, and signed on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held October 16, 2023

The Proxy Statement and our 2022 Annual Report to Stockholders are available at: www.viewproxy.com/TMBRSM/2023

Please mark your votes like this ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3.

FOR ☐ AGAINST ☐ ABSTAIN ☐

DO NOT PRINT IN THIS AREA
(Stockholder Name & Address Data)

Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) ☐

CONTROL NUMBER

Proposal 2. To approve, on an advisory basis, the compensation that may be paid or may become payable to Timber's named executive officers in connection with, or following the consummation of, the Merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

To transact other business as may properly come before the meeting or any adjournment or postponement thereof.

Date ______________________________

____
Signature

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Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. If a corporation, partnership, or other entity, please sign in full entity name by an authorized officer and giving full title.

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▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

As a stockholder of Timber Pharmaceuticals, Inc. you have the option of submitting a proxy to vote your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic proxy authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card. Proxies submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Standard Time, on October 15, 2023.

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11-digit control number ready when submitting a proxy to vote by Internet or Telephone.

INTERNET

Vote Your Shares on the Internet:
Go to www.FCRVote.com/TMBR

Have your proxy card available when you access the above website. Follow the prompts to submit a proxy to vote your shares.

TELEPHONE

Submit a Proxy to Vote Your Shares by Phone:
Call 1 (866) 402-3905

Use any touch-tone telephone to vote your Shares. Have your proxy card available when you call. Follow the voting instructions to submit a proxy to vote your shares.

MAIL

Submit a Proxy to Vote Your Shares by Mail:

Mark, sign, and date your proxy card, then detach it and return it in the postage-paid envelope provided.